                             EDUCATION ALTERNATIVES, INC.
                            1300 NORWEST FINANCIAL CENTER
                               7900 XERXES AVENUE SOUTH
                            MINNEAPOLIS, MINNESOTA  55431



Dear Education Alternatives Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Education Alternatives, Inc. ("EAI") to be held at 10:00 a.m., local time, on December 18, 1997, at the Eagan Tesseract School, 3800 Tesseract Place, Eagan, Minnesota.

    At the Annual Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") that includes the issuance of shares of Common Stock of EAI ("EAI Common Stock") in accordance with the terms of the Agreement and Plan of Merger dated September 2, 1997 (the "Merger Agreement"), by and among EAI, Sun Delaware, Inc., a wholly owned subsidiary of EAI ("Sub"), and Sunrise Educational Services, Inc. ("Sunrise") pursuant to which, among other things, Sunrise will be merged with and into Sub (the "Merger"). As a result of the Merger, the separate corporate existence of Sunrise will cease and each outstanding share of the Common Stock of Sunrise ("Sunrise Common Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive either (i) a fraction (the "Exchange Ratio") of a share of EAI Common Stock or (ii) cash in the amount of $1.92, at the election of the Sunrise Common Stockholder, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock. In addition, each outstanding share of Series C Preferred Stock of Sunrise ("Sunrise Preferred Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock (the "Series C Conversion Factor").

    The Exchange Ratio will be calculated by dividing $1.92 by the average per share closing price (the "EAI Share Price") of EAI Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date which is five days prior to the date on which a meeting of the stockholders of Sunrise is held for the purpose of approving the Merger; provided, however, that under no circumstances shall the Exchange Ratio exceed 0.45 or be less than 0.35. The Series C Conversion Factor will be equal to the product of 7.0588 and a fraction (the "Series C Exchange Ratio") equal to $2.125 divided by the EAI Share Price; provided, however, that under no circumstances shall the Series C Exchange Ratio exceed 0.498 or be less than 0.387.

    The Board of Directors of EAI has retained the investment banking firm of Lehman Brothers Inc. ("Lehman Brothers") to act as EAI's financial advisor in connection with the Merger. Lehman Brothers has advised the EAI Board of Directors that in its opinion, as of the date hereof, the consideration to be offered to the Sunrise stockholders under the Merger Agreement is fair, from a financial point of view, to EAI. A copy of the opinion of Lehman Brothers is attached to the enclosed Joint Proxy Statement/Prospectus as Exhibit B thereto and you are urged to, and should, read such opinion in its entirety.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

    A summary of the basic terms and conditions of the proposed Merger, a description of the businesses of EAI and Sunrise, certain financial and other information relating to EAI and Sunrise and the Merger, and a copy of the Merger Agreement are set forth in the accompanying Joint Proxy Statement/Prospectus or incorporated therein by reference to EAI's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and/or EAI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, which are also enclosed herewith. In view of the importance of the proposed Merger, please read carefully the enclosed materials.

    Shareholders also will be asked at the Annual Meeting to (i) act upon a proposal to increase the shares reserved for issuance under the 1988 Education Alternatives, Inc. Stock Option Plan, (ii) elect two directors for a term of three years, (iii) approve an amendment to EAI's Restated Articles of Incorporation to change EAI's corporate name to "The TesseracT Group, Inc." and (iv) ratify the appointment of Arthur Andersen LLP as independent auditors.

    The affirmative vote of the holders of a majority of the outstanding shares of EAI Common Stock present in person or by proxy at the Annual Meeting is required for approval of the Merger Proposal and the other proposals. The vote of each shareholder is important. Accordingly, we urge you to complete, sign, date and return the enclosed proxy immediately whether or not you plan to attend the meeting. You may, of course, attend the meeting and vote in person even if you have returned a proxy.


                                       Very truly your,


                                       John T. Golle
                                       Chairman of the Board and Cheif
                                       Executive Officer



November 18, 1997

                          EDUCATION ALTERNATIVES, INC.
                         1300 NORWEST FINANCIAL CENTER
                            7900 XERXES AVENUE SOUTH
                         MINNEAPOLIS, MINNESOTA  55431


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of Education Alternatives, Inc., a Minnesota corporation ("EAI"), will be held on December 18, 1997, at 10:00 a.m., local time, at the Eagan Tesseract School, 3800 Tesseract Place, Eagan, Minnesota, for the following purposes:

     1. To consider and vote upon a proposal to approve the issuance of shares of Common Stock of EAI ("EAI Common Stock") in accordance with the terms of an Agreement and Plan of Merger dated September 2, 1997 (the "Merger Agreement"), by and among EAI, Sun Delaware, Inc., a wholly owned subsidiary of EAI ("Sub"), and Sunrise Educational Services, Inc., a Delaware corporation ("Sunrise"), pursuant to which, among other things, Sunrise will be merged with and into Sub (the "Merger"). As a result of the Merger, the separate corporate existence of Sunrise will cease, and each outstanding share of the Common Stock of Sunrise ("Sunrise Common Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive either (i) a fraction (the "Exchange Ratio") of a share of EAI Common Stock or (ii) cash in the amount of $1.92, at the election of the Sunrise Common Stockholder, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock, and each outstanding share of Series C Preferred Stock of Sunrise ("Sunrise Preferred Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock (the "Series C Conversion Factor"), all as more fully set forth in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is attached thereto as Exhibit A;

     2. To consider and vote upon a proposal to increase the shares reserved for issuance under the 1988 Education Alternatives, Inc. Stock Option Plan;

     3.   To elect two directors for a term of three years;

     4. To consider and vote upon a proposal to amend EAI's Restated Articles of Incorporation to change the corporate name of EAI to "The TesseracT Group, Inc.";

     5. To consider and vote upon a proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP to act as independent auditors of EAI for the fiscal year ending June 30, 1998; and

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Holders of record of EAI Common Stock at the close of business on November 4, 1997 are the only shareholders entitled to vote at the Annual Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting. Even if you plan to be present, the Board of Directors requests that you promptly complete, sign, date and mail the enclosed proxy. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                       By Order of the Board of Directors



                                       Gerald A. Haugen
                                       Secretary


Minneapolis, Minnesota
November 18, 1997


YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE ANNUAL MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING AND REVOKE THE PROXY.

                       SUNRISE EDUCATIONAL SERVICES, INC.
                             9128 EAST SAN SALVADOR
                                   SUITE 200
                           SCOTTSDALE, ARIZONA 85258


Dear Sunrise Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Sunrise Educational Services, Inc. ("Sunrise") to be held at 10:00 a.m., local time, on December 18, 1997, at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona.

     At the Special Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve an Agreement and Plan of Merger, dated September 2, 1997 (the "Merger Agreement"), by and among Sunrise, Education Alternatives, Inc. ("EAI") and Sun Delaware, Inc., a wholly owned subsidiary of EAI ("Sub"), pursuant to which, among other things, Sunrise will merge with and into Sub (the "Merger"). As a result of the Merger, the separate corporate existence of Sunrise will cease and each outstanding share of the Common Stock of Sunrise ("Sunrise Common Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive either (i) a fraction (the "Exchange Ratio") of a share of Common Stock of EAI ("EAI Common Stock") or
(ii) cash in the amount of $1.92, at the election of the Sunrise Common Stockholder, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock. In addition, each outstanding share of Series C Preferred Stock of Sunrise ("Sunrise Preferred Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock (the "Series C Conversion Factor").

     The Exchange Ratio will be calculated by dividing $1.92 by the average per share closing price (the "EAI Share Price") of EAI Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date which is five days prior to the date upon which the Special Meeting is held; provided, however, that under no circumstances shall the Exchange Ratio exceed 0.45 or be less than 0.35. The Series C Conversion Factor will be equal to the product of 7.0588 and a fraction (the "Series C Exchange Ratio") equal to $2.125 divided by the EAI Share Price; provided, however, that under no circumstances shall the Series C Exchange Ratio exceed 0.498 or be less than 0.387.

      Details of the proposed Merger and Merger Agreement are set forth in the accompanying Joint Proxy Statement/Prospectus which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Joint Proxy Statement/Prospectus as Exhibit A. Certain information regarding EAI is incorporated into the Joint Proxy Statement/Prospectus by reference to EAI's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and/or EAI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, copies of which are provided herewith, and both should be carefully reviewed in conjunction with the Joint Proxy Statement/Prospectus.

     Your Board of Directors has carefully considered and unanimously approved the Merger Proposal and has determined that the Merger is fair to, and in the best interests of, Sunrise and its stockholders. Accordingly, the Sunrise Board unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has been advised by Barber & Bronson Incorporated that, in its opinion, the consideration to be paid by EAI in the Merger is fair, from a financial point of view, to the Sunrise stockholders as of the date of such opinion. A copy of such opinion is attached to the Joint Proxy Statement/Prospectus as Exhibit C, and you are urged to read such opinion in its entirety.

     It is important that your shares be represented at the Special Meeting. Whether or not you expect to attend in person, please promptly sign, date and return the enclosed proxy card in the enclosed, postage prepaid envelope.

                                       Sincerely,




                                       James R. Evans
                                       President and Chairman of the Board



November 18, 1997

                        SUNRISE EDUCATIONAL SERVICES, INC.
                              9128 EAST SAN SALVADOR
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85258

                                    NOTICE OF
                         SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders:

     A Special Meeting of Stockholders (the "Special Meeting") of Sunrise Educational Services, Inc., a Delaware corporation ("Sunrise"), will be held at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona, on December 18, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated September 2, 1997 (the "Merger Agreement"), by and among Sunrise, Education Alternatives, Inc. ("EAI") and Sun Delaware, Inc., a wholly owned subsidiary of EAI ("Sub"), pursuant to which, among other things, Sunrise will merge with and into Sub (the "Merger") and the separate corporate existence of Sunrise will cease. As a result of the Merger, each outstanding share of the Common Stock of Sunrise ("Sunrise Common Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a fraction (the "Exchange Ratio") of a share of Common Stock of EAI ("EAI Common Stock") or cash in the amount of $1.92, at the election of the Sunrise Common Stockholder, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock, and each outstanding share of Series C Preferred Stock of Sunrise ("Sunrise Preferred Stock") (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock (the "Series C Conversion Factor"), all as more fully set forth in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is attached thereto as Exhibit A; and

     2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

     The Board of Directors of Sunrise unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, Sunrise and its stockholders. Accordingly, the Sunrise Board unanimously recommends that you vote FOR approval of the Merger Agreement.

     The Board of Directors has fixed the close of business on November 12, 1997, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     Details of the Merger and other important information concerning Sunrise and EAI are more fully described in the accompanying Proxy and Joint Proxy Statement/Prospectus. Please give this information your careful consideration.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       James R. Evans
                                       President and Chairman of the Board


Scottsdale, Arizona
November 18, 1997


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

                        JOINT PROXY STATEMENT/PROSPECTUS
                         _____________________________

              PROXY STATEMENT OF EDUCATION ALTERNATIVES, INC. AND
                       SUNRISE EDUCATIONAL SERVICES, INC.
                     EAI ANNUAL MEETING OF SHAREHOLDERS AND
                    SUNRISE SPECIAL MEETING OF STOCKHOLDERS
                               _________________

                   PROSPECTUS OF EDUCATION ALTERNATIVES, INC.
                             SHARES OF COMMON STOCK
                               _________________

     This Joint Proxy Statement/Prospectus is being furnished to holders of Common Stock, $.01 par value per share (the "EAI Common Stock"), of Education Alternatives, Inc., a Minnesota corporation ("EAI"), in connection with the solicitation of proxies by the Board of Directors of EAI (the "EAI Board") for use at the Annual Meeting of EAI Shareholders to be held at the Eagan Tesseract School, 3800 Tesseract Place, Eagan, Minnesota, on December 18, 1997, beginning at 10:00 a.m., local time, and any adjournment thereof (the "EAI Annual Meeting").

     This Joint Proxy Statement/Prospectus is also being furnished to holders of Common Stock, $.01 par value per share (the "Sunrise Common Stock"), and Series C Preferred Stock, $1.00 par value per share (the "Sunrise Preferred Stock"), of Sunrise Educational Services, Inc., a Delaware corporation ("Sunrise"), in connection with the solicitation of proxies by the Board of Directors of Sunrise (the "Sunrise Board") for use at the Special Meeting of Stockholders of Sunrise to be held at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona, on December 18, 1997, beginning at 10:00 a.m., local time, and any adjournment thereof (the "Sunrise Special Meeting").

     This Joint Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") of Sunrise, with and into Sun Delaware, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of EAI ("Sub"), pursuant to an Agreement and Plan of Merger, dated September 2, 1997 (the "Merger Agreement"), by and among EAI, Sunrise and Sub. Upon consummation of the Merger, the separate corporate existence of Sunrise will cease and Sub will continue to be a wholly owned subsidiary of EAI. In the Merger, each outstanding share of Sunrise Common Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted into the right to receive, at the election of the Sunrise Common Stockholder, either (i) a fraction (the "Exchange Ratio") of a share of EAI Common Stock or (ii) cash in the amount of $1.92, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock. In addition, each outstanding share of Sunrise Preferred Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock (the "Series C Conversion Factor").

      The Exchange Ratio will be calculated by dividing $1.92 by the average per share closing price (the "EAI Share Price") of EAI Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date which is five days prior to the date of the Sunrise Special Meeting; provided, however, that under no circumstances shall the Exchange Ratio exceed 0.45 or be less than 0.35. The Series C Conversion Factor will be equal to the product of 7.0588 and a fraction (the "Series C Exchange Ratio") equal to $2.125 divided by the EAI Share Price; provided, however, that under no circumstances shall the Series C Exchange Ratio exceed 0.498 or be less than 0.387. Sunrise stockholders may not know the exact number of shares that they will be entitled to receive in the Merger at the time they are required to vote on the Merger due to the method by which the Exchange Ratio and the Series C Conversion Factor are calculated.

     Each outstanding stock option to purchase Sunrise Common Stock will be assumed by EAI and will be exercisable on the same terms and conditions under which such option was granted, and each outstanding warrant to purchase Sunrise Common Stock or Sunrise Preferred Stock will be assumed by EAI and will be exercisable on the same terms and conditions as under the related warrant agreement except that each such option or warrant will be exercisable for the number of shares of EAI Common Stock as would have been received by the holder thereof pursuant to the Merger for the shares of Sunrise Common Stock or Sunrise Preferred Stock had the option or warrant been exercised immediately prior to the Effective Time (as defined in the Merger Agreement), and the exercise price of such option or warrant will be correspondingly adjusted. See "The Merger -- Employee Benefit Plans and Stock Options," "The Merger -- Warrants" and the Merger Agreement, a copy of which is attached hereto as Exhibit A.

     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of EAI with respect to shares of EAI Common Stock to be issued in connection with the Merger (the "Merger Shares"). EAI Common Stock is quoted on the Nasdaq National Market under the symbol "EAIN." On November 14, 1997, the last reported sale price for EAI Common Stock was $4.94 per share.

     All information contained in this Joint Proxy Statement/Prospectus with respect to EAI and Sub has been provided by EAI, and all information with respect to Sunrise has been provided by Sunrise.

FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 22.

     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of EAI and stockholders of Sunrise on or about November 18, 1997. A shareholder or stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The EAI Annual Meeting" and "The Sunrise Special Meeting".

                   ______________________________________

THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ______________________________________

    The date of this Joint Proxy Statement/Prospectus is November 18, 1997

                             AVAILABLE INFORMATION

       EAI and Sunrise are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the public reference section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. EAI Common Stock and Sunrise Common Stock and Sunrise Preferred Stock are listed on the Nasdaq National Market and Nasdaq Small Cap Market, respectively, and such reports, proxy statements and other information concerning EAI and Sunrise may be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains a Web site that contains reports, proxy statements and other information filed by EAI and Sunrise at: "http//www.sec.gov".

       This Joint Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by EAI with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This Joint Proxy Statement/Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to EAI and the EAI securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. EAI WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF SUCH DOCUMENTS RELATING TO EAI (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE), AND SUCH REQUESTS SHOULD BE DIRECTED TO EDUCATION ALTERNATIVES, INC., 1300 NORWEST FINANCIAL CENTER, 7900 XERXES AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55432, ATTN: SECRETARY, TELEPHONE:
(612) 832-0092. SUNRISE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF SUCH DOCUMENTS RELATING TO SUNRISE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE), AND SUCH REQUESTS SHOULD BE DIRECTED TO SUNRISE EDUCATIONAL SERVICES, INC., 9128 EAST SAN SALVADOR, SUITE 200, SCOTTSDALE, ARIZONA 85258, ATTN: SECRETARY,
TELEPHONE: (602) 860-1611. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE EAI ANNUAL MEETING AND THE SUNRISE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY DECEMBER 12, 1997.

       EAI's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (the "EAI 10-K"), Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "EAI 10-Q") and Current Report on Form 8-K dated September 12, 1997, filed with the SEC by EAI (File No. 1-11111) pursuant to the Exchange Act and the description of EAI Common Stock contained in the Registration Statement on Form 8-A filed September 28, 1991, and the Registration Statement on Form 8-A filed September 16, 1993, which contains a description of the related Rights to purchase Preferred Shares, are incorporated herein by reference. COPIES OF THE EAI 10-K AND EAI 10-Q ARE INCLUDED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS AND SHOULD BE CAREFULLY REVIEWED IN CONJUNCTION HEREWITH.

       Sunrise's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1997 (the "Sunrise 10-KSB"), filed with the SEC by Sunrise (File No. 0-16425) pursuant to the Exchange Act, is incorporated herein by reference.

       All documents filed by EAI or Sunrise pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the EAI Annual Meeting or the Sunrise Special Meeting shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated herein by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                        _______________________________

       No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by EAI or Sunrise or any other person. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of EAI or Sunrise since the date hereof or that the information contained or incorporated herein by reference is correct as of any time subsequent to its date.

                                    TABLE OF CONTENTS
                                                                            PAGE

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . .   3

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    The Parties to the Merger. . . . . . . . . . . . . . . . . . . . . . . .   9
    The Annual Meeting and the Special Meeting . . . . . . . . . . . . . . .  10
    Required Vote. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Recommendations of the Boards of Directors . . . . . . . . . . . . . . .  11
    Fairness Opinions With Respect to the Merger . . . . . . . . . . . . . .  11
    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Resale of Shares by Sunrise Affiliates . . . . . . . . . . . . . . . . .  15
    Interests of Sunrise Directors and Executive Officers. . . . . . . . . .  15
    Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Dissenters' Rights of Appraisal. . . . . . . . . . . . . . . . . . . . .  15
    Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . . .  16
    Comparative Rights of Sunrise Stockholders Before and After the Merger .  16
    Market Price and Dividend Data . . . . . . . . . . . . . . . . . . . . .  16
    Selected Historical Consolidated Financial Data. . . . . . . . . . . . .  17
    Sunrise Selected Consolidated Historical Financial Data. . . . . . . . .  19
    Selected Unaudited Pro Forma Condensed Combined Financial Data . . . . .  20
    Comparative Historical and Pro Forma Per Share Data. . . . . . . . . . .  21

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    The EAI Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . .  26
    The Sunrise Special Meeting. . . . . . . . . . . . . . . . . . . . . . .  27

BACKGROUND OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .  28

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER. . . .  31
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    EAI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Sunrise. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

OPINIONS OF LEHMAN BROTHERS INC. . . . . . . . . . . . . . . . . . . . . . .  35

OPINIONS OF BARBER & BRONSON INCORPORATED. . . . . . . . . . . . . . . . . .  38

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Effective Time and Effect of the Merger. . . . . . . . . . . . . . . . .  43
    Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Conditions to Consummation of the Merger . . . . . . . . . . . . . . . .  46

    Representations, Warranties and Covenants. . . . . . . . . . . . . . . .  48
    Employee Benefit Plans and Stock Options . . . . . . . . . . . . . . . .  49
    Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    Termination of the Merger Agreement. . . . . . . . . . . . . . . . . . .  49
    Fees and Expenses; Termination Fees. . . . . . . . . . . . . . . . . . .  50
    Amendment of the Merger Agreement; Waiver of Conditions. . . . . . . . .  50
    Interests of Certain Persons in the Merger . . . . . . . . . . . . . . .  50
    Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . .  51
    Accounting Treatment of the Merger . . . . . . . . . . . . . . . . . . .  53
    Business and Management After the Merger . . . . . . . . . . . . . . . .  53
    Resale of Shares by Sunrise Affiliates . . . . . . . . . . . . . . . . .  54

DISSENTERS' RIGHTS OF APPRAISAL. . . . . . . . . . . . . . . . . . . . . . .  54
    EAI Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Sunrise Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .  54

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS . . . . . . . .  58

NOTES TO UNAUDITED PRO FORMA CONDENSED  COMBINING FINANCIAL STATEMENTS . . .  62

BUSINESS OF EAI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

MANAGEMENT OF EAI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    New Director of EAI and Officers of Surviving Corporation. . . . . . . .  63

EAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .  64

BUSINESS OF SUNRISE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    The Child Care Industry. . . . . . . . . . . . . . . . . . . . . . . . .  64
    Demographic Trends . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    Child Care Center Operations . . . . . . . . . . . . . . . . . . . . . .  65
    Curricula and Programs . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Tuition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Marketing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Expansion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Employer Child Care Programs . . . . . . . . . . . . . . . . . . . . . .  68
    Partnership Child Care Programs. . . . . . . . . . . . . . . . . . . . .  68
    Contract Child Care Programs . . . . . . . . . . . . . . . . . . . . . .  69
    Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Government Regulation. . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Child Care Income Tax Benefit. . . . . . . . . . . . . . . . . . . . . .  70
    Service Mark . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

    Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SUNRISE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .  71
    Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . .  71
    Fiscal Year Ended July 31, 1997, Compared to Fiscal Year Ended
      July 31, 1996. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
    Seasonality and Quarterly Results. . . . . . . . . . . . . . . . . . . .  73
    Trends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . .  74
    Impact of Inflation. . . . . . . . . . . . . . . . . . . . . . . . . . .  75
    Outlook. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SUNRISE'S CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON  ACCOUNTING AND
  FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . .  76
    Certain Shareholders of EAI. . . . . . . . . . . . . . . . . . . . . . .  76
    Certain Stockholders of Sunrise. . . . . . . . . . . . . . . . . . . . .  78

DESCRIPTION OF EAI CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . .  79
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Share Rights Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Anti-Takeover Provisions of the Minnesota Business Corporation Act . . .  81
    Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

MARKET PRICE AND DIVIDEND INFORMATION. . . . . . . . . . . . . . . . . . . .  82

COMPARATIVE RIGHTS OF EAI SHAREHOLDERS AND SUNRISE STOCKHOLDERS. . . . . . .  84
    Call of Shareholders' Meetings . . . . . . . . . . . . . . . . . . . . .  84
    Shareholder Action Without a Meeting . . . . . . . . . . . . . . . . . .  84
    Amendments to Articles of Incorporation and Bylaws . . . . . . . . . . .  84
    Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
    Dividends; Stock Repurchases . . . . . . . . . . . . . . . . . . . . . .  85
    Corporate Takeover Legislation . . . . . . . . . . . . . . . . . . . . .  85
    Interested Person Transactions . . . . . . . . . . . . . . . . . . . . .  86
    Authorized Stock; Authority of Board of Directors to Issue
      Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
    Share Rights Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
    Limitation of Personal Liability of Directors. . . . . . . . . . . . . .  87
    Indemnification of Directors, Officers and Employees . . . . . . . . . .  88
    Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . .  88

ADDITIONAL INFORMATION FOR THE EAI ANNUAL MEETING. . . . . . . . . . . . . .  88
    Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . . .  88
    Report of the Compensation and Option Committees on
      Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .  90
    Executive Officers and Compensation. . . . . . . . . . . . . . . . . . .  91
    Performance Graph. . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

    Compensation Committee Interlocks and Insider Participation. . . . . . .  96
    Proposal to Increase the Shares Reserved for Issuance under the 1988
       Education Alternatives, Inc. Stock Option Plan. . . . . . . . . . . .  96
    Proposal to Amend the Restated Articles of Incorporation to Change the Corporate
       Name of EAI to The TesseracT Group, Inc.. . . . . . . . . . . . . . .  98
    Proposal to Ratify the Appointment of Independent Auditors . . . . . . .  99
    Compliance with Reporting Requirements . . . . . . . . . . . . . . . . .  99



LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
    EAI Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
    Sunrise Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . 100

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . F-1

EXHIBIT A     --   AGREEMENT AND PLAN OF MERGER. . . . . . . . . . . . . . . A-1
EXHIBIT B     --   OPINION OF LEHMAN BROTHERS INC... . . . . . . . . . . . . B-1
EXHIBIT C     --   OPINION OF BARBER & BRONSON INCORPORATED. . . . . . . . . C-1
EXHIBIT D     --   TEXT OF SECTION 262 OF THE GENERAL
         CORPORATION LAW OF THE STATE OF
         DELAWARE (APPRAISAL RIGHTS) . . . . . . . . . . . . . . . . . . . . D-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE EXHIBITS HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS EXHIBIT A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. ALL INFORMATION CONCERNING EAI AND SUB INCLUDED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY EAI AND ALL INFORMATION CONCERNING SUNRISE INCLUDED OR INCORPORATED HEREIN BY REFERENCE HAS BEEN FURNISHED BY SUNRISE. EACH SHAREHOLDER SHOULD READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS, THE EXHIBITS HERETO AND THE EAI 10-K AND EAI 10-Q DELIVERED HEREWITH IN THEIR ENTIRETY.

    THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN STATEMENTS, INCLUDING STATEMENTS REGARDING THE COMBINED OPERATIONS OF EAI AND SUNRISE, WHICH ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT UNDER THE HEADINGS "BACKGROUND OF THE MERGER," "RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER," "OPINIONS OF LEHMAN BROTHERS INC.," "OPINIONS OF BARBER & BRONSON INCORPORATED," "THE MERGER -- BUSINESS AND MANAGEMENT AFTER THE MERGER," "BUSINESS OF EAI" (INCORPORATED BY REFERENCE TO EAI'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, WHICH IS BEING MAILED HEREWITH), "EAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" (INCORPORATED BY REFERENCE TO EAI'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 AND TO EAI'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1997, WHICH IS ALSO BEING MAILED HEREWITH), "BUSINESS OF SUNRISE," AND "SUNRISE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND EAI'S AND SUNRISE'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.
ACCORDINGLY, THE INFORMATION CONTAINED IN "RISK FACTORS," IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF SUNRISE COMMON STOCK AND SUNRISE PREFERRED STOCK IN EVALUATING WHETHER TO APPROVE THE MERGER AGREEMENT AND THEREBY BECOME HOLDERS OF EAI COMMON STOCK, AND BY HOLDERS OF EAI COMMON STOCK IN EVALUATING WHETHER TO APPROVE THE ISSUANCE OF SHARES OF EAI COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

GENERAL

    This Joint Proxy Statement/Prospectus relates to the proposed Merger of Sunrise with and into Sub, a wholly owned subsidiary of EAI, pursuant to the Merger Agreement. See "The Merger."

The Parties to the Merger

    EAI. EAI operates five private TesseracT-Registered Trademark- schools and has been awarded a public school charter to operate 12 charter schools in Arizona. As of October 31, 1997, there were approximately 200 holders of record of EAI Common Stock entitled to notice of and to vote at the EAI Annual Meeting. The principal executive offices of EAI are located at 1300 Norwest Financial Center, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431 and its telephone number is (612) 832-0092. See "Business of EAI."

    SUNRISE. Sunrise is a child care provider operating 33 preschool centers primarily in Arizona. Sunrise has expanded into the operation of private schools and has a management contract to operate charter schools that have recently opened at many of its Arizona centers. As of October 31, 1997, there were approximately 270 holders of record of Sunrise Common Stock and 2 holders of record of Sunrise Preferred Stock entitled to notice of and to vote at the Sunrise Special Meeting. The principal executive offices of Sunrise are located at 9128 East San Salvador Road, Suite 200, Scottsdale, Arizona 85258 and its telephone number is (602) 860-1611. See "Business of Sunrise."

    SUB. Sub was formed in July 1997 as a wholly owned subsidiary of EAI to serve as a vehicle to effect the Merger. Sub's address and telephone number are the same as EAI's.

THE ANNUAL MEETING AND THE SPECIAL MEETING

    TIME, DATE AND PLACE. The EAI Annual Meeting will be held on December 18, 1997, at the Eagan Tesseract School, 3800 Tesseract Place, Minneapolis, Minnesota, at 10:00 a.m., local time.

    The Sunrise Special Meeting will be held on December 18, 1997, at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona, at 10:00 a.m., local time.

    RECORD DATE, QUORUM AND SHARES ENTITLED TO VOTE. Only holders of record of shares of EAI Common Stock at the close of business on November 4, 1997 (the "EAI Record Date") are entitled to vote at the EAI Annual Meeting and any adjournment thereof. At the close of business on the EAI Record Date, there were outstanding 7,493,806 shares of EAI Common Stock that are entitled to vote at the EAI Annual Meeting. Each share of EAI Common Stock is entitled to one vote at the EAI Annual Meeting.

    Only holders of record of shares of Sunrise Common Stock and Sunrise Preferred Stock at the close of business on November 12, 1997 (the "Sunrise Record Date") are entitled to vote at the Sunrise Special Meeting. At the close of business on the Sunrise Record Date, there were outstanding 4,335,095 shares of Sunrise Common Stock and 357,333 shares of Sunrise Preferred Stock that are entitled to vote at the Sunrise Special Meeting. Each share of Sunrise Common Stock is entitled to one vote at the Sunrise Special Meeting and each share of Sunrise Preferred Stock is entitled to
7.0588 votes at the Sunrise Special Meeting (equal to the number of shares of Sunrise Common Stock into which such share of Sunrise Preferred Stock is convertible).

    The presence either in person or by properly executed proxy of the holders of a majority of the outstanding shares of EAI Common Stock and of the outstanding shares of Sunrise Common Stock and Sunrise Preferred Stock entitled to vote at the EAI Annual Meeting and the Sunrise Special Meeting, respectively, is necessary to constitute a quorum at each such meeting.

    If a quorum is not present at either the EAI Annual Meeting or the Sunrise Special Meeting, the shareholders present, by vote of a majority of the votes cast by shareholders entitled to vote thereon, may adjourn the meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally held and proxies will be voted thereat as directed.

    PROXIES AND REVOCATION OF PROXIES. The enclosed EAI proxy card permits each shareholder to specify that shares be voted "FOR" or "AGAINST" (or "ABSTAIN" from) approval of the Merger Proposal and the other proposals presented to the EAI shareholders. The enclosed Sunrise proxy card permits each stockholder to specify that shares be voted "FOR" or "AGAINST" (or "ABSTAIN" from) approval and adoption of the Merger Agreement and the Merger. If properly executed and returned, such proxies will be voted in accordance with the choice specified. Where a signed proxy card is returned, but no choice is specified, the shares will be voted FOR approval of the Merger Proposal, approval of the other proposals presented to the EAI shareholders or approval and adoption of the Merger Agreement and the Merger, as appropriate.

    A proxy relating to the EAI Annual Meeting or Sunrise Special Meeting may be revoked by the shareholder at any time before it is exercised; however, mere attendance at the meeting will not itself have the effect of revoking the proxy. EAI shareholders may revoke a proxy before being voted by filing written notice of revocation or filing a subsequently dated proxy with EAI.
A Sunrise stockholder may revoke a proxy by filing with the Secretary of Sunrise an instrument of revocation or duly executed proxy bearing a later date. A Sunrise stockholder may also revoke a proxy by affirmatively electing to vote in person while attending the Sunrise Special Meeting.

    PURPOSE OF ANNUAL AND SPECIAL MEETINGS. At the EAI Annual Meeting, shareholders of EAI will be asked to consider and vote on a proposal to approve the Merger Proposal, a proposal to increase the shares reserved for issuance under the 1998 EAI Stock Option Plan, certain other proposals relating to the EAI Annual Meeting and such other matters as may be properly brought before the Annual Meeting. At the Sunrise Special Meeting, stockholders of Sunrise will be asked to consider and vote on a proposal to approve and adopt the Merger Agreement and the Merger and such other matters as may be properly brought before the Special Meeting.

    CERTAIN VOTING INFORMATION. As of the EAI Record Date, EAI directors and executive officers, as a group, beneficially owned 958,370 outstanding shares (or approximately 12.8%) of the outstanding EAI Common Stock entitled to vote at the EAI Annual Meeting. All directors and executive officers of EAI have indicated that they will vote all outstanding shares of EAI Common Stock beneficially owned by them for approval of the Merger Proposal.

    As of the Sunrise Record Date, Sunrise directors and executive officers, as a group, beneficially owned 665,387 outstanding shares (or approximately 15.6%) of the outstanding Sunrise Common Stock and no shares of the outstanding Sunrise Preferred Stock entitled to vote at the Sunrise Special Meeting. All directors and executive officers of Sunrise have indicated that they will vote all outstanding shares of Sunrise Common Stock beneficially owned by them for approval and adoption of the Merger Agreement and the Merger.

    OTHER MATTERS. Representatives of the independent auditors of EAI and Sunrise are expected to be present at the EAI Annual Meeting and the Sunrise Special Meeting, respectively. See "Independent Public Accountants."

REQUIRED VOTE

    EAI. The affirmative vote of the holders of a majority of the outstanding shares of EAI Common Stock present in person or by proxy at the EAI Annual Meeting is required to approve the Merger Proposal and the other proposals presented to the EAI shareholders. Each share of EAI Common Stock is entitled to one vote at the EAI Annual Meeting. See "General Information -- Vote Required at EAI Annual Meeting."

    SUNRISE. The affirmative vote of the holders of a majority of the outstanding shares of Sunrise Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of Sunrise Preferred Stock, each voting as a separate class, are required to approve the Merger Agreement and the Merger. See "General Information -- Vote Required at Sunrise Special Meeting."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The EAI Board has approved the Merger Agreement and the issuance of the EAI Common Stock pursuant thereto and unanimously recommends that the EAI shareholders vote "FOR" the Merger Proposal. The Sunrise Board has approved the Merger and the Merger Agreement and unanimously recommends that the Sunrise stockholders vote "FOR" the Merger and Merger Agreement. See "Background of the Merger" and "Recommendations of the Boards of Directors and Reasons for the Merger." In considering the recommendation of the Board of Directors of Sunrise with respect to the Merger, Sunrise stockholders should be aware that certain directors and officers of Sunrise have certain interests in the Merger different from the interests of other Sunrise stockholders. See "The Merger -- Interests of Certain Persons in the Merger."

FAIRNESS OPINIONS WITH RESPECT TO THE MERGER

    EAI. The Board of Directors of EAI has received the opinions of Lehman Brothers Inc. ("Lehman Brothers"), EAI's financial advisor in connection with the Merger, that, as of the date of the Merger Agreement and as of the date of this Joint Proxy Statement/Prospectus, the consideration to be offered to the Sunrise stockholders under the Merger Agreement is fair to EAI from a financial point of view. A copy of such opinion dated as of the date of this Joint Proxy Statement/Prospectus is attached hereto as Exhibit B and should be read in its entirety for information with respect to the assumptions made, and matters considered, by Lehman Brothers in rendering such opinion. For a discussion of certain relationships of Lehman Brothers with EAI, see "Opinions of Lehman Brothers Inc."

    SUNRISE. The Board of Directors of Sunrise has received the opinions of Barber & Bronson Incorporated ("Barber & Bronson"), an affiliate of B C Capital Corp. (Sunrise's financial advisor in connection with the Merger), that, as of the date of the Merger Agreement and as of the date of this Joint Proxy Statement/Prospectus, the consideration to be received by holders of shares of Sunrise Common Stock and Sunrise Preferred Stock pursuant to the Merger is fair to such stockholders from a financial point of view. A copy of such opinion dated as of the date of this Joint Proxy Statement/Prospectus is attached hereto as Exhibit C and should be read in its entirety for information with respect to the assumptions made, and matters considered, by Barber & Bronson in rendering such opinion. For a discussion of certain relationships of Barber & Bronson and its affiliates with Sunrise, see "Opinions of Barber & Bronson Incorporated."

THE MERGER

    GENERAL. At the Effective Time, Sunrise will be merged with and into Sub, and Sub will continue to be a wholly owned subsidiary of EAI. Sunrise will cease to exist as a separate corporation and Sub will be the surviving corporation in the Merger (the "Surviving Corporation"). The Certificate of Incorporation (the "Sub Certificate of Incorporation") and the Bylaws of Sub (the "Sub Bylaws") as in effect at the Effective Time will be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, except that the Sub Certificate of Incorporation shall be immediately amended at and from the Effective Time so that the name of the Surviving Corporation will be "Sunrise Educational Services, Inc."

    CONVERSION OF SHARES. At the Effective Time of the Merger, each outstanding share of Sunrise Common Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive either (i) a fraction of a share of EAI Common Stock equal to the Exchange Ratio or (ii) cash in the amount of $1.92 at the election of the Sunrise Common Stockholder, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock. EAI intends to use current cash reserves to fund the cash portion of the consideration to be paid in the Merger.

    In addition, each outstanding share of Sunrise Preferred Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock equal to the Series C Conversion Factor. The Exchange Ratio will be calculated by dividing $1.92 by the EAI Share Price; provided, however, that under no circumstances shall the Exchange Ratio exceed 0.45 or be less than 0.35. The Series C Conversion Factor will be equal to the product of 7.0588 and the Series C Exchange Ratio, which is calculated by dividing $2.125 by the EAI Share Price; provided, however, that under no circumstances shall the Series C Exchange Ratio exceed 0.498 or be less than 0.387.

    Subject to the actual exchange ratios, Sunrise stockholders will own approximately 25% to 30% of the total EAI Common Stock outstanding subsequent to the Merger if no cash elections are made. If the maximum cash elections are made, Sunrise stockholders will own approximately 19% to 23% of the total EAI Common Stock outstanding.

    Following the Merger, the shareholders of EAI will continue to hold their shares of capital stock of EAI without any change in number, designation, terms or rights. For a summary of various differences between the rights of Sunrise stockholders and the rights of holders of EAI Common Stock, see "Comparative Rights of EAI Shareholders and Sunrise Stockholders."

    EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of the Merger Agreement, the Merger is expected to become effective as soon as practicable after the EAI Annual Meeting and the Sunrise Special Meeting upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. See "The Merger -- Effective Time and Effect of the Merger."

    CONDITIONS TO THE MERGER. The obligations of EAI and Sunrise to effect the Merger are subject to certain conditions, including, among other things, that the Merger Proposal shall have been approved by the holders of EAI Common Stock and that the Merger and Merger Agreement shall have been approved by both the holders of Sunrise Common Stock and Sunrise Preferred Stock. In addition, the obligation of EAI to effect the Merger is contingent on the holders of not more than 5% of the total issued and outstanding Sunrise Common Stock and Sunrise Preferred Stock, determined on an as converted basis, having taken appropriate action prior to or at the time of the stockholders' vote to approve the Merger to entitle them to appraisal rights under Delaware Law. See "The Merger -- Conditions to Consummation of the Merger" for a discussion of conditions to the Merger and "Dissenters' Rights of Appraisal -- Sunrise Stockholders" for a discussion of the Sunrise Stockholders rights of appraisal. Other than the required shareholder approvals, substantially all of the conditions to the obligation of EAI or Sunrise to consummate the Merger may be waived or modified by the party that is, or whose shareholders are, entitled to the benefits thereof.

    STOCK OPTIONS. Pursuant to the Merger Agreement, each outstanding option to acquire shares of Sunrise Common Stock will be converted into an option to purchase EAI Common Stock based on the Exchange Ratio, and the exercise price of such option will be correspondingly adjusted. In addition, the shares reserved for issuance under the 1988 EAI Stock Option Plan must be increased in order to cover the converted options to purchase Sunrise Common Stock.
See "The Merger -- Employee Benefit Plans and Stock Options" and "Additional Information for the EAI Annual Meeting -- Proposal to Increase the Shares Reserved for Issuance under the 1988 EAI Stock Option Plan."

    WARRANTS. Pursuant to the Merger Agreement, each outstanding warrant to purchase Sunrise Common Stock or Sunrise Preferred Stock will be converted into a warrant to purchase shares of EAI Common Stock, based on the Exchange Ratio and the Series C Conversion Factor, respectively, and the exercise price of such warrant will be correspondingly adjusted. See "The Merger -- Warrants."

    AMENDMENT, TERMINATION AND WAIVER. The Merger Agreement may be amended at any time, provided that after the Merger Agreement has been approved and adopted by the shareholders, it may be amended only as permitted by applicable law. Under certain conditions, the Merger Agreement may be terminated prior to the Effective Time, whether prior to or after approval by the EAI or Sunrise shareholders. The conditions under which the Merger Agreement may be terminated include termination by mutual consent of the Board of Directors of EAI and Sunrise, termination by either party if the Merger has not been consummated on or before December 31, 1997, termination by either party if there shall be a final non-appealable order, decree, ruling or other action of a federal or state court or other government entity having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, termination by either party if the Board of Directors of the other party has changed its recommendation as to the Merger, termination by either party upon the failure of either EAI or Sunrise to receive the requisite shareholder approval at the EAI Annual Meeting or the Sunrise Special Meeting, or adjournment thereof, termination by either party if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party that has not been cured within the prescribed cure period, or termination by EAI if a transaction is commenced by Sunrise in which another party is going to acquire 15% or more of the assets or outstanding securities of Sunrise. The Merger may also be terminated by either EAI or Sunrise if the recommendation of the Merger by the Board of Directors of the other party is withdrawn or modified in a manner adverse to such party or if the Board of Directors of the other party recommends certain other transactions to its shareholders. See "The Merger -- Conditions to Consummation of the Merger," and "The Merger -- Termination of the Merger Agreement."

    EXPENSES. If the Merger Agreement is terminated, the Merger Agreement provides, in certain specified circumstances, for the payment by one party to the other of $100,000 plus all reasonable out-of-pocket expenses. See "The Merger -- Fees and Expenses; Termination Fees."

    SOLICITATION OF THIRD-PARTY OFFERS. In the Merger Agreement, Sunrise has agreed not to solicit, initiate or intentionally encourage proposals or offers, or take certain other actions, that could reasonably be expected to lead to a proposal or offer for a merger, consolidation, share exchange, purchase or other acquisition of all or any substantial portion of the assets or any substantial equity interest in Sunrise but is permitted to supply information to third parties and cooperate or assist or engage in discussions or negotiations with third parties relating to such merger and acquisition transaction, or modify or withdraw its recommendation of the Merger, if the appropriate Board of Directors determines in good faith (after consultation with legal counsel) that such action is necessary in order for such Board to act in accordance with its fiduciary obligations under applicable law, provided that prior to supplying nonpublic information or entering into discussions or negotiations, the Sunrise Board of Directors receives from the other party a confidentiality agreement with terms no more favorable to such party than the one entered into by EAI and Sunrise. See "The Merger -- Representations, Warranties and Covenants."

    EXCHANGE OF SHARES. After the Effective Time, each holder of Sunrise Common Stock will be entitled to receive, upon surrender of certificates previously representing shares of Sunrise Common Stock, certificates representing the number of full shares of EAI Common Stock and/or the amount of cash to which such stockholder is entitled pursuant to the Merger Agreement; provided, however, that in order to receive any cash, such Sunrise Common Stockholder must have already completed and delivered a valid Election and Transmittal Notice accompanied by such holder's stock certificates as described below. After the Effective Time, each holder of Sunrise Preferred Stock will be entitled to receive, upon surrender of certificates previously representing shares of Sunrise Preferred Stock, certificates representing the full shares of EAI Common Stock to which such stockholder is entitled pursuant to the Merger Agreement. No fractional shares of EAI Common Stock will be issued, and holders of Sunrise Common Stock and Sunrise Preferred Stock will be entitled to receive an amount in cash equal to the value of any such fraction of a share of EAI Common Stock to which they are entitled based upon the EAI Share Price. AN ELECTION AND TRANSMITTAL NOTICE IS BEING MAILED SEPARATELY ON THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO ALL SUNRISE STOCKHOLDERS OF RECORD AS OF THE SUNRISE RECORD DATE. HOLDERS OF SUNRISE COMMON STOCK MUST DELIVER THEIR STOCK CERTIFICATES TOGETHER WITH A PROPERLY COMPLETED AND SIGNED ELECTION AND TRANSMITTAL NOTICE IN ORDER TO ELECT TO RECEIVE CASH IN THE MERGER. TO BE EFFECTIVE, SUCH ELECTION AND TRANSMITTAL NOTICE MUST BE RECEIVED BY NORWEST BANK MINNESOTA, AS EXCHANGE AGENT (THE "EXCHANGE AGENT"), BY 5:00 P.M. ON DECEMBER 18, 1997 (THE 30TH DAY FOLLOWING THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS).

         If the number of Cash Election Shares (as defined below) exceeds the number of Maximum Cash Shares (as defined below), then as promptly as practicable but not later than ten calendar days after the Effective Time, EAI will cause the Exchange Agent to effect an allocation among the holders of Cash Election Shares as follows: (i) a cash proration factor shall be determined by dividing (x) the Maximum Cash Shares by (y) the aggregate number of Cash Election Shares (the "Cash Proration Factor"), (ii) each holder of Sunrise Common Stock who made an effective Cash Election or Combination Cash Election shall be entitled to receive in exchange for shares of Sunrise Common Stock (x) cash in an amount equal to the product of (1) $1.92 (the "Per Share Cash Consideration"), and (2) the aggregate number of shares of Sunrise Common Stock covered by such Cash Election or Combination Cash Election, and (3) the Cash Proration Factor; and (y) the number of shares of EAI Common Stock equal to the product of (1) the Exchange Ratio, and (2) the aggregate number of shares of Sunrise Common Stock covered by such Cash Election or Combination Cash Election, and (3) one minus the Cash Proration Factor.

    For purposes of the proration described above, the following terms shall have the following definitions: (i) "Cash Election Shares" shall mean the aggregate number of shares of Sunrise Common Stock as to which Cash Elections and Combination Cash Elections shall have been made, (ii) "Maximum Cash Shares" shall mean (x) 50% of the aggregate number of shares of all Sunrise Common Stock outstanding immediately prior to the Effective Time less (y) the sum of (1) the aggregate number of shares of Sunrise Common Stock and Sunrise Preferred Stock, on an as converted basis, covered by valid and effective demands for appraisal as of the Effective Time, and (2) the aggregate fractional shares of Sunrise Common Stock and Sunrise Preferred Stock, on an as converted basis, for which the holders of Sunrise Common Stock and Sunrise Preferred Stock are entitled to receive cash in lieu of fractional shares of EAI Common Stock. See "The Merger -- Exchange of Shares."

    ACCOUNTING TREATMENT. The purchase method of accounting will be used by EAI to account for the Merger. See "The Merger -- Accounting Treatment of the Merger."

    MANAGEMENT AFTER THE MERGER. After the Effective Time, the EAI Board will increase from five to six members, and Martha Taylor Thomas will become a director of EAI, subject to the approval of the EAI shareholders. John T. Golle will continue to be the sole director of Sub, and the officers of Sub will be Mr. Golle, Chief Executive Officer, James R. Evans, President and Barbara L. Owens, Vice President. The executive officers of EAI will be unchanged. See "The Merger -- Business and Management After the Merger" and "Management of EAI -- New Director of EAI and Officers of Surviving Corporation."

RESALE OF SHARES BY SUNRISE AFFILIATES

    Shares of EAI Common Stock received by affiliates of Sunrise will be subject to the restrictions imposed by Rule 145 under the Securities Act. In accordance with Rule 145, an affiliate of Sunrise receiving EAI Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified in Rule 145 or pursuant to another exemption from registration or an effective Registration Statement under the Securities Act. See "The Merger -- Resale of Shares by Sunrise Affiliates."

INTERESTS OF SUNRISE DIRECTORS AND EXECUTIVE OFFICERS

    As of the Sunrise Record Date, directors and executive officers of Sunrise were beneficial owners of 1,117,118 outstanding shares of Sunrise Common Stock (giving effect to the exercise of their presently exercisable stock options) representing approximately 16.3% of the total issued and outstanding shares of Sunrise Common Stock (including the Sunrise Preferred Stock, on an as converted basis). The stock options, which will be converted into options to purchase EAI Common Stock in connection with the Merger, have per share exercise prices ranging from $.50 to $2.375 per share of Sunrise Common Stock. See "Security Ownership of Certain Beneficial Owners and Management -- Certain Stockholders of Sunrise." Further, upon consummation of the Merger, James R. Evans, the Chairman of the Board and the President of Sunrise, and Barbara L. Owens, the Executive Vice President, Secretary and Treasurer of Sunrise, will become the President and the Vice President, respectively, of the Surviving Corporation and EAI will assume their respective existing Sunrise employment agreements. These employment agreements currently provide for annual base salaries of $229,783 and $150,034 for Mr. Evans and Ms. Owens, respectively. Furthermore, upon termination of their employment other than for cause as defined in their respective agreements, Mr. Evans and Ms. Owens are entitled to receive an amount equal to three years of their respective current base salaries plus any bonus amounts paid to them in the previous three years. As of the date of this Joint Proxy Statement/Prospectus, if terminated other than for cause Mr. Evans and Ms. Owens would be entitled to receive under such agreements lump sum severance payments in an amount equal to $800,246 and $548,625, respectively. All of these salary and severance obligations will be assumed by EAI following the Merger. See "The Merger -- Interests of Certain Persons in the Merger" for a complete discussion of the terms of these employment agreements.

RISK FACTORS

    Ownership of EAI Common Stock and the business to be conducted by EAI after the Merger involve certain risks, including, but not limited to, risks associated with combining the two companies. See "Risk Factors."

DISSENTERS' RIGHTS OF APPRAISAL

    Pursuant to Section 262 of the General Corporation Law of the State of Delaware ("Section 262"), the text of which appears as Exhibit D to this Joint Proxy Statement/Prospectus, any record holder of Sunrise Common Stock or Sunrise Preferred Stock who does not wish to accept the shares of EAI Common Stock and/or cash (in the case of holders of Sunrise Common Stock) to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his or her shares of Sunrise Common Stock or Sunrise Preferred Stock (exclusive of any element of value arising from the accomplishment or expectations of the Merger) judicially determined and paid to him or her in cash, provided that he or she complies with the provisions of Section 262. See "Dissenters' Rights of Appraisal -- Sunrise Stockholders."

    EAI shareholders will NOT be entitled to demand appraisal of, or to receive any appraisal payment for, their shares. See "Dissenters' Rights of Appraisal -- EAI Shareholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Neither EAI nor Sunrise has requested a ruling from the Internal Revenue Service with respect to the Federal income tax consequences of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"). The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the Sunrise stockholders on the exchange of Sunrise Common Stock or Sunrise Preferred Stock for EAI Common Stock, except to the extent that Sunrise stockholders receive cash upon exercise of dissenters' rights or pursuant to the terms of the Merger Agreement, including cash received in lieu of fractional share interests in EAI Common Stock. As a condition to Sunrise's obligations to consummate the Merger, Sunrise is to receive a legal opinion at the Effective Time from Sunrise's legal counsel that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Because of the many factors which must be taken into account in determining the possible tax consequences of the Merger, stockholders and optionholders are urged to consult their own tax advisors concerning the tax consequences to them based upon their particular circumstances. See "The Merger--Federal Income Tax Consequences of the Merger."

COMPARATIVE RIGHTS OF SUNRISE STOCKHOLDERS BEFORE AND AFTER THE MERGER

    The rights of the stockholders of Sunrise are currently governed by Delaware law and by Sunrise's Certificate of Incorporation and Bylaws. At the Effective Time, Sunrise stockholders will become shareholders of EAI, a Minnesota corporation, and their rights as EAI shareholders will be governed by Minnesota law and by EAI's Articles of Incorporation and Bylaws. There are various differences between the rights of Sunrise stockholders and the rights of holders of EAI Common Stock. See "Description of EAI Capital Stock" and "Comparative Rights of EAI Shareholders and Sunrise Stockholders."

MARKET PRICE AND DIVIDEND DATA

    The shares of EAI Common Stock are listed on the Nasdaq National Market and the shares of Sunrise Common Stock and Sunrise Preferred Stock are listed on the Nasdaq Small Cap Market. The following tables set forth for the periods indicated the high and low sale prices of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock, as reported in published financial sources. In addition, certain dividend information regarding Sunrise Preferred Stock is disclosed on the appropriate table below.

                                      EAI
                                  COMMON STOCK
                                  ------------
                                 HIGH       LOW
                                ------     ------
Fiscal Year (June 30)
---------------------
1996..........................  $17.25     $3.00
1997..........................    6.75      2.44
1998 (through November 14)....    6.50      4.13


                                    SUNRISE                 SUNRISE
                                  COMMON STOCK          PREFERRED STOCK
                                  ------------          ---------------
                                 HIGH       LOW    HIGH     LOW    DIVIDENDS
                                ------     ------  -----  ------   ----------
Fiscal Year (July 31)
---------------------
1996..........................  $ 3.13     $1.25   $15.13  $11.50  $   .8245
1997..........................    1.94      1.13    14.00    9.50     1.35
1998 (through November 14)....    1.94      1.50    14.50   10.00      .225


    On September 2, 1997, the last trading day prior to the public announcement of the Merger, the closing per share sale prices of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock as reported on the Nasdaq National Market and Nasdaq Small Cap Market were $5.53, $1.63, and $10.50, respectively. On November 14, 1997, the last trading day for which closing sale prices were available at the time of the printing of this Joint Proxy Statement/Prospectus, the closing sale prices per share of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock as reported on the Nasdaq National Market and Nasdaq Small Cap Market were $4.94, $1.66 and $12.00, respectively. EAI and Sunrise have never declared nor paid dividends on their respective shares of Common Stock. Sunrise has paid dividends on the Sunrise Preferred Stock in amounts consistent with those disclosed in the above table. See "Market Price and Dividend Information."

    Listing on the Nasdaq National Market of the shares of EAI Common Stock issuable in connection with the Merger is a condition to consummation of the Merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following tables set forth selected historical consolidated financial data of EAI for the five years ended June 30, 1997 and the three months ended September 30, 1997 and 1996 and of Sunrise for the five years ended July 31, 1997. The selected historical consolidated financial data for the five years has been derived from the audited consolidated financial statements of EAI and Sunrise. The EAI data for the three months ended September 30, 1997 and 1996 has been derived from its unaudited consolidated financial statements and reflects all adjustments and accruals, consisting only of normal, recurring adjustments and accruals which are, in the opinion of EAI management, necessary for a fair presentation of the results for the three month periods presented. This historical data is not necessarily indicative of results to be expected after the Merger is consummated and should be read in conjunction with the information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the EAI and Sunrise 10-Ks and 10-Qs and the respective consolidated financial statements and notes thereto included herein or incorporated herein by reference.

EAI SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

                                                      THREE MONTHS
                                                   ENDED SEPTEMBER 30,                  YEAR ENDED JUNE 30,
                                                   -------------------   -----------------------------------------------------
                                                     1997        1996      1997        1996      1995       1994        1993
                                                   ---------   -------   --------    --------  --------   --------    --------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues . . . . . . . . . . . . . . . . . . .   $   777     $ 747     $ 4,835     $115,090   $213,582   $34,403    $30,055
  Operating income (loss). . . . . . . . . . . .    (1,389)     (915)     (2,702)      (7,733)    (9,607)     (301)       735
  Net earnings (loss). . . . . . . . . . . . . .    (1,059)      148         566       (9,507)    (7,443)    2,534      1,119
  Net earnings (loss) per share. . . . . . . . .   $  (.14)    $ .02     $   .08       $(1.27)  $  (1.09)  $   .33    $   .18
  Weighted average shares
    outstanding. . . . . . . . . . . . . . . . .     7,490     7,489       7,501        7,477      6,822     7,785      6,352


                                                       SEPTEMBER 30,                                JUNE 30,
                                                   -------------------   -----------------------------------------------------
                                                     1997        1996      1997        1996      1995       1994        1993
                                                   ---------   -------   --------    --------  --------   --------    --------
                                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and marketable
    securities . . . . . . . . . . . . . . . . .   $21,295     $25,209   $23,246     $24,934    $31,421    $31,483    $37,315

  Total assets . . . . . . . . . . . . . . . . .    29,592      30,450    29,057      29,684     43,481     34,899     39,639

  Shareholders' equity . . . . . . . . . . . . .    23,840      24,460    24,880      24,312     29,825     29,397     36,549



NOTES:

    The three months ended September 30, 1997 include start-up costs associated with the opening of three new schools. The prior year quarter includes settlement proceeds of $625,000 received from EAI's investment management firm. The first quarter represents a disproportionately small part of full-year revenues and operating margins because of the September school starting date.

    Fiscal 1997 includes settlement income of $1,900,000, reflecting amounts received on the settlement of issues with Hartford and EAI's investment management firm.

    Operating results for years prior to fiscal 1997 include revenues under public school management contracts with Hartford and Baltimore. Fiscal 1996 and 1995 results include net charges of $3,182,000 and $5,500,000, respectively, related to costs incurred but not yet reimbursed by Hartford and shutdown costs associated with the cancellation of the management contracts. Fiscal 1996 net loss also includes a charge of $3,400,000 to reflect a permanent impairment in the value of EAI's investment portfolio.

SUNRISE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

                                                                              YEAR ENDED JULY 31,
                                                        ---------------------------------------------------------------
                                                         1997           1996      1995           1994           1993
                                                        ---------   ----------  ---------    ------------     ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:

  Revenues . . . . . . . . . . . . . . . . . . . . . .  $14,647       $10,976     $10,934        $10,929        $11,163

  Operating income (loss). . . . . . . . . . . . . . .   (1,174)         (934)        611            478            177

  Net earnings (loss). . . . . . . . . . . . . . . . .   (1,077)         (857)        807            881            114

  Net earnings (loss) available for common shares. . .   (1,609)       (1,202)        757            831             64

  Net earnings (loss) per common share . . . . . . . .    $(.52)        $(.40)       $.29           $.33           $.03

  Weighted average shares outstanding. . . . . . . . .    3,090         2,970       2,621          2,495          2,436


                                                                                     JULY 31,
                                                        ---------------------------------------------------------------
                                                         1997           1996      1995           1994           1993
                                                        ---------   ----------  ---------    ------------     ---------
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:

  Total assets . . . . . . . . . . . . . . . . . . . .   $6,923        $6,997      $3,334         $2,237         $1,852

  Shareholders' equity (deficit) . . . . . . . . . . .   3,306         4,546        1,383            160           (670)



NOTE:

    Sunrise's results for the fiscal years ended July 31, 1997 and 1996 include unusual charges and allowances of $1,114,000 and $976,000, respectively, to provide for impaired assets and rental commitments in connection with its management contract with PSI.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following selected unaudited pro forma condensed combined financial data reflects the Merger of Sunrise into a wholly owned subsidiary of EAI under the purchase method of accounting. This data is for informational purposes only and is not necessarily indicative of the operating results or the financial position that would have been achieved had the Merger occurred on the indicated dates, nor is it indicative of future operating results or financial position. This data is derived from the Unaudited Pro Forma Condensed Combining Financial Statements appearing elsewhere herein and should be read in conjunction with those statements and the notes thereto.


                                                            THREE MONTHS ENDED                 YEAR ENDED
                                                            SEPTEMBER 30, 1997                JUNE 30, 1997
                                                          ------------------------      ----------------------------
Pro Forma Statement of Operations Data:
    (In thousands, except per share data)                    (1)             (2)           (1)               (2)
                                                          --------         -------      ---------         ----------
    Revenues ......................................       $ 4,737          $ 4,737       $19,482            19,482
    Net (loss) ....................................        (2,531)          (2,587)       (1,426)           (1,201)
    Net (loss) per common share ...................       $  (.25)         $  (.28)      $  (.12)          $  (.15)
    Weighted average shares outstanding ...........         9,955             9,210        9,966             9,221


                                                            SEPTEMBER 30, 1997
                                                          ------------------------
Pro Forma Balance Sheet Data:                                 (1)           (2)
                                                          ------------  ----------
    (In thousands, except per share data)
    Cash ...........................................         $20,558       $16,475
    Total assets ...................................          48,365        44,282
    Shareholders' equity ...........................          38,996        34,913
    Book value per common share ....................         $  3.92       $  3.79
    Common shares ..................................           9,958         9,214


    (1) Assumes the exchange of all Sunrise Common Stock and Sunrise Preferred Stock for EAI Common Stock.

    (2) Assumes holders of Sunrise Common Stock elect to exchange their shares for cash, limited to 50% of the total consideration to be paid for the Sunrise Common Stock.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

    The following table presents selected per share data for both EAI and Sunrise on a historical basis, a pro forma basis and a pro forma equivalent per share basis. This data should be read in conjunction with the Unaudited Pro Forma Condensed Combining Financial Statements appearing elsewhere herein and the notes thereto and the EAI and Sunrise historical consolidated financial statements and the notes thereto included herein or incorporated herein by reference. This data is for informational purposes only and is not necessarily indicative of the operating results or the financial position that would have been achieved had the Merger occurred on the indicated dates, nor is it indicative of future operating results or financial position.

                                                            THREE MONTHS ENDED                 YEAR ENDED
                                                            SEPTEMBER 30, 1997                JUNE 30, 1997
                                                          ------------------------      ----------------------------
Net Income (Loss) per Common Share:
    (Primary and fully diluted)                               (1)           (2)             (1)               (2)
                                                          -----------    ---------      -----------     ----------
    Historical EAI ................................         $(.14)         $(.14)         $ .08           $ .08
    Historical Sunrise ............................          (.45)          (.45)          (.52)           (.52)
    Pro forma combined ............................          (.25)          (.28)          (.12)           (.15)
    Pro forma equivalent ..........................          (.09)          (.10)          (.04)           (.05)


                                                            September 30, 1997
                                                          ------------------------
Book Value per Common Share:                                  (1)          (2)
                                                          ------------  ----------
    Historical EAI ................................         $ 3.18        $3.18
    Historical Sunrise ............................           (.79)        (.79)
    Pro forma combined ............................           3.92         3.79
    Pro forma equivalent ..........................           1.37         1.33



(1) Assumes the exchange of all Sunrise Common Stock and Sunrise Preferred Stock for EAI Common Stock.

(2) Assumes holders of Sunrise Common Stock elect to exchange their shares for cash, limited to 50% of the total consideration to be paid for the Sunrise Common Stock.

    EAI and Sunrise have never declared nor paid dividends on their respective common shares. Following the Merger, EAI intends to retain any future earnings for use in the expansion of the combined business and does not expect to declare and pay any dividends in the foreseeable future.

                                    RISK FACTORS

          THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN STATEMENTS, INCLUDING STATEMENTS REGARDING THE COMBINED OPERATIONS OF EAI AND SUNRISE, WHICH ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT UNDER THE HEADINGS "BACKGROUND OF THE MERGER," "RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER," "OPINIONS OF LEHMAN BROTHERS INC.," "OPINIONS OF BARBER & BRONSON INCORPORATED," "THE MERGER -- BUSINESS AND MANAGEMENT AFTER THE MERGER," "BUSINESS OF EAI" (INCORPORATED BY REFERENCE TO EAI'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, WHICH IS BEING MAILED HEREWITH), "EAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" (INCORPORATED BY REFERENCE TO EAI'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 AND TO EAI'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1997, WHICH IS ALSO BEING MAILED HEREWITH), "BUSINESS OF SUNRISE," AND "SUNRISE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND EAI'S AND SUNRISE'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ACCORDINGLY, THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF SUNRISE COMMON STOCK AND SUNRISE PREFERRED STOCK IN EVALUATING WHETHER TO APPROVE THE MERGER AGREEMENT AND THEREBY BECOME HOLDERS OF EAI COMMON STOCK AND BY HOLDERS OF EAI COMMON STOCK IN EVALUATING WHETHER TO APPROVE THE ISSUANCE OF SHARES OF EAI COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

          ABILITY TO INTEGRATE OPERATIONS OF COMPANIES. Realization of the anticipated benefits of the Merger will depend in part upon the successful combination of the senior management of the two companies and whether the integration of the two companies' operations is achieved in an efficient and effective manner. The difficulties of integration may be increased by the necessity of integrating personnel with disparate business backgrounds and combining two different corporate cultures. The inability to successfully combine senior management or the loss of the services of one or more of these key persons could have a material adverse effect on the combined companies. The senior management of the combined companies also must continue to attract and retain qualified management level employees and continue to motivate employees in light of organizational changes resulting from the Merger. In addition, the senior management of the combined companies must continue to focus on development of schools and implement a development strategy that successfully takes advantage of the companies' combined strategic plan. The integration of the two companies will require the dedication of management resources which may detract attention from the day-to-day operations of the combined companies. Neither management group has experience in business combinations of this size.

          RISKS ASSOCIATED WITH EXCHANGE RATIO AND SERIES C CONVERSION FACTOR. As a result of the Merger, each outstanding share (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) of Sunrise Common Stock and Sunrise Preferred Stock will be converted into the right to receive EAI Common Stock or, in the case of Sunrise Common Stock, $1.92 in cash. Because the Exchange Ratio and the Series C Conversion Factor have fixed maximums and minimums, the Exchange Ratio and the Series C Conversion Factor will only increase or decrease to a limited extent. Furthermore, because the prices of Sunrise Common Stock and Sunrise Preferred Stock are not used in the calculation of the Exchange Ratio or the Series C Conversion Factor, the Exchange Ratio and the Series C Conversion Factor will increase or decrease only due to fluctuations in the market price of EAI Common Stock and will not increase or decrease at all due to fluctuations in the market prices of Sunrise Common Stock or Sunrise Preferred Stock. The specific value of the consideration to be received by Sunrise stockholders in the Merger will depend on the EAI Share Price. In the event that the market price of EAI Common Stock decreases or increases prior to the Effective Time in an amount that places it outside the maximums or minimums of the Exchange Ratio or the Series C Conversion Factor, the market value at the Effective Time of the EAI Common Stock to be received by Sunrise stockholders in the Merger would correspondingly decrease or increase. In the event that requests for cash consideration by holders of Sunrise Common Stock exceed the aggregate 50% cap on such consideration, a decrease in EAI Common Stock to the extent described above would result in such Sunrise stockholders receiving shares of EAI

Common Stock through the proration procedure valued at less than the $1.92 per share of cash consideration. The market prices of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock as of a recent date are set forth herein under "Market Price and Dividend Information". EAI shareholders and Sunrise stockholders are advised to obtain recent market quotations for EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock. The EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock historically have been subject to substantial price volatility. No assurance can be given as to the market prices of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock at any time before the Effective Time or as to the market price of EAI Common Stock at any time thereafter. See "Comparative Rights of EAI Shareholders and Sunrise Stockholders."

          DEPENDENCE ON AND NEED FOR KEY PERSONNEL. At the present time, EAI and Sunrise depend to a great extent upon the efforts of their officers to administer their respective businesses. In addition, the ability of EAI to operate the combined business and carry out its strategic plan will depend, in part, upon its ability to attract and retain additional qualified personnel. There is significant competition for qualified educators, school administrators and other key personnel, and there can be no assurance that EAI will be successful in recruiting or training a sufficient number of employees of the requisite caliber to enable EAI to operate the combined business and implement its strategy as planned. In addition, EAI does not maintain key person life insurance for any of its officers. See "Management of EAI."

          LIMITED BASE OF OPERATIONS; POTENTIAL FLUCTUATIONS IN OPERATING RESULTS; EXPANSION. EAI currently operates five schools, including three which opened in fiscal 1998. The combination of the relatively small number of schools and the significant investment associated with each new school may cause the operating results of EAI to fluctuate significantly and adversely affect its profitability. Due to this relatively small number of current locations, poor operating results at any one school or a delay in the planned opening of a school could materially affect the profitability of EAI as a whole. Future growth in revenues and profits will depend to a substantial extent on EAI's ability to develop new school locations. There can be no assurance that EAI will successfully accomplish its planned expansion or that its expansion will be profitable. The success of EAI's expansion program will depend on a number of factors, many of which may be beyond EAI's control, including the availability of sufficient capital, the identification of appropriate acquisition candidates and suitable facility sites, EAI's ability to attract, train and retain qualified employees and management, the profitability of existing operations, the successful management of planned growth and the ability of EAI to operate new schools in a profitable manner. Additionally, EAI's history provides no basis for evaluating whether EAI's new schools will tend to show higher or lower revenues than EAI's existing schools. In addition, EAI recently changed its strategic focus away from managing public schools to owning and operating private schools and entering the public school charter market. The ability of EAI to successfully complete this change in focus is uncertain at this time and is dependent on various factors, including those described above. Given the two to three year lead time involved in developing private schools and the lengthy and competitive nature of bidding on public school charters, the success of this change in strategic focus will not be known for some time.

          GEOGRAPHIC CONCENTRATION. Currently, the majority of the child care centers operated by Sunrise are located in Arizona. The success of such operations is therefore dependent to some extent on the economy of this region. If the State of Arizona experiences an economic downturn or recession, the financial condition and business prospects of the combined companies could be materially and adversely affected. See "Business of Sunrise."

          SEASONAL FLUCTUATIONS. Education and child care facilities, including those of EAI and Sunrise, experience decreased enrollment, and therefore decreased revenue, in the summer months and around certain major holidays. There can be no assurance that EAI will be able to develop programs to successfully increase enrollment during these periods. See "Business of EAI" and "Business of Sunrise."

          GOVERNMENT REGULATION. Schools and child care centers must comply with various state and local statutes and regulations. Such facilities must be licensed and are periodically inspected by state agencies to review adherence to various standards, including, among other things, staffing, cleanliness and safety standards. EAI and

Sunrise have not experienced any difficulty in complying with various government regulations; however, failure to comply in the future could have a material adverse effect on the combined companies. Additional regulations or changes in existing regulations might impose additional compliance costs on the combined companies, which could have a material adverse effect on EAI.
In addition, certain tax laws presently provide for certain credits and other incentives relating to child care costs which are utilized by parents and guardians of children enrolled at Sunrise facilities. Changes in such tax laws could have a material adverse effect on the combined companies. See "Business of EAI" and "Business of Sunrise."

          CHARTER SCHOOLS. A large percentage of EAI's future growth is directly related to its ability to obtain public school charters from various states upon terms acceptable to EAI and to profitably operate schools under such charters. Neither EAI nor Sunrise have any significant experience in the operation of charter schools. Competition is extremely high for public school charters with many individuals, non-profit organizations, private and for profit companies all pursuing a limited number of available charters. In addition, traditional public schools and the teachers' unions have provided strong opposition to the charter movement in many states. There can be no assurance that EAI will be successful in obtaining charters. While EAI did receive a charter from the State of Arizona in 1997, the level of capital funding in Arizona is currently inadequate to provide for facility costs and EAI has deferred the opening of any charter schools in Arizona. There can be no assurance that funding levels under various states' charter school statutes will allow EAI to obtain charters with adequate funding to make the profitable operation of charter schools by EAI feasible. See "Business of EAI" and "Business of Sunrise."

          COMPETITION. The education industry is highly fragmented and competitive. EAI competes with the public school system, as well as schools operated by for profit and non-profit organizations. Some of the non-profit schools that EAI competes with are supported to a large extent by endowments, charitable contributions and other forms of subsidies, and consequently charge less for their services than EAI. See "Business of EAI."

          The child care industry is also highly fragmented and competitive, and Phoenix, Arizona is one of the most competitive markets in the United States. Sunrise competes with child care centers owned by national chains as well as child care facilities operated by local community and church-affiliated non-profit organizations. Some of the non-profit child care centers that Sunrise competes with are supported to a large extent by endowments, charitable contributions and other forms of subsidies, and consequently charge less for their services than Sunrise. In addition, Sunrise competes with individually-owned proprietary child care centers, licensed and unlicensed child care homes, in-home individual child care providers, public schools and businesses that provide child care for their employees. A number of Sunrise's competitors have substantially greater resources than the Company. See "Business of Sunrise."

          CLAIMS AND INSURANCE COVERAGE. Companies in the education industry are subject to claims for accidents which occur at their education facilities. In addition, there are claims which can arise which are inherent in education and child care, such as claims of child abuse or sexual abuse. EAI and Sunrise believe that their present insurance coverage is adequate. Although EAI and Sunrise have never had a claim for physical or sexual abuse of a child, there can be no assurance that insurance for such claims will continue to be available to the combined companies in the future or that increased premiums for such insurance will not require EAI to increase the cost of providing child care services after the Merger. Recently, some operators of child care centers, including Sunrise, have experienced greater difficulty in obtaining such insurance at reasonable rates. In addition to monetary costs, a single claim of child or sexual abuse of a pupil, whether or not having foundation, could have a materially adverse effect on the reputation, revenues and profitability of the combined companies. See "Business of EAI" and "Business of Sunrise."

          LIMITATION ON DIRECTOR LIABILITY; CONTROL OF COMPANY. Among other matters, certain provisions of the Minnesota Business Corporation Act and EAI's Restated Articles of Incorporation and Bylaws limit or eliminate director liability for certain actions. These and other provisions could, under certain circumstances, prevent redress by shareholders for certain actions taken by the directors and management and make it more difficult for an outsider to obtain control of EAI. See "Description of EAI Capital Stock" and "Comparative Rights of EAI Shareholders and Sunrise Stockholders."

          STOCK PRICE VOLATILITY. EAI Common Stock has experienced substantial price volatility. EAI Common Stock is quoted on the Nasdaq National Market, which has experienced and is likely to continue to experience significant price and volume fluctuations which could adversely affect the market price of EAI Common Stock without regard to the operating performance of EAI. In addition, EAI believes that factors such as quarterly fluctuations in the financial results of EAI or its competitors and general conditions in the industry, the overall economy and the financial markets could cause the price of EAI Common Stock to fluctuate substantially. See "Market Price and Dividend Information."

          NO DIVIDENDS. EAI and Sunrise have never declared nor paid dividends on their respective shares of Common Stock. Following the Merger, EAI intends to retain any future earnings for use in the expansion of the combined business and does not expect to declare and pay any dividends in the foreseeable future. See "Market Price and Dividend Information."

          EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. Certain events, including the issuance of additional shares of EAI Common Stock upon the exercise of currently outstanding options of EAI and currently outstanding options and warrants of Sunrise to be assumed by EAI in the Merger, could result in substantial dilution of EAI Common Stock. As of October 31, 1997, EAI had outstanding options to purchase an aggregate of 1,638,334 shares of EAI Common Stock. EAI has an additional 275,537 shares of EAI Common Stock reserved for issuance under its existing stock option plans and is proposing to increase that amount to 1,175,537 at the EAI Annual Meeting. As of October 31, 1997, Sunrise had outstanding (i) options to purchase an aggregate of 650,758 shares of Sunrise Common Stock, and (ii) warrants to purchase an aggregate of 505,000 shares of Sunrise Common Stock and 33,333 shares of Sunrise Preferred Stock, all of which will become options and warrants to purchase EAI Common Stock in the Merger. For the respective terms of the EAI options and warrants, the holders thereof are given an opportunity to profit from a rise in the market price of EAI Common Stock with a resulting dilution in the interests of the other shareholders. Further, the terms on which EAI may obtain additional financing during that period may be adversely affected by the existence of such options. See "The Merger -- Employee Benefit Plans and Stock Options," "The Merger -- Warrants" and "Description of EAI Capital Stock."

                                GENERAL INFORMATION

THE EAI ANNUAL MEETING

          INTRODUCTION. This Joint Proxy Statement/Prospectus is provided to the shareholders of EAI in connection with the Annual Meeting to be held on December 18, 1997 and any adjournment thereof. The approximate date on which this Joint Proxy Statement/Prospectus and the enclosed proxy card will first be sent to EAI shareholders is November 18, 1997.

          ACTION TO BE TAKEN AT THE EAI ANNUAL MEETING. At the EAI Annual Meeting, the EAI shareholders will be asked to consider and vote upon (i) a proposal to approve the issuance of shares of EAI Common Stock in exchange for shares of Sunrise Common Stock and Sunrise Preferred Stock pursuant to the Merger Agreement, (ii) a proposal to increase the shares reserved for issuance under the 1988 EAI Stock Option Plan, (iii) the election of two directors for a term of three years, (iv) an amendment to EAI's Restated Articles of Incorporation to change EAI's corporate name to "The TesseracT Group, Inc.," and (v) the ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 1998. The EAI shareholders will also transact such other business as may properly come before the EAI Annual Meeting and any adjournment thereof. The Merger Agreement is attached as Exhibit A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

          VOTING AT THE EAI ANNUAL MEETING. Only holders of record of EAI Common Stock outstanding at the close of business on November 4, 1997 (the "EAI Record Date") are entitled to vote at the EAI Annual Meeting and any adjournment thereof. As of the close of business on the EAI Record Date, 7,493,806 shares of EAI Common Stock were outstanding and entitled to vote at the EAI Annual Meeting.

          The presence, in person or by proxy, of the holders of a majority of the outstanding shares of EAI Common Stock is necessary to constitute a quorum at the meeting. Abstentions will be counted in determining whether a quorum is present, and are in effect negative votes. A shareholder (including a broker) who does not give authority to a proxy holder to vote, or withholds authority to vote, shall not be counted in determining whether a quorum is present and will not be included in vote totals. In deciding all questions, a holder of EAI Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the EAI Record Date. Approval of the issuance of shares of EAI Common Stock pursuant to the Merger Agreement requires the affirmative vote of a majority of the shares voted, in person or by proxy, on such proposal.

          EAI is seeking shareholder approval of the Merger Proposal because such approval is required by the rules and regulations of the Nasdaq National Market, on which EAI Common Stock is listed, and is a condition to consummation of the Merger pursuant to the Merger Agreement

          All shares of EAI Common Stock represented by properly executed and unrevoked proxies will be voted at the EAI Annual Meeting in accordance with the direction on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF EAI COMMON STOCK IN THE MERGER AS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. EAI does not know of any matters, other than those described in the EAI Notice of Annual Meeting, which will come before the EAI Annual Meeting. If any other matters are properly presented for action at the EAI Annual Meeting, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

          A shareholder of EAI who executes and returns a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and by delivering it to the Secretary of EAI prior to the vote at the EAI Annual Meeting or by giving written notice of the revocation to the Secretary of EAI prior to the vote at the EAI Annual Meeting. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: Education Alternatives, Inc., 1300 Norwest Financial Center, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431, Attention: Secretary.

          SOLICITATION OF PROXIES. The accompanying proxy is being solicited on behalf of the EAI Board. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne equally by EAI and Sunrise. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of EAI. Arrangements have also been made with brokerage houses, banks, and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the EAI Common Stock held of record by such person, and EAI will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

          SUB. The Merger Agreement and the transactions contemplated thereby have been approved and adopted by the written consents of the sole director of Sub and of EAI, as the sole stockholder of Sub.

THE SUNRISE SPECIAL MEETING

          INTRODUCTION. This Joint Proxy Statement/Prospectus is provided to the stockholders of Sunrise in connection with the Special Meeting to be held on December 18, 1997 and any adjournment thereof. The approximate date this Joint Proxy Statement/Prospectus is first being sent to Sunrise stockholders is November 18, 1997.

          ACTION TO BE TAKEN AT THE SUNRISE SPECIAL MEETING. At the Sunrise Special Meeting, the Sunrise stockholders will be asked to consider and vote on a proposal to approve the Merger Agreement and the Merger and to transact any other business that properly comes before the meeting. The Merger Agreement is attached as Exhibit A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

          VOTING AT THE SUNRISE SPECIAL MEETING. Only stockholders of record at the close of business on November 12, 1997 (the "Sunrise Record Date") will be entitled to vote at the Sunrise Special Meeting. As of the close of business on the Sunrise Record Date, 4,335,095 shares of Sunrise Common Stock and 357,333 shares of Sunrise Preferred Stock were outstanding and entitled to vote at the Sunrise Special Meeting.

          Any person giving a proxy in the form accompanying this Joint Proxy Statement/Prospectus has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of Sunrise an instrument of revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by affirmatively electing to vote in person while attending the Sunrise Special Meeting. A stockholder who attends the meeting, however, need not revoke the proxy and vote in person unless the stockholder wishes to do so. All valid, unrevoked proxies will be voted at the Sunrise Special Meeting in accordance with the instructions given. IF THE SIGNED PROXY IS RETURNED WITHOUT INSTRUCTIONS, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. A majority of the shares of both the Sunrise Common Stock and Sunrise Preferred Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Sunrise Special Meeting. The affirmative vote of the holders of a majority of the shares of outstanding Sunrise Common Stock and a majority of the shares of the Sunrise Preferred Stock, voting separately as a class, is required to approve the Merger Agreement and the Merger. Abstentions have the same effect as "no" votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Sunrise Special Meeting and have the same effect as "no" votes in determining whether the proposal is approved. Although the Notice of Special Meeting of Sunrise Stockholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors of Sunrise has no knowledge of any matters to be presented at the meeting other than those referred to herein. The accompanying proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

          SOLICITATION OF PROXIES. The accompanying proxy is being solicited on behalf of the Sunrise Board. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne equally by Sunrise and EAI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of Sunrise. Arrangements have also been made with brokerage houses, banks, and other custodians, nominees, and fiduciaries for the forwarding of

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

solicitation materials to the beneficial owners of Sunrise Common Stock and Sunrise Preferred Stock held of record by such person, and Sunrise will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                              BACKGROUND OF THE MERGER

          The terms and conditions of the Merger were determined through arm's length negotiations between the senior managements, Boards of Directors and financial advisors of EAI and Sunrise. In determining the form of the transaction and the form and amount of the consideration, numerous factors were reviewed by the senior managements and Boards of Directors of EAI and Sunrise. See "Recommendations of the Boards of Directors and Reasons for the Merger." The following is a brief discussion of the contacts and negotiations that have occurred between EAI and Sunrise.

          As part of their continuing efforts to maximize shareholder value, the EAI Board and the Sunrise Board have from time to time over the past years separately discussed the advisability of entering into a strategic business relationship or combination with one or more companies in the education industry. In this regard, in September 1996 the EAI Board engaged Lehman Brothers to provide financial advisory services to EAI and to locate prospective candidates that could potentially enter into a strategic business relationship or combination with EAI. During 1996 and 1997, the Company made contact with five prospective candidates, including Sunrise. There are no alternative arrangements with any of these other parties. The Sunrise Board engaged B C Capital Corp. in November 1996 for similar purposes. At such time, Sunrise was also a party to an existing agreement, dated April 15, 1995, with The Miller Group ("Miller") pursuant to which Miller provided investor relations and acquisition consulting services to Sunrise in consideration for a monthly fee of $5,700 and a warrant to purchase 145,000 shares of Sunrise Common Stock at a per share exercise price of $1.21875. Representatives of Miller had also participated in preliminary discussions with EAI (as discussed below). Sunrise determined to engage both Miller and B C Capital Corp. to draw upon Miller's significant experience with Sunrise and specific knowledge of Sunrise's business and business opportunities and B C Capital Corp.'s extensive capital markets and financial advisory capabilities. The original agreement with Miller expired by its terms in December 1996 and was subsequently replaced by (i) a letter agreement, dated December 30, 1996, pursuant to which Miller provides ongoing investor relations services to Sunrise in consideration for a monthly fee of $3,500 and a warrant to purchase 50,000 shares of Sunrise Common Stock at a per share exercise price of $1.375, and (ii) a letter agreement, dated May 29, 1997, pursuant to which Miller agreed to provide merger and acquisition consulting services to Sunrise and serve as co-financial advisor to Sunrise along with B C Capital Corp. in consideration of a sliding scale fee based on a percentage of the aggregate consideration paid in any potential combination ranging from 2.5% of the first $2,000,000 of consideration to .5% of the aggregate consideration in excess of $30,000,000. At the request of Sunrise, on July 24, 1997, B C Capital Corp. and Miller executed a letter agreement clarifying the parties' intention that only a single fee would be paid by Sunrise in connection with a completed combination and that any amount to be paid to Miller would therefore reduce the amount otherwise to be paid to B C Capital Corp. Please see "Opinions of Barber & Bronson Incorporated" for additional information regarding the compensation to be received by B C Capital Corp., and its affiliate Barber & Bronson, in connection with the Merger.

          The parties first had discussions regarding a possible combination of the two companies in July 1996 when John T. Golle, Chairman and Chief Executive Officer of EAI, contacted James R. Evans, Chairman and President of Sunrise. Mr. Golle made this contact in light of Sunrise's strong presence in the preschool education market in Arizona, a level of education and a geographic area that EAI was in the process of evaluating for potential expansion. At such time, Mr. Golle and Mr. Evans had very preliminary discussions which led to the conclusion that discussions should continue at a later date. As a result of this initial meeting, EAI and Sunrise entered into a Confidentiality Agreement dated as of July 25, 1996, pursuant to which each company agreed to provide various financial and other information to the other. In September 1996, a second meeting took place between Messrs. Golle and Evans, along with a representative of Miller. At this meeting, the parties continued their preliminary discussions regarding a combination of the two companies and agreed to meet again at a later date. Several weeks later, additional discussions were held involving the same parties as well as B C Capital Corp. The conclusion of these preliminary meetings was that further discussions between EAI and Sunrise would be

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

beneficial but that it was premature to enter into more extensive negotiations at the time. The reason for this conclusion was that EAI had yet to make a final decision regarding its change in strategic focus from pursuing contracts to manage public schools to expanding its private schools business and entering the public charter school market.

          On March 12, 1997, EAI and Sunrise entered into a new Confidentiality Agreement and agreed to continue their discussions. On April 18, 1997, representatives of Lehman Brothers contacted representatives of B C Capital Corp. to discuss the potential combination of EAI and Sunrise. Representatives of Lehman Brothers made this contact in light of the benefits they perceived from a possible combination, including economies of scale and the advantages of combining EAI's expertise with Sunrise's existing operations. Between April 18 and July 1, 1997, Lehman Brothers and B C Capital Corp. held various in-person and telephone discussions with each other and with their respective clients regarding the feasibility and possible structure of such a combination. In addition, on April 30, 1997, Lehman Brothers delivered an oral report to the Board of Directors of EAI on the status of the negotiations between the parties. Based on the foregoing discussions, Mr. Golle and Mr. Evans concluded that the timing was appropriate for a combination of the two companies. On July 1, 1997, Mr. Golle sent Mr. Evans a letter proposing the merger of the two companies and the general terms of such a transaction. The terms of this letter contemplated a $2.00 per share price to the holders of Sunrise Common Stock and Sunrise Preferred Stock. Sunrise stockholders were given the option of receiving as consideration either cash or EAI Common Stock, or a combination thereof, with an aggregate cap on the maximum cash to be issued of 50% of the total consideration to be paid in the Merger with requests for cash to be treated pro-rata if they exceeded 50% of such consideration. The letter also assumed that the Sunrise Preferred Stock would remain outstanding as a class of EAI Preferred Stock, convertible into EAI Common Stock following the Merger.

          On May 22, 1997, the Sunrise Board was apprised of the preliminary discussions and authorized management to continue to pursue the possibility of a combination and to continue due diligence reviews. On April 30, 1997, July 1, 1997 and July 16, 1997, Mr. Golle reported to the EAI Board on the status of the preliminary discussions with Sunrise and the feasibility of a combination of the two companies. On each of these dates, the EAI Board authorized management to continue its negotiations with Sunrise.

          Following the directives of the EAI Board and the Sunrise Board to move forward with negotiations, discussions continued between Lehman Brothers and B C Capital Corp. regarding the potential price, material terms and structure of the proposed transaction through June and July 1997. Mr. Golle and Mr. Evans, as well as other members of EAI and Sunrise management, were closely involved in these discussions through contacts with their respective financial advisors. Representatives of Miller participated throughout the process on behalf of Sunrise. During this period, EAI circulated a draft of a proposed merger agreement for discussion purposes to give Sunrise ample opportunity to review the general scope of the representations, warranties, conditions and covenants that EAI anticipated would be part of any definitive merger agreement in order to facilitate the negotiation of the merger agreement once the potential price, materials terms and structure of the proposed transaction had been agreed to.

          Between mid-July and September 1, 1997, Sunrise and EAI performed due diligence investigations and engaged in further discussions. The due diligence investigations included a visit to Phoenix, Arizona by members of EAI management, EAI's legal counsel and representatives of Lehman Brothers to meet with members of Sunrise management, Sunrise's legal counsel and representatives of B C Capital Corp. on July 17-18, 1997.

          At meetings on July 7, 1997 and July 21-22, 1997, the Sunrise Board received updates from management, legal counsel, B C Capital Corp. and Miller as to the status of negotiations and due diligence and the probable valuations of the two companies. At the July 7, 1997 meeting, the Sunrise Board confirmed its directive to management to pursue negotiations. At the July 21-22, 1997 meeting, the Sunrise Board received a presentation from Barber & Bronson, an affiliate of B C Capital Corp., regarding the fairness of the transaction following which Barber & Bronson indicated that it was prepared to deliver its opinion that the consideration to be paid in the transaction is fair to Sunrise stockholders. The Sunrise Board then approved the Merger subject to approving the final terms and a definitive merger agreement.

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

          On July 25, 1997, the EAI Board received a report regarding the status of negotiations from Mr. Golle and representatives of Lehman Brothers, and EAI's legal counsel, which included a summary of the proposed terms of the Merger Agreement by legal counsel. Lehman Brothers gave a presentation to the EAI Board regarding the fairness of the transaction following which Lehman Brothers indicated that it was prepared to deliver its opinion that the consideration to be paid in the transaction is fair to EAI. The EAI Board authorized management to move forward with the Merger subject to the EAI Board approving the final terms and a definitive merger agreement.

          On July 25, 1997, the Sunrise Board received a report regarding the status of negotiations from Mr. Evans and representatives of B C Capital Corp., Miller and Sunrise's legal counsel, which included a summary of the proposed terms of the Merger Agreement by legal counsel. At this meeting, Barber & Bronson reiterated that it was prepared to deliver its opinion that the consideration to be paid in the transaction is fair to Sunrise stockholders. The Sunrise Board reconfirmed its prior approval of the Merger subject to its approving the final terms and a definitive Merger Agreement.

          During late July and August 1997, senior management, certain directors and the financial advisors of both EAI and Sunrise met several times to negotiate the final terms of the Merger, including the amount and form of consideration, relative valuations, adjustment collars, treatment of the Sunrise Preferred Stock and advisory fees and expenses. During this period, the discussions also considered additional issues that arose during the continuing due diligence of the parties. In addition, extensive negotiations focused on whether the Sunrise Preferred Stock would be required to convert into EAI Common Stock at the discussed price. The parties also continued discussions regarding the potential combination, including various operating, personnel and strategic issues.

          Negotiation of the definitive merger agreement and other documents continued through August 1997, as did additional due diligence investigations by both parties. On August 19, 1997, the EAI Board received a report on the status of the final negotiations from Mr. Golle. By the end of August, the parties had agreed upon the formulae for calculating the exchange ratios for the conversion of the Sunrise Common Stock and Sunrise Preferred Stock into EAI Common Stock, and that the Sunrise Preferred Stock would be required to convert into EAI Common Stock upon consummation of the Merger. By this time, the parties also had agreed that holders of Sunrise Common Stock would be able to elect to receive cash in the amount of $1.92 in lieu of shares of EAI Common Stock, up to an aggregate limit of 50% of the total consideration paid to the holders of Sunrise Common Stock. Based on these terms, EAI circulated a draft of the proposed definitive Merger Agreement on August 28, 1997.

          On September 2, 1997, the EAI Board met to consider the Merger. After reviewing the findings of the management, financial and legal due diligence investigations of Sunrise, discussing with senior management of EAI and legal counsel the benefits and risks associated with the proposed Merger, reviewing the terms of the Merger Agreement with senior management, legal counsel and Lehman Brothers, and reviewing and considering the fairness opinion of Lehman Brothers (see "Opinions of Lehman Brothers"), the EAI Board determined that the Merger was fair to, and in the best interests of, EAI and its shareholders and unanimously voted to approve and adopt the Merger Agreement and the Merger and to submit the Merger Proposal to the EAI shareholders for their approval at the EAI Annual Meeting.

          On September 2, 1997, the Sunrise Board met to consider the Merger. After reviewing the findings of the management, financial and legal due diligence investigations of EAI, discussing with senior management of Sunrise and legal counsel the benefits and rights associated with the proposed Merger, reviewing the terms of the Merger Agreement with senior management, legal counsel, B C Capital Corp. and Miller, and reviewing and considering the fairness opinion of Barber & Bronson (see "Opinions of Barber & Bronson"), the Sunrise Board determined that the Merger was fair to, and in the best interests of, Sunrise and its stockholders and unanimously voted to approve and adopt the Merger Agreement and the Merger and to call a special meeting of the stockholders of Sunrise to consider and vote on the Merger Proposal.

          The Merger Agreement was executed by the parties on September 2, 1997. See "Recommendations of the Boards of Directors and Reasons for the Merger."

          Certain directors and officers of Sunrise have interests in the Merger different from the interests of other Sunrise stockholders. See "The Merger -- Interests of Certain Persons in the Merger" and "Management of EAI -- New Directors and Officers."

                     RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
                             AND REASONS FOR THE MERGER

GENERAL

          Both EAI and Sunrise have been operating private education centers in the Phoenix, Arizona area for many years. EAI opened a Tesseract private elementary school in Paradise Valley in the fall of 1988. This school is operating at capacity and has present enrollments of more than 375 children, including approximately 85 preschool enrollees from ages 3 to 5. Sunrise commenced its operations in 1980 and currently operates 24 preschool centers in the greater Phoenix area. EAI plans to expand its private educational offerings in the Phoenix area and is evaluating possible school sites for new elementary, middle and high schools. Any new elementary school location would also offer a preschool program. EAI's experience with its Paradise Valley school, as well as its private Tesseract school in Eagan, Minnesota, indicates that preschools are excellent feeders for its elementary schools. Sunrise has recognized the need to expand its educational programs in its preschool centers and, within the past two years, began offering private kindergarten through first grade curriculum.

          In early 1997, EAI was granted a charter from the State of Arizona to open 12 new public charter schools over the next three years. Because the level of capital funding is presently inadequate to support the facility costs, EAI has deferred the opening of any public charter schools in Arizona.
 This fall, Sunrise began operating public charter schools in approximately 16 of its centers, serving grades kindergarten through third grade, under a management agreement with Preschool Services, Inc. ("PSI"), a non-profit organization.

          Although EAI has focused principally on the primary and secondary education levels and Sunrise on the preschool market, both companies, as evidenced by their activities to date, are moving towards a vertically integrated offering of education services. Both EAI and Sunrise believe the Merger is a good strategic fit because (i) Sunrise's market strength in Arizona combines well with EAI's strategic plan for geographic expansion,
(ii) Sunrise's strong presence in the preschool education market combines well with EAI's strategic plan for vertical integration of its education services, (iii) EAI's proven curriculum and its TesseracT education program can be adapted for use in the Sunrise centers as they expand their educational offerings, (iv) the management strengths of the two companies are generally complementary, given their educational experience involving different grade levels, and (v) the similarity in strategic direction of the two companies should allow for a relatively smooth combination.

          The strategic combination of the two companies provides opportunities for improved profits as follows: (i) the Sunrise centers have historically been under utilized, which has allowed Sunrise to open public charter schools this fall within certain of its centers, (ii) as the educational offerings at Sunrise centers are expanded, this differentiation in services provided is expected to increase enrollments and tuition levels, which presently are below EAI preschool levels, (iii) as more focus is placed on educational development, the Sunrise centers are expected to move to a concentration of 3 to 5 year olds and away from lower margin infant care,
(iv) as EAI expands its elementary school sites, the Sunrise enrollment base is expected to provide enhanced recruitment opportunities for the EAI schools, and (v) the combination of the two companies will provide cost savings opportunities, with expected reductions in general and administrative costs.

          In connection with its review of the proposed Merger, EAI's management conducted a review of potential cost savings to be derived from the Merger assuming a consolidation of certain administrative functions and elimination of various redundant expenditures. Such analysis by EAI indicated that possible reductions in professional fees, reporting requirements and duplicative administrative activities could result in annual cost savings of approximately $300,000.

          Although these benefits may not be realized over the short-term as the combination and transition of the businesses takes place, the probable synergies from the Merger are expected to improve the profitability of the combined business over the long-term. However, there can be no assurance that any of the above-referenced forward-looking statements concerning the potential benefits or synergies from the Merger will be realized at any time in the future because they are subject to certain risks and uncertainties, including those described under "Risk Factors" herein, that could cause actual results to differ materially from expected results.

EAI

          The EAI Board believes that the terms of the Merger are fair to, and in the best interests of, EAI and its shareholders. ACCORDINGLY, THE EAI BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, INCLUDING THE MERGER PROPOSAL, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF EAI COMMON STOCK VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

          Prior to recommending action on the Merger, the EAI Board reviewed various materials and engaged in discussion with EAI's management and its advisors regarding the business, operations and financial condition of Sunrise. The EAI Board also reviewed the terms and conditions of the transactions contemplated by the Merger Agreement with EAI's senior management, legal counsel and its financial advisor, Lehman Brothers. The presentations at the April 30, 1997, July 25, 1997 and September 2, 1997 meetings of the EAI Board included discussions of EAI's long-term strategic objectives and general information regarding Sunrise's business. At such meetings, EAI legal counsel discussed the terms of the Merger Agreement and the fiduciary duties of the EAI Board with respect to the Merger.

          In approving the Merger, the EAI Board considered a number of factors, including:

         (i) the skills and experiences of Sunrise personnel and their ability to further strengthen EAI's management and school operations;

         (ii) the impact of potential marketing and real estate development efficiencies, reduced entry costs into Sunrise's markets, PSI's existing public school charter and other synergies which may result from the Merger;

         (iii) the expanded geographic coverage represented by the combined companies after the Merger, including Sunrise's strong position in the Arizona market;

         (iv) the size and quality of Sunrise preschool centers and their capacity to add elementary school children;

         (v) the financial and operational resources of the combined companies and the opportunity for continued unit growth and growth in new markets;

         (vi) the complementary operating philosophies of EAI and Sunrise, with both having a strong focus in a particular level of education; and

         (vii) the opinion of Lehman Brothers that as of such date the consideration to be paid in the Merger is fair, from a financial point of view, to EAI.

          In evaluating the acceptability of the proposed amount of cash to be paid and number of shares of EAI Common Stock to be issued in the Merger, the EAI Board considered: (i) the terms of the Merger Agreement; (ii) that the amount of cash and number of shares had been negotiated at arm's length between senior management

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

and certain directors of both companies and their respective advisors; and
(iii) the opinion of Lehman Brothers described below under "Opinions of Lehman Brothers Inc.," including the various matters considered by Lehman Brothers in reaching its conclusion.

          The EAI Board also considered a number of risks associated with the Merger, including (i) the possibility that Sunrise would not be successfully integrated into EAI, thus prohibiting EAI from taking advantage of the synergies expected to result from the Merger, and (ii) the possibility that key personnel of Sunrise to be retained by EAI would not continue their employment following the Merger causing management disruption. On balance, however, the EAI Board determined that the benefits of the Merger outweighed the potential risks and unanimously approved the Merger.

          The foregoing discussion of information and factors considered by the EAI Board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the EAI board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weights to various factors.

SUNRISE

          THE SUNRISE BOARD HAS UNANIMOUSLY APPROVED THE PROPOSED MERGER AND BELIEVES THE MERGER IS IN THE BEST INTERESTS OF SUNRISE AND ITS STOCKHOLDERS. ACCORDINGLY, THE SUNRISE BOARD UNANIMOUSLY RECOMMENDS THAT SUNRISE STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. In reaching their decision, the directors considered, with the assistance of management and its legal and financial advisors, the following factors:

     (i) the Merger provides Sunrise stockholders with EAI Common Stock in a tax-free exchange at a substantial premium over the historical market prices for their shares of Sunrise Common Stock and Sunrise Preferred Stock. In addition, the Merger Agreement provides for a minimum Exchange Ratio and a minimum Series C Conversion Factor which offers Sunrise stockholders protection if the EAI Share Price exceeds a specified amount. Similarly, the Merger provides holders of Sunrise Common Stock the right to elect to receive all or part of their consideration in the Merger in cash for their Sunrise shares;

     (ii) the Merger offers Sunrise stockholders an opportunity to participate in the long-term growth and appreciation of Sunrise's business through their ownership interest in EAI;

     (iii) the strategic fit between Sunrise and EAI and the complementary nature of their respective businesses;

     (iv)   anticipated operating synergies and cost savings, including
            (a) the consolidation of corporate, administrative and support functions, and (b) the elimination of public reporting obligations of Sunrise (the Sunrise Board did not consider any quantified amount of such cost savings in reaching its decision to engage in the Merger);

     (v) the opinion of Barber & Bronson that, as of September 2, 1997, the consideration to be paid in the transaction is fair, from a financial point of view, to the Sunrise stockholders (See "Opinions of Barber & Bronson Incorporated");

     (vi) the Sunrise Board considered the financial and other terms of the Merger, including that the Merger will be subject to the approval by EAI shareholders, and, while the Merger Agreement contains a "no-shop" clause and a termination fee provision (see "The Merger -- Termination of the Merger Agreement"), the Merger Agreement permits Sunrise to provide information to or enter into discussions or negotiations with other persons if the Sunrise Board determines that it is appropriate in the exercise of the directors' fiduciary duties; and

     (vii) information with respect to the financial condition and business of EAI, including, among other things, EAI's recent operating performance.

          In the course of its deliberations, the Sunrise Board reviewed the following additional factors relevant to the Merger: (i) the capital structure of EAI; (ii) the financial presentation and analysis of Barber & Bronson prepared in connection with its fairness opinion; (iii) reports from management and legal advisors on specific terms of the Merger Agreement; (iv) information received concerning the financial performance, condition, business operations and prospects of each of Sunrise and EAI; and (v) the proposed terms, timing and structure of the Merger.

          The Sunrise Board also considered a number of risks associated with the Merger, including: (i) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of the combined company, key management personnel of Sunrise might not continue their employment with the combined company; (ii) the possibility that certain of the operating economies of scale such as the elimination of redundant administrative costs sought to be achieved as a result of the Merger might not be realized; (iii) the possibility of Sunrise's failure to be successfully integrated into EAI; and (iv) the maximum Exchange Ratio and the maximum Series C Conversion Factor which cap the number of shares of EAI Common Stock that Sunrise stockholders would receive upon consummation of the Merger if the EAI Share Price falls below a specified amount. On balance, however, the Sunrise Board determined that the benefits of the Merger outweighed the potential risks and unanimously approved the Merger.

          The foregoing discussion of information and factors considered by the Sunrise Board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the Sunrise Board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weights to different factors.

                  OPINIONS OF LEHMAN BROTHERS INC.

          EAI retained Lehman Brothers to act as its financial advisor in connection with the Merger. In connection with its role as financial advisor, Lehman Brothers delivered an oral report to the Board of Directors of EAI on April 30, 1997 on the status of the negotiations between EAI and Sunrise. Based on the discussions with the EAI Board of Directors, no written report was distributed by Lehman Brothers on April 30, 1997. Lehman Brothers subsequently delivered a written report to the Board of Directors of EAI on July 25, 1997, which report contained the financial and comparative analyses that are described below. Lehman Brothers also advised the EAI Board of Directors that it was prepared to deliver a written opinion on such date; however, no written opinion was delivered on July 25, 1997. On September 2, 1997, Lehman Brothers delivered its written opinion to the Board of Directors of EAI that, as of the date of such opinion, and based upon assumptions made, matters considered, and limitations on its review as set forth in the opinions, from a financial point of view, the consideration to be offered to the holders of Sunrise Common Stock and Sunrise Preferred Stock in the Merger is fair to EAI. Lehman Brothers did not deliver an additional written report on September 2, 1997.

          THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ATTACHED AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS MAY READ SUCH OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY OF THE OPINION OF LEHMAN BROTHERS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

          No limitations were imposed by EAI on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinions. Lehman Brothers was not requested to and did not make any recommendation to the Board of Directors of EAI as to the form or amount of the consideration to be paid by EAI in the Merger, which was determined through arm's length negotiations between the parties. In arriving at its opinions, Lehman Brothers did not ascribe a specific range of value to Sunrise, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered to the holders of Sunrise Common Stock and Sunrise Preferred Stock in the Merger on the basis of the financial and comparative analyses described below. Lehman Brothers' opinions were for the use and benefit of the Board of Directors of EAI in connection with its consideration of the Merger and are not intended to be and do not constitute a recommendation to any shareholder of EAI as to how such shareholder should vote with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinions do not address, EAI's underlying business decision to proceed with or effect the Merger.

          In arriving at its opinions, Lehman Brothers reviewed and analyzed
(i) the Merger Agreement and the specific terms of the Merger, (ii) the Form 10-K for the fiscal year ended June 30, 1996, the Form 10-Q for the quarter ended March 31, 1997, the Form 10-K for the fiscal year ended June 30, 1997 and the Form 10-Q for the quarter ended September 30, 1997 of EAI and the Form 10-KSB for the fiscal year ended July 31, 1996, the Form 10-QSB for the quarter ended April 30, 1997 and the Form 10-KSB for the fiscal year ended July 31, 1997 of Sunrise, and such other publicly available information concerning EAI and Sunrise that Lehman Brothers believed to be relevant to its analysis, (iii) financial and operating information with respect to the business, operations and prospects of EAI and Sunrise furnished to Lehman Brothers by EAI and Sunrise, respectively, (iv) trading histories of the EAI Common Stock and the Sunrise Common Stock and a comparison of those trading histories with those of other companies that Lehman Brothers deemed relevant, and (v) a comparison of the historical financial results and present financial condition of EAI and Sunrise with those of other companies that Lehman Brothers deemed relevant. In addition, Lehman Brothers had discussions with the managements of EAI and Sunrise concerning their respective businesses, operations, assets, financial conditions and prospects and the operating synergies and other strategic benefits expected to result from a combination of the businesses of EAI and Sunrise, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

          In arriving at its opinions, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any respon sibility for independent verification of such information and further relied upon the assurances of the managements of EAI and Sunrise that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.
With respect to the financial projections of EAI and Sunrise, upon advice of EAI, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of EAI as to the future financial performance of EAI and Sunrise and that EAI and Sunrise will perform substantially in accordance with such projections. In arriving at its opinions, Lehman Brothers did not conduct a physical inspection of the properties and facilities of EAI or Sunrise and did not make or obtain any evaluations or appraisals of the assets or liabilities of EAI or Sunrise. Upon the advice of EAI and its legal and accounting advisors, Lehman Brothers assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and therefore as a tax-free transaction to the stockholders of Sunrise to the extent such stockholders elect to receive shares of EAI Common Stock. Lehman Brothers' opinions necessarily were based upon market, economic and other conditions as they existed on, and could be evaluated as of, September 2, 1997 and the date of this Joint Proxy Statement/Prospectus.

          In connection with the preparation and delivery of its opinions to the Board of Directors of EAI, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinions, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of EAI and Sunrise. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

          TRANSACTION TERMS. The value to be received by holders of Sunrise Common Stock is $1.92 per share in cash and/or shares of EAI Common Stock, subject to certain limits on the total amount of cash and subject to adjustment under certain circumstances. The value to be received by the holders of Sunrise Preferred is $15.00 per share in shares of EAI Common Stock, subject to adjustment under certain circumstances.

          COMPARABLE PUBLIC COMPANY ANALYSIS. Lehman Brothers compared the historical operating, financial and stock market performances of certain publicly traded companies that it considered relevant with the historical operating, financial and stock market performance of Sunrise, based upon information provided to Lehman Brothers by the management of Sunrise and information that was publicly available. The companies that Lehman Brothers included as comparable child care companies were Children's Discovery Centers of America, Children's Wonderland, ChildTime Learning Centers, Kiddie Academy International, Kindercare Learning Centers, New Horizon's Kid and Nobel Education Dynamics (the "Sunrise Comparable Companies"). For each of the Sunrise Comparable Companies with meaningful operating data, Lehman Brothers reviewed the revenues per school, revenues per student, facilities utilization, personnel costs as a percentage of sales, center operating costs as a percentage of revenues, school operating profit margins, general and administrative costs as a percentage of sales and operating profit margins.

          Lehman Brothers also compared the price performance of Sunrise Common Stock from July 19, 1996 to July 18, 1997 to that of an index comprising the Sunrise Comparable Companies with meaningful trading data. Using July 19, 1996 as the base of 100 percent, on July 18, 1997, the price of Sunrise Common Stock was 96.0 percent of the base value, compared to 92.5 percent for the Sunrise Comparable Companies. Lehman Brothers performed a similar analysis for the five years ending July 18, 1997, comparing the price of Sunrise Common Stock price to the NASDAQ Composite Index. At July 18, 1997, the price of Sunrise Common Stock price was 312.5 percent of the base value, compared to 274.3 percent for the NASDAQ Composite Index.

          For EAI, Lehman Brothers compared the historical financial and stock market performances of certain publicly traded companies that it considered relevant with the historical financial and stock market performance of EAI, based upon information provided to Lehman Brothers by the management of EAI and information that was publicly available. The companies that Lehman Brothers included as comparable education companies were Apollo Group, DeVRY, Educational Management Corporation, Educational Medical, ITT Educational Services, Strayer Education, Sylvan Learning Systems and Whitman Education (the "EAI Comparable Companies").

          Lehman Brothers also compared the price performance of EAI Common Stock from July 19, 1996 to July 18, 1997 to that of an index comprising the EAI Comparable Companies with meaningful trading data. Using July 19, 1996 as the base of 100 percent, on July 18, 1997, the price of EAI Common Stock price was 147.9 percent of the base value, compared to 137.3 percent for the EAI Comparable Companies.

          Because of the inherent differences between the business, operations and prospects of Sunrise and EAI and the businesses, operations and prospects of the respective comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses, but rather also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Sunrise and EAI and their respective comparable companies that would affect the public trading values of each.

          DISCOUNTED CASH FLOW ANALYSIS. Lehman Brothers performed a discounted cash flow analysis based on the projected financial information for Sunrise provided by EAI's management. Lehman Brothers noted that this projection was prepared based on assumptions that included, among other things, the success of Sunrise's expansion program, which includes the development and/or acquisition of new centers, obtaining charter school contracts and child care contracts, developing new educational programs and attracting additional students. Lehman Brothers informed the Board of Directors of EAI that any forecast in the child care and education industry is subject to a number of variables which present significant obstacles. These variables include the ability to maintain existing contracts, market capacity and market acceptance of products and the competitive risk presented by other child care and education companies with similar programs and/or better resources.

          Lehman Brothers discounted to present value the projected stream of after-tax cash flows and the terminal year value (the "Terminal Value") of the business. The Terminal Value for the discounted cash flow analysis of the projections was based upon a range of 20 to 30 times projected net income for fiscal year 2000. Lehman Brothers used discount rates ranging from 30 to 40 percent, which were chosen based on factors such as the current level of inflation and interest rates, the inherent business risk of Sunrise and the child care industry as a whole, and the cost of capital to Sunrise. These assumptions produced present values ranging from $9.0 million to $16.7 million. This represents a range of present values per share for Sunrise stock, based on 8.2 million fully-diluted shares, of $1.10 to $2.04.

          P/E VALUATION BASED ON PROJECTED EARNINGS ANALYSIS. Lehman Brothers performed a P/E valuation based on projected earnings analysis using the projected financial information for EAI provided by EAI's management. Lehman Brothers noted that EAI's projections were prepared based on assumptions that included, among other things, the success of EAI's expansion program, which includes the development of new schools, obtaining charter school contracts and attracting additional students. Lehman Brothers informed the Board of Directors of EAI that any forecast in the education industry is subject to a number of variables which present significant obstacles. These variables include the ability to maintain existing contracts, market capacity and market acceptance of products and the competitive risk presented by other education companies with similar programs and/or better resources.

          Lehman Brothers discounted to present value the projected market capitalizations (the "Projected Market Capitalizations") of the business at June 30, 1999 and June 30, 2000. The Projected Market Capitalizations were based upon a range of 25 to 30 times projected net income for each respective fiscal year. Lehman Brothers used a discount rate of 25 percent, which was chosen based on factors such as the current level of inflation and interest rates, the inherent business risk of EAI and the education industry as a whole, and the cost of capital to EAI.

These assumptions produced present values ranging from $34.2 million to $89.8 million. This represents a range of present values per share for EAI Common Stock, based on 7.5 million primary shares, of $4.56 to $11.99.

          COMPONENT ANALYSIS. Lehman Brothers performed a component analysis based on publicly available information for EAI as of March 31, 1997 as well as estimates provided by EAI's management. By computing a component value of EAI's balance sheet items, Lehman Brothers determined an aggregate component value for EAI of $34.9 million, or $4.66 per share based on 7.5 million primary shares outstanding.

          Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board of Directors of EAI selected Lehman Brothers because of its expertise, reputation and familiarity with EAI and Sunrise in particular and the education and childcare industries in general and because its investment banking professionals have substantial experience in transactions similar to the Merger.

          As compensation for its services in connection with the Merger, EAI has agreed to pay Lehman Brothers a fee, upon consummation of the Merger, equal to approximately $700,000. In addition, EAI has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by EAI and the rendering of its opinion.

          Lehman Brothers is acting as financial advisor to EAI in connection with the Merger. In the ordinary course of its business, Lehman Brothers may actively trade in the equity securities of EAI and Sunrise for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                     OPINIONS OF BARBER & BRONSON INCORPORATED

          Sunrise engaged Barber & Bronson, an affiliate of B C Capital Corp. (a financial advisor to Sunrise in connection with the Merger), to render its opinions (the "Barber & Bronson Opinions") with respect to the fairness, from a financial point of view, to the stockholders of Sunrise of the Merger Consideration (as defined in the written opinions of Barber & Bronson) to be received by such stockholders in the Merger.

          At the meeting of the Sunrise Board on July 22, 1997, Barber & Bronson delivered a written report (the "Original Barber & Bronson Report") to the Sunrise Board, which report contained the financial and comparative analyses that are described below. Barber & Bronson also advised the Sunrise Board that it was prepared to deliver a written opinion on such date; however, no written opinion was delivered on July 22, 1997. On September 2, 1997, Barber & Bronson made another report (the "Updated Barber & Bronson Report") to the Sunrise Board, which report was similar in assumptions and analyses to the Original Barber & Bronson Report in all respects except that the Updated Barber & Bronson Report reflected the finalized terms of the Merger arrived at subsequent to July 22, 1997. Barber & Bronson also delivered its written opinion (the "Barber & Bronson Opinion") to the Sunrise Board that, as of such date, based upon and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the stockholders of Sunrise pursuant to the terms of the Merger is fair, from a financial point of view, to such stockholders as of such date.

          THE FULL TEXT OF THE UPDATED OPINION OF BARBER & BRONSON DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ATTACHED HERETO AS EXHIBIT C. SUNRISE STOCKHOLDERS ARE URGED TO READ THE BARBER & BRONSON OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND THE LIMITS OF BARBER & BRONSON'S REVIEW. THE SUMMARY OF THE BARBER & BRONSON OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION AND SUCH OPINION IS INCORPORATED HEREIN BY REFERENCE.

          The Barber & Bronson Opinions were prepared for the use and benefit of the Sunrise Board in connection with the Sunrise Board's consideration of the Merger. The Barber & Bronson Opinions are directed only to the fairness of the Merger Consideration to the stockholders of Sunrise from a financial point of view and do not constitute a recommendation to any stockholder of Sunrise as to how such stockholder should vote at the Sunrise Special Meeting or exercise any such stockholder's rights of election nor do they constitute an opinion as to the price at which the EAI Common Stock will actually trade at any time. Barber & Bronson was not requested to opine as to, and its opinions do not address, Sunrise's underlying business decision to proceed with or effect the Merger. Barber & Bronson was not requested to and did not make any recommendation to the Sunrise Board as to the form and amount of the Merger Consideration to be received by stockholders of Sunrise in the Merger, which was determined through arm's length negotiations between the parties. No limitations were imposed by Sunrise on the scope of Barber & Bronson's investigation or the procedures to be followed by Barber & Bronson in rendering the Barber & Bronson Opinions.

          In rendering the Barber & Bronson Opinions, Barber & Bronson relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Sunrise and EAI or their respective representatives, or that it otherwise reviewed. With respect to the financial projections supplied to it, and relied upon in preparing its opinions, Barber & Bronson assumed that they had been reasonably prepared on a basis that reflected the best currently available estimates and judgments of the managements of Sunrise and EAI as to the future operating and financial performance of Sunrise and EAI, respectively and they provided a reasonable basis upon which Barber & Bronson could form an opinion. Furthermore, Barber & Bronson did not perform any independent verification of the information or projections provided to it and relied upon the assurances of management that they were not aware of any facts that would make any such information inaccurate or misleading. Barber & Bronson did not assume any responsibility for making any independent evaluation of Sunrise's assets or liabilities or for making an independent verification of any information reviewed by it. Under the advice of Sunrise and its legal and accounting advisors, Barber & Bronson assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and therefore, as a tax-free transaction to the stockholders of Sunrise to the extent such stockholders elect to receive EAI Common Stock. The Barber & Bronson Opinions were necessarily based upon market, economic and other conditions as they existed, and could be evaluated as of, the date of the Barber & Bronson Opinions. It should be understood that, although subsequent developments may have affected its opinions, Barber & Bronson is not obligated to update, review or reaffirm its opinions.

          In preparing the Barber & Bronson Opinions, Barber & Bronson reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger; (ii) the Form 10-KSB for the fiscal year ended July 31, 1996, the Form 10-QSB for the quarter ended April 30, 1997 and the Form 10-KSB for the fiscal year ended July 31, 1997 of Sunrise and the Form 10-K for the fiscal year ended June 30, 1996, the Form 10-Q for the quarter ended March 31, 1997, the Form 10-K for the fiscal year ended June 30, 1997 and the Form 10-Q for the quarter ended September 30, 1997 of EAI, and other such publicly available information concerning Sunrise and EAI that Barber & Bronson believed to be relevant to its analysis; (iii) financial and operating information, including financial projections, with respect to the business, operations and prospects of Sunrise and EAI furnished to Barber & Bronson by Sunrise and EAI, respectively; (iv) a comparison of the historical financial results and present financial condition of each of Sunrise and EAI with those of other companies that Barber & Bronson deemed relevant; and (v) trading histories of Sunrise and EAI. In addition, Barber & Bronson met with Sunrise and EAI management teams to discuss the businesses of Sunrise and EAI and participated in discussions with Sunrise and EAI management teams regarding the strategic aspects of the Merger and considered such other information, financial studies, analyses and investigations and financial, economic and market data as it deemed relevant.

          The following is a summary of the material analyses performed by Barber & Bronson in connection with providing the Barber & Bronson Opinions:

          DISCOUNTED CASH FLOW ANALYSIS. Barber & Bronson performed a discounted cash flow analysis based on certain forecasted cash flows of Sunrise. This analysis was based in part upon operating and financial assumptions, forecasts and other information through fiscal 1998, as provided by management of Sunrise. Using this information and an assumed revenue and earnings growth rate of 10% annually through fiscal year 2001,

Barber & Bronson calculated free cash flows based upon forecasted earnings before interest and after taxes, as adjusted for (i) certain forecasted non-cash items (i.e., depreciation and amortization); (ii) forecasted capital expenditures; (iii) forecasted changes in non-cash working capital; and (iv) forecasted changes in long-term assets and liabilities. Barber & Bronson calculated terminal values for Sunrise by applying a range of multiples to Sunrise's fiscal year 2001 forecasted revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") and net income. The free cash flows and terminal values were then discounted to present values using a range of annual discount rates of 12.5% to 20.0%, which were chosen based upon several assumptions including interest rates, the inherent business risk of Sunrise and Sunrise's estimated cost of capital. The range of terminal value multiples were selected based upon trading multiples of selected companies in businesses similar to that in which Sunrise operates. Barber & Bronson then summed the present value of the free cash flows and the present value of the terminal values to derive a range of implied enterprise values. The range of implied enterprise values for Sunrise was then adjusted to account for net cash and cash equivalents by adding $3.0 million to yield a range of implied equity values. These implied equity values were then divided by 8.2 million fully diluted shares of Sunrise Common Stock outstanding to yield a range of implied equity values per share of Sunrise.

          Based upon a range of terminal multiples of revenue for fiscal year 2001 of .50 to 1.25, the implied enterprise value of Sunrise ranged from approximately $7.5 million to approximately $18.9 million. Adding net cash and cash equivalents and dividing by 8.2 million fully diluted shares of Sunrise Common Stock outstanding yielded an equity value range for Sunrise of $1.29 to $2.67 per share. Based upon a range of terminal multiples of EBITDA for fiscal year 2001 of 4.5 to 7.5, the implied enterprise value of Sunrise ranged from approximately $7.7 million to approximately $14.2 million.
Adding net cash and cash equivalents and dividing by 8.2 million fully diluted shares of Sunrise Common Stock outstanding yielded an equity value range for Sunrise of $1.31 to $2.11 per share. Based upon a range of terminal multiples of EBIT for fiscal year 2001 of 7.0 to 10.0, the implied enterprise value of Sunrise ranged from approximately $8.3 million to approximately $14.0 million. Adding net cash and cash equivalents and dividing by 8.2 million fully diluted shares of Sunrise Common Stock outstanding yielded an equity value range for Sunrise of $1.39 to $2.08 per
share.   Based upon a range of terminal multiples of perpetual growth rates for fiscal year 2001 of 9.0% to 10.5%, the implied enterprise value of Sunrise ranged from approximately $7.7 million to approximately $38.6 million. Adding net cash and cash equivalents and dividing by 8.2 million fully diluted shares of Sunrise Common Stock outstanding yielded an equity value range for Sunrise of $1.31 to $5.09 per share.

          COMPARABLE COMPANY ANALYSIS. The comparable publicly traded company analysis involves the review of companies deemed comparable to
Sunrise.   There exist three other publicly traded child care and
instructional services companies that have significant research coverage and are of comparable size to Sunrise: Nobel Education Dynamics, Inc., Children's Discovery Centers of America, Inc. and Childtime Learning Centers, Inc. (the "Selected Companies"). There were several other public companies reviewed but not included in the comparable company analysis for various reasons, including, but not limited to (i) a range in age of student population that is different from that of Sunrise; (ii) size of such other companies; (iii) different geographic location from that of Sunrise; (iv) limited trading volume in such other companies' securities; and (v) losses over an extended period of time.

          Based on publicly available information, Barber & Bronson compared:
(i) the last twelve months ("LTM") revenues; (ii) LTM EBITDA; (iii) LTM EBIT;
(iv) LTM income; (v) book value; and (vi) net tangible book value of such companies with that of Sunrise. Barber & Bronson also calculated a range of market multiples for such companies by dividing the respective market capitalizations by items (i) through (vi) above for such companies. This analysis indicated that the estimated multiple of revenues ranged from 0.51 to 0.74; the estimated multiple of EBITDA ranged from 5.53 to 6.60; the estimated multiple of EBIT ranged from 8.49 to 15.220; the estimated multiple of income ranged from 12.30 to 35.97; the estimated multiple of book value ranged from 0.90 to 1.50; and the estimated multiple of net tangible book value ranged from 1.98 to 321.02.

          Barber & Bronson subsequently used the high, low and average multiples derived from the Selected Companies and applied such multiplies to the corresponding financial information for Sunrise for the LTM ended April 30, 1997, and for fiscal year 1998 forecasted data. This analysis showed that, as of August 27, 1997, using the LTM revenue average comparable company multiple of 0.64, a value of $8.2 million and $10.4 million, respectively, is derived on LTM ended April 30, 1997 and fiscal year 1998 forecasted data. This analysis showed as of August 27, 1997, (i) using the LTM EBITDA average comparable company multiple of 6.11, a value of $11.7 million on fiscal year 1998 forecasted data; (ii) using the LTM EBIT average comparable company multiple of 10.79, a value of $14.9 million on fiscal year 1998 forecasted data; (iii) using the LTM net income average comparable company multiple of 22.88, a value of $25.3 million on fiscal year 1998 forecasted data; (iv) using the LTM book value average comparable company multiple of 1.30, a value of $6.0 million on LTM ended April 30, 1997 data.

          TRADING HISTORY OF SUNRISE COMMON STOCK AND SUNRISE PREFERRED STOCK. Barber & Bronson analyzed the price and trading volume history of the Selected Companies, EAI and Sunrise. The trading history of the Selected Companies' common stock was reviewed to examine trends in the industry and examine industry factors affecting Sunrise Common Stock and Sunrise Preferred Stock. The trading history of the Sunrise Common Stock, Sunrise Preferred Stock and EAI Common Stock was examined to evaluate the market price of those stocks in light of historical trading levels and volumes. Barber & Bronson compared the exchange prices per share of Sunrise Common Stock and Sunrise Preferred Stock to a range of average closing prices of Sunrise Common Stock and Sunrise Preferred Stock for the 52 week period ended August 22, 1997 and their respective 30 day prior closing prices. Barber & Bronson noted that the $1.92 Sunrise Common Stock exchange price represented a 37.2% and 28.0% premium over the average closing price for the 52 week period ended August 22, 1997 and the 30 day prior closing price, respectively. Barber & Bronson noted that the $15.00 Sunrise Preferred Stock exchange price represented a 28.8% and 27.7% premium over the average closing price for the 52 week period ended August 22, 1997 and the 30 day prior closing price, respectively.

          OTHER FACTORS AND ANALYSIS. In the course of preparing its opinions, Barber & Bronson performed certain other analyses and reviewed certain other matters, including, among other things: (i) Sunrise's investment capital requirements; (ii) the combined pro forma ownership of Sunrise and EAI after the Merger; and (iii) the combined pro forma capitalization of Sunrise and EAI after the Merger. While Barber & Bronson gave consideration to the foregoing matters in its analysis, it did not form any conclusions regarding such matters or whether they supported or failed to support an opinion as to the fairness of the Merger Consideration, from a financial point of view, to the Sunrise stockholders. Other than as summarized herein, Barber & Bronson did not perform any other material analysis upon which its fairness opinion is based.

          The summary of the Barber & Bronson analyses set forth above does not purport to be a complete description of the analysis performed by Barber & Bronson, but describes in summary form the principal elements of the presentation made by Barber & Bronson to the Sunrise Board on September 2, 1997 and in preparation and delivery to the Sunrise Board of the Barber & Bronson Opinions. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Barber & Bronson was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Barber & Bronson did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the Merger Consideration, from a financial point of view, to the Sunrise stockholders. However, in reaching its conclusion, Barber & Bronson considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Barber & Bronson did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the factors suggested above, Barber & Bronson believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create an incomplete view of the process underlying the analyses performed by Barber & Bronson in connection with the preparation of its opinions. In performing its analyses, Barber & Bronson made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Barber & Bronson are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

          Barber & Bronson is an investment banking and advisory firm. Barber & Bronson, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, underwritings, sales and distributions of securities, private placements and valuations for corporate and other purposes. In 1995, Barber & Bronson was an underwriter in a public offering of Sunrise Preferred Stock. B C Capital Corp., an affiliate of Barber & Bronson, has since November 1996, acted as a financial consultant to Sunrise and is acting as a financial advisor to Sunrise in connection with the Merger.

          Pursuant to the terms of an engagement letter dated July 24, 1997, Sunrise agreed to pay Barber & Bronson a fee of $100,000 for furnishing the Barber & Bronson Opinions, of which $25,000 became payable upon the signing of the engagement letter, and $75,000 will be payable upon consummation of the Merger. In addition, Sunrise has agreed to indemnify Barber & Bronson to the full extent legally permitted from and against certain liabilities that may arise out of its engagement by Sunrise and the rendering of its opinion. As compensation for its services as a financial advisor to Sunrise in connection with the Merger, Sunrise has agreed to pay B C Capital Corp. a fee, upon consummation of the Merger, of approximately $322,500, reimburse B C Capital Corp. up to $15,000 for reasonable out-of-pocket expenses incurred in connection with the Merger, and to indemnify B C Capital Corp. for liabilities that may arise out of its engagement by Sunrise. For the various advisory and investment banking services performed for Sunrise in the past, both Barber & Bronson and B C Capital Corp. received customary fees and warrants to acquire Sunrise capital stock for such services. As part of the Merger, such warrants will become warrants to purchase shares of EAI Common Stock. In addition, an affiliate of Barber & Bronson is the general partner of a limited partnership which owns 541,116 shares of Sunrise Common Stock. In the ordinary course of its business, Barber & Bronson may actively trade in the equity securities of Sunrise and EAI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

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

                                      THE MERGER

GENERAL

    The respective Boards of Directors of EAI and Sunrise, meeting separately, each authorized the execution and performance of the Merger Agreement.

    THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SPECIFIC PROVISIONS OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS EXHIBIT A TO THIS JOINT PROXY
STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE.

EFFECTIVE TIME AND EFFECT OF THE MERGER

    The Merger Agreement provides that, following the approval by EAI shareholders of the issuance of shares of EAI Common Stock pursuant to the Merger Agreement, and the approval of the Merger and the Merger Agreement by Sunrise stockholders, and the satisfaction or waiver of the other conditions to the Merger, Sunrise will be merged into Sub, with Sub continuing as the surviving corporation, and Sunrise will then be a wholly owned subsidiary of EAI. Following the Effective Time, the corporate name of Surviving Corporation will be Sunrise Educational Services, Inc.

    The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be provided in the Certificate of Merger (the "Effective Time"). The Effective Time is expected to occur as promptly as practicable after the approval of the Merger Proposal by the shareholders of EAI and the approval of the Merger Agreement and the Merger by the stockholders of Sunrise at the respective Annual and Special Meetings, subject to the conditions described under "The Merger -- Conditions to Consummation of the Merger." The separate corporate existence of Sunrise will terminate upon consummation of the Merger and, pursuant to the Merger Agreement and applicable law, each outstanding share of Sunrise Common Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive either (i) a fraction of a share of EAI Common Stock equal to the Exchange Ratio or (ii) cash in the amount of $1.92 at the election of the Sunrise Common Stockholder, up to an aggregate cash consideration limit of 50% of the total consideration paid for the Sunrise Common Stock. The Exchange Ratio will be calculated by dividing $1.92 by the EAI Share Price; provided, however, that under no circumstances shall the Exchange Ratio exceed 0.45 or be less than 0.35. In addition, each outstanding share of Sunrise Preferred Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) will be converted, without any action on the part of the holder thereof, into the right to receive a certain number of shares of EAI Common Stock equal to the Series C Conversion Factor. The Series C Conversion Factor will be equal to the product of 7.0588 and the Series C Exchange Ratio, which is calculated by dividing $2.125 by the EAI Share Price; provided, however, that under no circumstances shall the Series C Exchange Ratio exceed 0.498 or be less than 0.387. The Exchange Ratio and the Series C Conversion Factor shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization, exchange, subdivision, combination, or other similar change in EAI Common Stock, Sunrise Common Stock or Sunrise Preferred Stock prior to the Effective Time.

EXCHANGE OF SHARES

    HOLDERS OF SUNRISE COMMON STOCK MUST DELIVER THEIR STOCK CERTIFICATES TOGETHER WITH A PROPERLY COMPLETED AND SIGNED ELECTION AND TRANSMITTAL NOTICE BY THE ELECTION DEADLINE (AS DEFINED BELOW) IN ORDER TO RECEIVE ANY CASH IN THE MERGER.

    An Election and Transmittal Notice is being mailed separately on the date of this Joint Proxy Statement/Prospectus (the "Mailing Date") to each holder of record of Sunrise Common Stock and Sunrise Preferred Stock as of the Sunrise Record Date. Each Election and Transmittal Notice permits holders of Sunrise Common Stock (or beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election"), to receive either (i) EAI Common Stock (a "Stock Election") with respect to all of such holder's Sunrise Common Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's Sunrise Common Stock, or (iii) EAI Common Stock with respect to a specified number of shares of Sunrise Common Stock (a "Combination Stock Election") and cash with respect to a specified number of shares of Sunrise Common Stock (a "Combination Cash Election"). Any Sunrise Common Stock (other than shares as to which appraisal rights shall have been properly exercised and perfected under Delaware law) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election and Transmittal Notice received prior to the Election Deadline (as defined below) shall be deemed to be "Undesignated Shares." A Stock Election shall be deemed to have been made with respect to all Undesignated Shares. Holders of Sunrise Preferred Stock shall receive EAI Common Stock with respect to all of such holder's Sunrise Preferred Stock.

    ANY ELECTION SHALL HAVE BEEN PROPERLY MADE AND EFFECTIVE ONLY IF THE EXCHANGE AGENT SHALL HAVE ACTUALLY RECEIVED A PROPERLY COMPLETED ELECTION AND TRANSMITTAL NOTICE BY 5:00 P.M. (MINNEAPOLIS TIME) ON DECEMBER 18, 1997 (THE 30TH DAY FOLLOWING THE MAILING DATE) (THE "ELECTIONDEADLINE"). AN ELECTION AND TRANSMITTAL NOTICE SHALL BE DEEMED PROPERLY COMPLETED ONLY IF (I) AN ELECTION IS INDICATED FOR EACH SHARE OF SUNRISE COMMON STOCK COVERED BY SUCH ELECTION AND TRANSMITTAL NOTICE AND (II) SUCH NOTICE IS ACCOMPANIED BY ONE OR MORE CERTIFICATES (OR CUSTOMARY AFFIDAVITS AND INDEMNIFICATION REGARDING THE LOSS OR DESTRUCTION OF SUCH CERTIFICATES OR THE GUARANTEED DELIVERY OF SUCH CERTIFICATES) REPRESENTING ALL SHARES OF SUNRISE COMMON STOCK AND SUNRISE PREFERRED STOCK COVERED BY SUCH ELECTION AND TRANSMITTAL NOTICE, TOGETHER WITH DULY EXECUTED TRANSMITTAL MATERIALS INCLUDED IN OR REQUIRED BY THE ELECTION AND TRANSMITTAL NOTICE. ANY ELECTION AND TRANSMITTAL NOTICE MAY BE REVOKED OR CHANGED BY THE PERSON SUBMITTING SUCH NOTICE AT OR PRIOR TO THE ELECTION DEADLINE. In the event an Election and Transmittal Notice is revoked prior to the Election Deadline, the shares of Sunrise Common Stock represented by such Election and Transmittal Notice shall automatically become Undesignated Shares unless and until a new Election and Transmittal Notice is properly made with respect to such shares on or before the Election Deadline, and the Exchange Agent shall cause the certificates representing such shares of Sunrise Common Stock to be promptly returned without charge to the person submitting the revoked Election and Transmittal Notice upon written request to that effect from the holder who submitted such Election and Transmittal Notice. Subject to the terms of the Merger Agreement and the Election and Transmittal Notice, the Exchange Agent shall have reasonable discretion to determine whether an election, revocation, or change has been properly or timely made and to disregard immaterial defects in the Election and Transmittal Notice, and any decisions of EAI and Sunrise required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither EAI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election and Transmittal Notice.

    If the number of Cash Election Shares (as defined below) exceeds the number of Maximum Cash Shares (as defined below), then as promptly as practicable but not later than ten calendar days after the Effective Time, EAI shall cause the Exchange Agent to effect an allocation among the holders of Cash Election Shares as follows: (i) a cash proration factor shall be determined by dividing (x) the Maximum Cash Shares by (y) the aggregate number of Cash Election Shares (the "Cash Proration Factor"), (ii) each holder of Sunrise Common Stock who made an effective Cash Election or Combination Cash Election shall be entitled to receive in exchange for shares of Sunrise Common Stock (x) cash in an amount equal to the product of (1) $1.92 (the "Per Share Cash Consideration"), and
(2) the aggregate number of shares of Sunrise Common Stock covered by such Cash Election or Combination Cash Election, and (3) the Cash Proration Factor; and
(y) the number of shares of EAI Common Stock equal to the product of (1) the Exchange Ratio, and (2) the aggregate number of shares of Sunrise Common Stock covered by such Cash Election or Combination Cash Election, and (3) one minus the Cash Proration Factor.

    For purposes of the proration described above, the following terms shall have the following definitions (i) "Cash Election Shares" shall mean the aggregate number of shares of Sunrise Common Stock as to which Cash Elections and Combination Cash Elections shall have been made, (ii) "Maximum Cash Shares" shall mean (x) 50% of the aggregate number of shares of all Sunrise Common Stock outstanding immediately prior to the Effective Time less (y) the sum of (1) the aggregate number of shares of Sunrise Common Stock and Sunrise Preferred Stock, on an as converted basis, covered by valid and effective demands for appraisal as of the Effective Time, and (2) the aggregate fractional shares of Sunrise Common Stock and Sunrise Preferred Stock, on an as converted basis, for which the holders of Sunrise Common Stock and Sunrise Preferred Stock are entitled to receive cash in lieu of fractional shares of EAI Common Stock.

    Promptly after the Effective Time, EAI will deposit in trust with the Exchange Agent certificates representing the number of whole shares of EAI Common Stock to which the holders of Sunrise Common Stock and Sunrise Preferred Stock are entitled pursuant to the Merger Agreement, together with cash sufficient to cover the aggregate Per Share Cash Consideration and to pay for fractional shares then known to EAI (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions received from EAI, deliver the number of shares of EAI Common Stock and pay the amounts of cash provided for in the Merger Agreement out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent will be provided by EAI and will become part of the Exchange Fund. The Exchange Fund will not be used for any other purpose, except as provided in the Merger Agreement, or as otherwise agreed to by EAI, Sub, and Sunrise prior to the Effective Time.

    As soon as practicable after the completion of the allocation procedure set forth in the Merger Agreement, each holder of a Certificate who surrenders or has surrendered such Certificate (or customary affidavits and indemnification regarding the loss or destruction of such Certificate), together with duly executed transmittal materials included in or required by the Election and Transmittal Notice, to the Exchange Agent will, upon acceptance thereof, be entitled to a certificate representing the whole shares of EAI Common Stock and/or the cash (with respect to the Sunrise Common Stock only) into which the Sunrise Common Stock and Sunrise Preferred Stock shall have been converted pursuant to the Merger Agreement, as well as cash in lieu of any fractional shares of Sunrise Common Stock or Sunrise Preferred Stock to which such holder would otherwise be entitled. EAI will pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of EAI Common Stock provided that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided, however, that EAI will not pay any transfer or other tax if the obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by EAI otherwise would cause the Merger to fail to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). If any portion of the consideration to be received pursuant to the Merger Agreement upon exchange of a Certificate (whether the consideration to be received is a certificate representing shares of EAI Common Stock or a check representing cash for Per Share Cash Consideration or a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance and payment that the Certificate so surrendered is properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange pays in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of EAI Common Stock or a check representing cash for a fractional share to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Time until surrender in accordance with the Merger Agreement, each Certificate (other than Certificates representing treasury shares of Sunrise) shall be deemed, for all corporate purposes other than the payment of dividends or other distributions, to evidence only the right to receive cash and/or EAI Common Stock, as the case may be, into which such shares of Sunrise Common Stock shall have been so converted. No dividends that are otherwise payable on EAI Common Stock will be paid to persons entitled to receive EAI Common Stock until such persons surrender their Certificates. After such surrender, there will be paid to the person in whose name the EAI Common Stock shall be issued any dividends on such EAI Common Stock that shall have a record date on or after the Effective Time and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. All payments in respect of shares of Sunrise Common Stock or Sunrise Preferred Stock that are made in accordance with the terms hereof will be deemed to have been made in full satisfaction of all rights pertaining to such securities.

    In case of any lost, mislaid, stolen, or destroyed Certificate, the holder may be required, as a condition precedent to the delivery to such holder of the consideration under the Merger Agreement and in accordance with Section 167 of the Delaware Law, to deliver to EAI a bond in such reasonable sum as EAI may direct as indemnity against any claim that may be made against the Exchange Agent, EAI, or Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen, or destroyed.

    After the Effective Time, there will be no transfers on the stock transfer books of Surviving Corporation of the shares of Sunrise Common Stock or Sunrise Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for transfer, they will be canceled and exchanged for EAI Common Stock according to the Merger Agreement. After the Effective Time, the shares of Sunrise Common Stock and Sunrise Preferred Stock shall be delisted from the Nasdaq Small Cap Market.

    Any portion of the Exchange Fund that remains unclaimed by the stockholders of Sunrise for six months after the Effective Time will be returned to EAI, upon demand, and any holder of Sunrise Common Stock or Sunrise Preferred Stock who has not theretofore complied with the appropriate election and transmittal procedures will thereafter look only to EAI for issuance of the number of shares of EAI Common Stock and other consideration to which such holder has become entitled pursuant to the Merger Agreement; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Sunrise Common Stock or Sunrise Preferred Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

    No scrip or fractional shares of EAI Common Stock will be issued in connection with the Merger. Each fractional share of EAI Common Stock which a holder of Sunrise Common Stock or Sunrise Preferred Stock would otherwise be entitled to receive shall automatically be converted into the right to receive from EAI, an amount of cash in lieu of such fractional share of EAI Common Stock based on the EAI Share Price. EAI will make available to the Exchange Agent the cash necessary to pay for fractional shares. Except for such payment, no Sunrise stockholder will be entitled to any dividends or other distributions or other rights of shareholders with respect to any fractional interest.

    The holders of EAI Common Stock will continue to hold their shares without any change in number, designation, terms or rights.

CONDITIONS TO CONSUMMATION OF THE MERGER

    In addition to customary conditions, the obligations of EAI, Sunrise and Sub to consummate the Merger are subject to the satisfaction of certain conditions, including (i) the approval of the Merger and the Merger Agreement by the stockholders of Sunrise and the approval of the issuance of shares of EAI Common Stock pursuant to the Merger Agreement by the shareholders of EAI,
(ii) the amendment of the EAI 1988 Stock Option Plan to increase the number of shares reserved for issuance upon the exercise of options thereunder to an amount sufficient to cover the exercise of options to purchase Sunrise Common Stock assumed by EAI in the Merger, (iii) the increase by one of the number of directors on the EAI Board of Directors with such opening being filled by an individual mutually acceptable to both the EAI and Sunrise Boards of Directors,
(iv) the receipt of all permits, consents and approvals of securities or "Blue Sky" commissions or agencies of any jurisdiction and of other governmental bodies or agencies that may reasonably be deemed necessary so that the consummation of the Merger and the other transactions contemplated hereby will comply with applicable laws, (v) the effectiveness under the Securities Act of the Registration Statement (of which this Joint Proxy Statement/Prospectus constitutes a part) and the absence of any stop order suspending the effectiveness of the Registration Statement or proceedings seeking a stop order,
(vi) the delivery to the EAI shareholders and the Sunrise stockholders of this Joint Proxy Statement/Prospectus in accordance with the requirements of the Securities Act and the Exchange Act, and (vii) the approval of the EAI Common Stock to be issued in the Merger for quotation on the Nasdaq National Market.

    Additional conditions to the obligations of EAI and Sub to consummate the Merger include (i) the accuracy in all material respects, as of the date of the Merger Agreement and immediately prior to the Effective Time, of the representations and warranties of Sunrise and the compliance and performance, in all material respects, of all of the agreements and obligations required to be performed and complied with by Sunrise under the Merger Agreement at or prior to the Effective Time, (ii) the non-occurrence since April 30, 1997 of (x) any damage, destruction or loss, whether covered by insurance or not, that has had, or is reasonably likely to have, a material adverse effect on Sunrise and its subsidiaries taken as a whole,
(y) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which EAI or Sub is a plaintiff directly or derivatively) which, in the reasonable judgment of EAI, would be reasonably likely, if issued, to have a material adverse effect on Sunrise and its subsidiaries, taken as a whole, or (z) any other event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a material adverse effect on Sunrise and its subsidiaries, taken as whole, (iii) the receipt by EAI of all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of EAI Common Stock pursuant to the Merger, (iv) the absence of any threatened, instituted or pending suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which EAI or Sub is a plaintiff directly or derivatively) which, in the reasonable judgment of EAI would, if issued, restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement or require rescission of the Merger Agreement or the transactions contemplated thereby or result in material damages to EAI, Sub or Surviving Corporation if the transactions contemplated by the Merger Agreement are consummated, and the absence of any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated by the Merger Agreement illegal, (v) the receipt by EAI of opinions of Squire, Sanders & Dempsey L.L.P., counsel to Sunrise, substantially to the effect set forth in the Merger Agreement, (vi) the receipt by the EAI Board from Lehman Brothers, on the date of this Joint Proxy Statement/Prospectus, of a written update confirming Lehman Brothers' opinion that the consideration to be offered to the Sunrise stockholders is fair, from a financial point of view, to EAI,
(vii) the receipt by EAI and Sunrise on the date of this Joint Proxy Statement/Prospectus of a letter (in form and substance as is customary in a registered public offering) from Arthur Andersen LLP and Ernst & Young LLP, in each case, dated as of such date, in connection with such accountants' review of certain data and information contained in the Registration Statement of which this Joint Proxy Statement/Prospectus is part, (viii) the receipt by Sunrise of all necessary consents, waivers and approvals required under Sunrise's material agreements, contracts, leases and licenses, (ix) the holders of not more than 5% of the total issued and outstanding shares of Sunrise Common Stock and Sunrise Preferred Stock, determined, with respect to the Sunrise Preferred Stock, on an as converted basis, having taken such action prior to or at the time of the stockholders' vote to approve the Merger as is necessary as of that time to entitle them to appraisal rights under Delaware law, (x) each of the current directors and officers of PSI being acceptable to EAI as of the closing date of the Merger and all actions required to be taken to properly and legally effect any change in such directors or officers after the date of the Merger Agreement having been properly taken in accordance with PSI's charter documents and applicable law, and (xi) the receipt by EAI of an acknowledgment as to certain matters.

    Additional conditions to Sunrise's obligation to consummate the Merger include (i) the accuracy in all material respects, as of the date of the Merger Agreement and immediately prior to the Effective Time, of the representations and warranties of EAI and Sub and the compliance and performance, in all material respects, of all the agreements and obligations required to be performed and complied with by EAI and Sub under the Merger Agreement at or prior to the Effective Time, (ii) the non-occurrence since March 31, 1997 of
(x) any damage, destruction or loss, whether covered by insurance or not, that has had, or is reasonably likely to have, a material adverse effect on EAI and its subsidiaries taken as a whole, (y) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Sunrise is a plaintiff directly or derivatively) which, in the reasonable judgment of Sunrise, would be reasonably likely, if issued, to have a material adverse effect on EAI and its subsidiaries, taken as a whole, or
(z) any other event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a material adverse effect on EAI and its subsidiaries, taken as whole,
(iii) the absence of any threatened, instituted or pending suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Sunrise is a plaintiff directly or derivatively) which, in the reasonable judgment of Sunrise would, if issued, restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement or require rescission of the Merger Agreement or such transactions, and the absence of any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated by the Merger Agreement illegal, (iv) the receipt by Sunrise of an opinion of Faegre & Benson LLP, counsel to EAI, substantially to the effect set forth in the Merger Agreement, (v) the receipt by the Board of Directors of Sunrise from Barber & Bronson, on the date of this Joint Proxy Statement/Prospectus, of a written update confirming Barber & Bronson's opinion that the consideration to be received by the Sunrise stockholders in the Merger is fair from a financial point of view to the stockholders of Sunrise, (vi) the receipt by EAI and Sunrise on the date of this Joint Proxy Statement/Prospectus of a letter (in form and substance as is customary in a registered public offering) from Arthur Andersen LLP and Ernst & Young LLP, in each case, dated as of such date, in connection with such accountants' review of certain data and information contained in the Registration Statement of which this Joint Proxy Statement/Prospectus is part, and (vii) the receipt by Sunrise of an opinion of Squire, Sanders & Dempsey L.L.P. to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

    Under the terms of the Merger Agreement, EAI and Sub have no obligation to consummate the Merger if any condition to their obligations to consummate the Merger are not satisfied on or prior to the closing date of the Merger and Sunrise has no obligation to consummate the Merger if any condition to its obligation to consummate the Merger is not satisfied on or prior to the closing date of the Merger. Except with respect to obtaining the respective shareholder and stockholder approvals solicited by this Joint Proxy Statement/Prospectus, any of the conditions to the obligations of EAI, Sub or Sunrise to consummate the Merger may be waived or modified by the party that is, or whose shareholders are, entitled to the benefits thereof.

    Reference is made to Article VII of the Merger Agreement for a complete statement of the conditions precedent to the obligations of the respective parties to consummate the Merger.

REPRESENTATIONS, WARRANTIES AND COVENANTS

    In the Merger Agreement, EAI, Sub and Sunrise have made various representations, warranties, covenants and agreements relating to, among other things, their respective organization, capital structure, business and financial condition, the completeness and accuracy of filings made with the SEC and the satisfaction of certain legal requirements for the Merger. In addition, each of EAI and Sunrise has represented and warranted that they have received an agreement from their respective directors, officers and certain other persons that such individuals will vote their respective EAI and Sunrise shares in favor of the Merger, will not sell any EAI Common Stock for a period of 90 days following the Effective Time and, in the case of Sunrise, will comply with Rule 145 under the Securities Act ("Rule 145"). Except with respect to the restrictions on sales of stock and compliance with Rule 145, the representations and warranties of each of the parties to the Merger Agreement will expire upon consummation of the Merger.

    The Merger Agreement provides that Sunrise will not directly or indirectly
(i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving EAI or Sunrise, as the case may be (an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve, or recommend any Acquisition Proposal; provided, however, that Sunrise, or its Board of Directors, may furnish non-public information to, or enter into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide Acquisition Proposal by such person or entity, or recommend an unsolicited bona fide written Acquisition Proposal to its stockholders, but only if and to the extent that the Sunrise Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for it to comply with its fiduciary duties to its stockholders under applicable law and determines in good faith that such Acquisition is bona fide and considerably more favorable to the stockholders of Sunrise than the Merger. In addition, the Sunrise Board of Directors must receive from such person or entity making the Acquisition Proposal certain confidentiality undertakings. EAI and Sunrise have agreed to immediately notify the other if either receives any inquiries or proposals with respect to an Acquisition Proposal.

    Under the Merger Agreement, each of EAI and Sunrise is generally obligated prior to the Effective Time to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, to pay or perform other obligations when due, and to preserve intact its present business organization. EAI and Sunrise have agreed to notify the other of changes in the normal course of its business and to refrain from taking certain actions without the prior written consent of the other. As to Sunrise, the prohibited actions include, among other matters, accelerating or amending options, transferring intellectual property rights (subject to certain exceptions), declaring dividends, issuing stock (subject to certain exceptions), acquiring or merging with third parties (subject to a de minimis exception), disposing of any of its assets (subject to a de minimis exception), increasing compensation, revaluing any of its assets, incurring indebtedness (except pursuant to existing credit agreements) or voluntarily prepaying outstanding indebtedness, amending its charter documents or bylaws or making any capital expenditure or commitment (subject to certain exceptions, including the opening of nine new educational facilities previously disclosed to
EAI). The obligation of EAI to notify Sunrise as to actions not in the ordinary course of business is waived for the potential acquisition of an entity identified to Sunrise for which the consideration paid is not to exceed $7,000,000, the acquisition of sites for potential educational facilities and the opening of up to five new school facilities. Sunrise has further agreed to provide EAI with copies off all written correspondence and internal memoranda relating to the services that Sunrise provides to charter school operations and to meet with representatives of EAI no less than once a month from the date of the Merger Agreement.

EMPLOYEE BENEFIT PLANS AND STOCK OPTIONS

    Following the Effective Time, all employees of Sunrise will be given credit for their periods of service with Sunrise as if such service were with EAI in determining their eligibility for inclusion in, and the level of benefits granted after the Effective Time under, EAI's current employee benefit plans, provided that the level of such benefits will be at least as great as the level of benefits under Sunrise's employee benefit plans immediately prior to the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."

    At October 31, 1997, a total of 650,758 shares of Sunrise Common Stock were subject to outstanding Sunrise Stock Options issued under the Sunrise Stock Option Plans. At the Effective Time, each Sunrise Stock Option outstanding will be converted into an option to acquire shares of EAI Common Stock, based on the Exchange Ratio, and the exercise price of each such option will be correspondingly adjusted. All other terms and conditions of such option will remain unchanged from the terms and conditions under the applicable Sunrise Stock Option Plan.

WARRANTS

    At October 31, 1997, a total of 505,000 shares of Sunrise Common Stock and 33,333 shares of Sunrise Preferred Stock were reserved for issuance upon the exercise of outstanding warrants. At the Effective Time, each outstanding warrant to purchase Sunrise Common or Preferred Stock will be converted into a warrant to purchase shares of EAI Common Stock based on the terms of such warrant. The exercise price of each such warrant will be adjusted based on the Exchange Ratio for warrants to purchase Sunrise Common Stock and the Series C Conversion Factor for warrants to purchase Sunrise Preferred Stock.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the approval by the EAI shareholders or the Sunrise stockholders, (i) by mutual written consent of EAI and Sunrise, (ii) by either EAI or Sunrise if the Merger has not been consummated by December 31, 1997, (iii) by either EAI or Sunrise if a court of competent jurisdiction or other governmental entity shall have issued a nonappealable final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, (iv) by either EAI or Sunrise if, at the EAI

Annual Meeting or the Sunrise Special Meeting, the requisite vote of the shareholders of EAI in favor of the issuance of EAI Common Stock pursuant to the Merger Agreement or of the stockholders of Sunrise in favor of the Merger and the Merger Agreement is not obtained, (v) by either EAI or Sunrise if the Board of Directors of the other withdraws or modifies its recommendation to its shareholders to approve the Merger or fails to call and send notice of the EAI Annual Meeting or the Sunrise Special Meeting, as the case may be, (vi) by EAI if the Sunrise Board of Directors recommends an alternative transaction (as defined in the Merger Agreement) to its stockholders, (vii) by EAI if a tender offer or exchange offer for 15% or more of the outstanding Sunrise Common Stock is commenced and the Sunrise Board of Directors recommends that the stockholders tender their shares in such tender offer or exchange offer, or (vii) by either EAI or Sunrise if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in the Merger Agreement that is not cured within a specified time period.

    If EAI or Sunrise terminates the Merger Agreement as provided above, there will be no liability on the part of any party or its officers, directors or shareholders, except as described in "Fees and Expenses; Termination Fees" below.

FEES AND EXPENSES; TERMINATION FEES

    Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses; provided, however, that EAI and Sunrise shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of this Joint Proxy Statement/Prospectus and the Registration Statement. In addition, Sunrise must pay EAI a termination fee of $100,000, plus all of EAI's reasonable out-of-pocket expenses incurred in connection with the Merger Agreement, if the Merger Agreement is terminated by EAI because (i) the Sunrise Board has withdrawn or modified its recommendation to the Sunrise stockholders to approve the Merger and the Merger Agreement, or recommended an alternative transaction (as defined in the Merger Agreement) to the Sunrise stockholders, or (ii) a tender offer or exchange offer for 15% or more of the outstanding shares of Sunrise Common Stock is commenced and the Board of Directors of Sunrise recommends that the Sunrise stockholders tender their shares in such tender offer or exchange offer. EAI must pay Sunrise a termination fee of $100,000, plus all of Sunrise's reasonable out-of-pocket expenses incurred in connection with the Merger Agreement, if the Merger Agreement is terminated by Sunrise because the EAI Board has withdrawn or modified its recommendation to the EAI shareholders to approve the issuance of EAI Common Stock pursuant to the Merger Agreement.

AMENDMENT OF THE MERGER AGREEMENT; WAIVER OF CONDITIONS

    The respective Boards of Directors of Sunrise, EAI and Sub may, by written agreement, at any time before or after the approval of the Merger and the Merger Agreement by the Sunrise stockholders and the approval of the issuance of shares of EAI Common Stock pursuant to the Merger Agreement by the EAI shareholders, amend the Merger Agreement, provided that after such approval by the Sunrise or EAI shareholders no amendment or modification may be made that would materially adversely affect the rights of the Sunrise or EAI shareholders without the further approval of such shareholders. Each party to the Merger Agreement may, to the extent legally permitted, extend the time for the performance of any of the obligations of any other party to the Merger Agreement, waive any inaccuracies in the representations or warranties of any other party contained in the Merger Agreement or waive compliance by any other party with any of the agreements or conditions contained in the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Sunrise Board with respect to the Merger, Sunrise stockholders should be aware that certain directors and officers of Sunrise have interests in the Merger different from the interests of other Sunrise stockholders.


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


    As of the Effective Time, James R. Evans, currently Chairman of the Board and President of Sunrise, will become President of the Surviving Corporation and Barbara L. Owens, currently Executive Vice President, Secretary, Treasurer and a Director of Sunrise, will become Vice President of the Surviving Corporation. See "Management of EAI -- New Director of EAI and Officers of Surviving Corporation."

    In addition, EAI will assume in the Merger the existing employment agreements between Sunrise and Mr. Evans and Ms. Owens. The employment agreements of Mr. Evans and Ms. Owens currently provide for annual base salaries of $229,783 and $150,034, respectively. Upon termination by Sunrise other than for cause, Mr. Evans and Ms. Owens are entitled to an amount equal to three years of their respective current base salaries plus any bonus amounts paid to them in the previous three years.

    Except for the arrangements specifically set forth in this Joint Proxy Statement/Prospectus and the Merger Agreement, EAI has made no commitments with respect to the retention of EAI or Sunrise employees or entities after the Merger.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Sunrise stock. This discussion is based on currently existing provisions of the Code, the Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to EAI, Sunrise, or Sunrise's stockholders as described herein.

    Sunrise stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Sunrise stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of the exercise of Sunrise stock options or any other transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). Accordingly, SUNRISE OPTIONHOLDERS AND STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OR THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

    Neither EAI nor Sunrise has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. It is a condition to consummation of the Merger that Squire, Sanders & Dempsey L.L.P., counsel to Sunrise, render an opinion (the "Tax Opinion") addressed to Sunrise that the Merger will constitute a reorganization under Section 368(a) of the Code (a "Reorganization"). Such Tax Opinion will be based on certain assumptions as well as representations received from EAI, Sunrise, Sub and certain stockholders of Sunrise (including an assumption, based on representations, concerning the "continuity of interest" requirement discussed below) and is subject to the limitations discussed below. Moreover, such Tax Opinion will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Reorganization, based upon such Tax Opinion.

    Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should result:

         (a) No gain or loss will be recognized by the stockholders of Sunrise on the exchange of their Sunrise Common Stock or Sunrise Preferred Stock solely for shares of EAI Common Stock (except gain on cash received in lieu of fractional shares as described in (e), below).

         (b) Sunrise stockholders who receive both cash and EAI Common Stock pursuant to the Merger Agreement will recognize gain, but not loss, measured by the difference between the amount of cash received and their tax basis in the Sunrise shares deemed surrendered for such cash. If the receipt of such cash has the effect of the distribution of a dividend to such stockholder (determined with application of Section 318(a) of the Code), then the amount of gain recognized that is not in excess of such stockholder's ratable share of the undistributed earnings and profits of Sunrise will be treated as a dividend. Gain recognized will be capital gain, and thus will not be treated as having the effect of the distribution of a dividend, if the percentage interest of such stockholder in EAI at the Effective Time (either actually or constructively within the meaning of Section 318 of the Code) is less than 50 percent and less than 80 percent of what such percentage interest would have been if such shareholder had received only EAI Common Stock in exchange for his or her Sunrise shares.

         (c) The federal income tax basis of EAI Common Stock received by the stockholders of Sunrise (including any fractional share that a stockholder is deemed to receive, as described in (e) below) for their shares of Sunrise Common Stock or Sunrise Preferred Stock will be the same as the federal income tax basis of the Sunrise Common Stock or Sunrise Preferred Stock surrendered in exchange therefor, decreased by the amount of cash, if any, received in the exchange and increased by the amount of cash treated as dividend (if any) and by the amount of gain recognized on the exchange (excluding any portion of the gain treated as a dividend).

         (d) The holding period of the EAI Common Stock received by the stockholders of Sunrise (including any fractional share that a shareholder is deemed to receive, as described in (e) below) in exchange for their shares of Sunrise Common Stock or Sunrise Preferred Stock will include the period for which the Sunrise Common Stock or Sunrise Preferred Stock was held, provided that the exchanged Sunrise Common Stock or Sunrise Preferred Stock was held as a capital asset by such stockholder at the Effective Time.

         (e) Cash received by a Sunrise stockholder in lieu of a fractional share of EAI Common Stock to which he or she would otherwise be entitled will be treated as if the fractional share interest were issued in the Merger and then redeemed by EAI. A Sunrise stockholder receiving cash in lieu of such fractional share interest will recognize capital gain or loss on the receipt of such cash, measured by the difference between the amount of cash received and the stockholder's basis in the fractional share interest as described in (c) above, provided that such stockholder held the Sunrise Common Stock or Sunrise Preferred Stock as a capital asset at the Effective Time.

         (f) A stockholder of Sunrise who exercises dissenters' rights under any applicable law with respect to a share of Sunrise Common Stock or Sunrise Preferred Stock and receives payments for such stock in cash, or who receives only cash pursuant to the terms of the Merger Agreement, will recognize capital gain or loss (if such stock was held as a capital asset at the Effective Time) measured by the difference between the amount of cash received and the stockholder's basis in such share, provided such payment is not essentially equivalent to a dividend within the meaning of
    Section 302 of the Code (a "Dividend Equivalent Transaction"). A stockholder of Sunrise who receives only cash incident to an exercise of dissenters' rights or pursuant to the terms of the Merger Agreement will generally not be treated as having engaged in a Dividend Equivalent Transaction if such Sunrise stockholder owns no EAI shares (either actually or constructively within the meaning of Section 318 of the Code) at the Effective Time.

         (g) None of EAI, Sunrise, or Sub will recognize gain solely as a result of the Merger.

    The Tax Opinion is subject to certain assumptions and qualifications and is based on the truth and accuracy of certain representations of EAI, Sunrise, Sub and certain stockholders of Sunrise, including representations in certain certificates delivered to counsel by the respective managements of EAI, Sunrise and Sub and certain stockholders of Sunrise. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement.


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

    To satisfy the "continuity of interest" requirement, Sunrise stockholders must not, pursuant to a plan or intent existing at or prior to the Effective Time, dispose of or transfer so much of either (i) their Sunrise Common Stock or Sunrise Preferred Stock in anticipation of the Merger or (ii) the EAI Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Sunrise stockholders, as a group, would no longer have a significant equity interest in the Sunrise business being conducted by Sub after the Merger. Sunrise stockholders will generally be regarded as having a significant equity interest as long as the EAI Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Sunrise stockholders in the Merger. Although counsel to Sunrise has received representations from Sunrise and certain substantial stockholders of Sunrise indicating that the "continuity of interest" requirement will likely be satisfied, no assurance can be made that such requirement will in fact be satisfied, and if such requirement were not satisfied, the Merger would not be treated as a Reorganization.

    A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant tax consequences. A Sunrise stockholder would recognize gain or loss with respect to each share of Sunrise Common Stock and Sunrise Preferred Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the EAI Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the EAI Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

    The foregoing discussion is based on the existing provisions of the Code, and existing judicial and administrative interpretations thereof, any of which may be altered retroactively.

    THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH SUNRISE STOCKHOLDER AND OPTIONHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAW OR OTHER TAX LAWS.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SUNRISE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM FROM THE CONVERSION OF THEIR SHARES OF SUNRISE COMMON STOCK PURSUANT TO THE MERGER, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND POSSIBLE AMENDMENTS TO SUCH LAWS.

ACCOUNTING TREATMENT OF THE MERGER

    EAI will account for the business combination of EAI and Sunrise in its financial statements under the purchase method of accounting.

BUSINESS AND MANAGEMENT AFTER THE MERGER

    EAI intends to operate Sunrise in a manner substantially consistent with its current operations. The headquarters of the Surviving Corporation after the Merger will remain in Scottsdale, Arizona, Sunrise's current headquarters. EAI and the Surviving Corporation will carefully review the operations of the combined companies in an attempt to identify additional opportunities for expense reduction through the use of shared resources. It is uncertain how this analysis will affect Sunrise's existing employees. With respect to the development of schools, EAI and Sunrise are considering their various development options after the Merger. In connection with such development, EAI may consider the closure of schools that are under-performing. EAI would incur additional expenses in connection with any such closures.

    The officers of the Surviving Corporation after the Merger will be as follows: John T. Golle, Chief Executive Officer, James R. Evans, President and Barbara L. Owens, Vice President. The sole director of the Sub will continue to be Mr. Golle after the Effective Time when Sub becomes the Surviving Corporation. Additionally, EAI will, as of the Effective Time, increase the EAI Board from five to six members. It is anticipated that Martha Taylor Thomas will be elected to fill the vacancy created by the expansion of the EAI Board. See "Management of EAI -- New Director of EAI and Officers of Surviving Corporation" and "Additional Information for the EAI Annual Meeting -- Election of Directors." After the Effective Time, the officers of EAI will remain unchanged.

RESALE OF SHARES BY SUNRISE AFFILIATES

    The shares of EAI Common Stock to be received in the Merger will be freely transferable, except for shares of EAI Common Stock received by persons who are deemed to be "affiliates," as that term is defined in the rules under the Securities Act, of Sunrise immediately prior to the Effective Time (or of EAI after the Effective Time). Shares of EAI Common Stock received in the Merger by persons who are affiliates of Sunrise immediately prior to the Effective Time but do not become affiliates of EAI may be sold by them only in accordance with the provisions of Rule 145 under the Securities Act (which imposes certain limitations on the volume and manner of sales by such affiliates), or pursuant to an effective registration statement under the Securities Act, or in transactions exempt from registration thereunder. The Sunrise affiliates are James R. Evans, Chairman of the Board and President, Barbara L. Owens, Executive Vice President, Secretary, Treasurer and a Director, Richard H. Hinze, Director, and Robert A. Rice, Director. Shares of EAI Common Stock received in the Merger by persons who are affiliates of EAI following the Merger may be sold by them only in accordance with the provisions of Rule 144 under the Securities Act (which imposes certain limitations on the volume and manner of sales by such affiliates), or pursuant to an effective registration statement under the Securities Act, or in transactions exempt from registration thereunder.


                           DISSENTERS' RIGHTS OF APPRAISAL

EAI SHAREHOLDERS

    Under Minnesota law, no holder of EAI Common Stock will be entitled to demand appraisal of, or to receive payment for, their shares.

SUNRISE STOCKHOLDERS

    Pursuant to Section 262 of the General Corporation Law of the State of Delaware, any record holder of Sunrise Common Stock or Sunrise Preferred Stock who does not wish to accept the shares of EAI Common Stock and/or cash (in the case of holders of Sunrise Common Stock) to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his or her shares of Sunrise Common Stock or Sunrise Preferred Stock (exclusive of any element of value arising from the accomplishment or expectations of the Merger) judicially determined and paid to him or her in cash, provided that he or she complies with the provisions of Section 262.

    The following is a brief summary of the statutory procedures to be followed by a holder of Sunrise Common Stock or Sunrise Preferred Stock in order to dissent from the Merger and perfect appraisal rights under Delaware law. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE TEXT OF WHICH IS SET FORTH IN EXHIBIT D TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

    If any record holder of Sunrise Common Stock or Sunrise Preferred Stock elects to exercise his or her right to dissent from the Merger and demand appraisal, such stockholder must satisfy each of the following conditions:

         (i) such stockholder must deliver a written demand for appraisal of his or her shares to Sunrise before the taking of the vote with respect to the Merger (this written demand for appraisal must be in addition to and separate from any vote against the Merger, whether in person or by proxy; neither voting against, abstaining from voting, nor failing to vote on the Merger will constitute a demand for appraisal within the meaning of
    Section 262); and

         (ii) such stockholder must not vote in favor of the Merger (a failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal).

    If any stockholder fails to comply with either of these conditions and the Merger becomes effective, he or she will be entitled to receive EAI Common Stock as consideration in connection with the Merger as provided in the Merger Agreement, but will have no appraisal rights with respect to his or her shares of Sunrise Common Stock or Sunrise Preferred Stock. Holders of Sunrise Common Stock will be deemed to have made a Stock Election if they withdraw or lose (through failure to comply with the two conditions described above or otherwise) the right to appraisal.

    All written demands for appraisal should be addressed to Sunrise Educational Services, Inc., 9128 East San Salvador Road, Suite 200, Scottsdale, Arizona 85258, Attention: Secretary, and must received by Sunrise before the taking of the vote on the proposal to approve and adopt the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform Sunrise of the identity of the stockholder and that such stockholder is thereby demanding appraisal of his or her shares.

    TO BE EFFECTIVE, A DEMAND FOR APPRAISAL MUST BE EXECUTED BY OR FOR THE STOCKHOLDER OF RECORD, FULLY AND CORRECTLY, AS SUCH STOCKHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASE, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

    If Sunrise Common Stock or Sunrise Preferred Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Sunrise Common Stock or Sunrise Preferred Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, which may include one of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Sunrise Common Stock or Sunrise Preferred Stock as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Sunrise Common Stock or Sunrise Preferred Stock held in the name of such record owner.

    Within ten days after the Effective Time of the Merger, EAI (as the surviving corporation of the Merger) must give written notice that the Merger has become effective to each stockholder who has filed a written demand of appraisal and who did not vote in favor of the Merger. Within 120 days after the Effective Time of the Merger, but not thereafter, either EAI or any holder of shares of Sunrise Common Stock or Sunrise Preferred Stock who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Sunrise Common Stock or Sunrise Preferred Stock held by all stockholders entitled to appraisal. EAI does not currently intend to file such a petition. Inasmuch as EAI has no obligation to file such a petition, if no such stockholder does so within the period specified, previous written demands for appraisal of all such stockholders will be nullified. In any event, at any time within 60 days after the Effective Time of the Merger (or at any time thereafter with the written consent of EAI), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration in connection with the Merger as provided in the Merger Agreement.

    If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to Sunrise (or, after the Effective Time, EAI), EAI will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares with whom agreements as to the value of their shares have not been reached by EAI. After notice to such stockholders by registered or certified mail and in a Wilmington, Delaware newspaper, the Court of Chancery is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under that section. The Court may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register of Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

    Upon application of EAI or any stockholder entitled to participate in the appraisal proceeding, the Court may permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal before the final determination of the stockholder entitled to appraisal. Any stockholder whose name appears on the list filed with the Court and who has submitted his or her certificates of stock to the Register in Chancery, if required to do so, may participate fully in the proceedings until a final determination that he or she is not entitled to appraisal.

    After determination of the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of Sunrise Common Stock or Sunrise Preferred Stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court will direct the payment by EAI of such value, with interest thereon if the Court so determines, to the stockholders entitled to receive the same, upon surrender to EAI by such stockholders of the certificates representing such Sunrise Common Stock or Sunrise Preferred Stock. In determining the fair rate of interest, the Court may consider all relevant factors including the rate of interest which EAI would have had to pay to borrow money during the pendency of the proceeding. The Court may choose whether the interest will be simple or compound.

    In determining fair value, the Court will take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court expanded the factors that could be considered in determining fair value in the appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. In addition, the Delaware Supreme Court stated that elements of future value "which are known or susceptible of proof of the date of the merger and not the product of speculation" may be considered. The Court also stated that "only the speculative elements of value that may arise from the 'accomplishment or expectation' of the merger are excluded." The value so determined could be more or less than or equal to the consideration in connection with the Merger as provided for under the Merger Agreement.

    Costs of the appraisal proceeding may be determined by the Court and may be taxed by the Court of Chancery upon the parties thereto (i.e., EAI and the Sunrise stockholders participating in the appraisal proceeding) as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

    Any stockholder who has demanded appraisal rights will not, after the Effective Time of the Merger, be entitled to vote the stock subject to such demand for any purpose or to receive payment of dividends or any other distribution with respect to such shares (other than dividends or distributions, if any, payable to holders of record as of a record date prior to the Effective Time of the Merger) or to receive the payment of the consideration in connection with the Merger as provided in the Merger Agreement; provided, however, that if no petition for appraisal is filed within 120 days after the Effective Time of the Merger as provided above, or if such stockholder delivers to EAI a written withdrawal of such demand for appraisal and an acceptance of the Merger, either within 60 days after the Effective Time of the Merger, as provided above, or thereafter with the written approval of EAI, then the right of such stockholder to appraisal will cease. No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court.

             UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combining financial statements reflect the Merger of Sunrise into a wholly owned subsidiary of EAI. The Merger will be accounted for as a purchase of Sunrise under generally accepted accounting principles. The pro forma statements of operations combine the operations of EAI for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997 with the operations of Sunrise for the fiscal year ended July 31, 1997 and the three months ended July 31, 1997, respectively, and assumes the Merger occurred at the beginning of the year. The pro forma balance sheet combines EAI as of September 30, 1997 with Sunrise as of July 31, 1997 and assumes the Merger occurred as of September 30, 1997. The historical consolidated financial information of EAI and Sunrise has been derived from their respective financial statements which are included elsewhere herein or incorporated herein by reference. The pro forma financial statements should be read in conjunction with these historical financial statements and the notes thereto, as well as the accompanying notes to unaudited pro forma condensed combining financial statements. The pro forma financial statements are not necessarily indicative of the financial position or operating results that would have been achieved had the Merger occurred as of the dates indicated, nor are they indicative of future operating results or financial position.

                                   EAI AND SUNRISE
           UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS



                                                                     HISTORICAL
                                                                EAI           SUNRISE
                                                                THREE MONTHS ENDED                 PRO FORMA
                                                              9/30/97         7/31/97      ADJUSTMENTS     COMBINED
                                                              -------         -------      -----------     --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues. . . . . . . . . . . . . . . . . . . . . . . . . .    $  777        $ 3,960         $   -         $ 4,737
Direct operating costs. . . . . . . . . . . . . . . . . . .     1,222          4,676             -           5,898
                                                              ----------    -----------     ------------   ----------
Gross profit (loss) . . . . . . . . . . . . . . . . . . . .      (445)          (716)            -          (1,161)
Selling, general and administrative expenses. . . . . . . .       944            572             -           1,516
Amortization of goodwill. . . . . . . . . . . . . . . . . .         -              -            173(4)         173
                                                              ----------    -----------     ------------   ----------
Operating (loss). . . . . . . . . . . . . . . . . . . . . .    (1,389)        (1,288)          (173)        (2,850)
Interest income, net. . . . . . . . . . . . . . . . . . . .       330            (11)             -            319
Settlement and other income . . . . . . . . . . . . . . . .        -              -               -             -
                                                              ----------    -----------     ------------   ----------
Earnings (loss) before income taxes . . . . . . . . . . . .    (1,059)        (1,299)          (173)        (2,531)
Income tax expense. . . . . . . . . . . . . . . . . . . . .        -              -               -             -
                                                              ----------    -----------     ------------   ----------
Net earnings (loss) . . . . . . . . . . . . . . . . . . . .   $(1,059)       $(1,299)        $ (173)       $(2,531)
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------
Net earnings (loss) available for common shares . . . . . .   $(1,059)       $(1,432)        $  (40)(5)    $(2,531)
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------
Net earnings (loss) per common share. . . . . . . . . . . .     $(.14)         $(.45)        $    -        $  (.25)
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------
Weighted average shares outstanding . . . . . . . . . . . .     7,490          3,192           (727)(1)      9,955
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------



Sunrise's results for the three months ended July 31, 1997 include a charge of $1,114,000 provided in the fourth quarter for impaired assets and rental commitments in connection with its management contract with PSI. If this charge was excluded from the pro forma three month results, the combined net (loss) per share would be $(.14).

See accompanying Notes to Unaudited Pro Forma Condensed Combining Financial Statements.

As set forth in the accompanying Notes, this pro forma statement of operations reflects the exchange of all Sunrise Common Stock and Sunrise Preferred Stock for EAI Common Stock. Under the terms of the Merger Agreement, holders of Sunrise Common Stock may elect to exchange their shares for cash, limited to 50% of the total consideration to be paid for the Sunrise Common Stock. If the maximum cash elections are made, cash of $4.1 million would be issued to Sunrise stockholders in lieu of 745,000 shares of EAI Common Stock. Interest income shown above would be reduced by approximately $56,000 due to lower investment levels, with a resulting combined net (loss) of $(2,587,000). The combined net
(loss) per share would be $(.28), based on 9.2 million shares outstanding.

                                   EAI AND SUNRISE
           UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                                                                   HISTORICAL
                                                                EAI          SUNRISE
                                                                    YEAR ENDED                    PRO FORMA
                                                               9/30/97       7/31/97       ADJUSTMENTS   COMBINED
                                                               -------       -------       -----------   --------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues. . . . . . . . . . . . . . . . . . . . . . . . . .  $  4,835      $  14,647       $      -      $  19,482
Direct operating costs. . . . . . . . . . . . . . . . . . .     3,753         14,196              -         17,949
                                                              ----------    -----------     ------------   ----------
Gross profit. . . . . . . . . . . . . . . . . . . . . . . .     1,082            451              -          1,533
Selling, general and administrative expenses. . . . . . . .     3,784          1,625              -          5,409
Amortization of goodwill. . . . . . . . . . . . . . . . . .         -              -            690(4)         690
                                                              ----------    -----------     ------------   ----------
Operating (loss). . . . . . . . . . . . . . . . . . . . . .    (2,702)        (1,174)          (690)        (4,566)
Interest income, net. . . . . . . . . . . . . . . . . . . .     1,368            (13)             -          1,355
Settlement and other income . . . . . . . . . . . . . . . .     1,900            110              -          2,010
                                                              ----------    -----------     ------------   ----------
Earnings (loss) before income taxes . . . . . . . . . . . .       566         (1,077)          (690)        (1,201)
Income tax expense. . . . . . . . . . . . . . . . . . . . .         -              -              -              -
                                                              ----------    -----------     ------------   ----------
Net earnings (loss) . . . . . . . . . . . . . . . . . . . .  $    566      $  (1,077)      $   (690)     $  (1,201)
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------
Net earnings (loss) available for common shares . . . . . .  $    566      $  (1,609)      $   (158)(5)  $  (1,201)
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------
Net earnings (loss) per common share. . . . . . . . . . . .  $    .08      $    (.52)      $      -      $    (.12)
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------
Weighted average shares outstanding . . . . . . . . . . . .     7,501          3,090           (625)(1)      9,966
                                                              ----------    -----------     ------------   ----------
                                                              ----------    -----------     ------------   ----------





Sunrise's results for the fiscal year ended July 31, 1997 include a charge of $1,114,000 to provide for impaired assets and rental commitments in connection with its management contract with PSI.

See accompanying Notes to Unaudited Pro Forma Condensed Combining Financial Statements.

As set forth in the accompanying Notes, this pro forma statement of operations reflects the exchange of all Sunrise Common Stock and Sunrise Preferred Stock for EAI Common Stock. Under the terms of the Merger Agreement, holders of Sunrise Common Stock may elect to exchange their shares for cash, limited to 50% of the total consideration to be paid for the Sunrise Common Stock. If the maximum cash elections are made, cash of $4.1 million would be issued to Sunrise stockholders in lieu of 745,000 shares of EAI Common Stock. Interest income shown above would be reduced by approximately $225,000 due to lower investment levels, with a resulting combined net (loss) of $(1,426,000). The combined net
(loss) per share would be $(.15), based on 9.2 million shares outstanding.

                                   EAI AND SUNRISE
                UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET


                                                                   HISTORICAL
                                                               EAI           SUNRISE
                                                                   YEAR ENDED                    PRO FORMA
                                                             9/30/97         7/31/97       ADJUSTMENTS   COMBINED
                                                             -------         -------       -----------   --------
                                                                                  (IN THOUSANDS)
                                                             ASSETS
Current Assets:
    Cash and cash equivalents. . . . . . . . . . . . . . .   $ 21,295      $   1,213       $ (1,950)(2)   $ 20,558
    Receivables. . . . . . . . . . . . . . . . . . . . . .         59            747            -              806
    Other current assets . . . . . . . . . . . . . . . . .        506            769            -            1,275
                                                            ----------     ----------      ------------- ----------
                                                               21,860          2,729         (1,950)        22,639
Property and Equipment . . . . . . . . . . . . . . . . . .      7,732          2,102            -            9,834
Intangible Assets. . . . . . . . . . . . . . . . . . . . .          -          1,253         13,800(4)      15,053
Other Assets . . . . . . . . . . . . . . . . . . . . . . .          -            839            -              839
                                                            ----------     ----------      ------------- ----------
                                                             $ 29,592      $   6,923       $ 11,850       $ 48,365
                                                            ----------     ----------      ------------- ----------
                                                            ----------     ----------      ------------- ----------

                                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Notes and accounts payable . . . . . . . . . . . . . .   $  1,246       $    771       $      -       $  2,017
    Accrued liabilities. . . . . . . . . . . . . . . . . .      2,560            733              -          3,293
    Other current liabilities. . . . . . . . . . . . . . .      1,946            504              -          2,450
                                                            ----------     ----------      ------------- ----------
                                                                5,752          2,008              -          7,760
Long-Term Notes Payable. . . . . . . . . . . . . . . . . .          -            803              -            803
Other. . . . . . . . . . . . . . . . . . . . . . . . . . .          -            806              -            806
Shareholders' Equity . . . . . . . . . . . . . . . . . . .     23,840          3,306         11,850(1)(3)   38,996
                                                            ----------     ----------      ------------- ----------
                                                             $ 29,592       $  6,923       $ 11,850       $ 48,365
                                                            ----------     ----------      ------------- ----------
                                                            ----------     ----------      ------------- ----------



See accompanying Notes to Unaudited Pro Forma Condensed Combining Financial Statements.

As set forth in the accompanying Notes, this pro forma balance sheet reflects the exchange of all Sunrise Common Stock and Sunrise Preferred Stock for EAI Common Stock. Under the terms of the Merger Agreement, holders of Sunrise Common Stock may elect to exchange their shares for cash, limited to 50% of the total consideration to be paid for the Sunrise Common Stock. If the maximum cash elections are made, combined cash levels shown above would be reduced by the $4.1 million issued to Sunrise stockholders in lieu of 745,000 shares of EAI Common Stock, with a corresponding reduction in combined shareholders' equity.

                       NOTES TO UNAUDITED PRO FORMA CONDENSED
                            COMBINING FINANCIAL STATEMENTS

     The unaudited pro forma condensed combining financial statements reflect the Merger of Sunrise into a wholly owned subsidiary of EAI and have been prepared under the purchase method of accounting. Adjustments reflected in these pro forma financial statements include the following:

     (1) The issuance of 2,464,667 shares of EAI Common Stock for all outstanding Sunrise Common Stock and Sunrise Preferred Stock, at an Exchange Ratio of .35 for the Sunrise Common Stock and a Series C Exchange Ratio of .387 for the Sunrise Preferred Stock, the respective minimums provided under the Merger Agreement. The Exchange Ratio and the Series C Exchange Ratio are based on an assumed per share price of EAI Common Stock of $5.53, the average sale price per share on September 2, 1997, the last trading day prior to the public announcement of the Merger. The number of shares of EAI Common Stock to be issued is expected to differ as the actual number will be based on a ten-day average per share price of EAI Common Stock determined prior to the closing of the transaction.

     (2) Financial advisory fees, legal and accounting expenses and other transaction costs are estimated to be $1,950,000.

     (3) The assumption of all outstanding Sunrise options and warrants by EAI, at an estimated purchase cost of $1,500,000 as determined by the Black-Scholes option pricing method.

     (4) The estimated total purchase price ($17,100,000) includes the value of the Common Stock to be issued by EAI, transaction costs and the purchase cost of the Sunrise options and warrants. The excess of the purchase price over the estimated net tangible and intangible value ($3,300,000) of assets acquired has been allocated to goodwill. It is expected that goodwill will be amortized over 20 years.

     (5) Annual dividends of $532,000 on the Sunrise Preferred Stock will no longer be paid upon the exchange of the Sunrise Preferred Stock for shares of EAI Common Stock in the Merger.

                                   BUSINESS OF EAI

     This section is incorporated by reference to EAI's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 which is being mailed with this Joint Proxy Statement/Prospectus.


                                  MANAGEMENT OF EAI

GENERAL

     The current executive officers of EAI are as follows:

          NAME                               POSITION
     ----------------  ---------------------------------------------------------
     John T. Golle      Chairman of the Board and Chief Executive Officer
     Philip E. Geiger   President and Chief Operating Officer
     Gerald A. Haugen   Chief Financial and Administrative Officer and Secretary

     For information regarding EAI's directors and executive officers, including ages and business backgrounds, executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, please refer to "Security Ownership of Certain Beneficial Owners and Management -- Certain Shareholders of EAI" and "Additional Information for the EAI Annual Meeting" in this Joint Proxy Statement/Prospectus and "Item 13. Certain Relationships and Related Transactions" in EAI's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 mailed herewith.

NEW DIRECTOR OF EAI AND OFFICERS OF SURVIVING CORPORATION

     Pursuant to the Merger Agreement, EAI has agreed to increase the size of its Board of Directors from five to six, effective as of the Effective Time, and intends to elect Martha Taylor Thomas, who has agreed to serve as a member of the EAI Board, to fill such position upon consummation of the Merger. If, prior to the Effective Time, Ms. Taylor Thomas shall be unable or unwilling to serve as an EAI director, Sunrise and EAI shall designate another person to serve in lieu of such person, which person shall be reasonably acceptable to both Sunrise and EAI. Directors of EAI serve staggered three year terms and until a successor is elected and qualified.

     In addition, the following persons will be appointed as officers of the Surviving Corporation, effective as of the Effective Time: Mr. Golle as Chief Executive Officer, James R. Evans as President and Barbara L. Owens as Vice President.

     Following the Merger, John T. Golle will remain the sole director of the Surviving Corporation and the executive officers of EAI will remain unchanged.

     For information regarding the age and business background of Martha Taylor Thomas, please see "Additional Information for the EAI Annual Meeting -- Election of Directors" in this Joint Proxy Statement/Prospectus.

EAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                      OPERATIONS

     This section is incorporated by reference to EAI's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and EAI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 which are being mailed with this Joint Proxy Statement/Prospectus.


                                 BUSINESS OF SUNRISE

GENERAL

     Sunrise operates a chain of high quality child care centers that offer comprehensive educational child care services primarily for children ages six weeks to twelve years. Sunrise currently owns and operates 26 child care centers and manages an additional seven child care centers in Arizona, Hawaii, Colorado and Wisconsin. Sunrise offers both full and half-day programs, as well as extended hours at several of its facilities.

     Sunrise's strategy is to be a comprehensive provider of high quality educationally-oriented child care services in demographically desirable markets. Sunrise has pursued this strategy by seeking to acquire individual centers and small chains of community-based centers, by promoting and developing employer sponsored and other partnership child care programs and by assuring that its child care centers reflect quality facilities and equipment as well as innovative learning programs.

     Sunrise differentiates itself from most child care providers by offering a comprehensive educational-based curriculum that incorporates innovative teaching techniques and programs, and by offering its parents and children modern facilities and equipment. Sunrise's education-based programs emphasize, among other things, the use of learning centers to enhance the child's development. The programs are designed to appeal to parents who consider education and development, rather than custodial care, as being most important in choosing a child care facility. In addition to the regular learning programs, all of Sunrise's child care centers offer computer-based learning programs using state-of-the-art software and a number of extra-curricular programs such as gymnastics, piano lessons and aquatic activities. Upon acquisition of new child care centers, Sunrise implements its learning programs and curriculum and, if necessary, updates and modernizes the equipment and facilities of the acquired centers. Sunrise believes that such programs and strategies contribute significantly to its revenues.

     In response to widespread demands for better public education and for more choice among public schools, a number of state legislatures have authorized independent legal entities, such as charter schools, to conduct operations separate from the surrounding public school district. In June 1997, Sunrise was selected to manage one of the largest charter schools in the State of Arizona. Sunray Charter Schools opened in September 1997, providing kindergarten through third grade classes at many of Sunrise's Arizona facilities. Sunray serves as a catalyst in attracting prospective families seeking alternatives to the public school system and a high retention of children in current preschool programs.

THE CHILD CARE INDUSTRY

     There are two primary types of child care: center-based and home-based. Center-based care is provided by churches, non-profit and for-profit entities that provide a wide variety of services ranging from custodial care to comprehensive preschool curricula. Home-based care is much less uniform than center-based care. There is usually greater dependence on the availability of and training by one or only a few adults, and facilities are less likely to be customized to the needs of children. Payment for child care services may be made completely by parents or subsidized in whole or in part by others, including governmental programs, employers and non-profit churches or community groups.

DEMOGRAPHIC TRENDS

     The for-profit child care market segment has grown substantially in the last 20 years. Prior to that time, child care was provided almost exclusively through in-home care, church-sponsored and other local non-profit facilities. Demand has increased for additional child care facilities as the result of increasing numbers of single parents, dual income families and the increasing use by many parents of quality child care programs for the educational and developmental benefit of their children. This demand is somewhat seasonal, with slightly lower enrollment levels typically experienced during July and August, as well as around holidays, such as Christmas. National and regional chains and other independent for-profit child care centers compete to meet these needs.

CHILD CARE CENTER OPERATIONS

     Consistent with Sunrise's strategic emphasis on high quality child care, Sunrise's operations are designed to appeal to parents who want innovative learning programs emphasizing child development offered in modern facilities. Sunrise's approach to its operations includes the following concepts:

          FACILITIES. Facilities are designed with a number of features that promote a positive atmosphere for child development, as well as efficient adult child interaction and observation. Sunrise's child care center design incorporates individual classrooms and provides a quiet atmosphere within each classroom while still allowing free movement from activity to activity. An abundance of windows gives the facility an open, airy and clean appearance. Most of Sunrise's child care facilities have observation rooms for parents to view their children's participation in the daily activities without interruption. Bathrooms are adjacent to each classroom for easy access and safe monitoring of children. Many facilities have video cameras in each classroom that are monitored at the front office. Licensed capacity of Sunrise's owned child care centers ranges from 74 to 249 children.

          PROGRAMS. Sunrise believes in a developmental approach to learning in which each classroom is arranged with learning stations, or centers, that are designed to help children think, communicate and create. A wide variety of learning materials and equipment, including at least two computers per center, are available to the children. Field trips in Sunrise vans are used to enhance the programs. Sunrise also provides various full-day and half-day programs at many of its centers, including ballet, computer, piano and gymnastics lessons and, during the summer, swimming and related aquatic activities.

          PLAYGROUNDS. All playgrounds consist of areas with equipment such as wheeled toys and climbing apparatus to help children develop their large muscle skills. Playgrounds are generally divided between younger and older children. Sandy areas are available, as are swings, slides, balancing and other play equipment.

          AVAILABILITY. Sunrise recognizes that the parents of enrolled children have varying child care needs. Parents may enroll their children for any mix of days per week with a minimum of two days per week. Most of Sunrise's child care centers are open from 6:00 a.m. to 6:30 p.m., five days per week, all year, except on major holidays. Parents may visit their child's facility at anytime during operating hours. Each child care facility regularly conducts parents' nights, during which parents can discuss the progress of their children with the staff, watch their children perform or hear professionals in the child care field speak on relevant subjects.

          MANAGEMENT. Each child care facility is operated as a unit under the supervision of a director assigned to that facility. The director is responsible for hiring teachers, organizing and monitoring programs, supervising all records and regulatory compliance, collecting tuition, marketing and corporate office reporting. Directors are paid a monthly salary plus a bonus based on several factors, including enrollment levels and profitability of the child care facility.

     At October 31, 1997, Sunrise operated 26 child care centers in the following two states: Arizona (23) and Colorado (3). In addition Sunrise manages an additional seven child care centers for PSI in the following states:
Arizona (2), Hawaii (4) and Wisconsin (1).

     The following table shows the changes by fiscal year in the number of schools operated for such periods commencing in the fiscal year ended July 31, 1993:

                  1993      1994     1995       1996      1997  As of Oct. 31,
                  ----      ----     ----       ----      ----  --------------
                                                                    1997
                                                                    ----
Arizona            13        13       13         15        21        23
Colorado            -         -        -          3         3         3
PUHSD*              -         -        -          3         3         -
PSI-Arizona         1         1        2          2         1         2
PSI-Hawaii          3         6        5          5         5         4
PSI-Wisconsin       -         -        -          1         1         1
Total              17        20       20         29        34        33

* Reflects child care centers operated at certain high schools for the Phoenix Union High School District ("PUHSD"). In 1997, Sunrise's agreement with the PUHSD expired by its terms and Sunrise elected not to rebid on such contract due to changes in the economic terms thereof.


CURRICULA AND PROGRAMS

     Sunrise believes that a developmental approach to learning, coupled with a strong early childhood foundation, is essential to positive growth in children. Children are grouped within each center by age and developmental level. The following programs are offered by Sunrise:

          INFANTS. The infant program is available on a full-time and, in some cases, a part-time basis, and includes various developmental activities designed to foster visual perception and motor development. This program is offered in an environment that is conducive to learning and provides stimulation for very young children.

          TODDLERS. The toddler program includes a variety of developmental activities such as sensory development tables, blocks, dolls and art experiences. Development of social skills, gross motor skills and language skills is emphasized in the toddler program.

          PRESCHOOLERS. The preschool curriculum features pre-reading skills and other activities to prepare children for school. Learning centers are available in each classroom to expose children to art, music, science, sensory development, math and language. In addition, the program includes daily individual and group activities designed to stimulate and enhance motor skills and physical development.

          SCHOOL AGE CHILDREN. Sunrise provides a before and after school program for children who are of primary school age. Sunrise offers to transport children in Sunrise vans to the neighborhood schools in the morning, and back to each of Sunrise's child care centers in the afternoon. A portion of each day is set aside to help the children with homework from their schools. In addition, this program includes arts and crafts projects, field trips, dance and gymnastics classes, physical activities, group sports and computers. When neighborhood schools are closed for certain holidays or summers, these children can become full-time students. Sunrise opened its first KidSpot facility in September 1997 in Phoenix, Arizona, a new concept targeted to kindergartners and primary school age children who prefer to be away from the traditional school setting.
     KidSpot offers structured freedom in a clubhouse design, including computers, a creative arts area and a library corner. Reference books and tutoring services are also available.

          ELEMENTARY SCHOOL. In response to widespread demands for better public education and for more choice among public schools, a number of state legislatures have authorized independent legal entities, such as charter schools, to conduct operations separate from the surrounding public school district. In June 1997, Sunrise was selected to manage one of the largest charter schools in the State of Arizona. Sunray Charter Schools opened in September 1997, providing kindergarten through third-grade classes at many of Sunrise's Arizona facilities.

          SUMMER. In an effort to increase enrollments in the summer months, Sunrise modifies its preschooler and school-age programs during the summer. The programs are enhanced with additional field trips and other optional activities. Historically, Sunrise has experienced a decrease in revenues during the summer months, which Sunrise believes is typical in the child care industry.

          OPTIONAL PROGRAMS. Sunrise offers special programs for children whose parents seek more specialized activities. Through cooperative efforts with outside organizations Sunrise offers special gymnastics and other classes for children ages three and up. Sunrise also provides child care to moderately handicapped children in certain of its centers under annual contracts with the Arizona Department of Education and the Arizona Department of Economic Security.

          GOVERNMENT PROGRAM. Since July 1987, Sunrise has been awarded an annual contract from the Division of Development Disabilities of the Arizona Department of Economic Security to provide a goal-oriented training program for and to integrate mild to moderately handicapped children into child care centers. In September 1991, Sunrise was approved to be a private provider of special education preschool programs and related services by the Arizona Department of Education. Since June 1991, the Arizona Department of Economic Security, as administrator of a child care block grant, has awarded Sunrise an annual contract to deliver child care to families with special needs children. Sunrise is currently operating under a contract that has been extended to December 1997.


TUITION

     Sunrise determines tuition charges based upon a number of factors including age of child, number of days and hours of attendance, location and competition. Part-time students are charged proportionately higher rates than full-time students. Sunrise's charges for service vary, depending on the location of the center and the age of the child; however, Sunrise's rates are generally higher than its competitors. Tuition is generally collected on a weekly or monthly basis in advance.

MARKETING

     Sunrise targets a market consisting primarily of parents having above average incomes and education. According to the United States Bureau of the Census, families earning over $45,000 a year are twice as likely as families with incomes below $20,000 to enroll their children in child care centers.
Based on a survey by Sunrise of its participating parents, Sunrise believes that over 50% of the families of enrolled children have annual incomes exceeding $50,000. Sunrise uses demographic studies to locate its campuses in geographic areas consistent with Sunrise's target market. Sunrise's primary sources of new enrollments have been from distribution of promotional material in residential areas surrounding a child care facility in conjunction with its opening, referrals from satisfied parents, yellow-page advertising and traffic exposure. For existing child care facilities Sunrise also advertises through direct mail, newspaper, telemarketing and by participating in community child-related events. The advertising campaign focuses primarily on summer promotion to enhance each fall's enrollments.

EXPANSION

     Sunrise has actively pursued the acquisition of established child care centers operated in the southwestern United States, as well as in other geographic areas. Long-term growth opportunities will also come from build-to-


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

suit opportunities, where child care facilities are developed as an amenity to an overall project or as stand-alone facilities constructed for Sunrise. With regard to build-to-suit opportunities, Sunrise contracts with unrelated third parties to develop and construct child care centers based on Sunrise's specifications. Sunrise then leases the center back from the third party. Additional long-term growth opportunities will continue to come from partnership and contract child care programs that provide relatively low risk expansion opportunities. Sunrise will also continue to evaluate opportunities related to employer centers and developer-assisted programs as they arise.

     In addition to Sunrise centers, Sunrise also operates the Suncrest Private School. The Suncrest Private School offers a lower teacher to student ratio using a nationally recognized High Scope teaching method. Sunrise also operates three Sunburst Child Care Centers. Sunburst centers were designed to capitalize on a market segment that cannot afford the higher tuition rates charged at Sunrise and Suncrest schools. These centers provide quality care for lower tuition rates. Sunburst centers have lower operating costs, allowing for these lower tuition rates.

     With Suncrest, Sunrise and Sunburst centers, Sunrise can penetrate three distinct income markets, thus expanding its market opportunities.

     Sunrise manages the facilities for Sunray Charter Schools through a contract with PSI (which does business under the name Sunray Charter). The charter contract to operate public schools was awarded to PSI in June 1997. Sunray Charter has opened 16 sites within Sunrise preschool locations, serving approximately 600 children in kindergarten through third grade.

     KidSpot, a new concept facility, also opened in September 1997 in Phoenix, Arizona. The KidSpot program is designed specifically for the before and after school market. The program serves ages 5 through 12, providing a comfortable environment for homework, creative arts, computer interaction, music and exercise.

EMPLOYER CHILD CARE PROGRAMS

     Increasing numbers of employers are offering child care benefits to their employees. To increase enrollments, Sunrise has capitalized on this trend by pursuing contracts with various employers through its Employer Child Care ("ECC") programs. Sunrise's ECC programs provide discounted rates to the employees of contracting employers and are tailored to meet each employer's particular needs. These agreements serve as a referral source for Sunrise's child care centers. However, employers are not required to utilize Sunrise's services, nor is Sunrise required to reserve space or otherwise provide any specific services or reporting to the employers. Sunrise may also contract to operate a child care center constructed by an employer for its exclusive or semi-exclusive use. Sunrise also offers assistance to employers in marketing their programs to employees and encourages the employers to subsidize tuition costs and to implement programs that enable their employees to realize available federal tax benefits.

     One of the more innovative ECC programs, although not the largest, is the Child Development and Family Studies Laboratory ("CDFSL") which is operated under Sunrise's management agreement with PSI. The CDFSL is a research, teaching and community service facility at the Arizona State University West Campus ("ASU West") in Phoenix, Arizona, which has a licensed capacity of 58 children and uses the High Scope teaching method. The laboratory provides a program for parents and children to participate in interesting projects for observational research. As part of their educational training, students attending ASU West are permitted to observe the interaction of children in a combined environment of child care and teaching. An advanced program has been developed using lower teacher to child ratios than is required. The program is available to faculty, staff and students of ASU West and to the general public if space permits.

PARTNERSHIP CHILD CARE PROGRAMS

     One strategic focus of Sunrise is to increase its enrollment levels through various partnership arrangements with third parties, such as churches. Typically, these partnership arrangements involve an agreement by Sunrise to operate a child care center at facilities owned by the third party. Sunrise and the third party share the


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

operating risks of the child care centers and share, at various rates, any profits generated by the centers. The child care centers are open to the general public. Because the third party provides the facilities for the child care center, these partnership programs provide Sunrise with an opportunity to increase its enrollments with only a minimal capital investment and risk.

     Currently, Sunrise's partnership activities are undertaken in connection with PSI, a non-profit corporation. Because of PSI's non-profit status, PSI is eligible to receive certain grants and subsidies. PSI typically enters into agreements with third parties to establish child care centers or assume the operations of existing child care centers and then contracts with Sunrise to operate the child care centers in exchange for a management fee. Profits generated by the entities are shared by PSI and the third party.

     During fiscal 1997, Sunrise operated eight child care centers in connection with PSI. Subsequent to year-end, PSI closed one center and combined the operations of that center with another PSI center located nearby. The net licensed capacity of the seven centers is 690 children.

     In June 1997, PSI was selected to operate a charter school program in the State of Arizona through the Snowflake Unified School District ("Snowflake"). Under the terms of the fifteen (15) year Charter Contract with Snowflake, PSI will operate kindergarten through third grade classes at 16 of Sunrise's preschools located in the Phoenix metropolitan area. In consideration for the use of certain of Sunrise's preschool facilities and Sunrise personnel, Sunrise will be reimbursed the facility costs and lease expense of the occupied space. In addition, Sunrise will benefit from having the preschoolers of new families attracted to Sunray Charter along with the retention of the kindergarten and elementary-age children for Sunrise's before and after school programs.

CONTRACT CHILD CARE PROGRAMS

     In contrast to child care partnership arrangements, which are characterized by a sharing of profits and operating risks, Sunrise also operates child care centers on a contract basis. Pursuant to the contractual arrangements, Sunrise is reimbursed for its expenses and paid a predetermined fee for operating the child care centers. The contract arrangement typically provides for Sunrise to operate a child care center at a site provided by the third party, which requires only a minimal capital investment by Sunrise.

COMPETITION

     The child care industry is highly competitive, with Phoenix, Arizona being one of the most competitive markets in the United States. In the geographic areas in which Sunrise operates, Sunrise competes with centers owned by national chains such American Child Care Centers, Tutor Time, Kinder-Care Learning Centers, Inc., Children's World Learning Centers, Inc., Child Time and La Petite Academy, Inc., as well as child care centers owned by non-profit organizations that may be supported to a large extent by endowments, charitable contributions and other forms of subsidies. In addition, Sunrise competes with individually-owned proprietary child care centers, licensed and unlicensed child care homes, public schools, the YMCA, Boys and Girls Clubs and businesses that provide child care for their employees at the work place.

     Sunrise believes that competition in the child care industry is based on a variety of factors:

          QUALITY OF FACILITIES, STAFF AND PROGRAMS. A significant competitive factor is the extent to which programs broader in scope than custodial care are provided. Sunrise offers extensive educational and developmental programs which are broader in scope than those offered by many of its competitors. See "BUSINESS OF SUNRISE , Curricula and Programs."

          COSTS. Due to the extensive curriculum and program offerings, the tuition at Sunrise and Suncrest Schools is generally higher than that of its competitors. For parents who choose child care facilities based on cost alone, these centers have difficulty competing.


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


          LOCATION. The location and convenience of the child care center to the parent is very important. Sunrise's child care centers are generally located in residential areas, and are intended to be convenient for the market segment targeted for enrollments.

          OTHER FACTORS. Other competitive factors include size and design of the facilities, parents' religious preferences, availability of in-home or school-sponsored services, hours of operation and operating and educational philosophies.

INSURANCE

     Sunrise has not had any material claims against its liability insurance; however, Sunrise, as well as other child care providers, has had difficulty obtaining liability insurance coverage at reasonable rates for child physical and sexual abuse. Sunrise has comprehensive general liability insurance with a limit of $1,000,000 per occurrence and $2,000,000 aggregate per location, including $2,000,000 coverage for child physical and sexual abuse. It also has insurance coverage for automobile liability, with a per occurrence limitation of $1,000,000. In addition, Sunrise has a $10,000,000 umbrella policy to cover claims in excess of the per occurrence limitation on the general liability policy.

GOVERNMENT REGULATION

     Operators of child care centers are subject to a wide variety of state and local regulations and licensing requirements, including site inspection for safety and compliance with building codes, review of programs and facilities, ratio of staff to the number of attending children, health standards (including food service) and zoning. Each child care center must be licensed by the appropriate state and local authorities before it may begin operations. Sunrise believes that each of its child care centers is in compliance, in all material respects, with such requirements. Compliance with government regulations, including changes in the minimum wage, increase Sunrise's operating costs; however, these costs are generally offset by increases in tuition. No significant changes in government regulations which would materially affect Sunrise's business are expected in the next twelve months.

CHILD CARE INCOME TAX BENEFIT

     The Internal Revenue Code of 1986, as amended, provides an income tax credit ranging from 20% to 30% to parents for certain child care expenses, subject to certain maximum limitations and income levels. Under present law, the fees paid to Sunrise by working parents qualify for the federal tax credit. In addition, many families also benefit from flexible spending plans that permit families to pay a portion of their child care expenses with pre-tax income.

SERVICE MARK

     "Sunrise Preschools" and the logo associated with the name are federally registered service marks of Sunrise that expire in February 2007. Sunrise also has pending service mark applications for the following marks and related logos:
"Suncrest Private School," "Sunburst Child Care," "Sunray Charter Schools," and
"KidSpot."   Management believes that Sunrise's service marks provide adequate protection against unauthorized use of its name and logo.

EMPLOYEES

     Individual child care centers are staffed with a director, one or more assistant directors, teachers and teacher assistants. All personnel participate in periodic in-service and external training programs and are required to meet applicable state and local regulatory standards.


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

     As of November 3, 1997, Sunrise employed approximately 730 persons, of which approximately 715 (including 197 part-time employees), were employed at Sunrise's child care centers. All management and supervisory personnel are salaried; substantially all other employees are paid on an hourly basis.

     None of Sunrise's employees are represented by a union, and Sunrise does not anticipate any union organization activities among its employees.

PROPERTIES

     Of the 33 child care centers operated by Sunrise in Arizona, Hawaii, Colorado and Wisconsin, 26 are leased with terms expiring on various dates between 1997 and 2011. Two of these centers, in turn, are subleased to PSI.
The building leases generally include option renewal periods of 5 to 25 years at Sunrise's discretion. The aggregate monthly lease payments on the 26 centers total approximately $211,000. Each of the leases contains provisions for lease payment increases based on the Consumer Price Index or other similar formulas. Sunrise is generally responsible for taxes, insurance, maintenance and other expenses related to the operation of the leased facilities. The lessors are unaffiliated third parties who purchased the centers either from affiliates of Sunrise or from its former wholly owned subsidiary, Sunrise Holdings, Inc. The remaining 7 facilities are operated pursuant to various agreements with outside agencies. Sunrise pays no rent at any of these facilities. See "Business Of Sunrise -- Employer Child Care Programs," "Partnership Child Care Programs" and "Contract Child Care Programs."

     Sunrise's principal executive offices consist of approximately 4,700 square feet of leased space in Scottsdale, Arizona. Sunrise believes that its current headquarters facility is adequate for operations for the foreseeable future.

LEGAL PROCEEDINGS

     Sunrise is not a party to any pending or threatened legal proceedings that it believes will have a material impact on Sunrise's business.


       SUNRISE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                                RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     During fiscal 1996, Sunrise acquired the assets of two child care centers in the Denver, Colorado metropolitan area, one center in Colorado Springs, Colorado, one center in Sierra Vista, Arizona, and one center in Phoenix, Arizona. In addition, through its contract with PSI, Sunrise assumed the management of a newly opened center in Hales Corner, Wisconsin. All but two of these additions occurred during the last four months of the fiscal year. During fiscal 1997, Sunrise acquired the assets of four additional centers in the Phoenix metropolitan area, and opened two newly constructed free-standing centers, also in the Phoenix metropolitan area. Through October 1997, Sunrise's expansion program has increased its licensed capacity by 1825 additional children, a 52% increase since it began in fiscal 1996. Total children enrolled at the newly acquired and opened centers was approximately 1300 as of October 3, 1997, representing 33% of Sunrise's total enrollment of approximately 3900 children.

FISCAL YEAR ENDED JULY 31, 1997, COMPARED TO FISCAL YEAR ENDED JULY 31, 1996

     Operating revenue for fiscal 1997 was $14,647,000, an increase of $3,671,000, or 33% from revenue of $10,976,000 for fiscal 1996. Of this increase, $3,016,000 was attributable to the revenues of the acquired and newly opened child care centers described above, and $284,000 was due to a 3% increase in same-center revenues. The increase in same-center revenues was due to a moderate tuition increase, which was partially offset by a large decrease in child attendance during the Christmas and New Year's holiday periods. Due to the timing of the holidays in 1996 (both Christmas and New Year's fell on Wednesdays), many children were absent from the


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

centers for the entire holiday weeks rather than for just one or two days each week. This decrease in attendance had a significant negative impact on revenues during the holiday period.

     Government program revenue, primarily related to Sunrise's contracts to provide services to children with special needs, increased $288,000 in fiscal 1997 over fiscal 1996 levels.

     Operating expenses for fiscal 1997 totaled $15,821,000, an increase of $3,911,000 or 33% from operating expenses of $11,910,000 for fiscal 1996. Included in operating expenses were unusual charges (further described below) totaling $1,114,000 and $602,000 in fiscal 1997 and 1996, respectively. Excluding unusual charges, operating expense increased $3,399,000, or 30% in fiscal 1997. This increase in operating expenses was primarily attributable to the expenses associated with the acquired and newly opened centers during this period.

     Payroll expense for fiscal 1997 was $6,766,000 (50% of tuition and other revenue), an increase of $1,711,000 or 34% from payroll expense of $5,055,000 (49% of tuition and other revenue) for fiscal 1996. This increase was due to $1,531,000 in salaries at the acquired and newly opened centers, and a $180,000 increase in other salaries at existing centers. Payroll expense remained consistent at approximately 50% of tuition and other revenue.

     Facilities and maintenance costs for fiscal 1997 were $4,777,000, an increase of $901,000 or 23% from facilities and maintenance costs of $3,876,000 during fiscal 1996. This increase was due to $1,067,000 in additional costs at the acquired and newly opened centers, and was partially offset by a reduction in expense for sublease payments. Facilities and maintenance costs as a percentage of tuition and other revenue were unchanged at 35%.

     General and administrative expenses for fiscal 1997 were $2,121,000, an increase of $483,000, or 30% from general and administrative expenses of $1,638,000 during fiscal 1996. Of this increase, $401,000 was attributable to the acquired and newly opened centers, which increase was partially offset by a $69,000 decrease in insurance costs along with lower preopening costs. General and administrative expenses represented approximately 16% of tuition and other revenue in both fiscal 1996 and 1997.

     During fiscal 1997 and 1996, Sunrise recorded unusual charges of $1,114,000 and $602,000, respectively, related to its management of certain child care centers under its agreement with PSI. In this regard, Sunrise provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of such centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the "PSI Agreement"). The PSI Agreement provides that Sunrise is to receive an administrative services fee (the "Administrative Fee") equal to 9% of PSI's adjusted gross revenues each month, subject to certain enumerated limitations. In addition, the PSI Agreement provides that Sunrise is to receive annual lease payments from PSI of approximately $138,000 for providing the aforementioned services.

     During fiscal 1995, Sunrise agreed to defer future administrative fees and lease payments due from PSI until such time as PSI's cash flow was sufficient to fund these fees. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995, were converted to a promissory note, totaling $256,000, which amount equaled the present value of the expected future payments to be received from PSI over a period of seven years related to the balance of the receivable outstanding at July 31, 1995. Due to the continuing cash flow difficulties of PSI, this promissory note was fully reserved at July 31, 1997. This reserve is included in the $1,114,000 of unusual charges.

     Due to continued losses, PSI approved a plan in fiscal 1996 to close two of its schools upon the expiration of the leases associated with such schools. In fiscal 1997, PSI decided to close the two schools prior to the expiration of the leases and relocate the children to other facilities. At July 31, 1996, Sunrise believed that the estimated future cash flows at these two sites would not be sufficient to recover the related leasehold improvements and recorded an asset impairment reserve totaling $184,000. As the operating losses at these two sites continued during 1997, an additional impairment reserve of $162,000 was recorded at July 31, 1997. Since Sunrise is the


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


lessee for the leases at these two sites, it is contingently liable for the lease payments to the lessors of such sites. During 1996, Sunrise determined that the future cash flows at these two sites would not be sufficient to make the scheduled lease payments and recorded a charge of $418,000 to cover the estimated future shortfall. During fiscal 1997, Sunrise determined, due to continued operating losses, that an additional charge of $696,000 was necessary to cover future lease commitments at these two sites. The charges for the asset impairment and future lease commitments were included in unusual charges in both fiscal 1997 and 1996.

     Other income for fiscal 1997 increased $20,000 from fiscal 1996 due to gains from the disposal of certain assets, refinancing of certain debt and decreases in net interest income. Net interest income decreased $53,000 due to the continued use of invested proceeds of Sunrise's December 1995 public offering for the acquisition and construction of new centers. Other income and gains included a gain on refinancing of $67,227 related to Sunrise's early extinguishment of debt in fiscal 1997.

     At July 31, 1997 and 1996, Sunrise had deferred tax assets of approximately $1,917,000 and $1,499,000, respectively, which relate primarily to net operating loss carryforwards generated by impairment losses and contingent liabilities recorded in fiscal 1997 and 1996. Management believes operations were adversely impacted in fiscal 1997 and 1996 as a result of recording the impairment reserves and contingent liabilities, but expects Sunrise will have sufficient taxable income in the next few years that will allow the deferred tax assets of $695,000 reflected in the consolidated balance sheet at July 31, 1997 to be recovered. Sunrise established valuation allowances of $1,150,000 and $732,000 in fiscal 1997 and 1996, respectively, to reduce the deferred tax assets to the amount expected to be recovered. The valuation increased from fiscal 1996 to fiscal 1997 by $418,000 as the result of additional impairment losses and contingent liabilities recorded as unusual charges in fiscal 1997.

     Net loss for the year ended July 31, 1997 was $1,077,000 ($.35 per share) compared to net loss of $857,000 ($0.29 per share) for the year ended July 31, 1996. The net loss in both fiscal 1996 and 1997 was the result of Sunrise establishing reserves for amounts receivable under the PSI Agreement and for impaired assets and rental commitments in connection with Sunrise's agreement with PSI.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE (FAS No. 128), which changes the computation and disclosure of earnings per share. FAS No. 128 is effective for both interim and annual periods ending after December 15, 1997, with restatement of prior periods. The adoption of FAS No. 128 is not expected to have a material impact on Sunrise's earnings per share.

SEASONALITY AND QUARTERLY RESULTS

     The following table reflects certain selected unaudited quarterly operating results for each quarter of fiscal 1997 and 1996. The operating results of any quarter are not necessarily indicative of results of any future period.

                                                                   Quarter Ended (in thousands)
                              ------------------------------------------------------------------------------------------------------
                                Jul. 31,      Apr. 30,    Jan. 31,     Oct. 31,      Jul. 31,    Apr. 30,    Jan. 31,     Oct. 31,
                                  1997          1997        1997         1996          1996        1996        1996         1995
                                  ----          ----        ----         ----          ----        ----        ----         ----
 Operating revenue                 $ 3,960      $ 3,830     $ 3,357       $ 3,500      $ 3,002      $ 2,866    $ 2,489      $ 2,620

 Operating expenses                (5,248)      (3,663)     (3,525)       (3,385)      (3,972)      (2,800)    (2,598)      (2,541)

 Income (loss) from
 operations                        (1,288)          167       (168)           115        (970)           66      (109)           79

 Income (loss) before income
 taxes                             (1,299)          228       (138)           132        (943)          107       (93)           72



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

     Sunrise's operations are subject to seasonal fluctuations in summer months and around certain major holidays. These fluctuations have resulted in lower attendance levels and lower operating results in the second and fourth fiscal quarters and higher attendance levels and operating results in the first and third fiscal quarters.

TRENDS

     Due to a moderate October tuition increase and continued tight management of costs, same-center operating performance remained consistent during fiscal 1997. Operations at Sunrise's newly opened centers continue to improve as these centers move through their initial "ramp-up" phase. In addition, profitability has improved as the acquired centers have become more fully integrated into Sunrise.

     Sunrise's expansion program, funded with the proceeds of the December 1995 public offering, resulted in the addition of six centers during fiscal 1996 and six centers in fiscal 1997 primarily through acquisitions. Additionally, on September 2, 1997, Sunrise opened a newly constructed free-standing center in Phoenix, Arizona.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash used in operating activities for the fiscal year ended July 31, 1997 was $146,000, reflecting the June opening of a newly constructed center, and slower improvement in operating results in the acquired centers. Due to Sunrise's purchase of four child care centers in August 1996, and amounts spent to upgrade the existing equipment at the acquired centers as well as to equip the newly opened centers, working capital decreased by $1,184,000.

     Net cash used in investing activities was $1,288,000, consisting of purchases of property and equipment totaling $1,168,000 and $494,000 of costs related to acquisitions. These uses were partially offset by $396,000 in proceeds from disposals of property and equipment.

     During fiscal 1996, Sunrise completed a $5 million public offering of its Series C Preferred Stock. Net proceeds from the offering were $4,026,475, a portion of which has been used primarily for expansion of Sunrise's operations, both through the opening of additional Company facilities and the acquisition of other existing child care centers. The underwriters of the offering exercised their option to purchase 24,000 additional shares of Series C Preferred Stock to cover over-allotments. These shares were sold by Sunrise at the same price and on same terms as those applicable to the initial offering of the Series C Preferred Stock, resulting in net proceeds to Sunrise of $298,072.
Additionally, the holders of warrants representing the right to purchase 47,074 shares of Sunrise's Common Stock were exercised. Net proceeds from this exercise were $40,404.

     Net cash provided by financing activities was $16,000 in fiscal 1997. As a result of new credit facilities with its bank, Sunrise refinanced all of its outstanding capital leases and notes payable to obtain a more favorable average interest rate. Proceeds from the refinance of the notes payable totaled $1,339,000, offset by $1,276,000 in repayments to retire Sunrise's previously outstanding debt. Net borrowings on Sunrise's seasonal working capital credit facility totaled $124,000, and payment of cash dividends on Series B and C Preferred Stock were $171,000.

     Sunrise is current on all principal and interest payments on its lines of credit and notes payable. Sunrise has four credit facilities with a financial institution totaling $3,000,000: (i) a $500,000 revolving working capital line, bearing interest at prime (8.50% at July 31, 1997) plus 1.50%; (ii) a $500,000 note for the purchase of vehicles and equipment, bearing interest at prime plus 1.75%; (iii) a $1,000,000 nonrevolving line of credit for acquisition financing, bearing interest at prime plus 2.5%; and (iv) a $1,000,000 term loan to refinance Sunrise's existing notes payable and capital leases, bearing interest at 10.42%. The lines of credit are renewable each year on April 30. The credit facilities are secured by Sunrise's accounts receivable, inventory, furniture, vehicles and equipment.

     Sunrise currently expects that it will be able to renew its existing lines of credit under similar terms upon their maturity. However, if the lines of credit are not renewed, there is no assurance that they can be replaced. If

Sunrise were unable to renew or replace these lines of credit and was then unable to repay any outstanding balance, the bank could foreclose on the collateral.

     During fiscal 1996, Sunrise purchased the operations of the following five child care centers: two child care centers in the Denver, Colorado metropolitan area, one center in Colorado Springs, Colorado, one center in Sierra Vista, Arizona, and one center in Phoenix, Arizona. In fiscal 1997, Sunrise acquired the assets of four child care centers in the Phoenix metropolitan area, and opened two newly constructed free-standing centers, also in the Phoenix metropolitan area.

     Sunrise also plans to open several centers during fiscal 1998, in addition to the newly constructed free-standing center opened on September 2, 1997 in Phoenix, Arizona. Under current plans, new centers opened by Sunrise will be constructed by a third party and Sunrise will then enter into long term leases for the land and buildings. Preopening costs of a center normally range between $90,000 and $110,000 per center. Management expects cash generated from operations and cash on hand as a result of the public offering to be sufficient to satisfy the needs at its existing schools for the next 12 months and to open the new centers as planned.

IMPACT OF INFLATION

     Inflation has had no material effect on Sunrise's operations or financial condition.

OUTLOOK

     Sunrise's future operating results and many of the forward looking statements contained in this document are dependent upon a number of factors, including competition, government regulations, geographic concentration of Sunrise's child care centers, Sunrise's ability to successfully expand its operations as well as other factors.


             SUNRISE'S CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                         ACCOUNTING AND FINANCIAL DISCLOSURE

     As reported on a current report on Form 8-K, dated May 1, 1996 (the "Form 8-K"), Sunrise engaged Ernst & Young LLP as its independent auditors for the fiscal year ended July 31, 1996 to replace the firm of Arthur Andersen LLP, who was dismissed at the same time. The decision to change accountants was approved by the Board of Directors of Sunrise.

     The reports of Arthur Andersen LLP on Sunrise's financial statements for the two fiscal years ended July 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of Sunrise's financial statements for each of the two fiscal years ended July 31, 1995 and 1994, and in subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP not to respond fully to any inquiries from Ernst & Young LLP.

     Sunrise requested Arthur Andersen LLP furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated May 1, 1996, was filed as Exhibit 1 to the Form 8-K.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN SHAREHOLDERS OF EAI

     The following table sets forth certain information regarding beneficial ownership of EAI Common Stock as of the EAI Record Date (unless otherwise noted below) by (i) each person or entity known by EAI to own beneficially more than 5% of the outstanding EAI Common Stock, (ii) each director, (iii) the Chief Executive Officer of EAI and other executive officers with annual compensation greater than $100,000 (including salary and bonus); and (iv) all directors and executive officers of EAI as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of EAI.

       NAME AND ADDRESS          AMOUNT AND NATURE          PERCENT OF COMMON
     OF BENEFICIAL OWNER      OF BENEFICIAL OWNERSHIP       STOCK OUTSTANDING
     -------------------      -----------------------       -----------------

Perkins Capital Management (1)
730 East Lake Street
Wayzata, MN 55391                       811,100                  10.8%

Nelkin Capital Management (2)
111 Great Neck Road, Suite 304
Great Neck, NY 11021                    700,000                   9.3%

Benjamin Nazarian (3)
Pioneer Venture Fund, L.L.C.
200 Pasadena Avenue
Los Angeles, CA  90031                  421,000                   5.6%

John T. Golle (4)                       346,906                   4.5%

Richard T. Burke (5)                    325,000                   4.3%

John T. Walton (6)                      273,333                   3.6%

Gale R. Mellum (7)                      252,372                   3.4%

Robert I. Karon (8)                     182,992                   2.4%

Gerald A. Haugen (9)                     60,000                   *

Philip E. Geiger (10)                    11,100                   *

All directors and executive officers
as a group (7 persons) (4) (5) (6) (7)
(8) (9) (10)                          1,451,703                  18.2%
___________________________________
* Represents beneficial ownership of not more than 1% of the outstanding EAI Common Stock.

(1) Based on a Schedule 13G filed by Perkins Capital Management ("Perkins") on February 10, 1997. Perkins reports having sole voting power with respect to 349,000 shares and sole dispositive power with respect to all shares listed.

(2) Based on information provided to EAI by Nelkin Capital Management as of September 9, 1997.

(3) Based on a Schedule 13D filed by Benjamin Nazarian ("Nazarian") on September 22, 1997. Nazarian reports having sole voting and dispositive power with respect to 55,000 shares, shared voting power and dispositive with respect to 346,000 shares and shared dispositive power with respect to 20,000 shares.

(4) Includes 1,280 shares held by a member of Mr. Golle's immediate family, of which shares Mr. Golle disclaims beneficial ownership. Includes 200,000 shares issuable pursuant to options exercisable within 60 days. Does not include 56,285 shares held in five trusts of which Mr. Karon is trustee and the beneficiaries of which are members of Mr. Golle's immediate family, and 18,310 shares held by the Golle Family Foundation, a charitable organization.

(5) Includes 100,000 shares issuable pursuant to options exercisable within 60 days.

(6) Includes 10,000 shares owned by a member of Mr. Walton's immediate family, of which shares Mr. Walton disclaims beneficial ownership. Includes 43,333 shares issuable pursuant to options exercisable within 60 days.

(7) Includes 72,222 shares owned by a member of Mr. Mellum's immediate family, of which shares Mr. Mellum disclaims beneficial ownership. Includes 10,000 shares held by two trusts of which Mr. Mellum is trustee and the beneficiaries of which are members of Mr. Mellum's immediate family. Includes 40,000 shares issuable pursuant to options exercisable within 60 days.

(8) Includes 56,285 shares held by five trusts of which Mr. Karon is trustee and the beneficiaries of which are members of Mr. Golle's immediate family. Includes 1,175 shares owned by Schweitzer Rubin Karon & Bremer, a professional association in which Mr. Karon is a shareholder. Includes 40,000 shares issuable pursuant to options exercisable within 60 days.

(9) Includes 60,000 shares issuable pursuant to options exercisable within 60 days.

(10) Includes 55 shares owned by a member of Mr. Geiger's immediate family, of which shares Mr. Geiger disclaims beneficial ownership. Includes 10,000 shares issuable pursuant to options exercisable within 60 days.

CERTAIN STOCKHOLDERS OF SUNRISE

    The following table sets forth certain information concerning the beneficial ownership of Sunrise Common Stock and Sunrise Preferred Stock, on a combined basis, as of the Sunrise Record Date, by (i) each stockholder known by Sunrise to own beneficially more than 5% of the outstanding Sunrise Common Stock; (ii) each director of Sunrise; (iii) the President of Sunrise and other executive officers with annual compensation greater than $100,000 (including salary and bonus); and (iv) all executive officers and directors of Sunrise as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of Sunrise. Each share of Sunrise Preferred Stock is convertible into 7.0588 shares of Common Stock and is reflected on an as converted basis in the following table. See "Comparative Rights of EAI Shareholders and Sunrise Stockholders" for a discussion of the voting and other rights of holders of Sunrise Common Stock and Sunrise Preferred Stock.




  NAME AND ADDRESS                                          AMOUNT AND NATURE OF      PERCENTAGE OF OUTSTANDING
  OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP             SECURITIES
  -------------------                                       --------------------      -------------------------
  James R. Evans(1)                                               893,438                     13.0%

  Barbara L. Owens(2)                                             160,493                      2.3%

  Robert A. Rice(3)                                                32,187                         *

  Dr. Richard H. Hinze(4)                                          31,000                         *

  Private Opportunity Partners II, Ltd.(5)                        541,116                      7.9%

  All directors and executive officers as a group
  (5 persons) (1) (2) (3) (4)                                   1,117,118                     16.3%

----------------------



* Represents beneficial ownership of not more than 1% of the outstanding common stock.
(1) Includes 236,681 shares issuable pursuant to options exercisable within 60 days.
(2) Includes 155,050 shares issuable pursuant to options exercisable within 60 days.
(3) Includes 30,000 shares issuable pursuant to options exercisable within 60 days.
(4) Includes 30,000 shares issuable pursuant to options exercisable within 60 days.
(5) Information with respect to Private Opportunity Partners II, Ltd. is provided in reliance upon information included in a Schedule 13D filed by such stockholder dated February 12, 1997. The address for Private Opportunity Partners II, Ltd. is c/o B C Capital Corp., 201 S. Biscayne Blvd., Suite 2950, Miami, Florida 33131.

                           DESCRIPTION OF EAI CAPITAL STOCK

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF THE EAI AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, THE EAI BYLAWS AND A RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 8, 1993, BY AND BETWEEN EAI AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS RIGHTS AGENT (THE "EAI RIGHTS AGREEMENT"), DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH DOCUMENTS, COPIES OF WHICH ARE INCLUDED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART.

GENERAL

    The authorized capital stock of EAI consists of 25,000,000 shares of Common Stock, par value $.01 per share ("EAI Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("EAI Preferred Stock"). As of September 25, 1997, 7,491,972 shares of EAI Common Stock were issued and outstanding and no shares of EAI Preferred Stock were issued or outstanding.
All issued and outstanding shares of EAI Common Stock are, and the shares of EAI Common Stock to be issued in the Merger will be, fully paid and non-assessable.

COMMON STOCK

    Upon liquidation or dissolution of EAI, the holders of EAI Common Stock share ratably, in proportion to the number of shares held, in the assets available for distribution after payment of all prior claims, including all prior claims of the holders of any EAI Preferred Stock then outstanding.

    Holders of EAI Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. Subject to any prior rights of any EAI Preferred Stock then outstanding, holders of EAI Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of EAI out of funds legally available therefor.

PREFERRED STOCK

    The Board of Directors of EAI has the authority, in most instances without further shareholder action, to issue from time to time all or any part of the authorized EAI Preferred Stock, in one or more series. The EAI Board is authorized to determine the designation of and number of shares in each series and to fix the dividend, redemption, liquidation, retirement, conversion and voting rights, if any, of such series, and any other rights and preferences thereof. Any shares of EAI Preferred Stock which may be issued may have disproportionately high voting rights or class voting rights, may be convertible into shares of EAI Common Stock and may rank prior to shares of EAI Common Stock as to payment of dividends and upon liquidation. The EAI Board could authorize the issuance of one or more series of the EAI Preferred Stock with voting rights or other rights and preferences which would impede the success of any proposed merger, tender offer, proxy contest or other attempt to gain control of EAI not approved by the EAI Board. Although the issuance of EAI Preferred Stock may have an adverse effect on the rights of holders of EAI Common Stock, the consent of the holders of EAI Common Stock would not be required for any such issuance of EAI Preferred Stock.

    There are currently reserved for issuance up to 200,000 shares of Series A Junior Participating Preferred Shares of EAI issuable under the EAI Rights Agreement referred to below under "Share Rights Plan."

SHARE RIGHTS PLAN

    Pursuant to the EAI Rights Agreement, each share of EAI Common Stock issued by EAI has attached one preferred share purchase right (a "Right"). Each Right entitles the registered holder to purchase from EAI one one-hundredth of a Series A Junior Participating Preferred Share of the par value of $.01 per share (the "Preferred Shares") of EAI at a price of $175 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

    Until the Distribution Date, as described below, the Rights will be evidenced by certificates representing shares of EAI Common Stock and will be transferred only with the shares of EAI Common Stock. The Rights will separate from the shares of EAI Common Stock and a Distribution Date for the Rights will occur upon the earlier of: (i) the close of business on the fifteenth day following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e. has become, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding shares of EAI Common Stock), or (ii) the close of business on the fifteenth day following the commencement or public announcement of a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding shares of EAI Common Stock (or such later date as may be determined by the EAI Board prior to a person or group of affiliated or associated persons becoming an Acquiring Person). The Rights are not exercisable until the Distribution Date. The Rights will expire on October 1, 2003, unless extended or earlier redeemed or exchanged by EAI as described below.

    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (unless such person first becomes an Acquiring Person pursuant to a tender offer or an exchange offer for all outstanding shares of EAI Common Stock at a price and on terms determined by the EAI Directors (prior to any change in control of the EAI Board) to be fair to shareholders and otherwise in the best interests of EAI and its shareholders and which the EAI Directors recommends to the shareholders), proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of shares of EAI Common Stock having a market value of two times the exercise price of the Right, subject to certain adjustments.

    In the event that EAI is acquired in certain mergers or other business combination transactions (other than a transaction for at least the same per-share consideration with a person who acquired shares of EAI Common Stock through a tender offer or exchange offer for all outstanding shares of EAI Common Stock approved by the EAI Board in accordance with the preceding paragraph or any wholly owned subsidiary of such person) or 50% or more of the assets or earning power of EAI and its subsidiaries (taken as a whole) are sold after the Distribution Date or within 15 days prior thereto, each holder of a Right (other than Rights which have become void under the terms of the EAI Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

    In certain events specified in the Rights Agreement, EAI is permitted to temporarily suspend the exercisability of the Rights.

    At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions) and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding shares of EAI Common Stock, the EAI Board may (if there has been no change in control of the EAI Board) exchange all or part of the Rights (other than Rights which have become void under the terms of the EAI Rights Agreement) for shares of EAI Common Stock or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the shares of EAI Common Stock, subject to adjustment.

    At any time prior to the close of business on the twentieth day after a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the EAI Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment payable in cash; provided, however, that such redemption may occur after any person becomes an Acquiring Person only if there has not been a change in control of the EAI Board. The period of time during which the Rights may be redeemed may be extended by the EAI Board if no such change of control has occurred or if no person has become an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the EAI Board in its sole discretion may establish.

    The terms of the Rights may be amended by the EAI Board, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment prior to the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the 20% threshold for exercisability of the Rights to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of EAI Common Stock then known by EAI to be beneficially owned by any person or group of affiliated or associated persons (subject to certain exceptions) or (ii) 10%.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of EAI, including, without limitation, the right to vote or to receive dividends.

ANTI-TAKEOVER PROVISIONS OF THE MINNESOTA BUSINESS CORPORATION ACT

    The statutory provisions of the Minnesota Business Corporation Act described in this Joint Proxy Statement/Prospectus in "Comparative Rights of Shareholders under Minnesota and Delaware Law -- Corporate Takeover Legislation" could have the effect in certain circumstances of delaying or preventing a change in control of EAI and should be read in connection with this "Description of EAI Capital Stock."

TRANSFER AGENT

    The transfer agent for the EAI Common Stock is Norwest Bank Minnesota, National Association, Minneapolis, Minnesota.

                        MARKET PRICE AND DIVIDEND INFORMATION

    EAI Common Stock is quoted on the Nasdaq National Market under the symbol "EAIN." Both Sunrise Common Stock and Sunrise Preferred Stock are quoted on the Nasdaq Small Cap Market under the symbols "SUNR" and "SUNRP," respectively. The tables below set forth, for the quarters indicated, the reported high and low closing sale prices of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock as reported on the Nasdaq National Market and the Nasdaq Small Cap Market, respectively. In addition, dividend amounts paid by Sunrise on Sunrise Preferred Stock are set forth on the appropriate table below.


                                                              EAI Common Stock
                                                        ----------------------------
                                                            High            Low
                                                        ------------    ------------
FISCAL YEAR ENDED JUNE 30, 1996:
  First Quarter. . . . . . . . . . . . . . . . . . .      $17.25         $12.25
  Second Quarter . . . . . . . . . . . . . . . . . .       15.25           3.88
  Third Quarter. . . . . . . . . . . . . . . . . . .        6.25           3.00
  Fourth Quarter . . . . . . . . . . . . . . . . . .        4.50           3.00
FISCAL YEAR ENDED JUNE 30, 1997:
  First Quarter. . . . . . . . . . . . . . . . . . .        4.00           2.44
  Second Quarter . . . . . . . . . . . . . . . . . .        5.88           3.75
  Third Quarter. . . . . . . . . . . . . . . . . . .        6.75           3.50
  Fourth Quarter . . . . . . . . . . . . . . . . . .        5.50           3.66
FISCAL YEAR ENDING JUNE 30, 1998:
  First Quarter. . . . . . . . . . . . . . . . . . .        6.50           4.13
  Second Quarter (through November 14, 1997) . . . .        5.88           4.56


                                                 Sunrise Common Stock               Sunrise Preferred Stock
                                              --------------------------     --------------------------------------
                                                 High           Low             High         Low        Dividends
                                              -----------   ------------     ----------   ---------   -------------
FISCAL YEAR ENDED
JULY 31, 1996:
  First Quarter . . . . . . . . . .              $3.13        $2.13            $  --       $  --      $  --
  Second Quarter. . . . . . . . . .               2.50         1.81             15.13       13.25        --
  Third Quarter . . . . . . . . . .               2.06         1.25             14.63       12.38        .37
  Fourth Quarter. . . . . . . . . .               1.94         1.38             14.88       11.50        .37
FISCAL YEAR ENDED
JULY 31, 1997:
  First Quarter . . . . . . . . . .               1.63         1.19             12.63       10.38        .3375
  Second Quarter. . . . . . . . . .               1.38         1.13             12.88       10.50        .3375
  Third Quarter . . . . . . . . . .               1.94         1.25             13.25       11.00        .3375
  Fourth Quarter. . . . . . . . . .               1.63         1.19             14.00        9.50        .3375
FISCAL YEAR ENDING
JULY 31, 1998:
  First Quarter . . . . . . . . . .                1.94        1.50             14.50       10.00        .3375
  Second Quarter (through
  November 14, 1997). . . . . . . .                1.63        1.66             12.13       11.00        --

    On September 2, 1997, the last trading day prior to the public announcement of the Merger, the closing per share sale prices of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock as reported on the Nasdaq National Market and Nasdaq Small Cap Market were $5.53, $1.63, and $10.50, respectively. On November 14, 1997, the last trading day for which closing sale prices were available at the time of the printing of this Joint Proxy Statement/Prospectus, the closing sale prices per share of EAI Common Stock, Sunrise Common Stock and Sunrise Preferred Stock as reported on the Nasdaq National Market and Nasdaq Small Cap Market were $4.94, $1.66 and $12.00, respectively

    Because the market price of EAI Common Stock is subject to fluctuation, the market value of the shares of EAI Common Stock that holders of Sunrise Common Stock and Sunrise Preferred Stock will receive in the Merger may increase or decrease prior to the Effective Time. See the discussion of the determination of the actual exchange price and exchange ratio on the cover page of this Joint Proxy Statement/Prospectus.

SUNRISE STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE EAI COMMON STOCK, THE SUNRISE COMMON STOCK AND THE SUNRISE PREFERRED STOCK.

    EAI and Sunrise have never declared nor paid dividends on their respective shares of Common Stock. Sunrise has paid a dividend on the Sunrise Preferred Stock as disclosed in the appropriate table above. Following the Merger, EAI intends to retain any future earnings for use in the expansion of the combined business and does not expect to declare and pay any dividends in the foreseeable future.

           COMPARATIVE RIGHTS OF EAI SHAREHOLDERS AND SUNRISE STOCKHOLDERS

    UPON CONSUMMATION OF THE MERGER, THE STOCKHOLDERS OF SUNRISE, A DELAWARE CORPORATION, WILL BECOME SHAREHOLDERS OF EAI, A MINNESOTA CORPORATION, AND THE RIGHTS OF SUCH FORMER SUNRISE STOCKHOLDERS WILL BE GOVERNED BY MINNESOTA LAW AND BY THE EAI ARTICLES OF INCORPORATION AND BYLAWS. THE RIGHTS OF THE FORMER SUNRISE STOCKHOLDERS UNDER THE MINNESOTA BUSINESS CORPORATION ACT ( THE "MBCA") AND THE EAI ARTICLES OF INCORPORATION AND BYLAWS WILL DIFFER IN CERTAIN RESPECTS FROM THE RIGHTS OF SUNRISE STOCKHOLDERS UNDER THE DELAWARE GENERAL CORPORATE LAW (THE "DGCL") AND THE SUNRISE CERTIFICATE OF INCORPORATION AND BYLAWS. CERTAIN OF THESE DIFFERENCES ARE SUMMARIZED BELOW; HOWEVER, THIS SUMMARY IS NOT EXHAUSTIVE, AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SUCH DOCUMENTS.

CALL OF SHAREHOLDERS' MEETINGS

    Under the MBCA, holders of 10% or more of all the outstanding shares entitled to vote have the right to demand a special shareholders' meeting, except that a special meeting for the purpose of considering whether to directly or indirectly facilitate or effect a business combination must be called by holders of 25% or more of the outstanding shares. No similar right exists under the DGCL or under the Sunrise Certificate of Incorporation or Bylaws.

SHAREHOLDER ACTION WITHOUT A MEETING

    Pursuant to the DGCL, any action required to be taken at an annual or special meeting of stockholders may be taken without a meeting by written consent, setting forth the action so taken, signed by holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, the Sunrise Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by Sunrise stockholders must be effected at a duly called annual or special meeting of such stockholders. Under the MBCA, a meeting is required to take all such action unless the unanimous written consent of the shareholders is obtained.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

    The DGCL generally requires a majority vote of all outstanding voting stock to amend a corporation's certificate of incorporation unless the certificate of incorporation provides for a higher requisite vote. The requisite vote in the MBCA to amend a corporation's articles of incorporation, in the absence of provisions in the articles of incorporation to the contrary, is generally only a majority of the voting power of the shares that are actually present at the shareholders' meeting and entitled to vote. Neither the EAI Articles of Incorporation nor the Sunrise Certificate of Incorporation provides for a vote different to that required by the MBCA or the DGCL, respectively.

    Under the DGCL, the stockholders of a corporation have the power to adopt, amend or repeal bylaws, to the exclusion of the board of directors, unless the certificate of incorporation also grants such power to the board of directors. The Sunrise Certificate of Incorporation provides that the Sunrise Board of Directors shall have the power to adopt, amend or repeal the Sunrise Bylaws and that the stockholders shall have the same power upon the affirmative vote of 66-2/3% of the outstanding stock of Sunrise. Under the MBCA, the board of directors of a corporation has the power to adopt, amend or repeal bylaws, unless the articles of incorporation reserve such power to the shareholders. The EAI Articles of Incorporation do not reserve such power to the EAI shareholders. The EAI Board of Directors may therefore adopt, amend or repeal bylaws. However, pursuant to both the MBCA and the EAI Bylaws, the EAI Board of Directors may not adopt, amend or repeal a bylaw fixing the quorum for shareholder meetings, prescribing procedures for removing directors or filling vacancies in the board, fixing the classifications, qualifications or terms of office of directors, or decreasing the number of directors, without the approval of the shareholders for any such actions. In addition, the EAI shareholders retain the power to adopt, amend or repeal bylaws adopted, amended or repealed by the Board of Directors.

DISSENTERS' RIGHTS

    Under the MBCA, shareholders are entitled to dissenters' rights of appraisal in the event of (i) any amendment to the articles of incorporation materially and adversely affecting shares of the shareholder in that it (a) alters or abolishes preferential rights relating to the shares, (b) creates, alters or abolishes redemption rights relating to the shares, (c) alters or abolishes preemptive rights of the shareholder regarding acquisition of securities of the corporation of which it owns shares, or (d) subject to certain exceptions, excludes or limits the rights of a shareholder to vote on a matter or to cumulate votes; (ii) any sale, lease, transfer, or other disposition of all or substantially all of the property and assets of a corporation not made in the usual or regular course of its business or in certain other limited circumstances; (iii) any merger, except that the right to obtain payment does not apply to a shareholder of the surviving corporation of a merger if the shares of the shareholder are not entitled to be voted on the merger; (iv) any exchange to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the exchange; or (v) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, bylaws or a resolution approved by the board of directors provides that dissenting shareholders may obtain payment for their shares.

    Stockholders of a Delaware corporation are entitled to similar dissenters' rights. Under the DGCL, however, no dissenters' rights exist for shares of stock of a constituent corporation in a merger or consolidation that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders. However, dissenters' rights will exist if the stockholders are required to receive anything other than: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in the foregoing clauses (i) and (ii); or (iv) any combination of clauses (i), (ii) or (iii).

DIVIDENDS; STOCK REPURCHASES

    Under the DGCL, a corporation may pay dividends only out of its surplus or out of its net profits for the fiscal year in which the dividend is declared or out of its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares. The corporation may also repurchase shares of its capital stock upon compliance with certain statutory standards. Under the MBCA, a corporation may pay dividends or repurchase shares if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares, regardless of whether the corporation has surplus or net profits, subject to certain limitations for the benefit of certain preference shares.

CORPORATE TAKEOVER LEGISLATION

    Both Minnesota and Delaware have enacted legislation aimed at regulating takeovers of certain corporations and protecting shareholders of such corporations in connection with certain business combinations. Under the MBCA, if a Minnesota corporation having at least 50 shareholders has an interested shareholder (a beneficial holder of at least 10% of the outstanding voting shares or an affiliate or associate of the corporation who, within the preceding four years, was a 10% shareholder regardless of such person's present shareholdings), the corporation is precluded from entering into certain specified business combinations (including mergers and sales of substantially all assets) with, or proposed by, or on behalf of, the interested shareholder (or affiliated or associated persons) for at least four years after the shareholder acquired its 10% interest. The four-year restriction does not apply, however, if a committee of the board of directors consisting of all of its disinterested directors (excluding current officers and employees of the corporation and persons who were officers or employees of the corporation or a related organization within the preceding five years) approves the acquisition of the 10% interest or the business combination before the date on which the shareholder acquires its 10% interest.

    A Minnesota corporation having at least 50 shareholders is also subject to the control share acquisition provisions of the MBCA which, subject to certain exceptions, require the approval of the holders of a majority of all the corporation's voting shares, including shares held by the acquiring person, and of a majority of the corporation's voting shares held by disinterested shareholders, before a person acquiring 20% or more of the corporation's voting shares can vote the shares in excess of 20%. Similar shareholder approvals are required at the 33-1/3% and majority thresholds.

    The MBCA also contains "anti-greenmail" provisions which, under certain circumstances, restrict the ability of publicly-held Minnesota corporations to repurchase shares from a person or group holding shares constituting five percent or more of the corporation's voting power if such person or group has beneficially owned such shares for less than two years.

    Finally, the MBCA also contains a fair price provision, which provides that an offeror may not acquire shares of a publicly-held Minnesota corporation within two years following the offeror's last purchase of shares pursuant to a takeover offer with respect to that class, unless the shareholder is afforded at that time a reasonable opportunity to dispose of the shares to the offeror upon terms substantially equivalent to those provided in the earlier takeover offer. Share acquisitions covered by the fair price provision of the MBCA include those made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction. The MBCA's fair price provision does not apply, however, if the acquisition is approved by a committee of the board's disinterested directors before the purchase of any shares by the offeror pursuant to a takeover offer. Also, for purposes of the fair price provision, certain transactions are expressly excluded from the definition of a "takeover offer." Such exempted transactions include (i) repurchase offers by the corporation, unless made in response to hostile takeover bids, (ii) tender offers which, if consummated, including the offeror's other share acquisitions within the preceding 12 months, would not result in the acquisition of more than two percent of a class of stock, and (iii) offers for shares of certain regulated entities, including insurance companies, financial institutions and public service utilities.

    Although Delaware has not enacted provisions similar to the control share acquisition provisions or "anti-greenmail" provisions contained in the MBCA, it has enacted provisions that limit certain business combinations of Delaware corporations with interested stockholders. Under the DGCL, an interested stockholder (a stockholder whose beneficial ownership in the corporation is at least 15% of the outstanding voting securities rather than the 10% provided in the MBCA) is precluded from entering into certain business combinations with the corporation for a period of three years (rather than the four-year restriction provided in the MBCA) following the date on which the stockholder became an interested stockholder unless, among other exceptions, prior to such date the board of directors (rather than the committee of disinterested directors as provided in the MBCA) approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Unlike the MBCA, the DGCL provides that the business combination provisions have no effect if (i) the tender offer or other transaction by which the stockholder became an interested stockholder results in such stockholder beneficially owning at least 85 percent of the voting securities of the corporation (exclusive of shares owned by directors who are also officers and shares owned by certain employee stock option plans) or (ii) the business combination is approved by the board of directors and two-thirds of the shares held by stockholders other than the interested stockholder.

INTERESTED PERSON TRANSACTIONS

    In addition to the provisions of the DGCL described above, the Sunrise Certificate of Incorporation requires the approval of certain types of transactions involving "interested persons" (essentially defined as any holder of 5% or more of any class of voting securities of Sunrise) by holders of 66 2/3% of the voting power generally entitled to vote in the election of directors, unless the transaction in question has been approved by a majority vote of the directors of Sunrise holding office before the person with whom the transaction is contemplated became an interested person. The special voting requirements generally cover such transactions as a merger, consolidation or statutory exchange of shares of Sunrise or any subsidiary of Sunrise with an interested person; a sale or other transfer to or with an interested person of all or substantially all of the assets of Sunrise or any subsidiary of Sunrise; a sale or other transfer to or with Sunrise or any subsidiary of Sunrise of all or

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

substantially all of the assets or stock of an interested person; and any other transaction with an interested person that requires stockholder approval under the DGCL. These provisions could have the effect in certain circumstances of delaying or preventing a change in control of Sunrise at some future time. The EAI Articles of Incorporation do not contain any such "interested person" provisions.

AUTHORIZED STOCK; AUTHORITY OF BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK

    The authorized capital stock of EAI consists of 25,000,000 shares of EAI Common Stock and 5,000,000 shares of EAI Preferred Stock. There are currently reserved for issuance up to 200,000 shares of Series A Junior Participating Preferred Shares of EAI issuable under the EAI Rights Agreement referred to below under "Share Rights Plan." The authorized capital stock of Sunrise consists of 10,000,000 shares of Sunrise Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share. There are currently reserved for issuance 5,000 shares of Series A Participating Preferred Stock of Sunrise under the Sunrise Rights Agreement referred to below under "Share Rights Plan." The MBCA and DGCL, respectively, permit the EAI and Sunrise Boards of Directors to issue authorized but unissued shares of common stock without shareholder action.

    In addition, the EAI Restated Articles of Incorporation authorize the EAI Board of Directors, in most instances without further shareholder action, to issue from time to time all or any part of the EAI Preferred Stock, in one or more series. The EAI Board is authorized to determine the designation of and number of shares in each series and to fix the dividend, redemption, liquidation, retirement, conversion and voting rights, if any, of such series, and any other rights and preferences thereof. Any shares of EAI Preferred Stock which may be issued may have disproportionately high voting rights or class voting rights, may be convertible into shares of EAI Common Stock and may rank prior to shares of EAI Common Stock as to payment of dividends and upon liquidation. The EAI Board could authorize the issuance of one or more series of the EAI Preferred Stock with voting rights or other rights and preferences which would impede the success of any proposed merger, tender offer, proxy contest or other attempt to gain control of EAI not approved by the EAI Board. Although the issuance of EAI Preferred Stock may have an adverse effect on the rights of holders of EAI Common Stock, the consent of the holders of EAI Common Stock would not be required for any such issuance of EAI Preferred Stock. The Sunrise Certificate of Incorporation confers upon the Sunrise Board of Directors similar authority to issue preferred stock without further shareholder action.

SHARE RIGHTS PLAN

    Pursuant to the EAI Rights Agreement, each share of EAI Common Stock issued by EAI has attached one preferred share purchase Right. Each Right entitles the registered holder to purchase from EAI one one-hundredth of a Series A Junior Participating Preferred Share of EAI at a price of $175 per one one-hundredth of a Preferred Share, subject to adjustment. The EAI Rights Agreement provides for the distribution of the Rights upon the occurrence of certain events which may constitute an attempt to effect a change in control of EAI. The provisions of the EAI Rights Agreement could have the effect in certain circumstances of delaying or preventing a change in control of EAI at some future time. See "Description of EAI Capital Stock -- Share Rights Plan" for a more detailed description of the EAI Share Rights Plan.

    Sunrise is currently party to a Preferred Share Rights Agreement between Sunrise and American Securities Transfer, Incorporated, dated as of February 10, 1995 (the "Sunrise Rights Agreement"). However, the preferred share purchase rights issued under the Sunrise Rights Agreement were redeemed pursuant to the terms of the Standstill Agreement by and between Sunrise, B C Capital Corp. and Barber & Bronson, dated January 31, 1997.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    The DGCL and MBCA both permit a corporation to eliminate a director's personal liability for monetary damages for breach of fiduciary duty. However, both statutes specify certain acts with respect to which a corporation may not eliminate such liability. The principal difference between the DGCL and MBCA is that the MBCA does not permit a corporation to eliminate a director's liability for civil liabilities imposed under certain

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

portions of Minnesota's securities laws. The Sunrise Certificate of Incorporation and the EAI Articles of Incorporation each eliminate the liability of directors to the extent permitted by the DGCL and the MBCA, respectively.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    In general, the MBCA requires, and the DGCL permits, indemnification to cover potential liabilities of directors, officers and employees in certain circumstances. In the case of actions brought by or in the interests of the corporation, the DGCL limits indemnification to such expenses as a court of law deems proper. However, where a director, officer, employee or agent successfully defends an action, the DGCL provides that such person is entitled to indemnification against his or her reasonable expenses. The provisions of the DGCL and MBCA do not exclude any nonstatutory indemnification rights. The EAI Articles of Incorporation require EAI to indemnify directors for monetary damages resulting from the breach of fiduciary duty as a director. The EAI Bylaws require EAI to indemnify such persons for such expenses and liabilities, in such manner, in such circumstances, and to such extent, as required or permitted by law. The Sunrise Certificate of Incorporation provides that Sunrise shall indemnify directors and officers, and the Sunrise Bylaws provides that Sunrise may indemnify employees and agents, to the fullest extent permitted by law.

REMOVAL OF DIRECTORS

    Under the MBCA, a director may be removed, with or without cause, by a majority of the remaining directors if the director was named by the board to fill a vacancy and the shareholders have not elected directors in the interval between the time of appointment to fill a vacancy and the time of the removal. The DGCL does not have a similar provision for the removal of directors by the board. The MBCA and DGCL each provide that any or all of the directors may be removed, with or without cause, by the shareholders.

                  ADDITIONAL INFORMATION FOR THE EAI ANNUAL MEETING

ELECTION OF DIRECTORS

    Pursuant to the Restated Articles of Incorporation of EAI, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

    The shareholders will be asked to elect two Class I directors at the EAI Annual Meeting for a term of three years expiring in 2000. One nominee is a current director of EAI and has previously been elected by the shareholders. The other nominee has been nominated by the EAI Board of Directors pursuant to the terms of the Merger Agreement and is not a current director of EAI. Both nominees have indicated a willingness to serve as a director, but in case either nominee is not a candidate for any reason, the proxies named in the accompanying form of proxy may vote for a substitute nominee in their discretion.

    Following is information regarding the nominees.

CLASS I (THREE-YEAR TERM EXPIRING IN 2000)

JOHN T. GOLLE, age 53, director since July 1986. Mr. Golle founded EAI and has been Chairman of the Board and Chief Executive Officer since its inception.

MARTHA TAYLOR THOMAS, age 49, nominated for election at the EAI Annual Meeting.
    Ms. Taylor Thomas is an education consultant and licensed attorney. Prior to this position, Ms. Taylor Thomas held various positions at Grand Canyon University from October 1987 to December 1996, where she served most recently as Provost and Chief Operating Officer. Ms. Taylor Thomas is a director of St. Luke's Health System, a wholly owned subsidiary of Tenet Healthcare Corp., and Nortrust of Arizona Corporation, a wholly owned subsidiary of Northern Trust Corporation.

    Following is information regarding each director whose term of office will continue after the EAI Annual Meeting.

CLASS II (THREE-YEAR TERM EXPIRING IN 1998)

ROBERT I. KARON, age 51, director since April 1987. Mr. Karon has been a member of the accounting firm of Schweitzer Rubin Karon & Bremer since 1975.

GALE R. MELLUM, age 55, director since April 1987. Mr. Mellum has been a member of the law firm of Faegre & Benson LLP since 1968, which has acted as general counsel to EAI since its inception.

CLASS III (THREE-YEAR TERM EXPIRING IN 1999)

RICHARD T. BURKE, age 53, director since July 1991.  Mr. Burke was elected Vice
    Chairman of the Board in November 1992. He is general partner and Chief Executive Officer of the NHL's Phoenix Coyote hockey franchise. Prior to this position, Mr. Burke was Chairman and Chief Executive Officer of United HealthCare Corporation until his retirement in February 1988. Mr. Burke is a director of United HealthCare Corporation and First Cash, Inc.

JOHN T. WALTON, age 50, director since July 1992. Mr. Walton has been Chairman of SATLOC, INC., a manufacturer of global positioning satellite systems for industrial and agricultural application since March 1994. From July 1983 to March 1994, Mr. Walton was Chairman and Chief Executive Officer of Corsair Marine, Inc., a sailboat manufacturing company. Mr. Walton has also served as Vice President of Walton Enterprises II, L.P., a real estate holding company, since November 1990. Mr. Walton is a director of Wal-Mart Stores, Inc.

    None of the nominees is related to any other director or to any other executive officer of EAI.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

    The EAI Board of Directors met or adopted resolutions by written action eleven times during the last fiscal year. Committees of the EAI Board include the Compensation, Option and Audit Committees. The EAI Board of Directors does not have a nominating committee.

    The following describes the functions performed by each of the committees:

    COMPENSATION COMMITTEE. The Compensation Committee, consisting of Messrs. Burke and Walton, reviews and acts upon management recommendations concerning employee compensation, including bonuses. The Compensation Committee met once during fiscal 1997.

    OPTION COMMITTEE. The Option Committee, consisting of Messrs. Karon and Walton, reviews and acts upon management recommendations concerning the granting of stock options. In addition, the Option Committee administers the 1988 Education Alternatives, Inc., Stock Option Plan (the "1988 Plan") and the 1992 Education Alternatives, Inc. Long-Term Executive Stock Option Plan (the "1992 Plan"). The Option Committee met once during fiscal 1997.

    AUDIT COMMITTEE. The Audit Committee, made up of Messrs. Burke, Karon and Mellum, makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of EAI's accounting policies and system of internal accounting controls. The Audit Committee met twice during fiscal 1997.

    All current directors attended at least 75% of the meetings of the EAI Board of Directors and of the committees on which they served during fiscal 1997.

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

DIRECTOR COMPENSATION

    Members of the EAI Board of Directors receive no cash compensation. The 1988 Plan provides for the nondiscretionary grant of a nonstatutory stock option to purchase 10,000 shares of EAI Common Stock to each non-employee director of EAI on the date of each annual meeting of EAI's shareholders as compensation for services for the ensuing year. Non-employee directors joining the EAI Board between annual meetings are granted an option to purchase a pro-rata portion of such number of shares. All non-employee director options have an exercise price equal to the fair market value of a share of EAI Common Stock on the date of grant and become fully exercisable one year after the date of grant. Pursuant to the approval of an amendment to the 1988 Plan at the 1996 Annual Meeting of Shareholders, on November 12, 1996 each non-employee director received a one-time grant of an option to purchase 30,000 shares of EAI Common Stock in exchange for surrendering existing options to purchase a total of 30,000 shares. The purpose of the new grant was to effect a repricing of the existing options to $4.75 per share. The new grant becomes fully exercisable at the 1997 Annual Meeting.

ELECTION OF DIRECTORS

    Pursuant to the Restated Articles of Incorporation of EAI, no person (other than a person nominated by or on behalf of the EAI Board of Directors) shall be eligible for election as a director at any annual or special meeting of EAI shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of EAI not less than 50 days from the date fixed for such meeting, together with the written consent of such person to serve as a director.

REPORT OF THE COMPENSATION AND OPTION COMMITTEES ON EXECUTIVE COMPENSATION

    EAI's policies regarding the compensation of executive officers are the responsibility of the Compensation and Option Committees of the EAI Board of Directors. The fundamental goal of the Compensation and Option Committees is to develop a compensation program that will attract and retain highly talented executives, provide the executives with incentives to meet the strategic objectives of EAI and create a common interest between executives and shareholders by sharing the risks and rewards of strategic decision making.

    The primary components of each executive officer's compensation package are base salary, an annual performance bonus, and stock options. Base salaries and annual performance bonuses of executive officers are determined by the Compensation Committee. The Option Committee determines the size and other terms of all stock options granted to executive officers.

BASE SALARY

    To attract and retain talented executives who are critical to EAI's long-term success, the Compensation Committee believes EAI must offer a competitive total compensation package to that offered by other companies providing educational services and products and companies with similar market capitalizations. In addition, the Compensation Committee also considers personal criteria when determining base salaries, including the decision making responsibilities of each executive officer's position and the experience, work performance, and team-building skills of the executive officer.

    During fiscal 1996, the Compensation Committee adjusted officer compensation amounts based on compensation commitments necessary to recruit and retain key executives and a compensation study performed by an independent consultant late in fiscal 1995. Compensation amounts for executive officers were not adjusted for fiscal 1997.

ANNUAL PERFORMANCE BONUS

    Each executive officer is eligible to receive some form of cash performance bonus at the end of each fiscal year. The purpose of the performance bonus is to provide incentives to executives to meet specific strategic and

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

financial goals of EAI set by the Compensation Committee on an annual basis, as well as defined personal objectives. Each executive officer's bonus is limited to the amount of his or her base salary, with the exception of Mr. Golle, whose bonus is limited to an amount equal to two times his base salary.

    During fiscal 1997, the Compensation Committee awarded Dr. Geiger and Mr. Haugen a bonus of $50,000 and $75,000, respectively, in recognition of their personal accomplishments during the year.

STOCK OPTIONS

    The policy of the Option Committee has historically been to grant stock options on an annual basis to each employee of EAI, including executive officers. The exercise price of the stock options is set at the fair market value of the underlying stock as of the date of the grant. Accordingly, the stock options provide value to executive officers only when the price of EAI's stock increases above the price on the date of grant. During fiscal 1997, stock options to purchase a total of 105,000 shares of EAI Common Stock were granted to executive officers of EAI. The vesting terms of the grants were structured by the Option Committee to ensure continuity within EAI by retaining key officers and to create a common interest in the executive officers and the shareholders in increasing long-term value of EAI. The number of options granted in fiscal 1997 was limited due to the stock option repricing activity that occurred in fiscal 1996. In July 1995, the Option Committee approved the issuance of substitute stock options for all outstanding employee options with exercise prices in excess of $16.00 per share. A total of 518,000 options were repriced, including 120,000 options held by current executive officers. In January 1996, the Option Committee approved the issuance of substitute stock options for all outstanding employee options with exercise prices in excess of $9.00 per share. A total of 673,400 options were repriced, including 375,000 options held by current executive officers. The Option Committee decided to issue substitute stock options to provide valued employees an incentive to remain with EAI over an extended period of time.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Golle received a base salary of $325,000 in fiscal 1997 which was unchanged from the base salary he received in fiscal 1996. Because EAI did not meet the performance bonus goals set by the Compensation Committee, Mr. Golle was not paid a performance bonus in fiscal 1997. In consideration of Mr. Golle's significant contribution to EAI in connection with the negotiation of the Merger, on August 19, 1997 the Option Committee accelerated the vesting of 200,000 of Mr. Golle's options to purchase EAI Common Stock and granted to Mr. Golle an option to purchase an additional 100,000 shares of EAI Common Stock. In addition, the Option Committee decided to regrant to Mr. Golle options to purchase an aggregate of 145,000 shares of EAI Common Stock which had expired in January 1997.

    RICHARD T. BURKE                        ROBERT I. KARON
    JOHN T. WALTON                          JOHN T. WALTON
    Members of the Compensation Committee   Members of the Option Committee

EXECUTIVE OFFICERS AND COMPENSATION

    EAI's executive officers, other than Mr. Golle, are identified below.

DR. PHILIP E. GEIGER, age 50, was appointed President of EAI in January 1996 and was appointed to the additional position of Chief Operating Officer in April 1997. From July 1994 to December 1995, Dr. Geiger served as EAI's New Jersey Division President. Prior to joining EAI, Dr. Geiger was Superintendent of Piscataway Township Public Schools, Piscataway, New Jersey, from July 1991 to June 1994.

GERALD A. HAUGEN, age 56, was appointed Chief Financial and Administrative
    Officer of EAI in January 1996. Prior to joining EAI, Mr. Haugen was an independent business consultant. From August 1989 to July 1993, Mr. Haugen was Senior Vice President and Chief Financial Officer of Jostens, Inc.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information for the fiscal years ended June 30, 1997, 1996, and 1995 concerning compensation paid or accrued by EAI to or on behalf of EAI's Chief Executive Officer and EAI's other executive officers whose total salary and bonus compensation for fiscal 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE



                                                                                  Long-Term
                                                            Annual              Compensation
                                                         Compensation              Awards
                                                 --------------------------  -------------------
  Name and Principal Position     Fiscal Year       Salary          Bonus     Options Granted
-------------------------------  --------------  ------------   -----------  -------------------
John T. Golle                        1997         $325,000      $     -0-       $     -0-
(Chairman and Chief Executive        1996          325,000            -0-        120,000(3)
Officer)                                                                         370,000(3)
                                                                                  125,000
                                     1995          134,897       100,000              -0-

Philip E. Geiger (1)                 1997        200,000(4)       50,000            5,000
(President and Chief Operating       1996        200,000(4)           -0-         100,000
Officer)                                                                           5,000(3)

Gerald A. Haugen (2)                 1997          150,000        75,000          100,000
(Chief Financial and                 1996           69,327        50,000          100,000
Administrative Officer)


(1) Dr. Geiger was named an executive officer of EAI on January 1, 1996.
(2) Mr. Haugen's employment with EAI commenced January 15, 1996.
(3) Options granted in fiscal 1996 through the repricing of existing options. The 120,000 options granted to Mr. Golle were surrendered as part of the 370,000 repriced option grant in January 1996.
(4) Includes a guaranteed bonus of $50,000 paid in equal installments as part of Dr. Geiger's monthly salary.

EMPLOYMENT AGREEMENTS

    On April 19, 1991, EAI entered into an employment agreement with Mr. Golle which provides that Mr. Golle will receive a base salary of $120,000 annually, or such higher amount as EAI in its discretion may determine to be appropriate. The initial term of the employment agreement continued until June 30, 1994, at which time the agreement renewed automatically for successive one-year terms. EAI may terminate Mr. Golle's employment without cause by giving 90 days written notice, upon which Mr. Golle would be entitled to receive his current base salary for nine months plus the pro-rata portion of his performance bonus, as described below, calculated as of a date 30 days after such termination. Under the agreement, Mr. Golle may not compete with EAI for a period of two years after the termination of his employment unless termination is involuntary and effected by EAI without cause.

    Effective July 1, 1993, Mr. Golle's employment agreement was amended to change the terms of the performance bonus. Under the amended employment agreement, for each fiscal year beginning with 1994, Mr. Golle will receive as a performance bonus a share of the management bonus pool established by the Compensation Committee for such year. The amount and the terms of Mr. Golle's share of each management bonus pool are to be determined by the Compensation Committee in its discretion.

    On August 10, 1993, EAI entered into an employment agreement with Dr. Geiger which provides that Dr. Geiger will receive a base salary of $150,000 annually, or such higher amount as EAI in its discretion may determine to be appropriate. In addition, Dr. Geiger will be eligible to receive annual performance bonuses to be based on the profitability of EAI. EAI has guaranteed a minimum annual bonus of $50,000 which is paid in equal installments as part of Dr. Geiger's monthly salary. EAI may terminate Dr. Geiger's employment without cause by giving 30 days' written notice of termination, upon which Dr. Geiger would be entitled to receive his regular base salary for a period of six months. Under the agreement, Dr. Geiger may not compete with EAI for a period of one year after the termination of his employment unless such termination is involuntary and effected by EAI without cause.

    On January 15, 1996, EAI entered into an employment agreement with Mr. Haugen which provides that Mr. Haugen will receive a base salary of $150,000 annually, or such higher amount as EAI in its discretion may determine to be appropriate. Mr. Haugen shall be eligible to receive annual performance bonuses to be determined by the EAI Board of Directors and Chief Executive Officer in annual amounts of at least $50,000, but not to exceed his annual base salary, based on the achievement of mutually agreed individual and corporate performance objectives. EAI may terminate Mr. Haugen's employment without cause by giving 30 days' written notice of termination, upon which Mr. Haugen would be entitled to receive his regular base salary for a period of six months. Under the agreement, Mr. Haugen may not compete with EAI for a period of one year after termination of his employment unless such termination is involuntary and effected by EAI without cause.

STOCK OPTIONS

    The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1997.

                          OPTION GRANTS IN LAST FISCAL YEAR



                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                        Individual Grants                     Annual Rates of
                                      --------------------------------------------------        Stock Price
                                          Percent of                                           Appreciation
                                        Total Options                                        For Option Term(4)
                                          Granted to                                     -------------------------
                         Options         Employees in     Exercise Price    Expiration
     Name                Granted          Fiscal Year      Per Share(3)        Date          5%           10%
-------------------- ---------------- ------------------ ----------------- ------------- ----------- -------------
Philip E. Geiger         5,000 (1)           1.9%            $2.94          8/7/2006      $ 9,245     $ 23,428

Gerald A. Haugen        100,000 (2)         37.4              2.94          8/7/2006      184,895      468,560


(1) These options were granted under the 1992 Plan and are exercisable in annual 1/3 increments beginning August 8, 1999.

(2) 50,000 of these options were granted under the 1992 Plan and are exercisable in annual 1/3 increments beginning August 8, 1999. The remaining 50,000 options were granted under the 1988 Plan and are exercisable in annual 1/5 increments beginning August 8, 1996.

(3) The exercise price per share of the options listed in the table are not less than the fair market value of a share of EAI Common Stock on the date of grant, as determined under the 1988 and 1992 Plans.

(4) Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of EAI and the EAI Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

    The following table summarizes options exercised during fiscal 1997 and provides information regarding unexercised options held by the Named Executive Officers at fiscal year-end.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                       Value of Unexercised
                                    Unexercised Options                In-the-Money Options
                                    at Fiscal Year End                at Fiscal Year End (1)
                              --------------------------------- ---------------------------------
                                Exercisable    Unexercisable      Exercisable      Unexercisable
                              --------------  ----------------- --------------  -----------------
John T. Golle                       -0-           495,000         $    -0-               -0-

Philip E. Geiger                    -0-           110,000              -0-             7,175

Gerald A. Haugen                 50,000           150,000           14,350           129,150

(1) Value is based on a share price of $4.375, which was the closing price for a share of EAI Common Stock on the NASDAQ National Market System on June 30, 1997, minus the exercise price.

No options were exercised by the Named Executive Officers during fiscal 1997.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on EAI's Common Stock from June 30, 1992, to June 30, 1997, with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market - U.S. Companies (the "CRSP Index"), and the Company - Determined Peer Group Index (the "Peer Index") over the same period. The Peer Index, comprised of a representative sample of publicly-owned companies which are competitive with EAI, includes the following issuers: Children's Discovery Centers of America, Childtime Learning Centers, Nobel Education Dynamics, Berlitz International, Noodle Kidoodle, Sylvan Learning Systems, Apollo Group, Computer Learning Centers, DeVry, International Business Schools, ITT Educational Services, and Education Management Corporation.

    The Company - Determined Peer Group Index included in EAI's proxy statement for its 1996 annual meeting of shareholders was comprised of the five NASDAQ companies that had market capitalizations closest to EAI at June 30, 1996. At the time, EAI believed that it was in a unique industry and that no published industry or line-of-business index was available for comparison purposes. In addition, EAI did not believe that it could have reasonably identified an industry peer group due to EAI's unique characteristics. The five companies included in EAI - Determined Peer Group Index for 1996 were American Resources Del. Inc., McClain Industries, Inc., Midwest Federal Financial Corp., Tripos, Inc., and Wells Financial Corp.

    Because EAI is changing from a market capitalization-based peer group index to an industry-based peer group index, Security and Exchange Commission rules require that the performance graph for this year of transition includes a comparison of the cumulative total shareholder return to the five NASDAQ companies that had market capitalizations closest to EAI at June 30, 1997 (the "Cap. Index"). The five companies included in the Cap. Index are Cooperative Bankshares, Inc., FemRx, Inc., Optika Imaging Systems, Inc., Trimedyne, Inc. and Wells Financial Corp.

-----------------------------------------------------------------------------------------------
                     JUNE 30,      JUNE 30,    JUNE 30,     JUNE 30,   JUNE 30,      JUNE 30,
                       1992          1993        1994         1995       1996          1997
-----------------------------------------------------------------------------------------------
Education
Alternatives, Inc   $  100.00    $  488.90   $  188.90    $  181.50    $  50.00     $  64.80
-----------------------------------------------------------------------------------------------
CRSP Index             100.00       125.80      127.00       169.50      217.60       264.60
-----------------------------------------------------------------------------------------------
Peer Index             100.00       122.60      150.00       228.40      511.20       663.70
-----------------------------------------------------------------------------------------------
Cap. Index             100.00       100.20       88.00        54.50       92.20        57.10
-----------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Faegre & Benson LLP, a law firm in which Mr. Mellum is a partner, provides EAI with legal services.

    EAI believes that the above-referenced transactions were on terms no less favorable to EAI than those obtainable in arm's length transactions with unaffiliated third parties.

PROPOSAL TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE 1988 EDUCATION ALTERNATIVES, INC. STOCK OPTION PLAN

AMENDMENT OF THE 1988 PLAN

    At the EAI Annual Meeting, the shareholders are being asked to approve the amendment of the 1988 Plan to increase the number of shares of EAI Common Stock reserved for issuance thereunder by 900,000 shares.

    In 1988, EAI's shareholders approved the 1988 Incentive Stock Option Plan (the "Incentive Plan"), which provided for the issuance of options that qualified as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). EAI's shareholders also approved in 1988 the 1988 Nonstatutory Stock Option Plan (the "Nonstatutory Plan", and together with the Incentive Plan, the "Plans"), which provided for the issuance of options not intended to qualify as incentive stock options.

    In 1992, EAI's shareholders voted to amend and restate the two Plans. One effect of the amendment was to consolidate the Incentive Plan and the Nonstatutory Plan into what is now the 1988 Plan. Both incentive and nonstatutory stock options may be granted under the 1988 Plan. In 1994, EAI's shareholders voted to increase the number of shares available for issuance under the 1988 Plan by 400,000 shares, from 600,000 to 1,000,000. At November 4, 1997, a total of 178,339 shares of EAI Common Stock remained available for issuance of options under the 1988 Plan.

    In 1995, EAI's shareholders voted to amend the 1988 Plan to modify the formula pursuant to which non-employee directors of EAI are automatically granted options to purchase shares of EAI Common Stock. The effect of the proposed amendment was to approve the issuance to each non-employee director of an option (the "July 1995 Options") to purchase 20,000 shares of EAI Common Stock at an exercise price equal to $13.25, the fair market value (as defined in the 1988 Plan) of EAI Common Stock on July 9, 1995, in exchange for options previously granted to each such non-employee director to purchase an aggregate of 20,000 shares of EAI Common Stock under the 1988 Plan. The amendment also changed the vesting provisions relating to non-employee director options granted under the 1988 Plan to provide for the vesting of such options on the earlier of one year after the date of the grant or the date of the first annual meeting of shareholders following the date of grant if the optionee does not stand for reelection.

    In 1996, EAI's shareholders voted to amend the 1988 Plan to modify the formula pursuant to which non-employee directors of the Company are automatically granted options to purchase shares of EAI Common Stock. The effect of the amendment was to issue to each non-employee director an additional option to purchase 30,000 shares of EAI Common Stock at an exercise price equal to the fair market value of EAI Common Stock on January 11, 1996, in exchange for the July 1995 Options previously granted to each such non-employee director to purchase an aggregate of 20,000 shares of EAI Common Stock, and 10,000 additional options previously granted to each such non-employee director at an exercise price of $14.50 per share. The options to purchase 10,000 shares of EAI Common Stock which were granted to each non-employee director in accordance with the formula described below on the date of the 1995 Annual Meeting of Shareholders at an exercise price of $5.75 were not affected. The fair market value of EAI Common Stock on January 11, 1996 was $4.75. Each of the non-employee directors of EAI has surrendered the July 1995 Options. With the exception of the changes noted above, the annual grant of options to non-employee directors has continued.

    On August 19, 1997, the Board of Directors of EAI acted unanimously to increase the number of shares available for issuance under the 1988 Plan by 900,000 shares, from 1,000,000 to 1,900,000. The EAI Board took this action in order to provide for the assumption of options to purchase Sunrise Common Stock in the Merger and to ensure that EAI has flexibility to meet its foreseeable future needs for stock options to be granted under the 1988 Plan.

DESCRIPTION OF CURRENT STOCK OPTION PLAN

    The Plan is administered solely by a committee appointed by the Board of Directors (the "Committee"), which Committee is required to consist of not less than two persons who are "non-employee directors" as that term is defined in Rule 16b-3(b) promulgated under the Exchange Act. Members of the Committee receive only automatic, nondiscretionary grants of options under the 1988 Plan (as described below).

    The purpose of the 1988 Plan is to promote the interests of EAI and its shareholders by providing personnel of EAI and any of its subsidiaries with an opportunity to acquire a proprietary interest in EAI and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of EAI and any subsidiaries of EAI. EAI believes that the opportunity provided by the 1988 Plan to acquire a proprietary interest in EAI serves as an aid to EAI in attracting and retaining personnel of outstanding ability.

    Shares issued upon exercise of options granted under the 1988 Plan are authorized and unissued shares of EAI Common Stock. If any option lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such option may again be made subject to subsequently granted options under the 1988 Plan. The aggregate number of shares made subject to options granted under the 1988 Plan, and the number of shares covered by an outstanding option and the purchase price per share of such option, may, at the discretion of the Committee, be adjusted to give effect to certain adjustments made during the term of the 1988 Plan or such option, as the case may be, in the number of shares of EAI Common Stock outstanding through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change.

    Incentive stock options and nonstatutory stock options may be granted under the 1988 Plan to employees of EAI or any subsidiary thereof. The Plan also provides that nonstatutory stock options may be granted to individuals or entities who are not employees but who provide services to EAI or any parent or subsidiary thereof in the capacity of an advisor or consultant. References in this description to "employment" include the providing of services in any such capacity or as a director.

    Under the 1988 Plan, nonstatutory stock options are automatically granted to non-employee directors of EAI. Each person who is a non-employee director is granted a nonstatutory stock option to purchase 10,000 shares of EAI Common Stock each year at the conclusion of the annual meeting of shareholders of EAI, at an exercise price equal to the fair market value (as defined in the 1988 Plan) of the EAI Common Stock on the date of the grant. The option vests and becomes fully exercisable one year from the date of grant.

    The 1988 Plan also provides that each non-employee director who is elected between annual meetings of shareholders of EAI is granted, upon such election, a nonstatutory stock option subject to the identical terms and conditions as apply to options granted to non-employee directors at the conclusion of each annual meeting as set forth above, except that instead of being 10,000, the number of shares subject to such option is prorated, based on the following formula: 10,000 multiplied by a fraction, the numerator of which is 12 minus the number of whole 30-day months that have elapsed from the date of the most recent annual meeting of shareholders to the date on which such non-employee director is elected, and the denominator of which is
12. Messrs. Burke, Karon, Mellum and Walton are the only directors presently eligible to receive non-employee director stock option grants under the Amended Plan. If elected to the Board at the EAI Annual Meeting, Ms. Taylor Thomas will also be eligible to receive such grants.

    Nonstatutory options may also be granted in substitution for stock options held by employees of other corporations who are about to become employees of EAI or a subsidiary of EAI, or whose employer is about to become a subsidiary of EAI, as the result of a merger or consolidation of EAI or a subsidiary of EAI with another corporation, the acquisition by EAI or a subsidiary of EAI of all or substantially all of the assets of another corporation or the acquisition by EAI or a subsidiary of EAI of at least 50% of the issued and outstanding stock of another corporation. The Board of Directors has the discretion to vary the terms and conditions of any substitute options so granted from the terms and conditions set forth in the 1988 Plan to the extent that the Board of Directors deems appropriate to conform the substitute options to the options in substitution for which they are granted. The Board of Directors is not authorized to vary such terms and conditions so as to affect the status of any such substitute option as an incentive stock option under the Internal Revenue Code.

    The Committee has complete discretion to select all other optionees and to establish the terms and conditions for the grant, vesting and exercise of each option granted to each such optionee, subject in all cases to the provisions of the 1988 Plan. As of October 31, 1997, approximately 120 employees, including executive officers, were eligible to receive option grants under the 1988 Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of EAI, and such other factors as the Committee in its sole discretion shall deem relevant. More than one option may be granted to the same employee. In the case of any incentive stock option, to the extent that the aggregate fair market value, determined at the time the option is granted, of shares of EAI Common Stock with respect to which incentive stock options held by the option holder first become exercisable in any calendar year (under the 1988 Plan and any other plans of EAI and its parent and subsidiaries) exceeds $100,000, such options shall be treated as nonstatutory stock options.

AWARDS UNDER THE 1988 PLAN

    During fiscal 1997, EAI issued 122,200 incentive stock options under the 1988 Plan, including 50,000 to executive officers of EAI. EAI also issued 40,000 nonstatutory stock options under the 1988 Plan. A total of 178,339 shares of EAI Common Stock remain available for the issuance of options under the 1988 Plan.

VOTING REQUIREMENTS

    The affirmative vote of the holders of a majority of the outstanding shares of EAI Common Stock present and entitled to vote at the EAI Annual Meeting will be required for approval of the amendment to the 1988 Plan. The Board of Directors recommends a vote for the approval of the proposed amendment, and the enclosed proxy will be so voted unless otherwise directed.

BOARD RECOMMENDATION

    The Board of Directors of EAI recommends that the shareholders vote FOR approval of the amendment of the 1988 Plan.

PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME OF EAI TO THE TESSERACT GROUP, INC.

    The EAI Board of Directors has unanimously voted to amend the Restated Articles of Incorporation of EAI to change EAI's corporate name to "The TesseracT Group, Inc." EAI has operated the TesseracT Private Schools for over ten years. In connection with EAI's plan to broaden its school-related services following the Merger, the EAI Board has determined that the change in EAI's corporate name will better identify EAI with its products and services following the planned diversification.

    Approval of this proposal would amend Article I of the Restated Articles of Incorporation of EAI to read in its entirety as follows:

    "The name of the corporation is The TesseracT Group, Inc."

VOTING REQUIREMENTS

    The affirmative vote of the holders of a majority of the outstanding shares of EAI Common Stock present and entitled to vote at the EAI Annual Meeting will be required for approval of this amendment to EAI's Restated Articles of Incorporation. The EAI Board of Directors recommends a vote for the approval of the proposed amendment, and the enclosed proxy will be so voted unless otherwise directed.

BOARD RECOMMENDATION

    The Board of Directors of EAI recommends that the shareholders vote FOR the amendment of the Restated Articles of Incorporation.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of Arthur Andersen LLP, independent public accountants, has been the auditors for EAI since 1988. Upon the recommendation of the Audit Committee, the EAI Board of Directors has again selected Arthur Andersen LLP to serve as EAI's independent auditors for the fiscal year ending June 30, 1998, subject to ratification by the shareholders. While it is not required to do so, the EAI Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the EAI Board of Directors will reconsider its selection.

    A representative of Arthur Andersen LLP will be present at the EAI Annual Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

COMPLIANCE WITH REPORTING REQUIREMENTS

    As required by Securities and Exchange Commission rules under Section 16(a) of the Exchange Act, and based solely on a review of copies of forms submitted to EAI during and with respect to the 1997 fiscal year, EAI makes the following disclosure. On January 31, 1997, Mr. Golle filed a Form 4 that was due on December 10, 1996. This form disclosed an acquisition of EAI Common Stock by Mr. Golle in November 1996.

                                    LEGAL MATTERS

    The validity of the shares of EAI Common Stock to be issued in the Merger will be passed upon for EAI by Faegre & Benson LLP, Minneapolis, Minnesota. Certain tax consequences of the Merger will be passed upon for Sunrise by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona.

                                       EXPERTS

    The audited financial statements and schedule of EAI incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Sunrise appearing in Sunrise's Annual Report (Form 10-KSB) for the years ended July 31, 1996 and 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon authority of such firm as experts in accounting and auditing.

                                SHAREHOLDER PROPOSALS

EAI PROPOSALS

    Shareholders proposals to be presented at EAI's 1998 Annual Meeting of Shareholders must be received by EAI not later than July 21, 1998 if they are to be considered for inclusion in the proxy materials for that meeting.

SUNRISE PROPOSALS

    If the stockholders of Sunrise do not approve the Merger Agreement or if the Merger is not consummated Sunrise anticipates holding its next annual meeting of stockholders in January 1998. Stockholder proposals to be presented at that meeting were required to have been submitted by August 27, 1997 in order to be considered for inclusion in the proxy materials for that meeting.


                            INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of Arthur Andersen LLP and Ernst & Young LLP are expected to be present at the EAI Annual Meeting and the Sunrise Special Meeting, respectively, and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE
                                                                       ----

HISTORICAL FINANCIAL STATEMENTS OF EAI (INCORPORATED BY REFERENCE TO THE EAI 10-K AND THE EAI 10-Q DELIVERED HEREWITH)

HISTORICAL FINANCIAL STATEMENTS OF SUNRISE . . . . . . . . . . . . .    F-2
  Report of Independent Public Accountants . . . . . . . . . . . . .    F-2
  Consolidated Balance Sheet as of July 31, 1997 . . . . . . . . . .    F-3
  Consolidated Statements of Operations for the Years Ended
    July 31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . .    F-4
  Consolidated Statements of Shareholders' Equity for
    the Years Ended July 31, 1997 and 1996 . . . . . . . . . . . . .    F-5
  Consolidated Statements of Cash Flows for the Years Ended
    July 31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . .    F-6
  Notes to Consolidated Financial Statements . . . . . . . . . . . .    F-7

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Sunrise Educational Services, Inc.

We have audited the accompanying consolidated balance sheet of Sunrise Educational Services, Inc. (a Delaware corporation) and subsidiary as of July 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Educational Services, Inc. and subsidiary as of July 31, 1997, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

    ERNST & YOUNG LLP


Phoenix, Arizona
September 29, 1997

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEET
                                    JULY 31, 1997


                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                        $1,212,806
  Accounts receivable, net                                            746,570
  Prepaid expenses                                                    542,515
  Deferred tax asset, current portion                                 193,358
  Inventory and supplies                                               33,323
                                                                   ----------
         Total current assets                                       2,728,572

PROPERTY AND EQUIPMENT, net                                         1,983,694
PROPERTY AND EQUIPMENT LEASED TO PSI, net                             118,378
DEFERRED TAX ASSET, net of current portion                            502,000
INTANGIBLE ASSETS, net                                              1,252,559
DEPOSITS AND OTHER ASSETS                                             337,968
                                                                   ----------
         Total assets                                              $6,923,171
                                                                   ----------
                                                                   ----------

                         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit                                                   $  223,754
  Accounts payable                                                    297,973
  Accrued expenses                                                    733,376
  Dividends payable on preferred stock                                 44,372
  Notes payable, current portion                                      248,865
  Accrued rental reserve, current position                            341,808
  Deferred rent, current portion                                       73,026
  Deferred gain on sale and leaseback of preschool
    facilities, current portion                                        45,003
                                                                   ----------
         Total current liabilities                                  2,008,177

NOTES PAYABLE, net of current portion                                 802,696

ACCRUED RENTAL RESERVE, net of current portion                        480,000

DEFERRED RENT, net of current portion                                 283,833

DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES,
  net of current portion                                               42,645

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock, $1 par value - 1,000,000 shares authorized,
    857,333 shares issued and outstanding                             857,333
Common stock, $.01 par value 10,000,000 shares authorized,
    3,252,915issued and outstanding                                    32,529
Paid-in capital                                                     7,975,519
Accumulated deficit                                                (5,559,561)
                                                                   ----------
         Total shareholders' equity                                 3,305,820
         Total liabilities and shareholders' equity                $6,923,171
                                                                   ----------
                                                                   ----------

The accompanying notes are an integral part of these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEARS ENDED JULY 31, 1997AND 1996

                                                  1997             1996
                                              -----------      -----------
OPERATING REVENUE:
  Tuition and other                           $13,620,656      $10,237,418
  Government programs                           1,026,626          738,429
                                              -----------      -----------
           Total operating revenue             14,647,282       10,975,847

OPERATING EXPENSES:
  Payroll                                       6,766,002        5,055,138
  Facilities and maintenance                    4,777,442        3,876,373
  General and administrative                    2,121,493        1,637,925
  Government programs                           1,042,119          738,429
  Unusual charges                               1,114,000          602,000
                                              -----------      -----------

           Total operating expenses            15,821,056       11,909,865
                                              -----------      -----------

LOSS FROM OPERATIONS                           (1,173,774)        (934,018)

OTHER INCOME (EXPENSES):
  Interest (expense) income, net                  (12,684)          70,810
  Other income and gains                          109,663            5,900
                                              -----------      -----------

           Total other income                      96,979           76,710
                                              -----------      -----------

LOSS BEFORE INCOME TAXES                       (1,076,795)        (857,308)

INCOME TAXES                                       -                -
                                              -----------      -----------

NET LOSS                                      $(1,076,795)     $  (857,308)
                                              -----------      -----------
                                              -----------      -----------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS  $(1,609,195)     $(1,201,925)
                                              -----------      -----------
                                              -----------      -----------

  NET LOSS PER COMMON SHARE:
           Primary                                  $(.52)           $(.40)
                                              -----------      -----------
                                              -----------      -----------

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES:
           Primary                              3,089,850        2,970,294
                                              -----------      -----------
                                              -----------      -----------

The accompanying notes are an integral part of these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      FOR THE YEARS ENDED JULY 31, 1997 AND 1996



                                               Preferred Stock          Common Stock
                                         ------------------------- ------------------------
                                          Outstanding              Outstanding                Paid-in    Accumulated
                                            Shares       Amount      Shares       Amount      Capital      Deficit       Total
                                          ----------- -----------  ----------- -----------  -----------  -----------  -----------

BALANCE AT JULY 31, 1995                      500,000  $  500,000    2,935,894  $   29,359   $3,602,406  $(2,748,441)  $1,383,324

 Exercise of warrants
                                                    -           -       47,074         471       39,933            -       40,404
 Issuance of preferred stock
                                              357,333     357,333            -           -    3,967,214            -    4,324,547
 Dividends payable on preferred stock               -           -            -           -            -     (344,617)    (344,617)

 Net loss                                           -           -            -           -            -     (857,308)    (857,308)
                                          ----------- -----------  ----------- -----------  -----------  -----------  -----------

BALANCE AT JULY 31, 1996
                                              857,333     857,333    2,982,968      29,830    7,609,553   (3,950,366)   4,546,350
 Exercise of options
                                                    -           -       12,679         126        6,747            -        6,873
 Issuance of common stock for preferred
   dividends                                        -           -      257,268       2,573      359,219            -      361,792
 Dividends payable on preferred stock
                                                    -           -            -           -            -     (532,400)    (532,400)
 Net loss                                           -           -            -           -            -   (1,076,795)  (1,076,795)
                                          ----------- -----------  ----------- -----------  -----------  -----------  -----------

BALANCE AT JULY 31, 1997                      857,333  $  857,333    3,252,915  $   32,529   $7,975,519  $(5,559,561)  $3,305,820
                                          ----------- -----------  ----------- -----------  -----------  -----------  -----------
                                          ----------- -----------  ----------- -----------  -----------  -----------  -----------



                       The accompanying notes are an integral
                   part of these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                      FOR THE YEARS ENDED JULY 31, 1997 AND 1996


                                                                      1997             1996
                                                                  -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                          $(1,076,795)     $  (857,308)
 Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities-
      Depreciation and amortization                                    705,645          384,574
      Amortized gain on sale of real estate                            (45,003)         (45,003)
      Amortization of deferred rent                                   (103,181)         (52,988)
      Provision for doubtful accounts                                  167,204          139,296
      Unusual charges                                                1,114,000          602,000
      Gain on disposal of property and equipment                       (42,436)          (5,900)
      Gain on refinancing                                              (67,227)               -
 Changes in assets and liabilities-
      Increase in accounts receivable                                 (525,999)        (147,818)
      Increase in prepaid expenses                                    (393,057)         (53,216)
      Increase in inventory and supplies                                (6,587)         (10,718)
      Decrease (increase) in deposits and other assets                  45,790          (90,992)
      Increase in accounts payable                                      25,454          146,891
      Increase in accrued expenses                                     348,340           82,777
      Decrease in accrued rental reserve                              (292,192)               -
                                                                  -------------    -------------
                                                                       930,751          948,903
                                                                  -------------    -------------
          Net cash (used in) provided by operating activities         (146,044)          91,595

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions of child care centers                                   (494,264)      (1,107,121)
 Registration of new tradenames                                        (21,123)               -
 Purchases of property and equipment                                (1,168,218)        (916,886)
 Proceeds from disposal of property and equipment                      396,098           10,800
                                                                  -------------    -------------
          Net cash used in investing activities                     (1,287,507)      (2,013,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from exercise of warrants and options                          6,873           40,404
 Proceeds from sale of preferred stock                                       -        4,324,547
 Payment of dividends                                                 (170,605)        (566,083)
 Proceeds from notes payable                                         1,339,194          219,360
 Net borrowings on lines of credit                                     123,754          100,000
 Payments on notes payable and capital leases                       (1,283,475)        (147,311)
                                                                  -------------    -------------
          Net cash provided by financing activities                     15,741        3,970,917
                                                                  -------------    -------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                (1,417,810)       2,049,305

CASH AND CASH EQUIVALENTS, beginning of year                         2,630,616          581,311
                                                                  -------------    -------------

CASH AND CASH EQUIVALENTS, end of year                             $ 1,212,806      $ 2,630,616
                                                                  -------------    -------------
                                                                  -------------    -------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest                            $    96,272      $    42,150
                                                                  -------------    -------------
                                                                  -------------    -------------
 Payment of stock dividends                                        $   361,790      $         -
                                                                  -------------    -------------
                                                                  -------------    -------------
 Note payable issued for acquisition of child care centers         $   425,000      $         -
                                                                  -------------    -------------
                                                                  -------------    -------------
 Cash paid during the year for income taxes                        $         -      $         -
                                                                  -------------    -------------
                                                                  -------------    -------------


                       The accompanying notes are an integral
                   part of these consolidated financial statements.

              SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               JULY 31, 1997



(1) ORGANIZATION AND OPERATIONS:

Sunrise Educational Services, Inc. (the "Company"), previously Sunrise Preschools, Inc., was incorporated in the State of Delaware in May 1987. As of July 31, 1997, the Company operates 26 child care centers and manages an additional 7 child care centers in Arizona, Hawaii, Colorado and Wisconsin.

The Company is successor to Venture Educational Programs, Inc., an Arizona corporation formed in 1980, and Sunrise Preschools, Inc., an Arizona corporation, formed in 1985. The Company has one wholly owned subsidiary, Sunrise Preschools Hawaii, Inc., formed in fiscal 1990. Another subsidiary, Sunrise Holdings, Inc., formed in fiscal 1987, was dissolved effective September 10, 1994.

Effective February 1, 1994, a portion of the Company's operations were transferred to a Hawaii nonprofit corporation, Preschool Services, Inc. (PSI). Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. The Company provides PSI with management, administration, educational programs and operation of PSI's educational services (see Note 4). The results of operations of the schools transferred to PSI are not included in the accompanying consolidated financial statements.

During fiscal 1997, the Company acquired or opened six child care centers, increasing its licensed capacity by approximately 911 children. During fiscal 1996, the Company acquired six child care centers, increasing its licensed capacity by approximately 914 children.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    (a)  BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sunrise Educational Services, Inc. and Sunrise Educational Services Hawaii, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

    (b)  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (c)  IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED
    OF

The Company follows the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (FAS No. 121) which requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are recorded at the lower of the carrying amount or net realizable value (fair value less costs to sell).

    (d)  CASH AND CASH EQUIVALENTS

All short-term investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents, which consist primarily of government securities and other short-term investments, are stated at the lower of aggregate cost or market and totaled $486,000 at July 31, 1997.

    (e)  DEPRECIATION AND AMORTIZATION

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from three to twelve years. Leasehold improvements are amortized over the shorter of either the asset's useful life or the related lease term. Depreciation is computed on the straight-line method for financial reporting purposes.

    (f)  INTANGIBLE ASSETS

Intangible assets represent the unamortized excess of the cost of acquisitions of existing child care centers, over the fair values of the centers' net tangible assets determined at the dates of acquisition and amounts allocated to noncompete agreements and customer base. The intangible assets are being amortized using a straight-line method over various periods up to 20 years. Amortization expense was approximately $109,000 and $12,000 during fiscal 1997 and fiscal 1996, respectively, and accumulated amortization at July 31, 1997 and July 31, 1996 was $121,000 and $12,000, respectively. The recoverability of goodwill attributable to the Company's acquisition is continually assessed based on actual and projected levels of profitability and cash flows of the centers acquired on an undiscounted basis.

    (g)  PRE-OPENING COSTS

Pre-opening costs are expensed as incurred.

    (h)  ACCRUED EXPENSES

Accrued expenses include compensation and related benefits of $475,417 at July 31, 1997.

    (i)  ADVERTISING EXPENSES

Advertising costs are expensed when incurred which is generally when the advertising first takes place. Advertising expenses were approximately $260,000 and $161,000 in 1997 and 1996, respectively. At July 31, 1997, prepaid expenses included approximately $70,000 for prepaid advertising expenses.

    (j)  GOVERNMENT PROGRAMS

Revenues related to government programs include amounts paid by various government agencies under contractual arrangements for programs for children with special needs. Since July 1987, the Company has been awarded an annual contract from the Division of Developmental Disabilities of the Arizona Department of Economic Security to provide a goal-oriented training program for and to integrate mild to moderately handicapped children in child care centers. Since June 1991, the Arizona Department of Economic Security, as administrator of a child care block grant, has awarded the Company an annual contract to deliver child care to families with special needs children.

    (k)  NET INCOME (LOSS) PER SHARE

Primary net loss per share is computed by dividing net loss attributable to common shareholders (net loss plus accrued dividends for the period on Series B and Series C Preferred Stock) by the weighted average number of common shares outstanding during the period. Shares issuable upon the exercise of warrants and employee stock options are considered antidilutive and are not included in the weighted average number of common shares and common share equivalents outstanding.

    (l)  BASIS OF PRESENTATION

The fiscal year of the Company consists of eight four-week periods and four five-week periods. Each quarter of the Company's fiscal year consists of two four-week periods and one five-week period. The Company's fiscal year ends on the Saturday nearest July 31 of each year. However, for clarity of presentation, all information has been presented as if the fiscal year ended on July 31.

    (m)  CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with federally insured institutions and in mutual funds. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Concentrations of credit risk with respect to accounts receivable is limited due to the large number of customers comprising the Company's customer base. As a result, at July 31, 1997, the Company does not consider itself to have any significant concentrations of credit risk with respect to accounts receivable.

    (n)  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS requires that the Company disclose estimated fair values of financial instruments. Cash and cash equivalents, accounts receivable, notes receivable and notes payable are carried at amounts that reasonably approximate their fair values.

    (o)  RECENTLY ISSUED ACCOUNTING STANDARD

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNING PER SHARE (FAS No. 128) which changes the computation and disclosure of earnings per share. FAS No. 128 is effective for both interim and annual periods ending after December 15, 1997 with restatement of prior periods. The adoption of FAS No. 128 is not expected to have a material impact on the Company's earnings per share.

(3) ACQUISITIONS:

During fiscal 1997, the Company purchased the assets of four preschool centers in the Phoenix, Arizona metropolitan area. The total aggregate purchase price for these acquisitions was $775,000. Additional acquisition costs totaled approximately $144,000.

The acquisitions were accounted for as purchases. The amount of the purchase price in excess of net tangible assets acquired was allocated as follows: goodwill - $488,000; noncompete agreements - $96,000, and; customer base - $45,000.

Summarized below are the unaudited pro forma consolidated results of operations of the Company for the fiscal year ended July 31, 1997 assuming the acquisitions were consummated as of August 1, 1996. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions been made at August 1, 1996 or of results which may occur in the future.

    Revenues                                                  $14,761,000
    Net loss                                                   (1,058,000)
    Net loss per common share                                        (.52)

During fiscal 1996, the Company purchased, for cash, the assets of the following five child care centers: two child care centers in the Denver, Colorado metropolitan area on November 1, 1995, one center in Colorado Springs, Colorado on April 5, 1996, one center in Sierra Vista, Arizona on April 16, 1996, and one center in Phoenix, Arizona on June 28, 1996. These acquisitions increased the Company's licensed capacity by 791. The total aggregate purchase price for these acquisitions was $850,000. Additional acquisition costs totaled $137,817.

The acquisitions were accounted for as purchases. The amount of each purchase price in excess of net tangible assets acquired was allocated among the following intangible assets: goodwill-$584,087; noncompete agreements-$105,000; and customer base-$56,000.

(4) PRESCHOOL SERVICES, INC. AND UNUSUAL CHARGES:

In January 1994, the Board of Directors approved the transfer of a portion of the Company's operations to Preschool Services, Inc. (PSI), a Hawaii nonprofit corporation. PSI has certain contracts with the state of Hawaii to provide child care services, one of which is subject to annual renewal. The Company provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of the related child care centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the PSI Agreement). The PSI Agreement stipulates that the Company is to receive an administrative services fee (the Administrative Fee) for providing the services described above. Pursuant to the PSI Agreement, the Administrative Fee equals 9% of PSI's adjusted gross revenues each month, subject to certain limitations.

During fiscal 1995, the Company agreed to defer future Administrative Fees and lease payments due from PSI until such time as PSI's cash flow is adequate to fund these fees, which the Company initially estimated would be no sooner than fiscal 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995, were converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002. During fiscal 1997, the note receivable of $256,251 was fully reserved through a provision to unusual charges due to continued cash flow difficulties of PSI. In fiscal 1997 and 1996, all administrative fees were deferred which totaled $50,000 and $42,000, respectively.

The Company is the lessee under two leases for property subleased to PSI and is contingently liable for the lease payments to third-parties. Since the estimated future cash flows of PSI will not be sufficient to make the scheduled lease payments, the Company recorded a provision for these contingent liabilities of approximately $696,000 in fiscal 1997 and $418,000 in fiscal 1996 related to the remaining lease payments (less estimated sublease rental income) which are included in unusual charges. The reserve balance for these contingent liabilities at July 31, 1997 is approximately $822,000. In fiscal 1996, an allowance was provided for 1996 lease payments not paid by PSI to the Company totaling $374,000 in addition to unusual charges.

Due to continued operating losses incurred during 1996, PSI approved a plan to close certain schools prior to the expiration of the leases. In fiscal 1997, PSI decided to close the two schools prior to the expiration of the leases and relocate the children to other facilities. Since the estimated cash flows will not be sufficient to recover the leasehold improvements related to these two schools, the Company recorded impairment reserves for these assets which totaled approximately $162,000 in fiscal 1997 and $184,000 in fiscal 1996 which are included in unusual charges.

(5) PROPERTY AND EQUIPMENT:

Property and equipment and property and equipment leased to PSI at July 31, 1997 consist of the following:

                                                             Property and
                                               Property        Equipment
                                            and Equipment    Leased to PSI
                                            -------------    -------------
    Furniture and fixtures                    $ 1,006,000      $    80,000
    Equipment                                   1,512,000          267,000
    Vehicles                                      758,000           47,000
    Leasehold improvements                        934,000          981,000
                                            -------------    -------------
                                                4,210,000        1,375,000

    Less-Accumulated depreciation and
      amortization                             (2,226,000)        (997,000)

    Less-Impaired asset reserve                         -         (260,000)
                                            -------------    -------------
                                              $ 1,984,000      $   118,000
                                            -------------    -------------
                                            -------------    -------------

(6) CREDIT FACILITIES:

The Company has four credit facilities with a financial institution totaling $3,000,000: (i) a $500,000 revolving working capital line, bearing interest at prime (8.50 at July 31, 1997) plus 1.50%; (ii) a $500,000 note for the purchase of vehicles and equipment, bearing interest at prime plus 1.75%; (iii) a $1,000,000 nonrevolving line of credit for acquisition financing, bearing interest at prime plus 2.5%; and (iv) a $1,000,000 term loan which was used to refinance the Company's existing notes payable and capital leases, bearing interest at 10.42% annually. The credit facilities are secured by all of the Company's accounts receivable, inventory, furniture, vehicles and equipment. As of July 31, 1997, the amounts borrowed under the credit facilities listed above are as follows: working capital line - $224,000; equipment note - $151,000; acquisition financing line - $0; and term loan - $901,000.

Amounts borrowed under the working capital line are due in monthly installments of interest with all unpaid principal and interest due on April 24, 1998. Amounts borrowed under the equipment note and term loan are payable in monthly installments of principal and interest (see Note 7).

The Company is required to meet certain covenants under these credit facilities, including maintaining certain minimum net working capital balances and meeting certain net worth, debt and interest coverage ratios. The terms of the credit facilities, also limit the ability of the Company to sell assets without the consent of the bank.

The lines of credit are renewable each year on April 30. The Company expects to be able to renew the lines of credit under similar terms in the future.
However, if the credit lines are not renewed, there is no assurance that they can be replaced.

As the result of refinancing certain debt, the Company recognized a gain of $67,000 in fiscal 1997 which is included in other income and gains in the accompanying statements of operations.

(7) NOTES PAYABLE:

Notes payable consist of the following:

    Installment notes payable to Imperial Bank, payable monthly with interest rates ranging from prime (8.50% at July 31,
     1997) plus 1.75% to 10.42%, maturing through July 2002,
     secured by accounts receivable, equipment, fixed assets and
     vehicles (approximately $726,000 at July 31, 1997)              $1,052,000

    Less-current portion                                                249,000
                                                                     ----------

    Long-term portion                                                $  803,000
                                                                     ----------
                                                                     ----------

Repayment of notes payable are scheduled as follows:

   Year Ended
    July 31,
   ----------
      1998                                                          $   249,000
      1999                                                              272,000
      2000                                                              299,000
      2001                                                              207,000
      2002                                                               25,000
                                                                     ----------
                                                                     $1,052,000
                                                                     ----------
                                                                     ----------

(8) COMMITMENTS AND CONTINGENCIES:

The Company leases 26 of its child care facilities and certain vehicles and equipment under agreements which have been classified as operating leases for financial reporting purposes. Under these agreements, the Company generally has responsibility for maintenance, utilities, taxes and insurance expenses. Certain agreements provide for the escalation of future rents based on the Consumer Price Index or other formulas. Renewal of the agreements are for periods of 5 to 25 years at the Company's discretion. Two of these child care facilities have been subleased to PSI.

For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent of approximately $357,000 at July 31, 1997. The liability will be satisfied through future rental payments.

The Company pays no rent at 9 of its child care centers. However, profit sharing arrangements exist with the owners of five of these facilities, all of which are managed for PSI. Amounts paid to the owners of these facilities are paid by PSI. The arrangements with the remaining four child care centers provide for the Company to be reimbursed for expenses and paid a predetermined fee for operating the child care centers.

Future lease commitments under noncancelable operating leases are as follows:

     Year Ending
       July 31,
     -----------
         1998                                                       $ 3,034,000
         1999                                                         2,405,000
         2000                                                         2,102,000
         2001                                                         1,963,000
         2002                                                         1,510,000
         Thereafter                                                   6,236,000
                                                                ---------------
                                                                    $17,250,000
                                                                ---------------
                                                                ---------------

During fiscal 1997 and 1996, the Company leased equipment used in two preschool facilities from an officer/stockholder for $2,000 per month. This lease expired in November 1996. The Company also leased four vehicles used at its preschool facilities during fiscal years 1997 and 1996 from officers/stockholders with aggregate monthly payments of approximately $2,000 per month through March 1997. The Company bought these four vehicles from the officers/stockholders in April 1997 for $31,000.

Total rent expense for operating leases, net of sublease income of $188,000 and $243,000 and including amounts paid to related parties of $72,000 and $51,000, was $2,750,000 and $2,296,000 for fiscal years 1997 and 1996, respectively.

The Company has employment agreements with two of its principal officers (the Employee). These agreements, which have been amended from time-to-time, provide for minimum salary levels, cost of living changes, as well as for the payment of incentive bonuses, at the discretion of the Compensation Committee of the Company's Board of Directors, in accordance with Company bonus plans in effect. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements provide that the employees' salaries will be reviewed annually, but such salaries may not be decreased.

Each of the agreements provide that if the Employee is terminated by the Company other than for cause or disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee (i) his or her salary through the termination date plus any accrued but unpaid bonuses, and
(ii) a lump sum payment equal to the sum of three years of the Employee's then current annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. In addition, all options or warrants to purchase common stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options.

The Company has an acquisition consulting and investor relations agreement with a consultant. Pursuant to the agreement, the consultant provides various acquisition consulting and investor relations services to the Company, including consulting with the Company on matters involving the financial community as well as internal financial matters. The agreement specifies monthly payments of $3,500 for investor relation services. Pursuant to the agreement, the Company granted the consultant, as additional consideration for consulting services, warrants to purchase 145,000 shares of the Company's common stock at a price of $1.21875 per share and 50,000 shares of the

Company's common stock at a price of $1.375 per share and has agreed to reimburse the consultant for certain expenses. The agreement terminates on December 31, 1998 with an automatic renewal through December 31, 2000; however, the agreement may be terminated for cause (as defined in the agreement) upon ten days notice to the consultant.

The Company has a financial consulting agreement with another consultant. The agreement specifies monthly payments of $3,000 for financial consulting services and the Company has agreed to reimburse the consultant for certain expenses. Pursuant to the agreement, the Company granted warrants to the consultant to purchase 300,000 shares of the Company's common stock at an exercise price of $1.375 per share with respect to an initial 150,000 shares and an exercise price of $2.00 per share with respect to the remaining 150,000 shares. In addition to the compensation described above, the Company has agreed to pay the consultant a finder's fee in the event the Company effectuates a corporate restructuring, merger, joint venture or acquisition initiated by the consultant based on a percentage of the consideration of the transaction. The agreement terminates on November 3, 1998 and can be renewed for subsequent two year terms.


(9)  DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES:

In 1988, the Company entered into sale and leaseback agreements for three preschool facilities. The aggregate gain of $491,000 is being amortized as a reduction of rent expense over the lease terms of ten and fifteen years. The unamortized deferred gain on the sale and leaseback of these preschool facilities was $88,000 at July 31, 1997.


(10) SHAREHOLDERS' EQUITY:

The Company's authorized capital stock consists of 10,000,000 shares of common stock, par value $.01, and 1,000,000 shares of preferred stock par value $1.00.

     COMMON STOCK AND WARRANTS:

At July 31, 1995, the Company had outstanding warrants to purchase 1,000,000 shares of the Company's common stock. The warrants were issued as part of the Company's initial public offering in September 1987, and had an exercise price of $5.00 per share. On September 20, 1995, the expiration date of the warrants was extended until November 6, 1995 and the exercise price was reduced to $1.00 per share. As a condition of this extension and change in exercise price, warrant holders were able to exercise only one of every 16 warrants held or a total of 62,500 warrants. On November 6, 1995, warrants representing the right to purchase 47,074 shares of common stock were exercised, and the Company issued 47,074 shares of common stock in exchange for net proceeds of $40,000.

     SERIES A PREFERRED STOCK:

On February 10, 1995, the Board of Directors adopted a shareholder rights plan (the "Plan"), which authorized the distribution of one right to purchase one one-thousandth of a share of $1.00 par value Series A Participating Preferred Stock (a "Right") for each share of common stock of the Company. Rights will become exercisable following the tenth day (or such later date as may be determined by a majority of the Directors not affiliated with an acquiring person or group) after a person or group (a) acquires beneficial ownership of 15% or more of the Company's common stock or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's common stock.

Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of the common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable; thereafter, they may be redeemed for a specified period of time at $0.001 per Right.

On May 16,1997, the Board of Directors of the Company authorized the redemption of all outstanding Rights of the Company at a redemption price of $.001 per Right. The Board fixed the close of business on May 19, 1997, as the record date for the determination of holders of common stock entitled to receive notice of the redemption and a check from the Company in payment of the applicable redemption price.

     SERIES B PREFERRED STOCK AND WARRANTS:

On April 6, 1990, the Company completed the sale of 500,000 shares of $1.00 par value Series A Preferred Stock for $500,000. On November 22, 1991, the Company issued 500,000 shares of its Series B Preferred Stock ("Series B") in exchange for its formerly issued Series A Preferred Stock and the Series A Preferred Stock was retired. The transaction also included the issuance of warrants to purchase up to 500,000 shares of the Company's common stock at any time during the period from April 6, 1990 to April 6, 1995 at $1.00 per share, subject to adjustment. On April 6, 1995, all 500,000 warrants were exercised. Proceeds from this issuance of common stock, net of issuance and registration costs of $34,000, were $466,000. Each share of Series B has a $1.00 per share liquidation preference, carries a $.10 per share annual cumulative dividend and is convertible into one share of the Company's common stock, subject to adjustment. Cumulative dividends payable on the Series B as of July 31, 1997 were $4,000. In September 1997, all of the outstanding shares of Series B Preferred Stock were converted into shares of common stock.

     SERIES C PREFERRED STOCK AND WARRANTS:

In December 1995, the Company completed a public offering of 333,333 newly issued shares of Series C Preferred Stock at $15 per share. Net proceeds from the offering were $4,026,000, which are being used primarily for expansion of the Company's operations, both through the opening of additional Company facilities and the acquisition of existing child care centers.

In February 1996, the underwriters of the public offering exercised their option to purchase 24,000 additional shares of Series C Preferred Stock to cover over-allotments. These shares were sold by the Company at the same price and same terms as those applicable to the initial offering of Series C Preferred Stock resulting in net proceeds to the Company of $298,000.

Each share of Series C carries a 9% annual cumulative dividend and is convertible into 7.0588 shares of the Company's common stock. Dividends payable after the first anniversary of the sale of the Series C may, at the option of the Company, be paid in shares of Common Stock having a fair market value equal to the amount of the dividend. Cumulative dividends payable on the Series C as of July 31, 1997 were $40,000.

The Series C ranks junior to the Company's Series B in terms of dividends and liquidation rights, but senior to all other capital stock of the Company.

At July 31, 1997, the Company had outstanding warrants to purchase an aggregate of 33,333 shares of Series C Preferred Stock.


(11) INCOME TAXES:

Statement of Financial Accounting Standards No. 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES, requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the Company's ability to generate sufficient taxable income in the future.

In fiscal 1997 and 1996 the valuation allowance was increased by $418,000 and $244,000, respectively, primarily due to the increase in the Company's net operating loss carryforwards. The net losses for both fiscal years was mainly attributable to the unusual charges recorded by Company for impairments of certain assets.

If the Company is unable to generate sufficient taxable income in the future, increases in the valuation allowance will be required through a charge to expense. If, however, the Company achieves sufficient profitability to realize all of the deferred tax assets, the valuation allowance will be further reduced and reflected as an income tax benefit in future periods.

The components of the net deferred tax asset are as follows at July 31, 1997:


                                             Current       Long-Term        Total
                                           -----------    -----------    -----------
Deferred Tax Liabilities:
   Excess of book basis over tax
       basis in fixed assets                  $      -      $ (68,000)     $ (68,000)
   Other                                             -         (4,000)        (4,000)
                                           -----------    -----------    -----------
                                                     -        (72,000)       (72,000)

Deferred Tax Assets:
   Tax effect of net operating loss
       carryforwards                                 -        732,000        732,000
   Allowance for doubtful accounts              14,000              -         14,000
   Accelerated tax depreciation                      -        206,000        206,000
   Deferred revenue                             37,000              -         37,000
   Accrued vacation and sick leave              81,000              -         81,000
   Accrued bonus                                14,000              -         14,000
   Deferred rent                                29,000        114,000        143,000
   Deferred gain on sale of real estate         18,000         17,000         35,000
   Asset impairment                                  -         40,000         40,000
   Rental reserve                                    -        329,000        329,000
   Intangible assets                                 -         10,000         10,000
   Management fee reserve                            -        273,000        273,000
   Other                                             -          3,000          3,000
   Valuation allowance                               -     (1,150,000)    (1,150,000)
                                           -----------    -----------    -----------
                                               193,000        574,000        767,000
                                           -----------    -----------    -----------
   Net deferred tax assets                    $193,000     $  502,000    $   695,000
                                           -----------    -----------    -----------
                                           -----------    -----------    -----------



The Company's net operating loss carryforwards for federal income tax purposes, which comprise 38% of total deferred tax assets, at July 31, 1997, expire as follows:

                        2004                     $  384,000
                        2005                        861,000
                        2006                        564,000
                        2011                        286,000
                                                 ----------
                                                 $2,095,000
                                                 ----------
                                                 ----------

The Company's net operating loss carryforwards for state income tax purposes totaled approximately $218,000, which begin to expire in 2001.

A reconciliation of the federal income tax rate to the Company's effective tax rate is as follows at July 31, 1997:

                                                       1997           1996
                                                    ------------   ------------

       Statutory federal rate                           (34)%          (34)%
       State taxes, net of federal benefit               (6)            (6)
       Increase in valuation allowance                   40             40
                                                    ------------   ------------
                                                          0%             0%
                                                    ------------   ------------
                                                    ------------   ------------

(12)     RELATED PARTY TRANSACTIONS:

Certain officers of the Company have personally guaranteed child care facility lease payments to nonrelated parties. In addition, certain officers of the Company have personally guaranteed the Company's outstanding debt. As of July 31, 1997, the aggregate amounts of lease payments and other obligations guaranteed by these officers totaled approximately $3,425,000.

(13) EMPLOYEE BENEFIT PLANS:

1987 STOCK OPTION PLAN

The Company's Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of common stock are authorized for issuance. To date, options to purchase 219,632 of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.

The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons who have voting control over ten percent or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

1995 STOCK OPTION PLAN

The Company's 1995 Stock Option Plan (the "1995 Plan") authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of common stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. To date, options to purchase 391,126 of such shares have been granted, with exercise prices of $1.1875 to $1.5125, per share. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. No option may be granted after May 2, 2005.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in May 1995. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. To date, options to purchase 40,000 shares of common stock have been granted; such options have a term of six years with an exercise price of $1.1875 to $2.1875 per share, which was the fair market value of the underlying shares on the date of grant. Except for options granted on the effective date of the Directors' Plan, which are fully vested, all options granted under the Directors' Plan will be subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.

On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's common stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's common stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations in accounting for its employee stock options instead of adopting the alternative fair value accounting provided for under Statement of Financial Accounting Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (FAS No.
123). Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by FAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996, respectively: risk-free interest rates of 6.0% and 6.0%; dividend yields of 0% and 0%, volatility factors of the expected market price of the Company's common stock of .657 and .648; and a weighted-average expected life of the options of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair values of the options are amortized over the options' vesting period. Had the Company accounted for its stock option plans and recorded compensation cost in accordance with FAS No. 123, the Company's pro forma net loss and net loss per share for the year ended July 31 would have been as follows:



                                                              1997           1996
                                                           ----------     ----------
    Net loss available for common stock - as reported      $1,609,000     $1,202,000
    Net loss available for common stock - pro forma         1,623,000      1,223,000
    Net loss per share - as reported                              .52            .40
    Net loss per share - pro forma                                .53            .41



A summary of the Company's stock option activity, and related information for the years ended July 31 follows:


                                                    1997                          1996
                                        -----------------------------  ----------------------------
                                                     Weighted-Average              Weighted-Average
                                          Options     Exercise Price    Options     Exercise Price
                                        -----------  ----------------  ---------   ----------------
Outstanding-beginning of year             630,000          $1.45        610,000          $1.43
Granted                                    56,126           1.29         26,189           2.02
Exercised                                 (25,368)          0.94              -              -
Canceled                                  (10,000)          2.25         (6,189)          1.38
                                        -----------  ----------------  ---------   ----------------
Outstanding-end of year                   650,758          $1.45        630,000          $1.45
                                        -----------  ----------------  ---------   ----------------
                                        -----------  ----------------  ---------   ----------------

Exercisable at end of year                493,317          $1.43        396,480          $1.45
                                        -----------  ----------------  ---------   ----------------
                                        -----------  ----------------  ---------   ----------------

 Weighted-average fair value of
  options granted during the year           $1.29                         $2.02
                                         -----------                    ---------
                                         -----------                    ---------




Exercise prices for options outstanding as of July 31, 1997 ranged from $.50 to $2.375. The weighted-average remaining contractual life of those options is 5 years.

    401(k) PLAN

The Company has a contributory retirement plan (the 401(k) Plan) for the majority of its employees with at least one year of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Code.

The 401(k) Plan provides that each participant may contribute up to 20% of their salary, not to exceed the statutory limit. The Company will make a fixed-matching contribution equal to 25% of each participant's contribution, up to a maximum of 2% of total annual cash compensation received by respective participants. Under the terms of the 401(k) Plan, the Company may also make discretionary year-end contributions. Each participant has the right to direct the investment of his or her funds among certain named plans.

(14)  SUBSEQUENT EVENTS:

On September 2, 1997, the Company announced it had signed a definitive agreement to combine with Education Alternatives, Inc. (EAI). Under the agreement, Sunrise will operate as a wholly owned subsidiary of EAI.

Under the agreement, EAI is to acquire the Company for approximately $13.5 million in cash and stock, subject to adjustment.

EAI, based out of Minneapolis, operates private schools and has been awarded a contract to operate 12 charter schools in Arizona.

It is expected that the exchange of shares will be tax-free to Sunrise shareholders and that the merger, which is subject to the approval of shareholders of both companies and certain other conditions, will be completed by early January 1998.

During fiscal 1997, PSI was selected to operate charter schools in the State of Arizona. In September 1997, PSI opened several schools as Sunray Charter Schools. The Company has agreed to manage and lease space to Sunray Charter Schools.

                                                                       EXHIBIT A









--------------------------------------------------------------------------------



                             AGREEMENT AND PLAN OF MERGER




                                        AMONG

                            EDUCATION ALTERNATIVES, INC.,

                                  SUN DELAWARE, INC.

                                         AND

                          SUNRISE EDUCATIONAL SERVICES, INC.



--------------------------------------------------------------------------------



                               DATED SEPTEMBER 2, 1997

                                  TABLE OF CONTENTS


ARTICLE I THE MERGER...........................................................6

1.01. EFFECTIVE TIME OF THE MERGER.............................................6
1.02. CLOSING..................................................................7
1.03. EFFECTS OF THE MERGER....................................................7
1.04. CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION........7
1.05. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION..........................8
1.06. OTHER AGREEMENTS.........................................................8

ARTICLE II CONVERSION OF SECURITIES............................................9

2.01. EFFECT ON CAPITAL STOCK..................................................9
  (a) Capital Stock of Sub.....................................................9
  (b) Sunrise Common Stock and Sunrise Series C Stock..........................9
  (c) Fractional Shares........................................................9
  (d) EAI Stock................................................................9
  (e) Sunrise Stock Options and Warrants......................................10
  (f) Dissenters' Rights......................................................10
2.02. CONVERSION OF SUNRISE COMMON STOCK AND SUNRISE SERIES C STOCK...........10
2.03. ELECTION AND PRORATION PROCEDURES.......................................11
2.04. EXCHANGE OF CERTIFICATES................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUNRISE.........................15

3.01. ORGANIZATION OF THE COMPANY.............................................15
3.02. SUNRISE CAPITAL STRUCTURE...............................................16
3.03. AUTHORITY, NO CONFLICT, REQUIRED FILINGS AND CONSENTS...................17
3.04. SEC FILINGS; FINANCIAL STATEMENTS.......................................18
3.05. NO UNDISCLOSED LIABILITIES..............................................19
3.06. ABSENCE OF CERTAIN CHANGES OR EVENTS....................................19
3.07. TAXES...................................................................19
3.08. PROPERTIES..............................................................20
3.09. INTELLECTUAL PROPERTY...................................................20
3.10. AGREEMENTS, CONTRACTS, AND COMMITMENTS..................................21
3.11. LITIGATION..............................................................21
3.12. ENVIRONMENTAL MATTERS...................................................22
  (a) Hazardous Substances....................................................22
  (b) Hazardous Substances Activities.........................................22
  (c) UST's and AST's.........................................................22
  (d) Listing.................................................................22
  (e) Environmental Reports...................................................22
  (f) Environmental Claims, etc...............................................22
  (g) Compliance with Environmental Laws......................................23
3.13. EMPLOYEE BENEFIT PLANS..................................................23
3.14. COMPLIANCE WITH LAWS....................................................24
3.15. INTERESTED PARTY TRANSACTIONS...........................................24
3.16. NO EXISTING DISCUSSIONS.................................................24
3.17. NO SECURED DEBT.........................................................24
3.18. OPINION OF FINANCIAL ADVISOR............................................24
3.19. TAX REPRESENTATIONS.....................................................24
3.20. CONSENTS OF THIRD PARTIES...............................................25
3.21. VOTING AGREEMENTS.......................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EAI AND SUB......................25

4.01. ORGANIZATION OF THE COMPANY.............................................26
4.02. EAI CAPITAL STRUCTURE...................................................26
4.03. AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONTRACTS..................27
4.04. SEC FILINGS; FINANCIAL STATEMENTS.......................................28
4.05. NO UNDISCLOSED LIABILITIES..............................................29
4.06. ABSENCE OF CERTAIN CHANGES OR EVENTS....................................29
4.07. TAXES...................................................................29
4.08. PROPERTIES..............................................................30
4.09. INTELLECTUAL PROPERTY...................................................30
4.10. AGREEMENTS, CONTRACTS AND COMMITMENTS...................................31
4.11. LITIGATION..............................................................31
4.12. ENVIRONMENTAL MATTERS...................................................31
  (a) Hazardous Substances....................................................31
  (b) Hazardous Substances Activities.........................................32
  (c) UST's and AST's.........................................................32
  (d) Listing.................................................................32
  (e) Environmental Reports...................................................32
  (f) Environmental Claims, etc...............................................32
  (g) Compliance with Environmental Laws......................................32
4.13. EMPLOYEE BENEFIT PLANS..................................................32
4.14. COMPLIANCE WITH LAWS....................................................33
4.15. INTERESTED PARTY TRANSACTIONS...........................................34
4.16. NO EXISTING DISCUSSIONS.................................................34
4.17. NO SECURED DEBT.........................................................34
4.18. OPINION OF FINANCIAL ADVISOR............................................34
4.19. OWNERSHIP AND INTERIM OPERATIONS OF SUB.................................34
4.20. CONSENT OF THIRD PARTIES................................................34
4.21. VOTING AGREEMENTS.......................................................34

ARTICLE V CONDUCT OF BUSINESS.................................................35

5.01. COVENANTS OF SUNRISE....................................................35
5.02. COVENANTS OF EAI........................................................37
5.03. COOPERATION.............................................................37

ARTICLE VI ADDITIONAL AGREEMENTS AND COVENANTS................................38

6.01. NO SOLICITATION.........................................................38
6.02. JOINT PROXY STATEMENT; REGISTRATION STATEMENT...........................38
6.03. ACCESS TO INFORMATION...................................................40
6.04. SHAREHOLDERS MEETINGS...................................................40
6.05. LEGAL CONDITIONS TO MERGER..............................................40
6.06. PAYMENT OF TAXES........................................................41
6.07. PUBLIC DISCLOSURE.......................................................41
6.08. TAX-FREE REORGANIZATION.................................................41
6.09. NASDAQ QUOTATION........................................................42
6.10. STOCK PLANS, WARRANTS AND OTHER OPTIONS.................................42
6.11. GUARANTEES..............................................................43
6.12. CONSENTS................................................................43
6.13. BROKERS OR FINDERS......................................................43
6.14  EMPLOYEE BENEFITS; EMPLOYEE ISSUES......................................43
6.15. REPORTS.................................................................43
6.16. NOTIFICATION OF CERTAIN MATTERS.........................................44
6.17. ADDITIONAL AGREEMENTS; REASONABLE EFFORTS...............................44

ARTICLE VII CONDITIONS TO MERGER..............................................44

7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..............44
  (a) Shareholder Approval....................................................44
  (b) Approvals...............................................................44
  (c) Registration Statement..................................................44
  (d) NASDAQ..................................................................45
7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF EAI AND SUB.....................45
  (a) Accuracy of Representations and Warranties; Compliance with Covenants...45
  (b) Absence of Material Adverse Effect......................................45
  (c) Blue Sky Laws...........................................................45
  (d) Absence of Litigation, Injunctions......................................45
  (e) Opinion of Sunrise's Counsel............................................46
  (f) Updated Fairness Opinion................................................46
  (g) Comfort Letter..........................................................46
  (h) Consents................................................................46
  (i) Dissenting Shares.......................................................46
  (j) Preschool Services, Inc.................................................46
  (j) Preschool Services, Inc.................................................46
7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF SUNRISE.........................47
  (a) Accuracy of Representations and Warranties; Compliance with Covenants...47
  (b) Absence of Material Adverse Effect......................................47
  (c) Absence of Litigation, Injunctions......................................47
  (d) Opinion of EAI's Counsel................................................47
  (e) Updated Fairness Opinion................................................48
  (f) Comfort Letter..........................................................48
  (g) Tax Opinion.............................................................48

ARTICLE VIII TERMINATION AND AMENDMENT........................................48

8.01. TERMINATION.............................................................48
8.02. EFFECT OF TERMINATION...................................................49
8.03. FEES AND EXPENSES.......................................................49
8.04. ALTERNATIVE TRANSACTION DEFINITION......................................50
8.05. AMENDMENT...............................................................50
8.06. EXTENSION; WAIVER.......................................................50

ARTICLE IX MISCELLANEOUS......................................................50

9.01. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS..............50
9.02. NOTICES.................................................................51
9.03. INTERPRETATION..........................................................51
9.04. COUNTERPARTS............................................................52
9.05. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES..........................52
9.06. GOVERNING LAW...........................................................52
9.07. ASSIGNMENT..............................................................52
9.08. KNOWLEDGE...............................................................52

ARTICLE X DEFINITIONS.........................................................52

SCHEDULES

Sunrise Disclosure Schedule
EAI Disclosure Schedule
Schedule 3.02(g). . . . . . . . Sunrise Warrant Agreements
Schedule 3.04(b). . . . . . . . Sunrise Financial Statements
Schedule 3.08 . . . . . . . . . Sunrise Properties
Schedule 3.09 . . . . . . . . . Sunrise Intellectual Property
Schedule 3.10 . . . . . . . . . Sunrise Material Contracts
Schedule 3.13 . . . . . . . . . Sunrise Employee Benefit Plans
Schedule 4.04(b). . . . . . . . EAI Financial Statements
Schedule 4.08 . . . . . . . . . EAI Properties
Schedule 4.09 . . . . . . . . . EAI Intellectual Property
Schedule 4.11 . . . . . . . . . EAI Material Contracts
Schedule 4.13 . . . . . . . . . EAI Employee Benefit Plans
Schedule 5.01(e). . . . . . . . Sunrise Existing Obligations
Schedule 5.01(l). . . . . . . . Sunrise Capital Expenditures
Schedule 6.12 . . . . . . . . . Sunrise Fees
Schedule 7.02(j). . . . . . . . Preschool Services, Inc. Officers and Directors


EXHIBITS

Exhibit 1.01. . . . . . . . . . Form of Certificate of Merger
Exhibit 3.22. . . . . . . . . . Form of Sunrise Affiliate Agreement
Exhibit 4.21. . . . . . . . . . Form of EAI Affiliate Agreement
Exhibit 7.02(e) . . . . . . . . Form of Opinion of Counsel to Sunrise
Exhibit 7.03(d) . . . . . . . . Form of Opinion of Counsel to EAI

                                                                       EXHIBIT A


                             AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated September 2, 1997, is by and among EDUCATION ALTERNATIVES, INC., a Minnesota corporation ("EAI"), SUN DELAWARE, INC., a Delaware corporation and a wholly owned subsidiary of EAI ("Sub"), and SUNRISE EDUCATIONAL SERVICES, INC., a Delaware corporation ("Sunrise").


                                     WITNESSETH:

     WHEREAS, the Boards of Directors of EAI, Sub and Sunrise deem it advisable and in the best interests of each corporation and its respective shareholders that EAI and Sunrise combine in order to advance the long-term business interests of EAI and Sunrise;

     WHEREAS, the strategic combination of EAI and Sunrise shall be effected by the terms of this Agreement through a transaction in which Sunrise will merge with and into Sub, and the stockholders of Sunrise will become shareholders of EAI (the "Merger");

     WHEREAS, in furtherance of the Merger, and upon the terms and conditions set forth herein, (i) each share of Sunrise's Common Stock, $.01 par value, issued and outstanding at the Effective Time (as defined in Section 1.01 hereof) ("Sunrise Common Stock"), shall be converted, using the Exchange Ratio (as defined in Section 2.02(a)(i) hereof) and subject to the proration procedures set forth in Section 2.03 hereof, into either (a) shares of Common Stock, par value $.01, of EAI ("EAI Common Stock") or (b) cash and (ii) each share of Sunrise's Series C Preferred Stock, $1.00 par value, issued and outstanding at the Effective Time ("Sunrise Series C Stock"), shall be converted, using the Series C Conversion Factor (as defined in Section 2.02(b) hereof), into EAI Common Stock at the Effective Time.

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                      ARTICLE I

                                      THE MERGER

     1.01. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger"), substantially in the form attached hereto as Exhibit 1.01, shall be duly executed and acknowledged by the Constituent Corporations (as defined in Section 1.03 hereof), and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the General Corporation Law of the State of Delaware (the


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"Delaware Law"), as soon as practicable on or after the Closing Date (as defined in Section 1.02 hereof). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by EAI and Sunrise, which shall be no later than the second business day after satisfaction of the shareholder approval conditions set forth in Section 7.01(a) hereof, and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in this Agreement, but in any event which shall be no later than 120 days from the date of this Agreement (the "Closing Date"), at the offices of Faegre & Benson LLP, Minneapolis, Minnesota, unless another date or place is agreed to in writing by EAI and Sunrise. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

     1.03.     EFFECTS OF THE MERGER.

          (a) At the Effective Time in accordance with this Agreement and Delaware Law, (i) Sunrise shall be merged with and into Sub, (ii) the separate corporate existence of Sunrise (except as such existence may be continued by operation of law) shall cease and (iii) Sub shall continue as the surviving corporation and shall be governed by the laws of the State of Delaware (Sub and Sunrise are sometimes referred to herein as the "Constituent Corporations" and Sub is sometimes referred to herein as "Surviving Corporation").

          (b) At and after the Effective Time, Surviving Corporation shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts, liabilities and duties due on whatever account, and all and every other interest of or belonging to either of the Constituent Corporations, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in Surviving Corporation without further act or deed, and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Surviving Corporation, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the Constituent Corporations shall thereafter attach to Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.

     1.04.     CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING
CORPORATION.

          (a) The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Surviving Corporation, until duly amended in accordance with the terms thereof and of the Delaware Law, except that from and


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after the Effective Time, Article First of the Certificate of Incorporation of
Sub shall be amended to be and read as follows:

               "First: The name of the Corporation shall be Sunrise Educational Services, Inc."

          (b) The By-Laws of Sub in effect immediately prior to the Effective Time shall be the By-Laws of Surviving Corporation, until duly amended in accordance with the terms thereof, of the Certificate of Incorporation of Surviving Corporation and of the Delaware Law.

     1.05.     DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

          (a) The directors of Sub holding office at the Effective Time shall, from and after the Effective Time, be the directors of Surviving Corporation, such directors to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Surviving Corporation's Certificate of Incorporation and By-Laws.

          (b) The officers of Surviving Corporation from and after the Effective Time shall be as at set forth below:

               John T. Golle                 Chief Executive Officer
               James R. Evans                President
               Barbara L. Owens              Vice President
               Jennifer L. Andrew            Treasurer and Secretary

          Such officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Surviving Corporation's Certificate of Incorporation and By-Laws.

     1.06.     OTHER AGREEMENTS.  At or prior to the Effective Time:

          (a) The EAI Stock Option Plan (as defined in Section 4.02(a) hereof) shall be amended to increase the number of shares reserved for issuance upon the exercise of options thereunder to an amount sufficient to cover the exercise of Sunrise Options (as defined in Section 2.01(e) hereof).

          (b) The number of directors to serve on the Board of Directors of EAI shall be increased by one, and such opening shall be filled by an individual mutually acceptable to the Board of Directors of both EAI and Sunrise.


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                                      ARTICLE II

                               CONVERSION OF SECURITIES

     2.01.     EFFECT ON CAPITAL STOCK.  Subject to the other provisions of this
Article II, at the Effective Time, by virtue of the Merger and without any action on the part of EAI, Sunrise, Sub or the holder of any shares of the following securities:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall remain outstanding as a share of Sub Common Stock and shall not be converted into any other securities or cash pursuant to the Merger. The certificates for such shares shall not be surrendered or in any way modified by reason of the effectiveness of the Merger. No stock of Sub will be issued pursuant to the Merger.

          (b)  SUNRISE COMMON STOCK AND SUNRISE SERIES C STOCK.  Subject to
Section 2.02 hereof, (i) each issued and outstanding share of Sunrise Common Stock (other than Dissenting Shares (as defined in Section 2.01(f) hereof) and shares of Sunrise Common Stock held of record by EAI, Sub or Sunrise or any other direct or indirect subsidiary of EAI or Sunrise immediately prior to the Effective Time) shall be automatically converted into and become the right to receive EAI Common Stock or cash, at the election of the holder thereof, in each case, as provided in Section 2.02(a) hereof, and (ii) each issued and outstanding share of Sunrise Series C Stock (other than Dissenting Shares and shares of Sunrise Series C Stock held of record by EAI, Sub or Sunrise or any other direct or indirect subsidiary of EAI or Sunrise immediately prior to the Effective Time) shall be automatically converted into and become the right to receive EAI Common Stock, as provided in Section 2.02(b) hereof. At the Effective Time, each share of Sunrise Common Stock or Sunrise Preferred Stock (as defined in Section 3.02(a) hereof) held of record by EAI, Sub or Sunrise or any direct or indirect subsidiary of EAI or Sunrise shall be canceled and cease to exist, and no payment shall be made with respect thereto.

          (c) FRACTIONAL SHARES. No scrip or fractional shares of EAI Common Stock shall be issued in the Merger. Each fractional share of EAI Common Stock which a holder of Sunrise Common Stock or Sunrise Series C Stock would otherwise be entitled to receive shall be automatically converted into the right to receive, after the later of the Effective Time or the surrender of such stockholder's Certificate or Certificates (as defined in Section 2.01(d) hereof), from EAI, an amount in cash in lieu of such fractional share of EAI Common Stock based on the EAI Share Price (as defined in Section 2.02(a)(i) hereof). EAI will make available to the Exchange Agent (as defined in
Section 2.03 hereof) the cash necessary for the purpose of paying for fractional shares.

          (d) EAI STOCK. All shares of EAI Common Stock into which the shares of Sunrise Common Stock or Sunrise Series C Stock are converted shall be fully paid and nonassessable and will have Rights attached thereto in accordance with the EAI Rights Agreement (as such terms are defined in Section 4.02(a) hereof). All shares of Sunrise Common Stock or Sunrise Series C Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and holders of certificates which immediately prior to the Effective Time represented shares of Sunrise Common Stock or Sunrise


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Series C Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the shares of EAI Common Stock and any cash to be issued or paid in consideration therefor upon the surrender of the Certificates in accordance with Section 2.04 hereof, without interest.

          (e) SUNRISE STOCK OPTIONS AND WARRANTS. At the Effective Time, (i) all outstanding options to purchase Sunrise Common Stock (the "Sunrise Options") under the Sunrise 1987 Stock Option Plan, the Sunrise 1995 Stock Option Plan (together, the "Sunrise Stock Option Plans") and the Sunrise Non-Employee Directors Stock Option Plan (the "Sunrise Non-Employee Option Plan" and, together with the Sunrise Stock Option Plans, the "Sunrise Option Plans") will become options to purchase EAI Common Stock and (ii) each outstanding warrant to acquire shares of Sunrise Common Stock or Sunrise Series C Stock will become a warrant to acquire shares of EAI Common Stock, in accordance with Section 6.10 hereof.

          (f) DISSENTERS' RIGHTS. Notwithstanding any provision of this Agreement to the contrary, any shares of Sunrise Common Stock or Sunrise
Series C Stock, outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the Delaware Law and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted pursuant to this Article II, but the holder shall only be entitled to such rights as are granted by the Delaware Law. If a holder of shares of Sunrise Common Stock or Sunrise Series C Stock who demands appraisal of those shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, a Stock Election (as defined in Section 2.03(a) hereof) shall be deemed to have been made with respect to such Shares, and such Dissenting Shares shall thus be converted into and represent only the right to receive, pursuant to the terms of Section 2.02 below, EAI Common Stock (and cash in lieu of fractional shares in accordance with Section 2.01(c) hereof), as the case may be. Sunrise shall give EAI (i) prompt notice of any written demands for appraisal of any shares of Sunrise Common Stock or Sunrise Series C Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the Delaware Law and received by Sunrise relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. Sunrise shall not, except with the prior written consent of EAI, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     2.02  CONVERSION OF SUNRISE COMMON STOCK AND SUNRISE SERIES C STOCK.

           (a) Subject to the proration procedures and the other provisions of this Article II, each holder of Sunrise Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or shares of Sunrise Common Stock held of record by EAI, Sub or Sunrise or any other direct or indirect subsidiary of EAI or Sunrise immediately prior to the Effective Time) will be entitled to elect, pursuant to Section 2.03 hereof, to receive one of the following:


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           (i)   for each share of Sunrise Common Stock, a fraction (the
     "Exchange Ratio") of one share of EAI Common Stock in an amount equal to $1.92 divided by the average per share closing price (the "EAI Share Price") of EAI Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date which is five days prior to the date upon which a meeting of the stockholders of Sunrise is held for the purpose of approving the Merger; provided, however, that under no circumstances shall the Exchange Ratio exceed 0.450 or be less than 0.350; or

          (ii) for each share of Sunrise Common Stock, cash in the amount of $1.92 (the "Per Share Cash Consideration"); or

         (iii) some combination of EAI Common Stock and cash, in each case converted pursuant to the formulas set forth in subsections (i) and (ii) above; and

           (b) Subject to the other provisions of this Article II, each holder of Sunrise Series C Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or shares of Sunrise Series C Stock held of record by EAI, Sub or Sunrise or any other direct or indirect subsidiary of EAI or Sunrise immediately prior to the Effective Time) will be entitled to receive, for each share of Sunrise Series C Stock, the number of shares of EAI Common Stock equal to the product (the "Series C Conversion Factor") of
(x) 7.0588 and (y) a fraction (the "Series C Exchange Ratio") equal to (I) $2.125 divided by (II) the EAI Share Price, provided, however, that under no circumstances shall the Series C Exchange Ratio exceed 0.498 or be less than 0.387.

           (c) The Exchange Ratio and the Series C Exchange Ratio shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change (including the exercise of any Rights under the EAI Rights Agreement (as such terms are defined in Section 4.02(a) hereof)) in EAI Common Stock, Sunrise Common Stock or Sunrise Series C Stock following the date of this Agreement.

     2.03. ELECTION AND PRORATION PROCEDURES.

           (a) ELECTION FORMS AND TYPES OF ELECTIONS. An election and transmittal notice (the "Election and Transmittal Notice") mutually acceptable to EAI and Sunrise, and other appropriate and customary transmittal and instruction materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Sunrise Common Stock or Sunrise Series C Stock shall pass, only upon proper delivery of such Certificates to an exchange agent (the "Exchange Agent") authorized by EAI and reasonably acceptable to Sunrise) shall be mailed with the Joint Proxy Statement (as defined in Section 6.02(a) hereof) as soon as practicable after the execution of this Agreement or on such other date as EAI and Sunrise shall mutually agree (the "Mailing Date") to each holder of record of Sunrise Common Stock and Sunrise Series C Stock as of five business days prior to the Mailing Date. Sunrise shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election and Transmittal Notice shall permit the holder of Sunrise Common Stock (or beneficial owner through appropriate and


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customary documentation and instructions) to elect (an "Election"), to receive either (i) EAI Common Stock (a "Stock Election") with respect to all of such holder's Sunrise Common Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's Sunrise Common Stock or (iii) EAI Common Stock with respect to a specified number of shares of Sunrise Common Stock (a "Combination Stock Election") and cash with respect to a specified number of shares of Sunrise Common Stock (a "Combination Cash Election"). Any Sunrise Common Stock (other than Dissenting Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election and Transmittal Notice received prior to the Election Deadline (as defined in Section 2.03(b) hereof) shall be deemed to be "Undesignated Shares" hereunder. A Stock Election shall be deemed to have been made with respect to all Undesignated Shares. Holders of Sunrise Series C Stock shall receive EAI Common Stock with respect to all of such holder's Sunrise Series C Stock.

           (b) PROPER AND TIMELY ELECTION. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election and Transmittal Notice by 5:00 P.M. (Minneapolis time) on the 30th day following the Mailing Date (the "Election Deadline"). An Election and Transmittal Notice shall be deemed properly completed only if (i) an Election is indicated for each share of Sunrise Common Stock covered by such Election and Transmittal Notice and (ii) such notice is accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Sunrise Common Stock and Sunrise Series C Stock covered by such Election and Transmittal Notice, together with duly executed transmittal materials included in or required by the Election and Transmittal Notice. Any Election and Transmittal Notice may be revoked or changed by the person submitting such Notice at or prior to the Election Deadline. In the event an Election and Transmittal Notice is revoked prior to the Election Deadline, the shares of Sunrise Common Stock represented by such Election and Transmittal Notice shall automatically become Undesignated Shares unless and until a new Election and Transmittal Notice is properly made with respect to such shares on or before the Election Deadline, and the Exchange Agent shall cause the certificates representing such shares of Sunrise Common Stock to be promptly returned without charge to the person submitting the revoked Election and Transmittal Notice upon written request to that effect from the holder who submitted such Election and Transmittal Notice. Subject to the terms of this Agreement and of the Election and Transmittal Notice, the Exchange Agent shall have reasonable discretion to determine whether an election, revocation, or change has been properly or timely made and to disregard immaterial defects in the Election and Transmittal Notice, and any decisions of EAI and Sunrise required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither EAI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election and Transmittal Notice.

           (c) PRORATION. If the number of Cash Election Shares (as defined below) exceeds the number of Maximum Cash Shares (as defined below), then as promptly as practicable but not later than ten calendar days after the Effective Time, EAI shall cause the Exchange Agent to effect an allocation among the holders of Cash Election Shares as follows:


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           (i) a cash proration factor shall be determined by dividing
     (x) the Maximum Cash Shares by (y) the aggregate number of Cash Election Shares (the "Cash Proration Factor").

           (ii) Each holder of Sunrise Common Stock who made an effective Cash Election or Combination Cash Election shall be entitled to receive in exchange for shares of Sunrise Common Stock:

               (x) cash in an amount equal to the product of (1) the Per Share Cash Consideration, and (2) the aggregate number of shares of Sunrise Common Stock covered by such Cash Election or Combination Cash Election, and (3) the Cash Proration Factor; and

               (y) the number of shares of EAI Common Stock equal to the product of (1) the Exchange Ratio, and (2) the aggregate number of shares of Sunrise Common Stock covered by such Cash Election or Combination Cash Election, and
                    (3) one minus the Cash Proration Factor.

           (iii) For purposes of the proration described above, the following terms shall have the definitions indicated below:

               (x) "Cash Election Shares" shall mean the aggregate number of shares of Sunrise Common Stock as to which Cash Elections and Combination Cash Elections shall have effectively been made pursuant to Section 2.03 hereof;

               (y) "Maximum Cash Shares" shall mean (A) 50% of the aggregate number of shares of all Sunrise Common Stock outstanding immediately prior to the Effective Time LESS (B) the sum of
                    (1) the aggregate number of shares of Sunrise Common Stock and Sunrise Preferred Stock, on an as converted basis, that are Dissenting Shares PLUS (2) the aggregate fractional shares of Sunrise Common Stock and Sunrise Preferred Stock, on an as converted basis, for which the holders of such Sunrise Common Stock and Sunrise Preferred Stock are entitled to receive cash in lieu of fractional shares of EAI Common Stock pursuant to Section 2.01(d) hereof.

     2.04. EXCHANGE OF CERTIFICATES.

           (a) Promptly after the Effective Time, EAI shall deposit or shall cause to be deposited in trust with the Exchange Agent certificates representing the number of whole shares of EAI Common Stock to which the holders of Sunrise Common Stock and Sunrise Series C Stock are entitled pursuant to this
Article II, together with cash sufficient to cover the lesser of the Cash Amount and the aggregate Per Share Cash Consideration and to pay for fractional shares then known to EAI (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions received from EAI, deliver the number of shares of EAI Common Stock and pay the amounts of cash provided for in this Article II out of the Exchange Fund. Additional amounts of cash, if any, needed from


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time to time by the Exchange Agent shall be provided by EAI and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by EAI, Sub, and Sunrise prior to the Effective Time.

           (b) As soon as practicable after the completion of the allocation procedure set forth in Section 2.03 hereof, each holder of a Certificate who surrenders or has surrendered such Certificate (or customary affidavits and indemnification regarding the loss or destruction of such Certificate), together with duly executed transmittal materials included in or required by the Election and Transmittal Notice, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing the whole shares of EAI Common Stock and/or the cash into which the Sunrise Common Stock and Sunrise Series C Stock shall have been converted pursuant hereto, as well as cash in lieu of any fractional shares of Sunrise Common Stock or Sunrise
Series C Stock to which such holder would otherwise be entitled. EAI shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of EAI Common Stock provided that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided, however, that EAI shall not pay any transfer or other tax if the obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by EAI otherwise would cause the Merger to fail to qualify as a tax-free reorganization under the Code. If any portion of the consideration to be received pursuant to this Article II upon exchange of a Certificate (whether the consideration to be received is a certificate representing shares of EAI Common Stock or a check representing cash for Per Share Cash Consideration or a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of EAI Common Stock or a check representing cash for a fractional share to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Time until surrender in accordance with this Section 2.04, each Certificate (other than Certificates representing treasury shares of Sunrise) shall be deemed, for all corporate purposes other than the payment of dividends or other distributions, to evidence only the right to receive cash and/or EAI Common Stock, as the case may be, into which such shares of Sunrise Common Stock shall have been so converted. No dividends that are otherwise payable on EAI Common Stock will be paid to persons entitled to receive EAI Common Stock until such persons surrender their Certificates. After such surrender, there shall be paid to the person in whose name the EAI Common Stock shall be issued any dividends on such EAI Common Stock that shall have a record date on or after the Effective Time and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. All payments in respect of shares of Sunrise Common Stock or Sunrise Series C Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

           (c) In case of any lost, mislaid, stolen, or destroyed
Certificate, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in Section 2.02 hereof and in accordance with Section 167 of the Delaware Law, to deliver to EAI a bond in such reasonable sum as EAI may direct as indemnity against any claim that may be made against the Exchange Agent, EAI, or Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen, or destroyed.

           (d) After the Effective Time, there shall be no transfers on the stock transfer books of Surviving Corporation of the shares of Sunrise Common Stock or Sunrise Series C Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Section 2.02 hereof. After the Effective Time, the shares of Sunrise Common Stock and Sunrise Series C Stock shall be delisted from the Nasdaq Small Cap Market.

           (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Sunrise for six months after the Effective Time shall be returned to EAI, upon demand, and any holder of Sunrise Common Stock or Sunrise Series C Stock who has not theretofore complied with Section 2.04(b) hereof shall thereafter look only to EAI for issuance of the number of shares of EAI Common Stock and other consideration to which such holder has become entitled pursuant to Section 2.02 hereof; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Sunrise Common Stock or Sunrise Series C Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.


                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SUNRISE

     Sunrise represents and warrants to EAI and Sub that the statements contained in this Article III are true and correct as of the date hereof, except as set forth in the disclosure schedule delivered by Sunrise to EAI on or before the date of this Agreement (the "Sunrise Disclosure Schedule"). The Sunrise Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosures in any paragraph, including appropriate cross references, shall qualify only the corresponding paragraph in this Article III.

     3.01. ORGANIZATION OF THE COMPANY. Each of Sunrise and its Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease, and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition or results of operations (a "Material Adverse Effect") of Sunrise and its Subsidiaries, taken as a whole. Except as set forth in the Sunrise SEC Reports (as defined in Section 3.04 hereof) or in the Sunrise Disclosure Schedule, neither Sunrise nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture, or other business association or entity excluding securities in any publicly traded company held for investment by Sunrise and comprising less than one percent of the outstanding stock of such company.

     3.02. SUNRISE CAPITAL STRUCTURE.

           (a) The authorized capital stock of Sunrise on the date hereof consists of 10,000,000 shares of Sunrise Common Stock and 1,000,000 shares of Preferred Stock, $1.00 par value ("Sunrise Preferred Stock"), of which there were issued and outstanding (i) 4,252,914 shares of Sunrise Common Stock, (ii) no shares of Series A Participating Preferred Stock, $1.00 par value, and
(iii) 357,333 shares of Sunrise Series C Stock. There are no shares of Sunrise Common Stock held in the treasury of Sunrise. Since May 31, 1997, no shares of Sunrise Common Stock or Sunrise Preferred Stock have been issued except, solely with respect to Sunrise Common Stock, (x) pursuant to the exercise of options granted under the Sunrise Option Plans or (y) upon conversion of Sunrise Preferred Stock, or (z) pursuant to the payment of dividends on the Sunrise Preferred Stock. All outstanding shares of Sunrise Common Stock and Sunrise Preferred Stock are validly issued, fully paid, and nonassessable, and no holder thereof is entitled to any preemptive rights. All of the outstanding shares of capital stock of each of Sunrise's Subsidiaries are duly authorized, validly issued, fully paid, and nonassessable and all such shares are owned by Sunrise free and clear of all security interests, liens, claims, pledges, agreements, limitations in Sunrise's voting rights, charges, or other encumbrances of any nature.

           (b) Except for (i) options to purchase, under the Sunrise Option Plans, an aggregate of not more than 650,758 shares of Sunrise Common Stock and
(ii) warrants to purchase, under the warrant agreements described in Schedule 3.02(b) hereto (the "Warrant Agreements") an aggregate of not more than 505,000 shares of Sunrise Common Stock and 33,333 shares of Sunrise Series C Stock, there are no equity securities of any class of Sunrise or any of Sunrise's Subsidiaries, or any security exchangeable into or exercisable for such equity securities issued, reserved for issuance, or outstanding. Except as set forth in this Section 3.02, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which Sunrise or any of its Subsidiaries is a party or by which it is bound obligating Sunrise or any of its Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of Sunrise or any of its Subsidiaries or obligating Sunrise or any of its Subsidiaries to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement. Neither Sunrise nor any of its Subsidiaries is a party to, nor is Sunrise aware of, any voting agreement, voting trust, proxy, or other agreements or understandings with respect to the shares of capital stock of Sunrise or any agreement, arrangement, or understanding providing for registration rights with respect to any shares of capital stock of Sunrise.

     3.03. AUTHORITY, NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

           (a) Sunrise has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Sunrise, subject only to the approval of this Agreement and the Merger by Sunrise's stockholders under the Delaware Law. This Agreement has been duly executed and delivered by Sunrise and constitutes the valid and binding obligation of Sunrise, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

           (b) Except as set forth in the Sunrise Disclosure Schedule and subject to approval of this Agreement and the Merger by Sunrise's stockholders, the execution and delivery of this Agreement by Sunrise does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Sunrise, (ii) result in any violation or breach of, constitute (with or without notice or lapse of time, or both) a default (or give rise to right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit) under, or require any notice under any of the terms, conditions, or provisions of any Sunrise Material Contract (as defined in Section 3.10 hereof) or any other material note, bond, mortgage, indenture, lease (including, without limitation, any Sunrise Property Lease as such term is defined in Section 3.08 hereof), instrument, or other arrangement to which Sunrise or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is subject, or (iii) violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Sunrise or any of its Subsidiaries or any of its or their properties or assets and which is material to the business or operations of Sunrise.

           (c) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Sunrise or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Joint Proxy Statement (as defined in Section 6.02(a) below) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(iv) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under the applicable federal and state securities laws and laws of any foreign country.

           (d) Except as set forth in the Sunrise Disclosure Schedule, no consent or approval is required by or with respect to Sunrise or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement under any of the terms, conditions, or provisions of any Sunrise Material Contract or any other material agreement, contract, note, bond, mortgage, indenture, lease (including, without limitation, any Sunrise Property Lease), instrument or other arrangement to which Sunrise or any of its Subsidiaries is bound or by which any of them or any of their assets is subject.

     3.04. SEC FILINGS; FINANCIAL STATEMENTS.

           (a) Sunrise has filed and made available to EAI all forms, reports, and documents required to be filed by Sunrise with the SEC since
July 31, 1993 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the "Sunrise SEC Reports"). The Sunrise SEC Reports (i) at the time filed, with respect to all of the Sunrise SEC Reports other than registration statements filed under the Securities Act, or at the time of their respective effective dates, with respect to registration statements filed under the Securities Act, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Sunrise SEC Reports or necessary in order to make the statements in such Sunrise SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Sunrise's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

           (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Sunrise SEC Reports at the time filed or at the time of their respective effective dates, as the case may be, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Sunrise and its Subsidiaries at the respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and the absence of complete footnote disclosure. Sunrise has provided EAI with Sunrise's unaudited consolidated financial statements as of and for the period ended April 30, 1997; such financial statements, including any related notes, are attached hereto as
Schedule 3.04(b) (the "Unaudited Statements"). The Unaudited Statements comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect to financial statements included in a report on Form 10-Q, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the consolidated financial statements of Sunrise contained in the Sunrise SEC Reports (except as may be included in the notes to the Unaudited Statements or as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Sunrise and its Subsidiaries at the date and the consolidated results of their operations and cash flows for the period indicated, except that the Unaudited Statements are subject to normal and recurring year-end adjustments and the absence of complete footnote disclosure. The unaudited balance sheet of Sunrise as of April 30, 1997 is referred to herein as the "Sunrise Balance Sheet."

           3.05. NO UNDISCLOSED LIABILITIES. Except as set forth in the Sunrise Disclosure Schedule or as otherwise disclosed in the Sunrise SEC Reports, Sunrise and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole, other than (i) liabilities reflected in the Sunrise Balance Sheet and (ii) normal or recurring liabilities incurred since the date of the Sunrise Balance Sheet, in the ordinary course of business consistent with past practices.

           3.06. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Sunrise Balance Sheet, Sunrise and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in the financial condition, results of operations, or business (together, a "Material Adverse Change") of Sunrise and its Subsidiaries, taken as a whole,
(ii) any damage, destruction, or loss (whether or not covered by insurance) with respect to any property of Sunrise or any of its Subsidiaries having a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole, (iii) any material change by Sunrise in its accounting methods, principles, or practices to which EAI has not previously consented in writing, (iv) any revaluation by Sunrise of any of its assets having a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole, or (v) except as disclosed in the Sunrise Disclosure Schedule, any other action or event that would have required the consent of EAI pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

     3.07. TAXES.

           (a) Except as disclosed in the Sunrise Disclosure Schedule, all returns and reports, including without limitation information and withholding returns and reports (collectively, "Tax Returns"), of or relating to any foreign, Federal, state, local or other income, premium, property, sales, excise and other taxes of any nature whatsoever, including any interest, penalties and additions to tax in respect thereof ("Tax" or "Taxes") heretofore required to be filed by Sunrise or any of its Subsidiaries have been duly filed on a timely basis. All such Tax Returns were complete and accurate in all material respects. Each of Sunrise and its Subsidiaries has paid or has made adequate provision for the payment of all Taxes. For purposes of this Section 3.07, the term "Subsidiaries" shall include former Subsidiaries of Sunrise for the periods during which any such Subsidiaries were owned directly or indirectly by Sunrise.

           (b) Except as disclosed in the Sunrise Disclosure Schedule, as of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against Sunrise or any of its Subsidiaries with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of Sunrise, proposed with respect to any Tax Return of or with respect to Sunrise or any of its Subsidiaries and there are no liens for

Taxes upon the assets or properties of Sunrise or any of its Subsidiaries, except liens for Taxes not yet delinquent.

           (c) Except as disclosed in the Sunrise Disclosure Schedule, there are not in force any waivers of agreements, arrangements, or understandings by or with respect to Sunrise or any of its Subsidiaries of or for an extension of time for the assessment or payment of any Taxes. Neither Sunrise nor any of its Subsidiaries has received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing effect after the Closing Date. Except as disclosed in the Sunrise Disclosure Schedule, neither Sunrise nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Sunrise or any of its Subsidiaries, and to the knowledge of Sunrise the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

           (d) Each of Sunrise and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

           (e) Neither Sunrise nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code. Sunrise and its Subsidiaries are not parties to any Tax allocation or Tax sharing arrangements.

     3.08. PROPERTIES. Schedule 3.08 hereto is a true and complete list of all real property owned by Sunrise or its Subsidiaries and real property leased by Sunrise or its Subsidiaries pursuant to leases ("Sunrise Property Leases") as of the date hereof, and the name of the lessor, the date of the Sunrise Property Lease and each amendment to the Sunrise Property Lease, and the aggregate annual rental or other fees payable under any such Sunrise Property Lease. All such Sunrise Property Leases are valid and binding in accordance with their respective terms. All of the Sunrise Property Leases will continue in full force and effect immediately after the consummation of the transactions contemplated by this Agreement, there are no material disputes pending or, to the knowledge of Sunrise, threatened under any of the Sunrise Property Leases, and neither Sunrise, any Subsidiary of Sunrise, nor any other party thereto is in default under the terms of any of the Sunrise Property Leases.

     3.09. INTELLECTUAL PROPERTY.

           (a) Subject to the Sunrise Disclosure Schedule, Sunrise owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks, and copyrights, or tangible or intangible proprietary information or material that are necessary to conduct the business of Sunrise as currently conducted (the "Sunrise Intellectual Property Rights"). Schedule 3.09 hereof lists (i) all trademarks, registered copyrights, trade names, and service marks, which Sunrise considers to be material to its business and included in the Sunrise Intellectual Property Rights, including the jurisdictions in which each such Sunrise Intellectual Property Rights has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses, and other agreements to which Sunrise is a party and pursuant to which any person is authorized to use any Sunrise Intellectual Property Rights, and (iii) all material licenses, sublicenses, and other agreements to which Sunrise is a party and pursuant to which Sunrise is authorized to use any third party patents, trademarks, or copyrights, including software ("Sunrise Third Party Intellectual Property Rights") that is material to its business.

           (b) Sunrise is not, nor will it be as a result of the execution and delivery of this Agreement, or the performance of its obligations under this Agreement, in breach of any license, sublicense, or other agreements relating to the Sunrise Intellectual Property Rights or Sunrise Third Party Intellectual Property Rights.

           (c) To Sunrise's knowledge, all patents, registered trademarks, service marks, and copyrights held by Sunrise are valid and subsisting. Except as set forth on Schedule 3.09 of the Sunrise Disclosure Schedule, Sunrise (i) has not been sued in any suit, action, or proceeding which involves a claim of infringement of any patents, trademarks, service marks, or copyrights, or violation of any trade secret or other proprietary right of any third party, and
(ii) has no knowledge that the conduct of its business as presently conducted infringes any patent, trademark, service mark, copyright, trade secret, or other proprietary right of any third party.

     3.10. AGREEMENTS, CONTRACTS, AND COMMITMENTS. Sunrise has not breached, in any material respect, or received in writing any claim or threat that it has breached, any of the terms and conditions of any agreement, contract, or commitment filed as an exhibit to Sunrise's Report on Form 10-K for the fiscal year ended July 27, 1996, any other agreement, contract, or commitment entered into since July 27, 1996 which, if entered into prior to such date, would have been required to be included as an exhibit thereto, or any other commitment, agreement or lease (including, without limitation, any Sunrise Property Lease) not otherwise disclosed in Sunrise's Report on Form 10-K for the fiscal year ended July 27, 1996 which involves either (a) payments of $25,000 or more per year or (b) payments which exceed $100,000 in the aggregate (together, the "Sunrise Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Sunrise under any Sunrise Material Contract. Schedule 3.10 hereto is a true and complete list of all Sunrise Material Contracts. Each Sunrise Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which Sunrise is aware by any party obligated to Sunrise pursuant to such Sunrise Material Contract.

     3.11. LITIGATION. Except as described in the Sunrise SEC Reports or in the Sunrise Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending of which it has notice or, to the knowledge of Sunrise, threatened against or affecting Sunrise or any of its Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located, which if determined adverse to Sunrise would, individually or in the aggregate, have a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole.

     3.12.  ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS SUBSTANCES. To the knowledge of Sunrise, no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present, in, on, or under any property that Sunrise or any of its Subsidiaries has at any time owned, operated, occupied or leased, except for immaterial quantities stored or used by Sunrise or such Subsidiary in the ordinary course of its business and in accordance with all applicable Environmental Laws. "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law; "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 to 1387, the Clean Air Act, 42 U.S.C. Section 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources and/or the environment; and "RCRA Hazardous Waste" means a hazardous waste, as that term is defined in and pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

            (b) HAZARDOUS SUBSTANCES ACTIVITIES. To the knowledge of Sunrise, no property that Sunrise or any of its Subsidiaries has ever owned, operated, occupied or leased has ever been used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes have been treated, stored or disposed of there.

            (c) UST'S AND AST'S. To the knowledge of Sunrise, there are not now and never have been any underground or aboveground storage tanks or other containment facilities of any kind on any property that Sunrise or any of its Subsidiaries has ever owned, occupied, operated or leased which contain or ever did contain any Hazardous Substances.

            (d) LISTING. To the knowledge of Sunrise, no property that Sunrise or any of its Subsidiaries has ever owned, operated, occupied or leased has ever been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

            (e) ENVIRONMENTAL REPORTS. Sunrise has made available to EAI for inspection true and complete copies of all reports, authorizations, permits, licenses, disclosures and other documents in its possession, custody or control describing or relating in any way to Sunrise or any of its Subsidiaries, or any property that Sunrise or any of its Subsidiaries has ever owned, operated, occupied or leased, which suggest that any Hazardous Substances may be present in, on, or under any such property in material quantities or that Sunrise or any of its Subsidiaries may have breached any Environmental Law.

            (f) ENVIRONMENTAL CLAIMS, ETC. To the knowledge of Sunrise, there are not and there never have been any requests, notices, investigations, claims, demands, administrative proceedings, hearings, litigation or other legal proceedings relating in any way to Sunrise or any of its Subsidiaries, or any property that Sunrise or any of its Subsidiaries has ever owned, operated, occupied or leased, alleging liability under, violation of or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the knowledge of Sunrise, no such matter is threatened or impending, nor does there exist any substantial basis therefor.

            (g) COMPLIANCE WITH ENVIRONMENTAL LAWS. Sunrise and each of its Subsidiaries operates, and at all times has operated, its business in all material respects in accordance with all applicable Environmental Laws, and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful operation of the business of Sunrise and its Subsidiaries are in Sunrise's or the appropriate Subsidiary's possession and are in full force and effect. To Sunrise's knowledge, there is no threat that any such permit, license or other authorization will be withdrawn, terminated, limited or materially changed.

     3.13.  EMPLOYEE BENEFIT PLANS.

            (a) There are no defined benefit pension plans subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "multiemployer plans" as defined in Section 3(37) of ERISA, maintained or contributed to by Sunrise or any of its ERISA Affiliates (as defined in this Section 3.13(a)) for the benefit of their current or former employees. Sunrise has set forth on Schedule 3.13 hereto all "employee benefit plans" as defined in
Section 3(3) of ERISA and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, and other similar employee benefit plans, arrangements, and agreements, whether or not such plans, arrangements, or agreements are "employee benefit plans," written or otherwise, for the benefit of or relating to, any current or former employee of Sunrise or any trade or business (whether or not incorporated) (an "ERISA Affiliate") which is aggregated with Sunrise or any Subsidiary of Sunrise pursuant to Section 414 of the Code (together the "Sunrise Employee Plans").

            (b) With respect to each Sunrise Employee Plan, Sunrise has made available to EAI a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, if applicable, (ii) the plan document and summary plan description for each such Sunrise Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Sunrise Employee Plan, (iv) the most recent actuarial report or valuation relating to a Sunrise Employee Plan subject to Title IV of ERISA, and (v) the most recent IRS determination letter, where applicable.

            (c) With respect to the Sunrise Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Sunrise, there exists no condition or set of circumstances in connection with which Sunrise could be subject to any liability that is reasonably likely to have a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole, under ERISA, the Code, or any other applicable law.

            (d) With respect to the Sunrise Employee Plans, individually and in the aggregate, there are no benefit obligations required to be funded for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on the financial statements of Sunrise.

            (e) Except as set forth in the Sunrise Disclosure Schedule or as disclosed in Sunrise SEC Reports filed prior to the date of this Agreement and except as provided for in this Agreement, neither Sunrise nor any of its Subsidiaries is party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any current or former officer or other employee of Sunrise or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are altered upon the occurrence of a transaction involving Sunrise of the nature contemplated by this Agreement, (iii) agreement with any current or former officer or other employee of Sunrise providing any term of employment, benefits or compensation guarantee including, without limitation, any such arrangement which provides for employment on a basis other than "at will," or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.14. COMPLIANCE WITH LAWS. Sunrise has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, or local statute, law, or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole.

     3.15. INTERESTED PARTY TRANSACTIONS. Except as set forth in the Sunrise Disclosure Schedule or in the Sunrise SEC Reports, since the date of Sunrise's last proxy statement to its stockholders, no event has occurred that would be required to be reported by Sunrise as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC (without giving effect to any minimum dollar requirements contained therein).

     3.16. NO EXISTING DISCUSSIONS. Sunrise is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01 hereof).

     3.17. NO SECURED DEBT. Except as set forth in the Sunrise Disclosure Schedule, there is not now any secured debt (including capitalized leases) of Sunrise or any of its Subsidiaries.

     3.18. OPINION OF FINANCIAL ADVISOR. The financial advisor of Sunrise, Barber & Bronson Incorporated, has delivered to the Board of Directors of Sunrise an opinion dated the date of this Agreement that, from a financial point of view, the consideration to be offered to the stockholders of Sunrise in the Merger contemplated hereby is fair to Sunrise.

     3.19.  TAX REPRESENTATIONS.

            (a) There is no plan or intention by the stockholders of Sunrise who own 5 percent (5%) or more of the outstanding Sunrise Common Stock (including, for purposes of this Section 3.19(a), shares of Sunrise Common Stock issuable upon the conversion of Sunrise Preferred Stock) and to the knowledge of the management of Sunrise, there is no plan or intention on the part of the remaining stockholders of Sunrise to sell, exchange, or otherwise dispose of a number of shares of EAI Common Stock received in the transaction that would reduce the Sunrise stockholders' ownership of EAI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent (50%) of the value of all of the formerly outstanding stock of Sunrise as of the same date. For purposes of this representation, shares of Sunrise exchanged for cash in lieu of fractional shares of EAI Common Stock will be treated as outstanding Sunrise Common Stock at the Effective Time. Moreover, shares of Sunrise Common Stock and shares of EAI Common Stock held by Sunrise stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

            (b) Sunrise is not under the jurisdiction of a court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     3.20. CONSENTS OF THIRD PARTIES. All agreements and consents of any parties to the execution and delivery of this Agreement and the consummation by Sunrise of the transactions contemplated hereby have been or will by the Effective Time be obtained.

     3.21. VOTING AGREEMENTS. Sunrise has delivered to EAI an Agreement (the "Sunrise Affiliate Agreement"), in substantially the form of Exhibit 3.21 hereto, from, and executed by, each officer and director of Sunrise and any entity controlled thereby (each a "Sunrise Affiliate"), by which each Sunrise Affiliate agrees, among other things, (i) to comply with the applicable requirements of Rule 145 promulgated under the Securities Act, (ii) to vote any shares of Sunrise Common Stock or Sunrise Preferred Stock for which they have voting power in favor of the Merger in any shareholder vote to obtain approval to proceed with the Merger, (iii) to not sell or otherwise dispose of any shares of EAI Common Stock for a period of 90 days after the Effective Time and (iv) in the event such Sunrise Affiliate is a representative of an institution that holds any shares of Sunrise Common Stock or Sunrise Preferred Stock, to use his or her best efforts to ensure that such institutions comply with the terms and conditions of such Sunrise Affiliate Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF EAI AND SUB

     EAI and Sub jointly and severally represent and warrant to Sunrise that the statements contained in this Article IV are true and correct as of the date hereof, except as set forth in the disclosure schedule delivered by EAI to Sunrise on or before the date of this Agreement (the "EAI Disclosure Schedule"). The EAI Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph, including appropriate cross references, shall qualify only the corresponding paragraph in this Article IV.

     4.01. ORGANIZATION OF THE COMPANY. Each of EAI and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease, and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on EAI and its Subsidiaries, taken as a whole. Except as set forth in the EAI SEC Reports (as defined in Section 4.04 hereof) or the EAI Disclosure Schedule, neither EAI nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture, or other business association or entity, excluding securities in any publicly traded company held for investment by EAI and comprising less than one percent of the outstanding stock of such company.

     4.02.  EAI CAPITAL STRUCTURE.

            (a) The authorized capital stock of EAI on the date hereof consists of 25,000,000 shares of EAI Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value ("EAI Preferred Stock"), of which there were issued and outstanding (i) 7,489,637 shares of EAI Common Stock and (ii) no shares of EAI Preferred Stock. As of such date, there were also reserved for issuance up to an aggregate of 200,000 shares of Series A Junior Participating Preferred Shares ("EAI Junior Preferred Stock") issuable under a Rights Agreement, dated as of September 8, 1993, between EAI and Norwest Bank Minnesota, N.A., as Rights Agent (the "EAI Rights Agreement"), pursuant to which each outstanding share of EAI Common Stock has attached to it certain rights ("Rights"), including rights under certain circumstances to purchase one one-hundredth of a share of EAI Junior Preferred Stock at $175.00, at the date hereof, subject to adjustment. There are no shares of EAI Common Stock held in the treasury of EAI. Since May 31, 1997, no shares of EAI Common Stock or EAI Preferred Stock have been issued except, solely with respect to EAI Common Stock, pursuant to the exercise of options granted under EAI's 1988 Stock Option Plan, as Amended and Restated (the "EAI Stock Option Plan") and EAI's 1992 Long-Term Executive Stock Option Plan (the "Executive Option Plan", and, together with the EAI Stock Option Plan, the "EAI Option Plans"). All outstanding shares of EAI Common Stock are validly issued, fully paid, and nonassessable, and no holder thereof is entitled to any preemptive rights. All of the outstanding shares of capital stock of each of EAI's Subsidiaries are duly authorized, validly issued, fully paid, and nonassessable and all such shares are owned by EAI free and clear of all security interests, liens, claims, pledges, agreements, limitations in EAI's voting rights, charges, or other encumbrances of any nature.

            (b) Except for (i) outstanding options to purchase, under the EAI Option Plans, an aggregate of not more than 1,356,767 shares of EAI Common Stock and (ii) an aggregate of 516,273 shares of EAI Common Stock available for future grants of options under the EAI Option Plans, there are no equity securities of any class of EAI or any of EAI's Subsidiaries, or any security exchangeable into or exercisable for such equity securities issued, reserved for issuance, or outstanding. Except as set forth in this Section 4.02, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which EAI or any of its Subsidiaries is a party or by which it is bound obligating EAI or any of its Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of EAI or any of its Subsidiaries or obligating EAI or any of its Subsidiaries to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement.
Neither EAI nor any of its Subsidiaries is a party to, nor is EAI aware of, any voting agreement, voting trust, proxy, or other agreements or understandings with respect to the shares of capital stock of EAI or any agreement, arrangement, or understanding providing for registration rights with respect to any shares of capital stock of EAI.

     4.03.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONTRACTS.

            (a) EAI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of EAI, subject only to the approval of the EAI Voting Proposals (as defined in Section 6.04 hereof) by EAI's shareholders. This Agreement has been duly executed and delivered by EAI and constitutes the valid and binding obligation of EAI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and except that the remedy of specific performance and injunctive relief and other forms of equitable defenses are subject to the discretion of the court before which any proceedings therefor may be brought.

            (b) Except as set forth in the EAI Disclosure Schedule, the execution and delivery of this Agreement by EAI does not, and the consummation of the transactions contemplated by this Agreement will not, (i) result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of EAI, (ii) result in any violation or breach of, constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any material benefit) under, or require any notice under any of the terms, conditions, or provisions of any EAI Material Contract (as defined in Section 4.10 hereof) or any other material note, bond, mortgage, indenture, or lease, instrument, or other arrangement or any material contract or other material agreement, instrument, or obligation to which EAI or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is subject, or (iii) violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to EAI or any of its Subsidiaries or their properties or assets and which is material to the business or operations of EAI.

            (c) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity, is required by or with respect to EAI or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(iii) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, and (iv) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

            (d) Except as set forth in the EAI Disclosure Schedule, no consent or approval is required by or with respect to EAI or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement under any terms, conditions, or provisions of any EAI Material Contract or any other material agreement, contract, note, bond, mortgage, indenture, lease, instrument or other arrangement to which EAI or any of its Subsidiaries is bound or by which any of them or any of their assets is subject.

     4.04.  SEC FILINGS; FINANCIAL STATEMENTS.

            (a) EAI has filed and made available to Sunrise all forms, reports, and documents required to be filed by EAI with the SEC since June 30, 1993 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the "EAI SEC Reports"). The EAI SEC Reports (i) at the time filed, with respect to all of the EAI SEC Reports other than registration statements filed under the Securities Act, or at the time of their respective effective dates, with respect to registration statements filed under the Securities Act, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such EAI SEC Reports or necessary in order to make the statements in such EAI SEC Reports, in the light of the circumstances under which they were made, not misleading. None of EAI's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the EAI SEC Reports at the time filed or at the time of their respective effective date, as the case may be, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of EAI and its Subsidiaries at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. EAI has provided Sunrise with EAI's unaudited consolidated financial statements as of and for the period ended March 31, 1997; such financial statements, including any related notes, are attached hereto as
Schedule 4.04(b) (the "EAI Unaudited Statements"). The EAI Unaudited Statements comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect to financial statements included in a report on Form 10-Q, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the consolidated financial statements of EAI contained in the EAI SEC Reports (except as may be included in the notes to the EAI Unaudited Statements or as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of EAI and its Subsidiaries at the date and the consolidated results of their operations and cash flows for the period indicated, except that the EAI Unaudited Statements are subject to normal and recurring year-end adjustments. The unaudited balance sheet of EAI as of March 31, 1997, is referred to herein as the "EAI Balance Sheet."

     4.05. NO UNDISCLOSED LIABILITIES. Except as set forth in the EAI Disclosure Schedule or as otherwise disclosed in the EAI SEC Reports, EAI and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on EAI and its Subsidiaries, taken as a whole, other than (i) liabilities reflected in the EAI Balance Sheet and (ii) normal or recurring liabilities incurred since the date of the EAI Balance Sheet in the ordinary course of business consistent with past practices. Sub will have no liabilities assumed by Sunrise and will not transfer to Sunrise any assets subject to liabilities.

     4.06. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the EAI Balance Sheet, EAI and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change in EAI and its Subsidiaries, taken as a whole; (ii) any damage, destruction, or loss (whether or not covered by insurance) with respect to any property of EAI or any of its Subsidiaries having a Material Adverse Effect on EAI and its Subsidiaries, taken as whole; (iii) any material change by EAI in its accounting methods, principles, or practices; (iv) any revaluation by EAI of any of its assets having a Material Adverse Effect on EAI and its Subsidiaries, taken as a whole; or (v) except as disclosed in the EAI Disclosure Schedule, any other action or event that would have required the consent of Sunrise pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

     4.07.  TAXES.

            (a) Except as disclosed in the EAI Disclosure Schedule, all Tax Returns, of or relating to any Tax heretofore required to be filed by EAI or any of its Subsidiaries have been duly filed on a timely basis. All such Tax Returns were complete and accurate in all material respects. Each of EAI and its Subsidiaries has paid or has made adequate provision for the payment of all Taxes. For purposes of this Section 4.07, the term "Subsidiaries" shall include former Subsidiaries of EAI for the periods during which any such Subsidiaries were owned directly or indirectly by EAI.

            (b) Except as disclosed in the EAI Disclosure Schedule, as of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against EAI or any of its Subsidiaries with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of EAI, proposed with respect to any Tax Return of or with respect to EAI or any of its Subsidiaries and there are no liens for Taxes upon the assets or properties of EAI or any of its Subsidiaries, except liens for Taxes not yet delinquent.

            (c) Except as disclosed in the EAI Disclosure Schedule, there are not in force any waivers of agreements, arrangements, or understandings by or with respect to EAI or any of its Subsidiaries of or for an extension of time for the assessment or payment of any Taxes. Neither EAI nor any of its Subsidiaries has received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing effect after the Closing Date. Except as disclosed in the EAI Disclosure Schedule, neither EAI nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by EAI or any of its Subsidiaries, and to the best knowledge of EAI the IRS has not proposed any such adjustment or change in accounting method.

            (d) Each of EAI and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (e) Neither EAI nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code.

     4.08. PROPERTIES. Schedule 4.08 hereto is a true and complete list of all real property owned by EAI or its Subsidiaries and real property leased by EAI or its Subsidiaries pursuant to leases ("EAI Property Leases") as of the date hereof, and the name of the Lessor, the date of the EAI Property Lease and each amendment to the EAI Property Lease, and the aggregate annual rental or other fees payable under any such EAI Property Lease. All such EAI Property Leases are valid and binding in accordance with their respective terms. All of the EAI Property Leases will continue in full force and effect immediately after the consummation of the transactions contemplated by this Agreement, there are no material disputes pending or, to the knowledge of EAI, threatened under any of the EAI Property Leases, and neither EAI, any Subsidiary of EAI, nor any other party thereto is in default under the terms of any of the EAI Property Leases.

     4.09.  INTELLECTUAL PROPERTY.

            (a) Subject to the EAI Disclosure Schedule, EAI owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, and tangible or intangible proprietary information or material that are necessary to conduct the business of EAI as currently conducted (the "EAI Intellectual Property Rights"). Schedule 4.09 lists (i) all trademarks, registered copyrights, trade names, and service marks which EAI considers to be material to its business and included in the EAI Intellectual Property Rights, including the jurisdictions in which each such EAI Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses, and other agreements to which EAI is a party and pursuant to which any person is authorized to use any EAI Intellectual Property Rights, and (iii) all material licenses, sublicenses, and other agreements to which EAI is a party and pursuant to which EAI is authorized to use any third party patents, trademarks or copyrights, including software ("EAI Third Party Intellectual Property Rights") that is material to its business.

            (b) EAI is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense, or other agreement relating to the EAI Intellectual Property Rights or EAI Third Party Intellectual Property Rights.

            (c) To EAI's knowledge, all patents, registered trademarks, service marks, and copyrights held by EAI are valid and subsisting. Except as set forth on Schedule 4.09 hereof, EAI (i) has not been sued in any suit, action, or proceeding which involves a claim of infringement of any patents, trademarks, service marks, or copyrights, or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the conduct of its business as presently conducted infringes any patent, trademark, service mark, copyright, trade secret, or other proprietary right of any third party.

     4.10. AGREEMENTS, CONTRACTS AND COMMITMENTS. EAI has not breached, in any material respect, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract, or commitment filed as an exhibit to EAI Report on Form 10-K for the fiscal year ended June 30, 1996 or any other agreement, contract, or commitment entered into since June 30, 1996 which, if entered into prior to such date, would have been required to be included as an exhibit thereto or any other commitment, agreement or lease (including, without limitation, any EAI Property Lease) not otherwise disclosed in EAI's Report on Form 10-K for the fiscal year ended June 30, 1996 which involves payments either (a) of $25,000 or more per year or (b) which exceed $100,000 in the aggregate (together, the "EAI Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from EAI under any EAI Material Contract. Schedule 4.10 hereto is a true and complete list of all EAI Material Contracts. Each EAI Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which EAI is aware by any party obligated to EAI pursuant to the EAI Material Contract.

     4.11. LITIGATION. Except as described in the EAI SEC Reports or in the EAI Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending of which it has notice or, to the knowledge of EAI, threatened against or affecting EAI or any of its Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located, which if determined adverse to EAI would, individually or in the aggregate, have a Material Adverse Effect on EAI and its Subsidiaries, taken as a whole.

     4.12.  ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS SUBSTANCES. To the knowledge of EAI, no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present, in, on, or under any property that EAI or any of its Subsidiaries has at any time owned, operated, occupied or leased, except for immaterial quantities stored or used by EAI or such Subsidiary in the ordinary course of its business and in accordance with all applicable Environmental Laws.

            (b) HAZARDOUS SUBSTANCES ACTIVITIES. To the knowledge of EAI, no property that EAI or any of its Subsidiaries has ever owned, operated, occupied or leased has ever been used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes have been treated, stored or disposed of there.

            (c) UST'S AND AST'S. To the knowledge of EAI, there are not now and never have been any underground or aboveground storage tanks or other containment facilities of any kind on any property that EAI or any of its Subsidiaries has ever owned, occupied, operated or leased which contain or ever did contain any Hazardous Substances.

            (d) LISTING. To the knowledge of EAI, no property that EAI or any of its Subsidiaries has ever owned, operated, occupied or leased has ever been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

            (e) ENVIRONMENTAL REPORTS. EAI has made available to Sunrise for inspection true and complete copies of all reports, authorizations, permits, licenses, disclosures and other documents in its possession, custody or control describing or relating in any way to EAI or any of its Subsidiaries, or any property that EAI or any of its Subsidiaries has ever owned, operated, occupied or leased, which suggest that any Hazardous Substances may be present in, on, or under any such property in material quantities or that EAI or any of its Subsidiaries may have breached any Environmental Law.

            (f) ENVIRONMENTAL CLAIMS, ETC. To the knowledge of EAI, there are not and there never have been any requests, notices, investigations, claims, demands, administrative proceedings, hearings, litigation or other legal proceedings relating in any way to EAI or any of its Subsidiaries, or any property that EAI or any of its Subsidiaries has ever owned, operated, occupied or leased, alleging liability under, violation of or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the knowledge of EAI, no such matter is threatened or impending, nor does there exist any substantial basis therefor.

            (g) COMPLIANCE WITH ENVIRONMENTAL LAWS. EAI and each of its Subsidiaries operates, and at all times has operated, its business in all material respects in accordance with all applicable Environmental Laws, and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful operation of the business of EAI and its Subsidiaries are in EAI's or the appropriate Subsidiary's possession and are in full force and effect. To EAI's knowledge, there is no threat that any such permit, license or other authorization will be withdrawn, terminated, limited or materially changed.

     4.13.  EMPLOYEE BENEFIT PLANS.

            (a) There are no defined benefit pension plans subject to Title IV of ERISA, or "multiemployer plans" as defined in Section 3(37) of ERISA, maintained or contributed to by EAI or any of its ERISA Affiliates (as defined in this Section 4.13(a) for the benefit of their current or former employees. EAI has set forth in Schedule 4.12 hereto all "employee benefit plans" as defined in Section 3(3) of ERISA and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, and other similar employee benefit plans, arrangements and agreements, whether or not such plans, arrangements or agreements are "employee benefit plans," written or otherwise, for the benefit of or relating to, any current or former employee of EAI or any trade or business (whether or not incorporated) (an "ERISA Affiliate") which is aggregated with EAI or any Subsidiary of EAI pursuant to
Section 414 of the code (together, the "EAI Employee Plans").

            (b) With respect to each EAI Employee Plan, EAI has made available to Sunrise a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, if applicable, (ii) the plan document and summary plan description for each EAI Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to any EAI Employee Plan, (iv) the most recent actuarial report or valuation relating to an EAI Employee Plan subject to Title IV of ERISA, and (v) the most recent IRS determination letter, where applicable.

            (c) With respect to the EAI Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of EAI, there exists no condition or set of circumstances in connection with which EAI could be subject to any liability that is reasonably likely to have a Material Adverse Effect on EAI and its Subsidiaries, taken as whole, under ERISA, the Code, or any other applicable law.

            (d) With respect to the EAI Employee Plans, individually and in the aggregate, there are no benefit obligations required to be funded for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of EAI.

            (e) Except as set forth in the EAI Disclosure Schedule or as disclosed in EAI SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither EAI nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of EAI or any of its Subsidiaries, the benefits of which are contingent or the terms of which are materially altered, upon the occurrence of a transaction involving EAI of the nature contemplated by this Agreement, (iii) agreement with any officer or other employee of EAI providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or
(iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.14. COMPLIANCE WITH LAWS. EAI has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, or local statute, law, or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on EAI and its Subsidiaries, taken as a whole.

     4.15. INTERESTED PARTY TRANSACTIONS. Except as set forth in the EAI Disclosure Schedule or in the EAI SEC Reports, since the date of EAI's last proxy statement to its shareholders, no event has occurred that would be required to be reported by EAI as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC (without giving effect to any minimum dollar requirements contained therein).

     4.16. NO EXISTING DISCUSSIONS. EAI is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01 hereof).

     4.17. NO SECURED DEBT. Except as set forth in the EAI Disclosure Schedule, there is not now any secured debt (including capitalized leases) of EAI or any of its Subsidiaries.

     4.18. OPINION OF FINANCIAL ADVISOR. The financial advisor of EAI, Lehman Brothers Inc., has delivered to the Board of Directors of EAI an opinion dated the date of this Agreement that, from a financial point of view, the consideration to be offered to the stockholders of Sunrise in the Merger contemplated hereby is fair to EAI.

     4.19. OWNERSHIP AND INTERIM OPERATIONS OF SUB. All outstanding capital stock of Sub is owned by EAI and EAI is in control of Sub within the meaning of
Section 368(e) of the Code. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, and has conducted its operations only as contemplated by this Agreement.

     4.20. CONSENT OF THIRD PARTIES. All agreements and consents of any parties to the execution and delivery of this Agreement and the consummation by EAI of the transactions contemplated hereby have been or will by the Effective Time be obtained.

     4.21. VOTING AGREEMENTS. EAI has delivered to Sunrise an Agreement (the "EAI Affiliate Agreement"), in substantially the form of Exhibit 4.21 hereto, from, and executed by, each officer and director of EAI and any entity controlled thereby (each an "EAI Affiliate") by which each EAI Affiliate agrees, among other things, (i) to vote any share of EAI Common Stock for which they have voting power in favor of the EAI Voting Proposals (as defined in Section
6.04 hereof) in any shareholder vote to obtain approval to proceed with the Voting Proposals, (ii) to not sell or otherwise dispose of any shares of EAI Common Stock for a period of 90 days after the Effective Time and (iii) in the event such EAI Affiliate is a representative of an institution that holds any shares of EAI Common Stock, to use his or her best efforts to ensure that such institutions comply with the terms and conditions of such EAI Affiliate Agreement.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

     5.01. COVENANTS OF SUNRISE. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Sunrise agrees as to itself and its respective Subsidiaries (except to the extent that EAI shall otherwise consent in writing, which consent shall not be unreasonably withheld, or as otherwise expressly contemplated or permitted by this Agreement) to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with its past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, franchisees, distributors, licensers, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Sunrise shall promptly notify EAI of any event or occurrence not in the ordinary course of business of Sunrise. Sunrise further agrees to promptly provide copies to EAI of all written correspondence and all internal memoranda and written communications relating to the services that Sunrise provides to charter school operations and agrees to meet with representatives of EAI no less than once a month after the date hereof to provide an update on the status of such operations. Except as expressly contemplated by this Agreement, subject to Section 6.01 hereof, or disclosed in
Schedule 5 hereto (such Schedule 5 being arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V with the disclosures in any paragraph, including appropriate cross references, qualifying only the corresponding paragraph in this Article V), Sunrise shall not (and shall not permit any of its respective Subsidiaries to), without the prior written consent of EAI, which consent shall not be unreasonably withheld, do any of the following:

            (a) Accelerate, amend, or change the period of exercisability of options or restricted stock granted under any employee stock plan or otherwise or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Transfer or license to any person or entity or otherwise extend, amend, or modify any rights to the Sunrise Intellectual Property Rights, other than to PSI (as hereinafter defined) in the ordinary course of business consistent with past practices;

            (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any of its capital stock or split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, other than the payment of dividends on Sunrise Series C Stock in accordance with the terms of its Certificate of Designation;

            (d) Issue, deliver, or sell or authorize or propose the issuance, delivery, or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities, other than (i) the issuance of shares upon the exercise of options outstanding as of the date hereof, (ii) the granting of options to Sunrise preschool directors as disclosed in Schedule 3.02(b) hereto, and (iii) the granting of options to the current non-employee directors of Sunrise pursuant to the terms of the Sunrise Non-Employee Option Plan.

            (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division, or otherwise acquire or agree to acquire any assets for which it is not contractually bound at the date hereof by a contract, commitment or agreement listed on Schedule 5.01(e) hereto with an individual cost in excess of $5,000 or an aggregate cost in excess of $25,000;

            (f) Sell, lease, license, or otherwise dispose of any of its properties or assets with an aggregate value in excess of $25,000;

            (g) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees other than its officers in accordance with past practices,
(ii) increase or agree to increase the compensation payable or to become payable to its officers or grant any additional severance or termination pay to, or enter into any employment or severance agreements with such officers,
(iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee, (iv) enter into any collective bargaining agreement, (v) establish, adopt, enter into, or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, trust, fund, policy, or arrangement for the benefit of any directors, officers, or employees, or (vi) establish any new executive employee position;

            (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than revaluations that the auditors for such entity require in accordance with generally accepted accounting principles or in the ordinary course of business;

            (i) Incur, except pursuant to existing credit agreements, any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Sunrise or any of its Subsidiaries or guarantee any debt securities of others, or voluntarily prepay any outstanding indebtedness;

            (j) Amend or propose to amend its charter documents or Bylaws, except as contemplated by this Agreement;

            (k) Acquire or commit to acquire or lease any interest in any real property, including, without limitation, any sites which are proposed or intended to be used for educational facilities;

            (l) Make any capital expenditure or commitment for which it is not contractually bound at the date hereof by a contract, commitment or agreement listed on Schedule 5.01(l) hereto, except expenditures and commitments incurred in the ordinary course not to exceed $10,000 in the aggregate;

            (m) Enter into or commit to enter into any other agreement, contract or commitment for goods or services which involves payment by Sunrise in excess of $25,000 in the aggregate;

            (n) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (m) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     5.02. COVENANTS OF EAI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, EAI agrees as to itself and its respective Subsidiaries (except to the extent that Sunrise shall otherwise consent in writing), to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, franchisees, distributors, licensers, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. EAI shall promptly notify Sunrise of any event or occurrence not in the ordinary course of business of EAI. Notwithstanding anything contained herein to the contrary, EAI may (i) complete the acquisition of a target identified to Sunrise, the consideration for which is currently contemplated to be a combination of cash and EAI Common Stock not to exceed $7,000,000 in the aggregate, (ii) enter into any agreements to acquire sites for potential education facilities and
(iii) open up to five new school facilities, in each case without requiring the prior consent of Sunrise.

     5.03. COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of EAI and Sunrise shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party and its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger, and the transactions contemplated hereby and thereby.

                                   ARTICLE VI

                       ADDITIONAL AGREEMENTS AND COVENANTS

     6.01.  NO SOLICITATION.

            (a) Sunrise shall not directly or indirectly, through any officer, director, employee, representative, or agent thereof or of any of their respective Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer), or similar transaction involving Sunrise or any of its Subsidiaries other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve, or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Sunrise or its Board of Directors, from (x) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders, if and only to the extent that (A) the Board of Directors determines in good faith after consultation with outside legal counsel that failure to provide such non-public information would create a material risk that the Board of Directors would be in breach of their fiduciary duties and the Board of Directors believes in good faith, after consultation with their financial advisor, that such Acquisition Proposal is bona fide and is, from a financial point of view, significantly more favorable to the stockholders of Sunrise than the Merger and
(B) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality and Nondisclosure Agreement dated July 25, 1996 between EAI and Sunrise (the "Confidentiality Agreement") or (y) complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

            (b) Sunrise shall notify EAI immediately (and no later than 24 hours) after receipt by Sunrise (or its advisors), of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books, or records thereof by any person or entity that informs Sunrise that it is considering making, or has made, an Acquisition Proposal. Such notice by Sunrise shall be made orally and in writing and shall indicate in reasonable detail the identity of the offer or and the terms and conditions of such proposal, inquiry, or contact.

     6.02.  JOINT PROXY STATEMENT; REGISTRATION STATEMENT.

            (a) As promptly as practical after the execution of this Agreement, EAI and Sunrise shall prepare and file with the SEC a joint proxy statement/prospectus to be sent to the shareholders of EAI and Sunrise in connection with the meeting of EAI's shareholders (the

"EAI Shareholders' Meeting") and Sunrise's stockholders (the "Sunrise Stockholders' Meeting") to consider the Merger (the "Joint Proxy Statement"), and EAI shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the shares of EAI Common Stock to be issued as a result of the Merger will be registered with the SEC (the "Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus. EAI and Sunrise shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement shall include the recommendation of the Board of Directors of Sunrise in favor of this Agreement and the Merger and the recommendation of the Board of Directors of EAI in favor of the EAI Voting Proposals, provided that the Board of Directors of either Sunrise or EAI may withdraw such recommendation if such Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. EAI and Sunrise shall make all other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

            (b) Sunrise shall take such action as may be necessary to insure that (i) the information to be supplied by Sunrise for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by Sunrise for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to shareholders of Sunrise or EAI, at the time of the Sunrise Stockholders' Meeting and the EAI Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Sunrise Stockholders' Meeting or EAI Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Sunrise or any of its Affiliates, officers, or directors should be discovered by Sunrise which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Sunrise shall promptly so inform EAI.

            (c)  EAI shall take such action as may be necessary to insure that
(i) the information supplied by EAI for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by EAI for inclusion in the Joint Proxy Statement shall not on the date the Joint Proxy Statement is first mailed to shareholders of EAI or Sunrise, at the time of the EAI Shareholders' Meeting and Sunrise Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the EAI Shareholders' Meeting or Sunrise Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to EAI or any of its Affiliates, officers, or directors should be discovered by EAI which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, EAI shall promptly so inform Sunrise.

     6.03. ACCESS TO INFORMATION. Upon reasonable notice and to the extent permitted under applicable law and the provisions of agreements to which EAI or Sunrise, as the case may be, is a party, Sunrise and EAI shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel, and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, and records and, during such period, each of Sunrise and EAI shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement, and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties, and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.03 shall affect or be deemed to modify a representation or warranty construed in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     6.04. SHAREHOLDERS MEETINGS. Sunrise and EAI each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting, in the case of Sunrise, upon this Agreement and the Merger and, in the case of EAI, upon (i) the issuance of shares of EAI Common Stock pursuant to the Merger and (ii) the amendment to the EAI Option Plans to increase the number of shares covered thereby (together the "EAI Voting Proposals"). Subject to Sections 6.01 and 6.02 hereof, Sunrise and EAI will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to Section 6.02 hereof, each party shall use all reasonable efforts to solicit from its shareholders proxies in favor of such matters.

     6.05. LEGAL CONDITIONS TO MERGER. Subject to Section 6.01 hereof, each of EAI and Sunrise will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of EAI and Sunrise will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by EAI, Sunrise, or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.06.  PAYMENT OF TAXES.

            (a) Sunrise shall pay prior to the Effective Time (i) all Taxes required to be paid prior to that day, and (ii) shall withhold with respect to its employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld.

            (b) EAI shall pay prior to the Effective Time (i) all Taxes required to be paid prior to that day, and (ii) shall withhold with respect to its employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld.

     6.07. PUBLIC DISCLOSURE. Any public disclosures by EAI or Sunrise with respect to the Merger or this Agreement, or with respect to anything involving or referring to the other, shall be made in accordance with the terms of the Confidentiality Agreement.

     6.08.  TAX-FREE REORGANIZATION.

            (a) EAI and Sunrise shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

            (b) To the extent permitted under applicable tax laws, the Merger shall be reported as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code in all federal, state, and local tax returns after the Effective Time.

            (c) Following the Merger, EAI will cause Sub to hold at least 90% of the fair market value of Sunrise's net assets and 70% of the fair market value of Sunrise's gross assets held immediately prior to the Merger. For purposes of this subsection (c), amounts paid by Sunrise to Sunrise Shareholders who receive cash or other property, to pay reorganization expenses, and in connection with redemptions and distributions (except for regular, normal distributions) will be treated as assets of Sunrise held immediately prior to the Merger.

            (d) Following the Merger, EAI will cause Sub to continue the historic business of Sunrise or use a significant portion of Sunrise's business assets in a business.

            (e) Following the Merger, EAI will cause Sub not to issue additional shares of its stock to any person other than EAI.

            (f) EAI has no present plan or intention to reacquire, following the Merger, any of its stock issued in the Merger.

            (g) EAI has no present plan or intention to liquidate Sub, merge Sub with or into another corporation, sell or dispose of the stock of Sub (except for transfers to other corporations controlled by EAI), or cause Sub to sell or dispose of any of its assets or the assets acquired from Sunrise, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

            (h) EAI, Sub, Sunrise and the stockholders of Sunrise will pay their respective expenses, if any, incurred in connection with the Merger.

            (i) No indebtedness between EAI and Sunrise or between Sub and Sunrise was issued, acquired or will be settled at a discount.

            (j) The fair market value of the assets of Sunrise transferred to Sub exceed the sum of liabilities assumed by Sub, plus the amount of liabilities, if any, to which the transferred assets are subject, and all such liabilities of Sunrise assumed by Sub to which the transferred assets are subject were incurred by Sunrise in the ordinary course of its business.

            (k) At the Effective Time, none of EAI, Sunrise or Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     6.09. NASDAQ QUOTATION. EAI shall use its best efforts to cause the shares of EAI Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     6.10.  STOCK PLANS, WARRANTS AND OTHER OPTIONS.

            (a) At the Effective Time, each outstanding option to purchase shares of Sunrise Common Stock (a "Sunrise Stock Option") under each Sunrise Option Plan, whether vested or unvested, shall become an option to acquire, under the EAI Stock Option Plan, on the same terms and conditions as were applicable under the respective Sunrise Option Plan, the same number of shares of EAI Common Stock as the holder of such Sunrise Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at the price per share set forth in the Sunrise Stock Option, divided by the Exchange Ratio, rounded to the nearest full cent; provided, however, that in the case of any Sunrise Stock Option to which Section 422 of the Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

            (b) At the Effective Time, each outstanding warrant to purchase shares of Sunrise Common Stock or Sunrise Series C Stock, as the case may be, (a "Sunrise Warrant") under any Warrant Agreement, shall become a warrant to acquire, on the same terms and conditions as were applicable under such Warrant Agreement, the same number of shares of EAI Common Stock as the holder of such Warrant Agreement would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time, at the price per share set forth in such Warrant Agreement, DIVIDED BY the Exchange Ratio in the case of warrants to purchase Sunrise Common Stock, and DIVIDED BY the Series C Conversion Factor, in the case of warrants to purchase Sunrise Series C Stock, rounded to the nearest full cent.

            (c) EAI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of EAI Common Stock for delivery under the Sunrise Stock Options and the Sunrise Warrants assumed in accordance with this Section 6.10. As soon as practicable after the Effective Time, but in no event later than 10 business days after the Effective Time, EAI shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of EAI Common Stock subject to the assumed options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

     6.11. GUARANTEES. EAI shall use all reasonable efforts to obtain releases of those personal guarantees of lease payments by James R. Evans and Barbara L. Owens which are identified on Schedule 3.08 hereto and shall indemnify such persons in full for any amounts required to be paid under such personal guarantees after the Effective Time.

     6.12. CONSENTS. Each of EAI and Sunrise shall use all reasonable efforts to obtain all necessary consents, waivers, and approvals under any of EAI's or Sunrise's material agreements, contracts, licenses, or leases in connection with the Merger.

     6.13. BROKERS OR FINDERS. Each of EAI and Sunrise represents, as to itself, its Subsidiaries and its Affiliates, that it has no liability or obligation to pay any fees, commissions or other payments to, or otherwise reimburse expenses for, any agent, broker, investment banker, financial advisor, attorney or other firm or person in connection with any of the transactions contemplated by this Agreement except (i) in the case of Sunrise, as set forth on Schedule 6.12 hereto, which such amounts shall be paid by Sunrise in accordance with Sunrise's agreement with such firms (copies of which have been delivered by Sunrise to EAI prior to the date of this Agreement), and, (ii) in the case of EAI, Lehman Brothers, Inc., whose fees and expenses will be paid by EAI in accordance with EAI's agreement with such firm (a copy of which has been delivered by EAI to Sunrise prior to the date of this Agreement), Arthur Andersen LLP and Faegre & Benson LLP.

     6.14 EMPLOYEE BENEFITS; EMPLOYEE ISSUES. Following the Effective Time, all employees of Sunrise shall be given credit for their periods of service with Sunrise as if such service were with EAI in determining their eligibility for inclusion in, and the level of benefits granted after the Effective Time under EAI's current employee benefit plans. Following the Effective Time, the level of benefits granted to employees of Sunrise shall be equal to or greater than the level of benefits under Sunrise's employee benefit plans immediately prior to the Effective Time.

     6.15. REPORTS. From and after the Effective Time and so long as necessary in order to permit each officer and director of Sunrise to sell the EAI shares of Common Stock received by them as a result of the Merger pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, EAI will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, EAI will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144).

     6.16. NOTIFICATION OF CERTAIN MATTERS. Sunrise will give prompt notice to EAI upon discovery thereof, and EAI will give prompt notice to Sunrise upon discovery thereof, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (b) any material failure of Sunrise or EAI, or any director, officer, employee, agent or representative thereof, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

     6.17. ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of EAI and Sunrise described in Section 6.04 hereof, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Continuing Corporation with full title to all properties, assets, rights, approvals, immunities, and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.


                                   ARTICLE VII
                              CONDITIONS TO MERGER

     7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) SHAREHOLDER APPROVAL. This Agreement and the Merger, and, in the case of EAI only, the EAI Voting Proposals, shall have been approved and adopted by the requisite vote of the stockholders of Sunrise and EAI as may be required by law, by the rules of the Nasdaq National Market, and by any applicable provisions of their respective charter and bylaws.

            (b) APPROVALS. There shall have been obtained permits, consents and approvals of securities or "blue sky" commissions or agencies of any jurisdiction and of other governmental bodies or agencies that may reasonably be deemed necessary so that the consummation of the Merger and the transactions contemplated hereby will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on Surviving Corporation and its subsidiaries taken as a whole after consummation of the Merger.

            (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. The Joint Proxy Statement shall have been delivered to the shareholders of Sunrise and EAI in accordance with the requirements of the Securities Act and the Exchange Act.

            (d) NASDAQ. The shares of EAI Common Stock to be issued in the Merger or to be issued pursuant to options and warrants granted pursuant to the Merger shall have been approved for quotation on the Nasdaq National Market.

     7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF EAI AND SUB. The obligations of EAI to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by EAI and Sub.

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Sunrise contained in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time; Sunrise shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time; and EAI and Sub shall have received a certificate signed on behalf of Sunrise by the Chief Executive Officer and the Chief Financial Officer of Sunrise to the effects set forth in this paragraph (a).

            (b) ABSENCE OF MATERIAL ADVERSE EFFECT. There shall not have been, since April 30, 1997 (i) any damage, destruction or loss, whether covered by insurance or not, that has had, or is reasonably likely to have, a Material Adverse Effect on Sunrise and its Subsidiaries taken as a whole; (ii) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which EAI or Sub is a plaintiff directly or derivatively) which, in the reasonable judgment of EAI, would be reasonably likely, if issued, to have a Material Adverse Effect on Sunrise and its Subsidiaries, taken as a whole; or (iii) any other event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect on Sunrise and its Subsidiaries, taken as whole.

            (c) BLUE SKY LAWS. EAI shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of EAI Common Stock pursuant to the Merger.

            (d) ABSENCE OF LITIGATION, INJUNCTIONS. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which EAI or Sub is a plaintiff directly or derivatively) which, in the reasonable judgment of EAI would, if issued, restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to EAI, Sub or Surviving Corporation if the transactions contemplated hereby are consummated, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

            (e) OPINION OF SUNRISE'S COUNSEL. EAI shall have received written opinions of counsel to Sunrise dated as of the Closing Date, substantially in the form of Exhibit 7.02(e) hereto.

            (f) UPDATED FAIRNESS OPINION. On the date of the Joint Proxy Statement, the Board of Directors of EAI shall have received from Lehman Brothers, Inc. a written update, dated as of such date, confirming the opinion referred to in Section 4.18 hereof.

            (g) COMFORT LETTER. On the date of the Joint Proxy Statement and the EAI prospectus constituting a part of the Registration Statement, EAI and Sunrise shall have received a letter (in form and substance as is customary in a registered public offering) from (i) Arthur Andersen LLP, independent public accountants of EAI, and (ii) Ernst & Young LLP, independent accountants of Sunrise, in each case, dated as of such date, in connection with such accountants' review of certain data and information contained in the Registration Statement and the Joint Proxy Statement.

            (h) CONSENTS. Sunrise shall have obtained all necessary consents, waivers, and approvals required under any Sunrise Property Lease or any other contracts or licenses of Sunrise, including, without limitation, any of the Sunrise Material Agreements.

            (i) DISSENTING SHARES. The holders of not more than 5% of the total of the issued and outstanding shares of Sunrise Common Stock and Sunrise Preferred Stock determined, with respect to the Sunrise Preferred Stock, on an as converted basis, shall have taken such action prior to or at the time of the stockholders' vote as is necessary as of that time to entitle them to the statutory dissenters' rights referred to in Section 2.01(f) hereof.

            (j) PRESCHOOL SERVICES, INC. Each of the current directors and officers of Preschool Services, Inc. ("PSI") is listed on Schedule 7.02(j) hereto. The makeup of the directors and officers of PSI as of the Closing Date shall be acceptable to EAI and all actions required to be taken to properly and legally affect any change in such directors or officers after the date hereof shall have been properly taken in accordance with PSI's charter documents and applicable law.

            (k) PAYMENT OF FEES AND EXPENSES. EAI shall have received an acknowledgment from each of the entities named on Schedule 6.12 that (i) all of the fees set forth opposite their name have been paid in full, (ii) neither EAI nor Sub shall have any obligation for any other fees and expenses incurred by Sunrise or its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, and (iii) any and all agreements between Sunrise and such entity will terminate at or prior to the Effective Time.

     7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF SUNRISE. The obligation of Sunrise to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Sunrise.

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of EAI and Sub contained in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time; EAI and Sub shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time; and Sunrise shall have received a certificate signed on behalf of EAI by the Chief Executive Officer and Chief Financial Officer of EAI to the effects set forth in this paragraph (a).

            (b) ABSENCE OF MATERIAL ADVERSE EFFECT. There shall not have been, since March 31, 1997 (i) any damage, destruction or loss, whether covered by insurance or not, that has had, or is reasonably likely to have, a Material Adverse Effect on EAI and its Subsidiaries taken as a whole; (ii) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Sunrise is a plaintiff directly or derivatively) which, in the reasonable judgment of Sunrise, would be reasonably likely, if issued, to have a Material Adverse Effect on EAI and its Subsidiaries, taken as a whole; or (iii) any other event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect on EAI and its Subsidiaries, taken as whole.

            (c) ABSENCE OF LITIGATION, INJUNCTIONS. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Sunrise is a plaintiff directly or derivatively) which, in the reasonable judgment of Sunrise would, if issued, restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions nor shall there be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

            (d) OPINION OF EAI'S COUNSEL. Sunrise shall have received a written opinion of counsel to EAI dated as of the Closing Date, substantially in the form of Exhibit 7.03(d) hereto.

            (e) UPDATED FAIRNESS OPINION. On the date of the Joint Proxy Statement, the Board of Directors of Sunrise shall have received from Barber & Bronson Incorporated a written update, dated as of such date, confirming the opinion referred to in Section 3.18 hereof.

            (f) COMFORT LETTER. On the date of the Joint Proxy Statement and the EAI prospectus constituting a part of the Registration Statement, EAI and Sunrise shall have received a letter (in form and substance as is customary in a registered public offering) from (i) Ernst & Young LLP, independent public accountants of Sunrise and (ii) Arthur Andersen LLP, independent public accountants of EAI, in each case, dated as of such date, in connection with such accountants' review of certain data and information contained in the Registration Statement and the Joint Proxy Statement.

            (g) TAX OPINION. Sunrise shall have received the opinion of Squire, Sanders & Dempsey L.L.P., counsel to Sunrise, to the effect the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.


                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     8.01. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Sunrise or EAI:

            (a) by mutual written consent of the Board of Directors of EAI and Sunrise; or

            (b) by either EAI or Sunrise by action of its Board of Directors if the Merger shall not have been consummated within 120 days of the date hereof (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

            (c) by either EAI or Sunrise by action of its Board of Directors if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree, or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, except, if the party relying on such order, decree, or ruling or other action has not complied with its obligations under Section 6.05 of this Agreement;

            (d) by EAI or Sunrise by action of its Board of Directors, if, at the EAI Shareholders' Meeting or the Sunrise Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of EAI in favor of the EAI

Voting Proposals or the stockholders of Sunrise in favor of this Agreement and the Merger shall not have been obtained;

            (e) by EAI by action of its Board of Directors, if (i) the Board of Directors of Sunrise shall have withdrawn or modified its recommendation of this Agreement or the Merger in any way detrimental to EAI or shall have resolved to so withdraw or modify such recommendation (and Sunrise acknowledges that a determination by its Board of Directors not to call the Sunrise Stockholders' Meeting shall be deemed to be a withdrawal of its recommendation); (ii) the Board of Directors of Sunrise shall have recommended to the stockholders of Sunrise an Alternative Transaction (as defined in Section 8.04 hereof); or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Sunrise Common Stock is commenced (other than by EAI or an Affiliate of EAI) and the Board of Directors of Sunrise recommends that the stockholders of Sunrise tender their shares in such tender or exchange offer;

            (f) by Sunrise by action of its Board of Directors, if (i) the Board of Directors of EAI shall have withdrawn or modified its recommendation of the EAI Voting Proposals in any way detrimental to Sunrise or shall have resolved to so withdraw or modify such recommendation (and EAI acknowledges that a determination by its Board of Directors not to call the EAI Shareholders' Meeting shall be deemed to be a withdrawal of its recommendation); or

            (g) by EAI or Sunrise by action of its Board of Directors, if there has been a material breach of any representation, warranty, covenant, or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 10 business days following receipt by the breaching party of written notice of such breach from the other party.

     8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.01 hereof, this Agreement shall immediately become void and there shall be no liability or obligation on the part of EAI, Sunrise, Sub or their respective officers, directors, shareholders, or Affiliates, except as set forth in Section 8.03 hereof or except to the extent the termination is a result of a material breach by a party to this Agreement of any representation, warranty or covenant contained in this Agreement; provided that the provisions of Section 8.03 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.03.  FEES AND EXPENSES.

            (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that EAI and Sunrise shall share equally all fees and expenses, other than accountants, attorneys' and other professional fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

            (b)  In the event of termination of this Agreement pursuant to
Section 8.01(e) or (f) hereof then, in addition to any damages which may be available as a result of a material breach by either party of any representation, warranty or covenant contained in this Agreement, Sunrise in the case of a termination pursuant to Section 8.01(e) hereof and EAI, in the case of a termination pursuant to Section 8.01(f) hereof shall pay to the other party an amount equal to $100,000 plus all of the other party's reasonable out-of-pocket expenses incurred in connection with this Agreement.

     8.04. ALTERNATIVE TRANSACTION DEFINITION. As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than EAI or its Affiliates (a "Third Party') acquires more than 15% of the outstanding shares of Sunrise Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Sunrise pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Sunrise or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Sunrise, and the entity surviving any merger or business combination including any of them) of Sunrise having a fair market value (as determined by the Board of Directors of EAI in good faith) equal to more than 15% of the fair market value of all the assets of Sunrise, and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     8.05. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Sunrise or of EAI, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.06. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the
(i) agreements contained in (x) Sections 1.05, 2.01, 2.02, 2.03, 2.04, 6.07,
6.08, 6.10, 6.12, 6.13, 6.14, 6.16 and 8.03 hereof, (y) the last sentence of
Section 8.05, (z) and Article IX and (ii) the Sunrise Affiliate Agreements delivered pursuant to Section 3.22 hereof, and the EAI Affiliate Agreements delivered pursuant to Section 4.21 hereof. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to EAI or Sub, to:

                 1300 Norwest Financial Center
                 7900 Xerxes Avenue South
                 Minneapolis, Minnesota  55431
                 Attention:  John T. Golle

                 with a required copy to (which alone shall not constitute notice):

                 Faegre & Benson LLP
                 2200 Norwest Center
                 90 South Seventh Street
                 Minneapolis, Minnesota  55402-3901
                 Attention:  Steven C. Kennedy, Esq.

            (b)  if to Sunrise, to:

                 Sunrise Educational Services, Inc.
                 9128 East San Salvador Drive
                 Phoenix, Arizona  85258
                 Attention:  James R. Evans

                 with a required copy to (which alone shall not constitute notice):

                 Squire, Sanders & Dempsey L.L.P.
                 Two Renaissance Square
                 40 North Central Avenue, Suite 2700
                 Phoenix, Arizona  85004
                 Attention:  Christopher D. Johnson, Esq.

     9.03. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     9.04. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.05. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as specifically provided herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

     9.07. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     9.08. KNOWLEDGE. All references in this Agreement to knowledge of a corporation shall be deemed to mean knowledge of any one or more of its executive officers.


                                    ARTICLE X

                                   DEFINITIONS

     As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, corporation, or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     IN WITNESS WHEREOF, EAI, Sub, and Sunrise have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                        EDUCATION ALTERNATIVES, INC.



                                        By /s/ John T. Golle
                                           --------------------------------
                                           Its Chairman and CEO


                                        SUN DELAWARE, INC.



                                        By /s/ John T. Golle
                                           --------------------------------
                                           Its Chairman and CEO


                                        SUNRISE EDUCATIONAL
                                        SERVICES, INC.



                                        By /s/ James R. Evans
                                           --------------------------------
                                           Its Chairman and President

                                                                       EXHIBIT B







                                   LEHMAN BROTHERS



                                                               November 18, 1997


Board of Directors
Education Alternatives, Inc.
1300 Norwest Financial Center
7900 Xerxes Avenue South
Minneapolis, Minnesota  55431


Members of the Board:

     We understand that Education Alternatives, Inc. ("EAI") and Sunrise Educational Services, Inc. ("Sunrise") have entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Sunrise will merge with and into a newly-formed subsidiary of EAI and (a) each shareholder of Sunrise Common Stock will be entitled to elect to receive (subject to proration such that not more than 50% of the total consideration received by such shareholders of Sunrise Common Stock shall be paid in cash) for each share of Sunrise Common Stock either (i) a fraction (the "Exchange Ratio") of one share of EAI Common Stock representing $1.92 divided by the average closing price of EAI Common Stock for the ten trading days prior to the date that is five days prior to the meeting of Sunrise shareholders to approve the Proposed Transaction (provided that the Exchange Ratio shall not exceed 0.45 nor be less than 0.35) or (ii) $1.92 in cash and (b) each holder of Sunrise Series C Preferred Stock will be entitled to receive for each share of Sunrise Series C Preferred Stock a number of shares of EAI Common Stock equal to the product of (x) 7.0588 and (y) a fraction (the "Series C Exchange Ratio") representing $2.125 divided by the average closing price of EAI Common Stock for the ten trading days prior to the date that is five days prior to the meeting of Sunrise shareholders to approve the Proposed Transaction (provided that the Series C Exchange Ratio shall not exceed 0.50 nor be less than 0.39). The transaction described in the preceding sentence is here referred to as the "Proposed Transaction." We understand that all shares of the Sunrise Series B Preferred Stock have been converted into Sunrise Common Stock. The terms and conditions of the Proposed Transaction are set forth in detail in the Agreement.

     We have been requested by EAI to render our opinion with respect to the fairness, from a financial point of view, to EAI of the consideration to be offered to the holders of Sunrise Common Stock and Sunrise Series C Preferred Stock in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of EAI to proceed with or effect the Proposed Transaction.

Board of Directors
November 18, 1997
Page 2



     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) EAI's Form 10-K for the fiscal year ended June 30, 1997 and Form 10-Q for the period ended September 30, 1997 and Sunrise's Form 10-KSB for the fiscal year ended July 31, 1997, and such other publicly available information concerning EAI and Sunrise which we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the EAI and Sunrise furnished to us by EAI and Sunrise, (4) trading histories of EAI and Sunrise Common Stock and a comparison of those trading histories with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of EAI and Sunrise with those of other companies that we deemed relevant, and (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of EAI and Sunrise concerning their respective businesses, operations, assets, financial conditions and prospects and the operating synergies and other strategic benefits expected to result from a combination of the businesses of EAI and Sunrise, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of EAI and Sunrise that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of EAI and Sunrise, upon advice of EAI, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the managements of EAI and Sunrise as to the future financial performance of EAI and Sunrise and that EAI and Sunrise will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of EAI or Sunrise and have not made or obtained any evaluations or appraisals of the assets or liabilities of EAI or Sunrise. Upon the advice of EAI and its legal and accounting advisors, we have assumed that the Proposed Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of Sunrise to the extent such stockholders elect to receive shares of EAI Common Stock. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the holders of Sunrise Common Stock and Sunrise Series C Preferred Stock in the Proposed Transaction is fair to EAI.

     We have acted as financial advisor to EAI in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, EAI has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the

Board of Directors
November 18, 1997
Page 3



equity securities of EAI and Sunrise for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of EAI and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of EAI as to how such stockholder should vote with respect to the Proposed Transaction. We understand that this opinion will be included in a document required to be filed with the Securities and Exchange Commission and distributed to stockholders in connection with the Proposed Transaction.




                                   Very truly yours,
                                   LEHMAN BROTHERS

                                   BARBER & BRONSON
                                     INCORPORATED

Board of Directors                                       As of November 18, 1997
Sunrise Educational Services, Inc.
9128 East San Salvador Drive
Suite 200
Scottsdale, Arizona 85258


Ladies and Gentlemen:

    We understand that Sunrise Educational Services, Inc., a Delaware corporation ("Sunrise" or the "Company"), has entered into an Agreement and Plan of Merger dated September 2, 1997 (the "Agreement") with Education Alternatives, Inc., a Minnesota corporation ("Education"), and Sun Delaware, Inc., a Delaware corporation ("Merger Sub"). As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Merger Sub will be merged with and into Sunrise (the "Merger") and

    (a) each holder of the then outstanding shares of common stock, $.01 par value per share, of Sunrise ("Sunrise Common Stock") will be entitled to elect to receive, subject to the proration procedures in the Agreement, one of the following in exchange for each share of Sunrise Common Stock ("Common Stock Consideration"):

              (i) a fraction (the "Exchange Ratio") of one share of common stock, $.01 par value per share, of Education ("Education Common Stock") in an amount equal to $1.92 divided by the average per share closing price of Education Common Stock (the "Education Share Price") on the Nasdaq National Market for the ten trading days immediately preceding the date which is five days prior to the date upon which a meeting of the stockholders of Sunrise is held for purposes of approving the Merger; provided, however, that under no circumstances shall the Exchange Ratio exceed .450 or be less than .350; or

              (ii) cash in the amount of $1.92; or

              (iii) some combination of Education Common Stock and cash, in each case converted pursuant to the formulas set forth in (i) and
              (ii) above; and

    (b) each holder of the then outstanding shares of Sunrise Series C Preferred Stock, $1.00 par value per share ("Sunrise Series C Stock"), shall be entitled to receive ("Series C Consideration", and together with the Common Stock Consideration, the "Merger Consideration") for each share of Sunrise Series C Stock, the number

Sunrise Educational Services, Inc.
Board of Directors
November 18, 1997


         of shares of Education Common Stock equal to the product (the
         "Series C Conversion Factor") of (x) 7.0588 and (y) a fraction (the "Series C Exchange Ratio") equal to $2.125 divided by the Education Share Price; provided, however, that under no circumstances shall the Series C Exchange Ratio exceed .498 or be less than .387.

    We further understand that, in the event, on an aggregate basis, shareholders of Sunrise Common Stock elect to receive more than 50% of the Common Stock Consideration in cash, a proration will occur to ensure that no more than 50% of the Common Stock Consideration is in the form of cash.

    The Exchange Ratio and the Series C Exchange Ratio are subject to appropriate adjustments to reflect any stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change in Education Common Stock or Sunrise Common and Series C Stock following the date of the Agreement. Pursuant to the Agreement, cash will be exchanged in lieu of fractional shares of Education Common Stock.

    You have requested our opinion as investment bankers as to whether the Merger Consideration is fair, from a financial point of view, to Sunrise's shareholders, as of the date hereof.

    Barber & Bronson Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings and private placements. An affiliate of Barber & Bronson has acted as financial advisor to Sunrise in connection with the transaction described above and will receive a fee for its services contingent upon consummation of the Merger. In addition, we will receive a fee for rendering this opinion. In addition, as you are aware, we have previously rendered services to the Company in connection with its placement of Sunrise Series C Stock, for which we received compensation, including warrants to purchase 5,000 shares of Sunrise Series C Stock at a price of $18.00 per share, which we continue to hold. In addition, as you are aware, an affiliate of Barber & Bronson is the general partner of a limited partnership which owns 541,116 shares of Sunrise Common Stock (following the conversion of Sunrise Series B Stock which the limited partnership owns).
In addition, certain principals and employees of Barber & Bronson own warrants to purchase an aggregate of 300,000 shares of Sunrise Common Stock at an exercise price of $1.375 with respect to 150,000 shares, and at an exercise price of $2.00 with respect to 150,000 shares. Finally, in the ordinary course of business, Barber & Bronson may actively trade the securities of Sunrise for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

    In connection with our opinion, we have reviewed certain publicly available financial and other information concerning Sunrise and Education and certain internal financial analyses and other information with respect to the business, operations and prospects of Sunrise and Education furnished by the managements of Sunrise and Education to us. We have also held discussions with members of senior management of Sunrise regarding the business and prospects of Sunrise

Sunrise Educational Services, Inc.
Board of Directors
November 18, 1997



and with members of senior management of Education regarding the business and prospects of Education. In addition, we have (i) reviewed the reported price and trading activity for shares of Sunrise Common Stock, Sunrise Series C Stock and Education Common Stock; (ii) compared certain financial and stock market information for Sunrise and Education with similar information for certain selected companies within the education industry whose securities are publicly traded; (iii) to the extent publicly available, reviewed the financial terms of certain recent business combinations which we deemed relevant in whole or in part; and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate for the purpose of rendering our opinion. We have also reviewed the Agreement and have considered the process that resulted in the negotiation of the Agreement.

    In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion, and we have not assumed any responsibility to independently verify any of such information. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. With respect to information relating to the prospects of Sunrise and Education, we have assumed that the information provided to us was reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Sunrise and Education as to the likely respective future financial performance of Sunrise and Education. We express no view as to such information or the assumptions on which it is based. We also have assumed that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and that it will not be taxable for the holders of Sunrise Common Stock or Sunrise Series C Stock.
While we conducted physical inspections of a limited number of Sunrise and Education properties and facilities, we did not conduct physical inspections of most of such properties or facilities and we did not make or obtain, or assume any responsibility for making or obtaining, any evaluations or appraisals of any of the properties, facilities, assets or liabilities of Sunrise or Education.

    We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder.

    Our opinion is directed to the Board of Directors of the Company in its consideration of the Merger. In addition, our opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. Our opinion as expressed herein does not constitute an opinion or imply any conclusion as to the likely trading range for Education Common Stock following consummation of the Merger. Our opinion addresses only the fairness, from a financial point of view, to the shareholders of Sunrise of the Merger Consideration, and does not address the Company's underlying business decision to effect the Merger or constitute a

Sunrise Educational Services, Inc.
Board of Directors
November 18, 1997



recommendation to any Sunrise stockholder as to how to vote with respect to the Agreement or the Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Merger Consideration is fair, from a financial point of view, to Sunrise's Common and Preferred stockholders.

Very truly yours,



BARBER & BRONSON INCORPORATED

                   SECTION  262 OF DELAWARE GENERAL CORPORATION LAW


SECTION  262 APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this Chapter;

    (1) provided, whoever, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

    (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares, or fractional depository receipts described in the foregoing clauses (i), (ii) and (iii) of this subsection.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this Chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and
(e), shall apply as nearly as is practicable.

    (d)  Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merge or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2)  If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this Chapter, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholder shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publications as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distribution payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EDUCATION ALTERNATIVES, INC.           THIS PROXY IS SOLICITED ON BEHALF OF THE
1300 NORWEST FINANCIAL CENTER          BOARD OF DIRECTORS
7900 XERXES AVENUE SOUTH               The undersigned hereby appoints John T.
MINNEAPOLIS, MINNESOTA 55431           Golle and Gerald A. Haugen, and each of
                                       them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock of Education
                                       Alternatives, Inc. held of record by the undersigned on November 4, 1997, at the Annual Meeting of Shareholders to be held on December 18, 1997, or any adjournment thereof.
PROXY

1. AUTHORIZE SHARES OF COMMON STOCK FOR ISSUANCE IN CONNECTION WITH THE ACQUISITION OF SUNRISE EDUCATIONAL SERVICES, INC.
   / / FOR                               / / AGAINST                               / / ABSTAIN
2. ELECTION OF DIRECTORS. Nominees to the Board of Directors are John T. Golle and Martha Taylor Thomas, for a term to expire in
   2000. (The election of Ms. Taylor Thomas is effective for a term commencing on the date of effectiveness of the acquisition of
   Sunrise Educational Services, Inc.)

    / / FOR ALL NOMINEES LISTED ABOVE  / / WITHHOLD AUTHORITY
       (except as marked to the          to vote for all nominees listed above
contrary below)
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

3. APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME OF EDUCATION ALTERNATIVES, INC.
   TO "The TesseracT Group, Inc."
   / / FOR                               / / AGAINST                               / / ABSTAIN
4. APPROVAL OF AMENDMENTS TO THE 1988 EDUCATION ALTERNATIVES, INC. STOCK OPTION PLAN.
   / / FOR                               / / AGAINST                               / / ABSTAIN
5. RATIFICATION OF THE APPOINTMENT BY THE BOARD OF DIRECTORS OF ARTHUR ANDERSEN LLP TO ACT AS INDEPENDENT AUDITORS OF EAI FOR THE
   FISCAL YEAR ENDING JUNE 30, 1998.
   / / FOR                               / / AGAINST                               / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     ----------------------------------------
                                     Signature

                                     ----------------------------------------
                                     Signature if held jointly

                                                                       Dated:
                                     ----------------------------------------
                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE